UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT, SUBJECT TO CHANGE, DATED JUNE 10, 2011

                    , 2011

To our unitholders:

You are cordially invited to attend a special meeting of the unitholders of Blueknight Energy Partners, L.P. to be held at                             , on                     , 2011 at             , local time.

Details regarding the business to be conducted at the special meeting are described in the accompanying notice of the special meeting and proxy statement. We encourage you to review carefully these materials.

Your vote is very important. Even if you plan to attend the special meeting, we urge you to mark, sign and date the enclosed proxy card and return it promptly or transmit your voting instructions by using the telephone or Internet procedures described on your proxy card. You will retain the right to revoke it at any time before the vote or to vote your units personally if you attend the special meeting.

On behalf of the board of directors of our general partner, Blueknight Energy Partners G.P., L.L.C., I would like to express our appreciation for your continued support. We look forward to seeing you at the special meeting.

Duke R. Ligon
Chairman of the Board of Directors
Blueknight Energy Partners G.P., L.L.C.

NOTICE OF SPECIAL

MEETING OF UNITHOLDERS OF

BLUEKNIGHT ENERGY PARTNERS, L.P.

TO BE HELD

ON                     , 2011

To our unitholders:

A special meeting of the unitholders of Blueknight Energy Partners, L.P. (“BKEP”) will be held on                     , 2011 at             , local time, at                     , for the following purposes:

1.	to consider and vote upon a proposal, which we refer to as the “Partnership Agreement Amendment Proposal,” by which we would amend and restate our partnership agreement to:

•

reset (1) the minimum quarterly distribution to $0.11 per unit per quarter from $0.3125 per unit per quarter, (2) the first target distribution to $0.1265 per unit per quarter from $0.3594 per unit per quarter, (3) the second target distribution to $0.1375 per unit per quarter from $0.3906 per unit per quarter and (4) the third target distribution to $0.1825 per unit per quarter from $0.4688 per unit per quarter;

•	waive the cumulative common unit arrearage;

•

remove provisions in our partnership agreement relating to the subordinated units, including concepts such as a subordination period (and any provisions that expressly apply only during the subordination period) and common unit arrearage, in connection with the transfer to us, and our subsequent cancellation, of all of our outstanding subordinated units;

•	provide that distributions shall not accrue or be paid to the holders of our incentive distribution rights for an eight quarter period beginning with the quarter in which the special meeting occurs;

•

provide that during the period beginning on the date of this special meeting and ending on June 30, 2015 (the “Senior Security Restriction Period”), we will not issue any class or series of partnership securities that, with respect to distributions on such partnership securities or distributions upon liquidation of our partnership, ranks senior to the common units during the Senior Security Restriction Period (“Senior Securities”) without the consent of the holders of at least a majority of the outstanding common units (excluding the common units held by our general partner and its affiliates and excluding any Senior Securities that are convertible into common units); provided that we may issue an unlimited number of Senior Securities during the Senior Security Restriction Period without obtaining such consent if (i) such issuances are made in connection with the conversion of our convertible debentures we issued to an affiliate of Vitol Holding B.V. (together with its affiliates other than our general partner, us and our subsidiaries, “Vitol”) and an affiliate of Charlesbank Capital Partners, LLC (together with its affiliates other than our general partner, us and our subsidiaries, “Charlesbank”) in the aggregate principal amount of $50 million (the “Convertible Debentures”) or the consummation of the rights offering and use of proceeds therefrom, (ii) such issuances are made upon conversion, redemption or exchange of Senior Securities into or for Senior Securities of equal or lesser rank, where the aggregate amount of distributions that would have been paid with respect to such newly issued Senior Securities, plus the related distributions to our general partner, in respect of the four-quarter period ending prior to the first day of the quarter in which the issuance is to be consummated (assuming such newly issued Senior Securities had been outstanding throughout such period) would not have exceeded the distributions actually paid during such period on the Senior Securities that are to be converted, redeemed or exchanged, plus the related distributions to our general partner, (iii) such issuances are made in connection with the combination or subdivision of any class of Senior Securities, (iv) such issuances are made in connection with an acquisition or expansion capital improvement that increases estimated pro forma Adjusted Operating Surplus (as defined in our partnership agreement) (less estimated pro forma distributions on our Series A Preferred Units (which we refer to as the “Preferred Units”) and on any other Senior Securities) on a per-common unit basis, as determined in good faith by our general partner, as compared to actual Adjusted Operating Surplus (as defined in our partnership agreement) (less actual distributions on the Preferred Units and on any other Senior Securities) on a per-common unit basis or (v) the net proceeds of such issuances are used to repay indebtedness of our partnership or its subsidiaries; provided, however, that in the case of subsection (v) such new securities may not be issued to an affiliate of our general partner unless the cost to service any new indebtedness that we determine that we could issue to retire existing indebtedness (with our general partner’s determination being conclusive) is greater than the distribution obligations associated with the Senior Securities issued in connection with its retirement and one or more of the following conditions are also met: (A) the indebtedness that is being repaid matures within 12 months of such repayment, or (B) such indebtedness has experienced a default or event of default (even if the lenders of such indebtedness have agreed to forebear or waive such default or event of default) or (C) our general partner expects to experience a default or event of default under such indebtedness within six months of such repayment (with our general partner’s determination being conclusive);

•

provide that in addition to our partnership’s current rights to convert the Preferred Units into common units, the Preferred Units will also be convertible in whole or in part at our option at any time on or after October 25, 2015 if (i) the daily volume-weighted average trading price of the common units is greater than 130% of the Conversion Price (as defined in our partnership agreement) for twenty out of the trailing thirty trading days ending two trading days before we furnish notice of conversion and (ii) the average trading volume of common units has exceeded 20,000 common units for twenty out of the trailing thirty trading days ending two trading days before we furnish notice of conversion; and

•

provide that the conversion of Preferred Units shall become effective (i) in the case of Preferred Units that are being converted pursuant to Section 5.12(c)(i) of our partnership agreement (relating to conversions at the election of the holder of such units), as of the last day of the quarter in which the relevant notice of conversion is delivered by the applicable unitholder and (ii) in the case of Preferred Units that are being converted pursuant to Section 5.12(c)(ii) of our partnership agreement (relating to conversions at the election of our partnership), as of the date that the notice of conversion is delivered by us; and

2.	to consider and vote upon a proposal, which we refer to as the “LTIP Proposal,” to approve the terms of an amendment and restatement of the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan, which we refer to as the “Proposed LTIP,” to increase the number of common units issuable under such plan by 1,350,000 common units from 1,250,000 common units to 2,600,000 common units. As of June 6, 2011, 177,376 common units remained available for future awards to participants under the existing incentive plan. After the increase in the number of common units issuable pursuant to the Proposed LTIP, 1,527,376 common units will be available for future awards under the Proposed LTIP.

If the Partnership Agreement Amendment Proposal is approved, then (i) our general partner will adopt the Fourth Amended and Restated Agreement of Limited Partnership of Blueknight Energy Partners in the form attached as Annex A to this proxy statement (the “Amended and Restated Partnership Agreement”) to reflect the approval of the Partnership Agreement Amendment Proposal as well as other amendments that our general partner may make in accordance with the provisions of our partnership agreement as set forth therein, (ii) Vitol and Charlesbank will transfer all of our outstanding subordinated units to us and we will cancel such subordinated units and (iii) we will undertake to complete an approximately $77 million rights offering, the proceeds of which shall be used as follows: (a) first, to pay for any and all expenses relating to conducting the rights offering, (b) second, to redeem our Convertible Debentures for an amount equal to the principal amount of such Convertible Debentures plus any interest payable thereon, (c) third, to repurchase, on a pro rata basis, up to a maximum of $22 million of Preferred Units from Vitol and Charlesbank at a purchase price of $6.50 per unit plus any pro rata distribution for the quarter in which such units are repurchased and (d) thereafter, for general partnership purposes. Pursuant to the terms of the rights offering, we will distribute to our common unitholders 0.5412 rights for each outstanding common unit, with each whole right entitling the holder to acquire, for a subscription price of $6.50, a newly issued Preferred Unit.

The Conflicts Committee of our board of directors has unanimously approved the Partnership Agreement Amendment Proposal and determined that it is in the best interests of us and our unitholders. Our board of directors, after considering the determination and recommendation of our Conflicts Committee, unanimously approved the Partnership Agreement Amendment Proposal and determined that it is in the best interests of us and our unitholders. Our board of directors has unanimously approved the LTIP Proposal and determined that it is in the best interests of us and our unitholders.

Accordingly, our board of directors and our Conflicts Committee both unanimously recommend that you vote “FOR” the Partnership Agreement Amendment Proposal and our board of directors unanimously recommends that you vote “FOR” the LTIP Proposal.

In order to constitute a quorum to conduct the proposed business at the special meeting, holders of a majority of our outstanding common units (including common units deemed owned by our general partner), our outstanding subordinated units and our outstanding Preferred Units must be present in person or by proxy.

Under our partnership agreement, the Partnership Agreement Amendment Proposal requires approval by (i) our general partner, (ii) a majority of the outstanding common units (excluding common units owned by our general partner and its affiliates and excluding persons or groups beneficially owning 20% or more of our outstanding common units) and (iii) a majority of the outstanding subordinated units. The owners of all of our outstanding subordinated units, have agreed to vote all of their subordinated units in favor of the Partnership Agreement Amendment Proposal. The holders of our Preferred Units are not entitled to vote on the Partnership Agreement Amendment Proposal and their vote is not required for the approval of such proposal.

Our partnership agreement does not require that we present the LTIP Proposal to our unitholders for approval. However, under the rules of the Nasdaq Global Market, the LTIP Proposal requires the approval of a majority of the votes cast by our unitholders.

We have set the close of business on                     , 2011 as the record date for determining which unitholders are entitled to receive notice of, and to vote at, the special meeting and any adjournments thereof. A list of unitholders of record will be available for inspection by any unitholder during the meeting.

Your vote is very important. Even if you plan to attend the special meeting, we urge you to mark, sign and date the enclosed proxy card and return it promptly or transmit your voting instructions by using the telephone or Internet procedures described on your proxy card. You will retain the right to revoke it at any time before the vote or to vote your units personally if you attend the special meeting.

By Order of the Board of Directors of Blueknight Energy Partners G.P., L.L.C., the general partner of BKEP.

Alex G. Stallings
Chief Financial Officer and Secretary

Tulsa, Oklahoma

                    , 2011

Page
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING	1

SUMMARY	4

Overview	4

Proposal One: The Partnership Agreement Amendment Proposal	5

Recommendation of the Conflicts Committee Regarding the Partnership Agreement Amendment Proposal	7

Recommendation of our Board of Directors Regarding the Partnership Agreement Amendment Proposal	8

Opinion of Robert W. Baird & Co. Incorporated—Financial Advisor to the Conflicts Committee	8

Proposal Two: The LTIP Proposal	8

Recommendation of our Board of Directors Regarding the LTIP Proposal	9

Our Structure and Ownership	10

Information About the Special Meeting and Voting	11

Interests of Certain Persons in the Proposals	12

Material Federal Income Tax Consequences of the Proposals	12

PROPOSAL ONE: THE PARTNERSHIP AGREEMENT AMENDMENT PROPOSAL	14

Special Factors	14

The Partnership Agreement Amendment Proposal	60

CASH DISTRIBUTION POLICY BEFORE AND AFTER THE EFFECTIVENESS OF THE AMENDED AND RESTATED PARTNERSHIP AGREEMENT AND RELATED TRANSACTIONS	63

Cash Distribution Policy Before the Effectiveness of the Amended and Restated Partnership Agreement and Related Transactions	63

Cash Distribution Policy After the Effectiveness of the Amended and Restated Partnership Agreement and Related Transactions	73

SUMMARY DESCRIPTION OF PARTNERSHIP INTERESTS OF BKEP BEFORE AND AFTER THE EFFECTIVENESS OF THE AMENDED AND RESTATED PARTNERSHIP AGREEMENT AND RELATED TRANSACTIONS	83

THE AMENDED AND RESTATED PARTNERSHIP AGREEMENT	89

RIGHTS OFFERING	103

Launch of Rights Offering	103

Exercise of Rights	103

Oversubscription Privileges	104

Covenants Related to the Rights Offering	104

Conditions to Our Obligations Related to the Rights Offering	105

Use of Proceeds of the Rights Offering	105

i

ii

Page
OTHER MATTERS	133

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF OUR GENERAL PARTNER	134

WHERE YOU CAN FIND MORE INFORMATION	136

FORWARD-LOOKING STATEMENTS	138

ANNEX A—FORM OF FOURTH AMENDED AND RESTATED PARTNERSHIP AGREEMENT

ANNEX B—OPINION OF ROBERT W. BAIRD & CO. INCORPORATED

ANNEX C—FORM OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

iii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

In the following questions and answers below, we highlight selected information from this proxy statement but have not included all of the information that may be important to you regarding the proposals. To better understand the Partnership Agreement Amendment Proposal and the LTIP Proposal you should carefully read this proxy statement in its entirety, including the annexes, as well as the documents we have incorporated by reference in this proxy statement. Please read “Where You Can Find More Information” beginning on page 136. This proxy statement and the accompanying form of proxy are first being mailed to our unitholders on or about             , 2011.

Who is soliciting my proxy?

Blueknight Energy Partners G.P., L.L.C., our general partner, is sending you this proxy statement in connection with its solicitation of proxies for use at our special meeting of unitholders. Certain directors and officers of our general partner and its affiliates providing services to us, and MacKenzie Partners, Inc. (a proxy solicitor) may also solicit proxies on our behalf by mail, phone or fax or in person. Our executive offices are located at Two Warren Place, 6120 South Yale Avenue, Suite 500, Tulsa, Oklahoma 74136.

How will my proxy be voted?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote all executed proxy cards in accordance with the recommendations of the board of directors of our general partner (which we refer to as our board of directors), which is to vote FOR the proposals. With respect to any other matter that properly comes before the special meeting, the proxy holders will vote as recommended by our board of directors, or, if no recommendation is given, in their own discretion.

When and where is the special meeting?

The special meeting will be held on             , 2011 at             local time at             .

The special meeting may be adjourned by our general partner to another date and/or place for any purpose (including, without limitation, for the purpose of soliciting additional proxies). However, our partnership agreement also provides that, in the absence of a quorum, the special meeting may be adjourned from time to time by the affirmative vote of a majority of the outstanding units entitled to vote at the meeting represented either in person or by proxy.

What is the purpose of the special meeting?

At the special meeting, our unitholders will act upon the Partnership Agreement Amendment Proposal and the LTIP Proposal as described in more detail herein.

What are the federal income tax consequences of the proposals to unitholders?

Under current law, it is anticipated that no income or gain for U.S. federal income tax purposes will be recognized by common unitholders solely as a result of the effectiveness of the Partnership Agreement Amendment Proposal. The LTIP Proposal may have an impact on participants in the Proposed LTIP. Participants should consult their own tax advisor concerning the particular tax consequences resulting from the LTIP Proposal.

What is the recommendation of our board of directors?

The Conflicts Committee, consisting exclusively of directors who meet the independence requirements of our partnership agreement, has unanimously approved the Partnership Agreement Amendment Proposal and determined that it is in the best interests of our unitholders and our partnership. The Conflicts Committee recommends that you vote FOR the Partnership Agreement Amendment Proposal.

Our board of directors has unanimously approved the Partnership Agreement Amendment Proposal, has determined that it is in the best interests of our unitholders and our partnership and recommends that the unitholders approve the Partnership Agreement Amendment Proposal. Our board of directors recommends that you vote FOR the Partnership Agreement Amendment Proposal.

Our board of directors has unanimously approved the LTIP Proposal, has determined that it is in the best interests of our unitholders and our partnership and recommends that the unitholders approve the LTIP Proposal. Our board of directors recommends that you vote FOR the LTIP Proposal.

Who is entitled to vote at the special meeting?

All holders of our common units, subordinated units and Preferred Units who owned such units at the close of business on the record date,                     , 2011, are entitled to receive notice of the special meeting and to vote the units that they held on the record date at the special meeting or any adjournments of the special meeting, except that holders of our Preferred Units are not entitled to vote on the Partnership Agreement Amendment Proposal. Each unitholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the special meeting.

How do I vote?

Mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope, or vote by telephone or through the Internet, as soon as possible so that your units may be represented at the special meeting. You may also attend the special meeting and vote your units in person. Holders whose units are held in “street name” through brokers or other nominees who wish to vote at the special meeting will need to obtain a “legal” proxy from the institution that holds their units. Even if you plan to attend the special meeting, your plans may change, so it is a good idea to complete, sign and return your proxy card in advance of the special meeting.

How do I vote by telephone or electronically?

If you are a registered unitholder (that is, you hold your units in certificate form), you may vote by telephone or through the Internet by following the instructions included with your proxy card. If your units are held in “street name,” you will receive instructions from your broker or other nominee describing how to vote your units. Certain of these institutions may offer telephone and Internet voting. Please refer to the information forwarded by your broker or other nominee to see which options are available to you. The deadline for voting by telephone or through the Internet is 11:59 p.m. Eastern Time on             , 2011, the night before the special meeting.

If my units are held in “street name” by my broker or other nominee, will my broker or other nominee vote my units for me?

If you own your units in “street name” through a broker or nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to the matters to be acted upon at the special meeting. Thus, if you do not give your broker or nominee specific instructions, your units will not be voted on the proposals. Please make certain to return your proxy card, or otherwise give your broker or nominee specific instructions, for each separate account you maintain to ensure that all of your units are voted.

What if I want to change my vote?

To change your vote after you have submitted your proxy card, send in a later-dated, signed proxy card to us or attend the special meeting and vote in person. You may also revoke your proxy by sending a notice of revocation to us at the address set forth in the notice. Please note that attendance at the special meeting will not by itself revoke a previously granted proxy. If you have instructed your broker or other nominee to vote your units, you must follow the procedure your broker or nominee provides to change those instructions.

What constitutes a quorum?

A majority of our outstanding common units (including common units deemed owned by our general partner), a majority of our outstanding subordinated units and a majority of our outstanding Preferred Units present in person or by proxy at the special meeting will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your units will be counted as present at the special meeting if you:

•	are present and vote in person at the meeting; or

•	have submitted a properly executed proxy card, including a properly executed proxy card without voting instructions.

Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding units in “street name” indicating that the broker or nominee does not have discretionary authority as to certain units to vote on the proposals (a “broker non-vote”), such units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote.

What vote is required to approve the proposals?

Under our partnership agreement, the Partnership Agreement Amendment Proposal requires approval by (i) our general partner, (ii) a majority of the outstanding common units (excluding common units owned by our general partner and its affiliates and excluding persons or groups beneficially owning 20% or more of our outstanding common units) and (iii) a majority of the outstanding subordinated units. Holders of our Preferred Units are not entitled to vote on the Partnership Agreement Amendment Proposal. An abstention, a broker non-vote, or the failure to vote at all will have the effect of a negative vote for the purposes of votes required to approve the Partnership Agreement Amendment Proposal. The owners of all of our outstanding subordinated units, have agreed to vote all of their subordinated units in favor of the Partnership Agreement Amendment Proposal.

The LTIP Proposal requires the approval of a majority of the votes cast by our unitholders.

A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) FOR the Partnership Agreement Amendment Proposal and FOR the LTIP Proposal.

Who can I contact for further information?

If you have any questions or need any assistance in voting your units, please contact MacKenzie Partners, Inc.:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

(800) 322-2885

or

(212) 929-5500 (Collect)

SUMMARY

This brief summary highlights selected information from this proxy statement. It does not contain all of the information that may be important to you. To understand the Partnership Agreement Amendment Proposal and the LTIP Proposal fully and for a complete description related transactions and related matters, you should read carefully this proxy statement, the documents incorporated by reference and the full text of the annexes to this proxy statement. Please read “Where You Can Find More Information.”

Overview

We are a publicly traded master limited partnership with operations in twenty-two states. We provide integrated terminalling, storage, processing, gathering and transportation services for companies engaged in the production, distribution and marketing of crude oil and asphalt product. We were formed in 2007 as an indirect subsidiary of SemGroup Corporation and its predecessors (“SemCorp”). On July 22, 2008, and thereafter, SemCorp and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code. In connection with SemCorp’s liquidity issues, in July 2008, Manchester Securities Corp. (“Manchester”) and Alerian Finance Partners, LP (“Alerian”) exercised certain rights under loan documents with SemGroup Holdings, L.P., a subsidiary of SemCorp that at such time was the owner of our general partner, to vote the membership interests of our general partner in order to reconstitute our general partner’s board of directors. In November 2009, Vitol acquired from Manchester all of our outstanding subordinated units and 100% of the membership interests in our general partner, which owns our incentive distribution rights. In connection with the refinancing discussed below, Charlesbank acquired 50% of our outstanding subordinated units and one-half of the interest in the entity that owns our general partner.

From our formation until the settlement of certain matters between SemCorp and us in the first quarter of 2009, we relied on SemCorp for a substantial portion of our revenues, which were derived from services provided to the finished asphalt product processing and marketing operations of SemCorp and from services provided to the crude oil purchasing, marketing and distribution operations of SemCorp. After SemCorp’s bankruptcy filings, we have worked to stabilize our business and currently derive a substantial majority of our revenues from services provided to third parties.

In connection with the events related to the bankruptcy filings, certain events of default occurred under our prior credit agreement. Subsequently, we entered into various amendments to our prior credit agreement, but from the time of the bankruptcy filings until the refinancing discussed below, substantially all of our cash generated from operations was used to service our debt. In addition, our prior credit facility was scheduled to mature on June 30, 2011, and all then outstanding borrowings would have been due and payable at that time. As of October 25, 2010 (immediately prior to the refinancing discussed below), we had $424.7 million in outstanding borrowings under our prior credit facility at an average annual interest rate of 11.0%. In addition, we were obligated to pay (i) $10.1 million in deferred interest on June 30, 2011 if the prior credit facility was not refinanced prior to January 6, 2011, (ii) an additional interest payment that was going to be due in the amount of $4.2 million on April 6, 2011 and (iii) minimum quarterly amortization payments that were going to be due in the amount of $2.5 million on each of December 31, 2010 and March 31, 2011.

Pursuant to restrictions in our prior credit facility, we were prohibited from making distributions to our unitholders. We did not make a distribution to our common unitholders or subordinated unitholders for the quarters ended June 30, 2008 through March 31, 2011 due, in part, to restrictions under our prior credit agreement and the uncertainty of our future cash flows relating to SemCorp’s bankruptcy filings. After giving effect to the nonpayment of distributions for the quarters ended June 30, 2008 through March 31, 2011, each common unit was entitled to an arrearage of $3.75, or total arrearages for all common units of $82.1 million based upon 21,890,224 common units outstanding as of March 31, 2011, before any distribution of operating surplus would be paid to the holders of the subordinated units. Pursuant to our credit facility, we are permitted to make quarterly distributions of available cash to unitholders so long as: (i) no default or event of default exists under our credit agreement, (ii) we have, on a pro forma basis after giving effect to such distribution, at least $10.0 million of availability under our revolving loan facility, and (iii) our consolidated total leverage ratio, on a pro forma basis, would not be greater than (x) 4.50 to 1.00 for any fiscal quarter on or prior to the fiscal quarter ending June 30, 2011, (y) 4.25 to 1.00 for the fiscal quarters ending September 30, 2011 and December 31, 2011, or (z) 4.00 to 1.00 for any fiscal quarter ending on or after March 31, 2012. Our consolidated total leverage ratio (calculated in accordance with our credit agreement) as of March 31, 2011 was 4.05 to 1.00.

On October 25, 2010 we entered into a Global Transaction Agreement with our general partner, Blueknight Energy Holding, Inc. (a subsidiary of Vitol) and CB-Blueknight, LLC (a subsidiary of Charlesbank). In connection with the execution of the Global Transaction Agreement, Vitol sold Charlesbank one-half of the interest in the entity that owns our general partner and 50% of our outstanding subordinated units (such sale was consummated on November 12, 2010). The Global Transaction Agreement outlined a series of transactions related to the refinancing of our prior debt and the recapitalization of our securities. Generally, these transactions were separated into three types of transactions: (i) Phase I Transactions (which were consummated on October 25, 2010), (ii) Unitholder Vote Transactions and (iii) Phase II Transactions. Such transactions as set forth in the Global Transaction Agreement are described in more detail in “Proposal One: The Partnership Agreement Amendment Proposal—Special Factors—Background of the Refinancing and Related Transactions.”

On May 12, 2011, we entered into the First Amendment to the Global Transaction Agreement (the “Amendment”) pursuant to which the Unitholder Vote Transactions and the Phase II Transactions contemplated in the Global Transaction Agreement were modified as described in more detail herein. The Unitholder Vote Transactions were modified to reflect the Partnership Agreement Amendment Proposal. In addition, the Phase II Transactions were modified such that if the Partnership Agreement Amendment Proposal is approved, then (i) our general partner will adopt the Amended and Restated Partnership Agreement to reflect the approval of the Partnership Agreement Amendment Proposal as discussed below under “—Proposal One: The Partnership Agreement Amendment Proposal” as well as other amendments that our general partner may make in accordance with the provisions of our partnership agreement as set forth therein, (ii) our capital structure will be simplified through the transfer, and corresponding cancellation, of all outstanding subordinated units as discussed below under “—Proposal One: The Partnership Agreement Amendment Proposal—Cancellation of Subordinated Units,” and (iii) we will undertake a rights offering discussed below under “—Proposal One: The Partnership Agreement Amendment Proposal—Rights Offering.” Unless the context requires otherwise, references herein to the Global Transaction Agreement include such agreement as amended by the Amendment.

The Global Transaction Agreement requires our general partner to take all action necessary to call, hold and convene a special meeting of our unitholders to consider the Partnership Agreement Amendment Proposal discussed below under “—Proposal One: The Partnership Agreement Amendment Proposal.” The transactions contemplated by the Global Transaction Agreement, including the new credit facility, the issuance of Preferred Units and Convertible Debentures, the Partnership Agreement Amendment Proposal, the cancellation of the subordinated units and the rights offering, are collectively referred to as the “refinancing and related transactions.”

Proposal One: The Partnership Agreement Amendment Proposal

Pursuant to the terms of the Global Transaction Agreement, our general partner has agreed to call the special meeting of our unitholders to act on the following proposal, which we refer to as the “Partnership Agreement Amendment Proposal,” by which we would amend and restate our partnership agreement to:

•

reset (1) the minimum quarterly distribution to $0.11 per unit per quarter from $0.3125 per unit per quarter, (2) the first target distribution to $0.1265 per unit per quarter from $0.3594 per unit per quarter, (3) the second target distribution to $0.1375 per unit per quarter from $0.3906 per unit per quarter and (4) the third target distribution to $0.1825 per unit per quarter from $0.4688 per unit per quarter;

•	waive the cumulative common unit arrearage;

•

remove provisions in our partnership agreement relating to the subordinated units, including concepts such as a subordination period (and any provisions that expressly apply only during the subordination period) and common unit arrearage, in connection with the transfer to us, and our subsequent cancellation, of all of our outstanding subordinated units;

•	provide that distributions shall not accrue or be paid to the holders of our incentive distribution rights for an eight quarter period beginning with the quarter in which the special meeting occurs;

•

provide that during Senior Security Restriction Period, we will not issue any Senior Securities without the consent of the holders of at least a majority of the outstanding common units (excluding the common units held by our general partner and its affiliates and excluding any Senior Securities that are convertible into common units); provided that we may issue an unlimited number of Senior Securities during the Senior Security Restriction Period without obtaining such consent if (i) such issuances are made in connection with the conversion of our Convertible Debentures or the consummation of the rights offering and use of proceeds therefrom, (ii) issuances are made upon conversion, redemption or exchange of Senior Securities into or for Senior Securities of equal or lesser rank, where the aggregate amount of distributions that would have been paid with respect to such newly issued Senior Securities, plus the related distributions to our general partner, in respect of the four-quarter period ending prior to the first day of the quarter in which the issuance is to be consummated (assuming such newly issued Senior Securities had been outstanding throughout such period) would not have exceeded the distributions actually paid during such period on the Senior Securities that are to be converted, redeemed or exchanged, plus the related distributions to our general partner, (iii) such issuances are made in connection with the combination or subdivision of any class of Senior Securities, (iv) such issuances are made in connection with an acquisition or expansion capital improvement that increases estimated pro forma Adjusted Operating Surplus (as defined in our partnership agreement) (less estimated pro forma distributions on the Preferred Units and on any other Senior Securities) on a per-common unit basis, as determined in good faith by our general partner, as compared to actual Adjusted Operating Surplus (as defined in our partnership agreement) (less actual distributions on the Preferred Units and on any other Senior Securities) on a per-common unit basis or (v) the net proceeds of such issuances are used to repay indebtedness of our partnership or its subsidiaries; provided, however, that in the case of subsection (v) such new securities may not be issued to an affiliate of our general partner unless the cost to service any new indebtedness that we determine that we could issue to retire existing indebtedness (with our general partner’s determination being conclusive) is greater than the distribution obligations associated with the Senior Securities issued in connection with its retirement and one or more of the following conditions are also met: (A) the indebtedness that is being repaid matures within 12 months of such repayment, or (B) such indebtedness has experienced a default or event of default (even if the lenders of such indebtedness have agreed to forebear or waive such default or event of default) or (C) our general partner expects to experience a default or event of default under such indebtedness within six months of such repayment (with our general partner’s determination being conclusive);

•

provide that in addition to our partnership’s current rights to convert the Preferred Units into common units, the Preferred Units will also be convertible in whole or in part at our option at any time on or after October 25, 2015 if (i) the daily volume-weighted average trading price of the common units is greater than 130% of the Conversion Price (as defined in our partnership agreement) for twenty out of the trailing thirty trading days ending two trading days before we furnish notice of conversion and (ii) the average trading volume of common units has exceeded 20,000 common units for twenty out of the trailing thirty trading days ending two trading days before we furnish notice of conversion; and

•

provide that the conversion of Preferred Units shall become effective (i) in the case of Preferred Units that are being converted pursuant to Section 5.12(c)(i) of our partnership agreement (relating to conversions at the election of the holder of such units), as of the last day of the quarter in which the relevant notice of conversion is delivered by the applicable unitholder and (ii) in the case of Preferred

Units that are being converted pursuant to Section 5.12(c)(ii) of our partnership agreement (relating to conversions at the election of our partnership), as of the date that the notice of conversion is delivered by us.

Cancellation of Subordinated Units

If the Partnership Agreement Amendment Proposal is approved by our unitholders, then Vitol and Charlesbank will transfer to our partnership all of our 12,570,504 outstanding subordinated units, and we will then cancel such subordinated units.

In connection with the transfer of the subordinated units and the approval of the Partnership Agreement Amendment Proposal, our general partner will execute and deliver the Amended and Restated Partnership Agreement. The Amended and Restated Partnership Agreement will provide for elimination of subordinated units in our partnership agreement, including the elimination of the concepts of a subordination period and arrearages on the common units.

Rights Offering

If the Partnership Agreement Amendment Proposal is approved by our unitholders, then we have agreed to undertake a rights offering. Pursuant to the rights offering, we will distribute to our existing common unitholders 0.5412 of a detachable, freely-tradable right for each outstanding common unit. Each whole right will entitle the holder to acquire, for an exercise price of $6.50, a newly-issued Preferred Unit and will remain outstanding and exercisable for approximately 30 days. In this proxy statement, we refer to the distribution of rights and the related offering of Preferred Units for which the rights are exercisable, and the issuance of those Preferred Units to the extent that the rights are exercised as the “rights offering.”

Each of our common unitholders who timely exercise their rights in full will be entitled to purchase any Preferred Units that our other common unitholders do not purchase pursuant to their basic subscription privileges (the “undersubscribed units”), subject to a pro rata allocation of any undersubscribed units among holders exercising their oversubscription privileges. The pro rata allocation will be based on the relative number of Preferred Units such common unitholder acquired upon the initial exercise of his or her rights.

The proceeds of the rights offering will be used in the following order until all such proceeds are exhausted: (a) first, to pay for any and all expenses relating to conducting the rights offering, (b) second, to redeem our Convertible Debentures for an amount equal to the principal amount of such Convertible Debentures plus any interest payable thereon (such redemption to be pro rata among Vitol and Charlesbank if the net proceeds from the rights offering are less than the amount required to redeem such Convertible Debentures in full), (c) third, to repurchase, on a pro rata basis, up to a maximum of $22 million of Preferred Units from Vitol and Charlesbank at a purchase price of $6.50 per unit plus any pro rata distribution for the quarter in which such units are repurchased and (d) thereafter, for general partnership purposes.

Unitholders who do not exercise their rights in full should expect that they will, at the completion of the rights offering, own a smaller proportional interest in us than would otherwise be the case had they exercised their rights in full. While we anticipate that the rights will be transferable and listed on the Nasdaq Stock Market, there will not be an established trading market for the rights and there can be no assurance that a market will develop for the rights. Even if a market for the rights does develop, the price of the rights may fluctuate and liquidity may be limited. As a result, holders of the rights may be unable to resell the rights or may only be able to sell them at an unfavorable price.

Recommendation of the Conflicts Committee Regarding the Partnership Agreement Amendment Proposal

After considering the various positive and negative factors more fully described in “Proposal One: The Partnership Agreement Amendment Proposal—Special Factors—Recommendation of the Conflicts Committee

and Its Reasons for the Refinancing and Related Transactions,” the Conflicts Committee, which was delegated the authority to negotiate and evaluate the Global Transaction Agreement and the transactions contemplated thereby, has unanimously:

•

determined that the Global Transaction Agreement, including the Unitholder Vote Transactions and the Phase II Transactions as modified by the Amendment, and related transactions are advisable, fair and reasonable to, and in the best interests of our partnership and our public unitholders;

•

approved the Global Transaction Agreement, including the Unitholder Vote Transactions and the Phase II Transactions as modified by the Amendment, and the documents and transactions contemplated thereby;

•

recommended that our board of directors approve the Global Transaction Agreement, including the Unitholder Vote Transactions and the Phase II Transactions as modified by the Amendment, and the documents and transactions contemplated thereby; and

•	recommended our public unitholders vote to approve the Partnership Agreement Amendment Proposal.

Therefore, the Conflicts Committee recommends that our public unitholders vote to approve the Partnership Agreement Amendment Proposal.

Recommendation of our Board of Directors Regarding the Partnership Agreement Amendment Proposal

After considering various factors, including the unanimous recommendation of the Conflicts Committee, our board of directors has:

•

determined that the Global Transaction Agreement, including the Unitholder Vote Transactions and the Phase II Transactions as modified by the Amendment, and related transactions are in the best interests of our partnership;

•

approved the Global Transaction Agreement, including the Unitholder Vote Transactions and the Phase II Transactions as modified by the Amendment, and the documents and transactions contemplated thereby; and

•	recommended our unitholders vote to approve the Partnership Agreement Amendment Proposal.

Therefore, our board of directors recommends that our unitholders vote to approve the Partnership Agreement Amendment Proposal.

Opinion of Robert W. Baird & Co. Incorporated—Financial Advisor to the Conflicts Committee

The Conflicts Committee received an opinion from Robert W. Baird & Co. Incorporated (“Baird”), its independent financial advisor, to the effect that, as of the date of its opinion and based upon and subject to the various assumptions, qualifications and limitations set forth in the opinion, the Amended GTA Transactions (as defined below) are fair, in aggregate, from a financial point of view, to the public unaffiliated common unitholders of our partnership. The opinion is attached as Annex B to this proxy statement.

Proposal Two: The LTIP Proposal

Blueknight Energy Partners G.P., L.L.C., our general partner, intends to adopt an amendment and restatement of the Blueknight Energy Partners Long-Term Incentive Plan, which we refer to as the Proposed LTIP, subject to the approval of our unitholders. A summary description of the Proposed LTIP is set forth under “Proposal Two: The LTIP Proposal—Summary of the Proposed LTIP” and the form of Proposed LTIP is attached as Annex C to this proxy statement.

Our common units are listed on the Nasdaq Global Market. We are asking for approval of the LTIP Proposal to comply with Nasdaq’s listing rules requiring unitholder approval of material amendments to an equity compensation plan, pursuant to which common units may be acquired by officers, directors, employees or consultants. The LTIP Proposal requires the approval of a majority of the votes cast by our unitholders. Vitol and Charlesbank own approximately 61% of our outstanding limited partner units and have indicated that they will vote for the LTIP Proposal.

Awards under our general partner’s existing incentive plan are limited to 1,250,000 units. As of June 6, 2011, there were 307,400 unvested common units underlying phantom units and restricted units outstanding under the existing incentive plan and there were no common units underlying unit options and unit appreciation rights outstanding under the existing incentive plan. As of June 6, 2011, approximately 177,376 common units remained available for future awards to participants under the existing incentive plan. Subject to adjustment for certain events, the Proposed LTIP increases the number of common units that may be granted for any and all awards by 1,350,000 common units to a total of 2,600,000 common units. After such increase, 1,527,376 common units will be available for future awards under the Proposed LTIP. On June 6, 2011, the closing price of our common units was $8.00.

Recommendation of our Board of Directors Regarding the LTIP Proposal

After considering the various factors more fully described in “Proposal Two: The LTIP Proposal—Reasons for the Board of Directors’ Recommendation,” our board of directors has:

•	determined that the Proposed LTIP is in the best interests of our partnership; and

•	recommended our unitholders vote to approve the LTIP Proposal.

Therefore, our board of directors recommends that our unitholders vote to approve the LTIP Proposal.

Our Structure and Ownership

Our general partner is the general partner of our partnership. Our general partner makes all determinations on behalf of our partnership, including determinations related to the conduct of our partnership’s business and operations. As a result, the executive officers of our general partner, under the direction of the board of directors of our general partner, make all decisions on behalf of our partnership with respect to the conduct of our business. The following table sets forth our ownership prior to the transfer of our outstanding subordinated units to us and the consummation of the rights offering (and use of proceeds thereof) that will take place if the Partnership Agreement Amendment Proposal is approved.

The following table sets forth our ownership assuming the approval of the Partnership Agreement Amendment Proposal, the transfer of our outstanding subordinated units to us and the consummation in full of the rights offering (and use of proceeds thereof).

(1)	Assumes that our general partner does not contribute capital to us to maintain its general partner interest in connection with the rights offering and the issuance of Preferred Units in connection therewith and/or the conversion of the Convertible Debentures.

Information About the Special Meeting and Voting

Time, Date and Place

The special meeting will be held on             , 2011 at             , local time, at                     .

Purpose

Our unitholders are being asked to consider the Partnership Agreement Amendment Proposal and the LTIP Proposal. The persons named in the accompanying proxy card will have discretionary authority to vote on other business, if any, that properly comes before the special meeting and any adjournment or postponement thereof.

Unitholders Entitled to Vote

Holders of our common units, subordinated units and Preferred Units as of                     , 2011, the record date for the special meeting, will be entitled to vote at the special meeting; provided, that holders of our Preferred

Units will not be entitled to vote on the Partnership Agreement Amendment Proposal. Holders of our common units, subordinated units and Preferred Units as of the record date will be counted for purposes of establishing a quorum. Each unitholder may cast one vote at the special meeting for each common unit, subordinated unit or Preferred Unit owned at the close of business on the record date. On the record date, there were             common units, 12,570,504 subordinated units and 21,538,462 Preferred Units outstanding and entitled to be voted at the special meeting.

Required Unitholder Votes

Under our partnership agreement, the Partnership Agreement Amendment Proposal requires approval by (i) our general partner, (ii) a majority of the outstanding common units (excluding common units owned by our general partner and its affiliates and excluding persons or groups beneficially owning 20% or more of our outstanding common units) and (iii) a majority of the outstanding subordinated units.

Based on the number of our common units expected to be outstanding on the record date, approximately              common units owned by our public unitholders must be voted in favor of the Partnership Agreement Amendment Proposal.

Pursuant to the Global Transaction Agreement, both Vitol and Charlesbank, as the owners of all of our outstanding subordinated units, have agreed to vote all of their subordinated units in favor of the Partnership Agreement Amendment Proposal. As such, we are contractually assured of receiving the approval of the Partnership Agreement Amendment Proposal by holders of a majority of our outstanding subordinated units.

The LTIP Proposal requires the approval of a majority of the votes cast by our unitholders. Vitol and Charlesbank own approximately 61% of our outstanding limited partner units and have indicated that they will vote for the LTIP Proposal.

Interests of Certain Persons in the Proposals

In considering the recommendations of our Conflicts Committee and our board of directors relating to the Partnership Agreement Amendment Proposal, you should be aware that some of the executive officers and directors of our general partner have interests in the refinancing and related transactions that may differ from, or may be in addition to, the interests of our unitholders generally. These interests are more fully described under “Special Factors—Interests of Certain Persons in the Partnership Agreement Amendment Proposal.”

In considering the recommendations of our board of directors relating to the LTIP Proposal, you should be aware that the officers and employees of our general partner, its affiliates and our subsidiaries and the members of our board of directors will be eligible to receive awards under the Proposed LTIP if it is approved. Accordingly, the members of our board of directors and the executive officers of our general partner have a substantial interest in the approval of the LTIP Proposal.

Material Federal Income Tax Consequences of the Proposals

Tax matters associated with the Partnership Agreement Amendment Proposal and the LTIP Proposal are complicated. The tax consequences to a common unitholder will depend on such unitholder’s own personal tax situation and such unitholder’s subsequent investment decisions and actions. You are urged to consult your tax advisor for a full understanding of the federal, state, local and foreign tax consequences of Partnership Agreement Amendment Proposal and the LTIP Proposal that will be applicable to you.

The federal income tax consequences described below may not apply to some holders of the common units. Please read “Material Federal Income Tax Consequences of the Proposals and Related Transactions” for a more complete discussion of the federal income tax consequences of the Partnership Agreement Amendment Proposal and the LTIP Proposal.

The Partnership Agreement Amendment Proposal

The proposed changes which will occur pursuant to the Partnership Agreement Amendment Proposal are not expected to have any material adverse tax impact on common unitholders.

The exercise of the rights in exchange for Preferred Units generally will not be taxable to an exercising common unitholder. For a discussion of certain material federal income tax consequences resulting from the ownership of Preferred Units, please read “Material Federal Income Tax Consequences of the Proposals and Related Transactions—The Partnership Agreement Amendment Proposal.”

The LTIP Proposal

The following discussion is for general information only and is intended to briefly summarize the U.S. federal tax consequences to participants in the Proposed LTIP. For a more detailed discussion of certain material federal income tax consequences resulting from participation in the Proposed LTIP, please read “Material Federal Income Tax Consequences of the Proposals and Related Transactions—The LTIP Proposal.” You should consult your own tax advisor concerning the particular tax consequences resulting from participation in the Proposed LTIP.

Unit Options; Unit Appreciation Rights. Participants in the Proposed LTIP will not realize taxable income upon the grant of a unit option or a unit appreciation right. Upon the exercise or, if later, the settlement of a unit option or a unit appreciation right, a participant will recognize ordinary compensation income in an amount equal to the excess of (i) the amount of cash or the fair market value of the common units received, over (ii) the exercise price (if any) paid therefor. A participant will generally have a tax basis in any common units received pursuant to the exercise of a unit appreciation right, or pursuant to the cash exercise of a unit option, that equals the fair market value of the common units on the date of exercise.

When a participant sells the common units acquired as a result of the exercise of a unit option or unit appreciation right, any appreciation (or depreciation) in the value of the common units after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common units must be held for more than 12 months in order to qualify for long-term capital gain treatment.

Phantom Unit Awards; Restricted Unit Awards; Other Awards. A participant in the Proposed LTIP will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will not have taxable income at the time of a grant of an award in the form of a phantom unit award, but rather, will generally recognize ordinary compensation income at the time he receives common units or a cash payment in satisfaction of the phantom unit award in an amount equal to the fair market value of the common units received or the cash payment, whichever is applicable. In addition, the participant will be subject to ordinary income tax upon the payment of a distribution equivalent right. In general, a participant will recognize ordinary compensation income as a result of the receipt of common units pursuant to a restricted unit award or a unit award in an amount equal to the fair market value of the common units when the common units are received, provided, that if the common units are not transferable or are subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of common units (i) when the common units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make an valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the common units are received, in cases where a participant makes a valid election under Section 83(b) of the Internal Revenue Code.

PROPOSAL ONE: THE PARTNERSHIP AGREEMENT AMENDMENT PROPOSAL

Special Factors

Background of the Refinancing and Related Transactions

We are a publicly traded master limited partnership with operations in twenty-two states. We provide integrated terminalling, storage, processing, gathering and transportation services for companies engaged in the production, distribution and marketing of crude oil and asphalt product.

We were formed in 2007 as an indirect subsidiary of SemCorp. In July 2007, we completed our initial public offering and our acquisition of substantially all of SemCorp’s crude oil gathering, transportation terminalling and storage assets in connection therewith. In February 2008, we completed a follow-on public equity offering of 6,900,000 common units and the acquisition of substantially all of SemCorp’s domestic owned asphalt terminalling and storage assets. In May 2008, we acquired the following assets from SemCorp: (i) the Eagle North Pipeline System (a 130-mile, 8-inch pipeline that originates in Ardmore, Oklahoma and terminates in Drumright, Oklahoma as well as other real and personal property related to the pipeline) and (ii) certain land, crude oil storage and terminalling facilities with an aggregate of approximately 2.0 million barrels of storage capacity and related assets located at the Cushing Interchange and we assumed a related take-or-pay, fee-based contract with Vitol relating to such storage capacity.

On July 17, 2008, we issued a press release announcing that SemCorp was experiencing liquidity issues and was exploring various alternatives, including raising additional equity, debt capital or the filing of a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code to address these issues. On July 22, 2008, and thereafter, SemCorp and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code (the “Bankruptcy Filings”). We and our general partner were not debtors in the Bankruptcy Filings.

In connection with SemCorp’s liquidity issues, in July 2008, Manchester and Alerian exercised certain rights under loan documents with SemGroup Holdings, L.P., a subsidiary of SemCorp that at such time was the owner of our general partner, to vote the membership interests of our general partner in order to reconstitute our board of directors (the “Manchester Change of Control”). In connection therewith, Messrs. Sundar S. Srinivasan, David N. Bernfeld and Gabriel Hammond (each of whom was affiliated with Manchester or Alerian) were appointed to our board of directors and Mr. Srinivasan was elected as Chairman of our board of directors. Messrs. Brian F. Billings and Edward F. Kosnik remained as independent directors of our board of directors and continued to serve as members of the Conflicts Committee, Audit Committee and Compensation Committee of our board of directors. On October 1, 2008, Mr. Dave Miller (who was affiliated with Manchester) was appointed as a member of our board of directors and Mr. Duke R. Ligon was appointed as a member of our board of directors and a member of the Conflicts Committee, Audit Committee and Compensation Committee. On March 20, 2009, Alerian transferred to Manchester its interest in the loan documents with SemGroup Holdings, L.P. The financial terms of the Manchester Change of Control were not made public.

On September 2, 2008, our general partner engaged UBS Investment Bank (“UBS”) to assist us in exploring strategic alternatives for our business and assets.

From September 2008 through November 2008, representatives of UBS assisted in the preparation of confidential information memoranda to solicit indications of interest from potential purchasers of our asphalt assets and potential purchasers of our crude oil assets. We distributed these confidential information memoranda during the fourth quarter of 2008 and the first quarter of 2009 to solicit interest in the potential acquisition of our assets.

On January 9, 2009, Mr. Srinivasan resigned as a member of our board of directors and as the Chairman of our board of directors. Mr. Ligon was elected as Chairman of our board of directors.

During the first quarter of 2009, we negotiated a settlement of certain matters with SemCorp (the “Settlement”). We and SemCorp executed definitive documentation, in the form of a master agreement (the “Master Agreement”) and certain other transaction documents to effectuate the Settlement. SemCorp’s bankruptcy court entered an order approving the Master Agreement and the Settlement on April 7, 2009. The Settlement provided for various items, including (i) the transfer by us of certain assets to SemCorp, (ii) the transfer by SemCorp of certain assets to us, (iii) the rejection in the bankruptcy cases of certain agreements we had with SemCorp and (iv) the entering into certain shared services and transition services agreements with SemCorp. The Settlement and related transactions are described in greater detail in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 30, 2010.

During the first quarter of 2009, we received an indication of interest regarding our crude oil assets from Vitol and management began discussions with Vitol in connection with a potential transaction involving such assets. On April 3, 2009, Vitol sent a letter to Mr. Ligon, the Chairman of our board of directors, proposing a joint venture transaction involving our crude oil assets (the “Joint Venture Proposal”). The principal terms of the Joint Venture Proposal included, among other items, the following:

•	the formation of a new joint venture entity (“AssetCo”) that would be jointly owned by Vitol and us;

•	the contribution by Vitol of $250 million to AssetCo for a 50% interest in AssetCo and the contribution by us of our crude oil assets to AssetCo for a 50% interest in AssetCo;

•	a special distribution by AssetCo to us of $250 million that would be used to repay a portion of our prior credit facility;

•	an agreement that AssetCo would enter into a five-year terminalling agreement at market rates with respect to AssetCo’s terminal and storage assets at Cushing, Oklahoma;

•	the establishment by Vitol of a new company (“MarketingCo”), which would acquire all of the crude oil originated by us or AssetCo;

•	the receipt by AssetCo of 50% of the annual net profits of MarketingCo and the periodic distribution by AssetCo of available cash to us and Vitol;

•	certain rights of first refusal on the transfer of the membership interests of AssetCo; and

•	our agreement that certain crude oil terminalling, storage, gathering and transportation opportunities will be first offered to AssetCo.

The Joint Venture Proposal was conditioned upon obtaining final approval from Vitol’s board of directors, completion of satisfactory due diligence by Vitol, satisfactory negotiation and execution of definitive agreements, obtaining any required releases or consents under our prior credit agreement and obtaining any required approvals from third parties and governmental authorities. The proposal expired on April 13, 2009 and requested exclusivity and rights of first refusal on any other strategic alternatives involving our crude oil assets.

On April 8, 2009, our board of directors met to discuss the Joint Venture Proposal. Our board of directors determined that management should express to Vitol that our partnership and our board of directors were interested in further discussing the possibility of entering into a joint venture and that UBS would assist in the evaluation of the Joint Venture Proposal.

On May 15, 2009, Mr. Miller, a director who was affiliated with Manchester, and Mr. Michael Brochetti, who was serving as our general partner’s Executive Vice President—Corporate Development and Treasurer, updated our board of directors regarding the negotiations with Vitol and other third parties relating to possible strategic transactions involving our assets.

On May 15, 2009, Mr. Miller, on behalf of our partnership, responded to Vitol’s Joint Venture Proposal with a counteroffer (the “Joint Venture Counterproposal”) that included the items included in the Joint Venture Proposal with certain modifications including, among others, the following items:

•	the contribution by Vitol of $325 million (rather than $250 million) to AssetCo for a 50% interest in AssetCo;

•	a special distribution by AssetCo to us of $325 million (rather than $250 million) that would be used to repay a portion of our prior credit facility;

•

an unsecured loan of $60 million to be made by Vitol to us at an annual interest rate of LIBOR plus 300 basis points with a three year maturity with the funds of such unsecured loan to be used to repay a portion of our prior credit facility;

•

the repayment of the remaining portion of our prior credit facility through proceeds received by us from (i) an equity issuance to an affiliate of Manchester or (ii) a secured note issued to such affiliate in an amount not to exceed $55 million;

•	the receipt by AssetCo of 100% of the first $45 million of annual net profits of MarketingCo with AssetCo receiving 50% of the annual net profits in excess of $45 million; and

•	a guarantee by Vitol of annual net profits of MarketingCo of not less than $10 million during 2009, $18 million for 2010 and $24 million for each year thereafter through and including 2023.

The Joint Venture Counterproposal was conditioned upon the same items as the Joint Venture Proposal with the additional condition of approval by our board of directors and completion of our satisfactory due diligence. The counterproposal expired on May 25, 2009 and requested exclusivity on any other strategic alternatives involving our crude oil assets but it eliminated the right of first refusal on other strategic transactions.

On May 26, 2009, the Conflicts Committee, consisting of Messrs. Billings, Kosnik and Ligon, met to discuss the appropriate level of the committee’s involvement in the negotiations relating to the Joint Venture Proposal. The Conflicts Committee discussed potential conflicts of interest that could arise in connection with the Joint Venture Proposal if Manchester were to have a financial interest in the transaction. The committee further discussed the provisions in our partnership agreement regarding conflict transactions and the committee’s desire to receive regular updates regarding the status of the negotiations.

On June 5, 2009, the Conflicts Committee met to discuss the duties of the members of the committee relating to proposals for strategic transactions involving our assets and business. The committee further discussed the negotiation of the Joint Venture Proposal and possible conflicts of interest if the transaction were presented to the committee for its consideration. The Conflicts Committee requested a meeting of our board of directors and to be updated as to the negotiations with Vitol and other third parties relating to possible strategic transactions.

On June 15, 2009, our board of directors met and representatives of UBS made a presentation to our board of directors that included a general overview of the master limited partnership, or MLP, market and our position in such market. Among other items, our board of directors and representatives of UBS discussed the volatility in the MLP market, acquisitions that occurred during 2009 in the MLP market and considerations that are important to investors in the MLP market. Messrs. Miller and Brochetti also updated our board of directors on the negotiations with Vitol and other third parties relating to possible strategic transactions.

On July 1, 2009, our board of directors met and received an update regarding the negotiations with Vitol and other third parties relating to possible strategic transactions involving our assets. Among other items, our board of directors discussed the preliminary nature of the discussions with third parties and that it was too early to know the outcome of any of the various potential strategic opportunities.

On July 21, 2009, our board of directors met and again received an update regarding the negotiations with Vitol and other third parties relating to possible strategic transactions involving our assets. In addition, Mr. David Bernfeld, a director who was affiliated with Manchester, explained that Manchester desired to foreclose on the membership interests in our general partner and our subordinated units in SemCorp’s bankruptcy proceedings but that this foreclosure was tied up in the bankruptcy proceedings and that this process could complicate a strategic transaction.

On July 31, 2009, the Conflicts Committee met with Messrs. James Dyer and Javed Ahmed, representatives of Vitol, to discuss the Proposed Joint Venture and negotiations related thereto. Also in attendance at the meeting were Messrs. Dave Miller and David Bernfeld, directors affiliated with Manchester, Sundar Srinivasan, a former director who was affiliated with Manchester, Gabriel Hammond, a director affiliated with Alerian, members of management of our general partner, representatives of UBS, our partnership’s and the Conflicts Committee’s legal counsel, a representative of JPMorgan, financial advisor to Vitol, and legal counsel for Vitol. During the meeting, Mr. Dyer explained that Vitol had been in discussions with representatives of our general partner regarding a proposed transaction between Vitol and us and that such transaction had evolved from Vitol’s original proposal. Mr. Dyer informed the Conflicts Committee that the proposed transaction now included Vitol’s acquisition of the membership interests in our general partner from Manchester. In that regard Vitol and Manchester entered into a mutual exclusivity agreement through September 30, 2009, with the intent to execute definitive agreements to complete the 2009 Proposed Restructuring Transactions as described in more detail below. Mr. Dyer and the Conflicts Committee discussed in high level detail the 2009 Proposed Restructuring Transactions. The Conflicts Committee noted that our board of directors had not yet received a term sheet from Vitol detailing the 2009 Proposed Restructuring Transactions. Mr. Dyer indicated that he would send a formal proposal for consideration.

At the meeting, the Conflicts Committee also discussed (i) Manchester’s view of the 2009 Proposed Restructuring Transactions, (ii) Manchester’s understanding that Vitol was no longer considering the Joint Venture Proposal because Vitol did not believe that the lenders under our prior credit facility would allow us to transfer our crude oil assets to a joint venture that we did not control, (iii) management’s view of the 2009 Proposed Restructuring Transactions, (iv) management’s efforts to obtain proposals from other third parties, (v) whether a unitholder vote would be required to reset our minimum quarterly distribution and (vi) the advantages and disadvantages of the 2009 Proposed Restructuring Transactions. In addition, the Conflicts Committee determined to engage UBS as its financial advisor for consideration of the 2009 Proposed Restructuring Transactions subject to negotiation and execution of an engagement letter. As discussed above, UBS had previously been engaged by our general partner to assist us in exploring strategic alternatives for our business and assets. Representing the Conflicts Committee would require UBS to terminate its engagement with our general partner such that UBS would only be engaged by and report to the Conflicts Committee.

After conclusion of the Conflicts Committee meeting on July 31, 2009, Mr. Miller distributed a term sheet to the Conflicts Committee outlining the details of the 2009 Proposed Restructuring Transactions as discussed during the Conflicts Committee meeting. The 2009 Proposed Restructuring Transactions included the following transactions:

•	Vitol/Manchester Transactions:

•

Vitol would enter into a definitive agreement with Manchester to acquire 85% of the interest in our general partner and 85% of our outstanding subordinated units (collectively, the “Tranche 1 Units”) for a purchase price of $63.75 million;

•

in the event the securities class action litigation pending against us is resolved such that the settlement payments (settlement amounts paid plus out-of-pocket costs net of any insurance reimbursement) are less than $10 million, then Vitol would pay Manchester an additional amount equal to 85% multiplied by an amount equal to $5 million less the product of the settlement payments multiplied by 50%;

•

in the event the reset of the minimum quarterly distribution (discussed below) is consummated, then Vitol would pay Manchester an additional $12.75 million for its Tranche 1 Units and an additional $2.25 million for the remaining 15% interest in our general partner and our outstanding subordinated units (the “Tranche 2 Units”);

•

Vitol and Manchester would enter into a Unitholders Rights Agreement which would provide, among other things, that (i) Vitol would have a right for three years to require Manchester to sell the Tranche 2 Units to Vitol at fair market value and (ii) Manchester would have a right for three years to require Vitol to purchase the Tranche 2 Units at fair market value. If the put or call is exercised in the first year, then the purchase price for the Tranche 2 Units would be $11.25 million (increasing to $13.5 million if the minimum quarterly distribution is reset). Vitol would also pay Manchester an additional amount for the Tranche 2 Units upon the settlement of the securities class action litigation in the same manner as outlined above except that the percentage will be 15% instead of 85%; and

•	the execution of the option agreement discussed below would be a condition precedent to Vitol’s obligation to consummate the transaction with Manchester;

•	Vitol/Partnership Transactions:

•	Concurrently with Vitol and Manchester entering into a definitive purchase agreement, Vitol and our partnership would enter into a definitive option agreement which would provide for the following:

•	Vitol would have the option (but not the obligation) to acquire 100,000 preferred units (or at Vitol’s option, convertible debt) for a purchase price of $100 million;

•

if the minimum quarterly distribution reset as discussed below is not approved by our unitholders, then Vitol would receive warrants to purchase 3 million common units (the “MQD Warrant”) at an exercise price of $0.01 per unit;

•

if the waiver of outstanding arrearages discussed below is not approved by our unitholders, then Vitol would receive warrants to purchase 2 million common units (the “Arrearage Warrant”) at an exercise price of $0.01 per unit;

•

Vitol would have the option to require Vitol and our partnership to enter into a marketing agreement pursuant to which Vitol would receive 80% of the annual net profits and we would receive 20% of the annual net profits;

•

our partnership would be required to issue additional preferred units to Vitol in the event the settlement costs of the securities class action litigation (the costs, including expenses, of settling the class action litigation net of insurance proceeds) exceeded the amount reserved on our books as of the closing date of the transactions; and

•

we would be required to call a special meeting of our unitholders for the purposes of considering the reset of our minimum quarterly distribution the waiver of outstanding arrearages on the common units as discussed below;

•	the proposed preferred units would:

•	have a liquidation preference of $1,000 per preferred unit;

•	include the ability to convert into common units at a conversion rate equal to 75% of the current market price of our common units but not to exceed $4.50; and

•	contain a distribution preference of 14% payable quarterly, with such distribution (including arrearages) being paid before any distribution is paid on our common units;

•	in the event that the minimum quarterly distribution on our common units was reset, then the following would occur:

•	Vitol would be obligated (instead of having the option) to purchase the $100 million of preferred stock;

•	the dividend preference on the preferred units would be eliminated such that the preferred units would receive distributions on a pari passu basis with the common units;

•	the MQD Warrant would be forfeited;

•	the profit allocation under the marketing agreement would be adjusted such that Vitol would receive 60% of the annual net profits and we would receive 40% of the annual net profits;

•

Vitol would commit to purchase up to $25 million of additional preferred units if we needed such funds for capital projects, and the conversion price for such preferred units would be the fair market value of the common units at the time of such investment; and

•

if the minimum quarterly distribution reset occurs after October 1, 2009, then any arrearage occurring after October 1, 2009 would be calculated at the adjusted minimum quarterly distribution (and any excess arrearages eliminated);

•

in the event that our unitholders approved a proposal to accept a $20 million special distribution in full satisfaction of the common unit arrearages and waive all other arrearages on the common units, the Arrearage Warrant would be cancelled and Vitol would purchase an additional $20 million of preferred units to fund such distribution; and

•

Vitol and our partnership would enter into amendments to the existing crude storage contracts among the parties to (i) extend the term for an additional three-year period to December 31, 2015 at fair market rates, (ii) obtain additional capacity of one to two million barrels of Cushing storage as soon as such capacity was available and (iii) provide Vitol the option to extend the foregoing storage arrangements for two five-year periods at market rates.

On August 4, 2009, our board of directors met and, among other things, discussed the 2009 Proposed Restructuring Transactions. Because the 2009 Proposed Restructuring Transactions included transactions with Manchester, our board of directors discussed the fact that a conflict of interest may exist between the interests of our general partner and its controlling affiliates, including Manchester, on the one hand, and the interests of our partnership and our public unitholders, on the other hand. Further, our board of directors discussed the provisions of our partnership agreement relating to the consideration of the transactions when a conflict of interest exists, including the provisions in Section 7.9 of our partnership agreement. In accordance with the provisions of our partnership agreement, our board of directors (i) authorized and empowered the Conflicts Committee to evaluate and negotiate the 2009 Proposed Restructuring Transactions on behalf of our partnership and our public unitholders, (ii) resolved that the Conflicts Committee shall not have any duty to consider the interests of our general partner or its controlling affiliates, including Manchester, in considering the 2009 Proposed Restructuring Transactions, (iii) authorized the officers, agents and employees of our general partner to assist the Conflicts Committee and (iv) authorized and empowered the Conflicts Committee to retain such professional advisors (including attorneys, investment bankers, accountants and other similar advisors) as it deemed necessary or appropriate in the exercise of its business judgment.

After the August 4, 2009 meeting of our board of directors, the Conflicts Committee met 13 times from August 6, 2009 to September 21, 2009 in connection with its negotiation and evaluation of the 2009 Proposed Restructuring Transactions. The Conflicts Committee formally engaged UBS as its financial advisor to assist it in the negotiation and evaluation of the 2009 Proposed Restructuring Transactions and any future financing or sale transactions pursuant to an engagement letter entered into as of August 3, 2009. In addition, the Conflicts Committee had previously retained Prickett, Jones & Elliott, P.A. (“Prickett Jones”) as its legal counsel and consulted and relied on advice from such counsel, as well as from Baker Botts L.L.P., counsel to our partnership (“Baker Botts”), during the committee’s negotiation and evaluation of the 2009 Proposed Restructuring Transactions. The Conflicts Committee also consulted and relied upon the advice of management of our general partner in connection with its negotiation and evaluation of the 2009 Proposed Restructuring Transactions. The committee negotiated with both Vitol and Manchester regarding various aspects of the 2009 Proposed Restructuring Transactions. In addition, the Conflicts Committee participated in multiple discussions regarding its duties under Delaware law and the provisions of our partnership agreement relating to the consideration and approval of conflict transactions, including the provisions for “Special Approval” included in Section 7.9 of our partnership agreement. Ultimately, an agreement was not reached by our partnership and Vitol in 2009 because of the interrelated nature of the transactions between Vitol and Manchester, on the one hand, and the transactions between Vitol and our partnership, on the other hand. The Conflicts Committee suggested a one-step transaction that would be subject to unitholder vote (i.e., both the closing of Vitol’s transaction with Manchester and our partnership’s transaction with Vitol would be subject to the prior approval of our unitholders) or a two-step transaction in which Vitol would first purchase the interests in our general partner from Manchester and then negotiate a subsequent transaction with our partnership thereby decoupling the two transactions. Vitol and Manchester continued to pursue a transaction among themselves independent of any transaction with our partnership.

On October 8, 2009, we issued a press release announcing that we had been informed that Manchester had entered into an agreement with Vitol pursuant to which Vitol would acquire the membership interests in our general partner and our subordinated units from Manchester. On November 24, 2009, Vitol completed the acquisition of the membership interests in our general partner and our subordinated units (the “Vitol Change of Control”). The financial terms of the Vitol Change of Control were not made public.

In connection with the Vitol Change of Control, our board of directors was reconstituted. Messrs. Kosnik, Hammond, Bernfeld and Miller resigned from our board of directors on November 24, 2009. Mr. Billings had previously resigned from our board of directors on September 30, 2009. Messrs. Miguel A. (“Mike”) Loya, Javed Ahmed, James C. Dyer, IV, Christopher G. Brown, Steven M. Bradshaw and John A. Shapiro were appointed to our board of directors on November 24, 2009. Messrs. Loya, Ahmed, Dyer and Brown are affiliated with Vitol. Messrs. Bradshaw and Shapiro are independent members of our board of directors and, together with Mr. Ligon, constitute the current members of the Conflicts Committee.

On February 9, 2010, the Conflicts Committee met with representatives of Baker Botts and reviewed the responsibilities of the Conflicts Committee as outlined in our partnership agreement and Delaware law. In addition, the Conflicts Committee interviewed representatives of various investment banks, including UBS, that could assist the committee in the event that a conflict transaction was referred to the committee for consideration. The Conflicts Committee also discussed a proposed storage agreement with Vitol relating to our facilities at Cushing, Oklahoma and a proposed omnibus agreement with Vitol whereby we would provide certain employees to Vitol. After discussion, the Conflicts Committee approved such agreements and recommended that our board of directors approve such agreements.

Following the Conflicts Committee meeting on February 9, 2010, our board of directors met, discussed and approved the proposed storage agreement and omnibus agreement with Vitol as recommended by the Conflicts Committee.

On May 25, 2010, the Conflicts Committee met with representatives of each of Prickett Jones, the Conflicts Committee’s legal counsel, Baker Botts, our partnership’s legal counsel, and UBS, the Conflicts Committee’s financial advisor. The Conflicts Committee discussed the MLP market, our partnership’s position in the MLP market and restructurings that had been completed by other MLPs. The Conflicts Committee further discussed the fact that Vitol had not yet made a formal proposal relating to a possible refinancing of our partnership, but that if such proposal were made, the Conflicts Committee may be asked to review such proposal pursuant to Section 7.9 of our partnership agreement. The Conflicts Committee and its advisors discussed in detail the provisions of our partnership agreement and Delaware law relating to the consideration of a conflict transaction.

On June 2, 2010, the Conflicts Committee met with representatives of Prickett Jones and Baker Botts and discussed proposals that had been received by various banks relating to the possible refinancing of our partnership. UBS was one of the banks that had submitted such a proposal. The Conflicts Committee discussed UBS’ engagement as its financial advisor and the fact that a conflict could arise if UBS were engaged by the Partnership to participate in the refinancing. The Conflicts Committee further discussed the timing of a possible transaction.

On June 7, 2010, our board of directors met and discussed four proposals that had been received from banks relating to a possible refinancing of our partnership. In each case, the proposed interest rates were higher than management and members of our board of directors had expected. Representatives of UBS attended the meeting to hear potential options for refinancing our partnership. At the meeting, Javed Ahmed, one of the members of our board of directors who was affiliated with Vitol, presented a potential refinancing plan for our partnership and explained that Vitol was exploring various alternatives related to refinancing and that such refinancing may include a joint venture between Vitol and our partnership, the issuance of preferred units to Vitol and third party investors and the solicitation for our unitholders to approve a reset of the minimum quarterly distribution and to waive prior arrearages payable to our common unitholders. Mr. Ahmed explained that the discussion was not a formal proposal from Vitol as Vitol was still exploring various options and discussing those options with its board of directors. Our board of directors discussed the fact that any transactions related to our partnership’s refinancing almost certainly would involve transactions with Vitol, which was an affiliate of our partnership and our general partner, and that a conflict may exist between the interests of our general partner and Vitol, on the one hand, and the interests of our partnership and our public unitholders, on the other hand. Our board of directors also discussed the provisions of our partnership agreement relating to conflict transactions, including Section 7.9 of our partnership agreement. After a detailed discussion, our board of directors (i) authorized and empowered the Conflicts Committee to evaluate and negotiate the refinancing transactions on behalf of our partnership and our public unitholders, (ii) resolved that the Conflicts Committee would not have any duty to consider the interests of our general partner or its controlling affiliates, including Vitol and its affiliates, in considering any refinancing transactions, (iii) authorized our general partner’s officers, agents and employees to assist the Conflicts Committee and (iv) authorized and empowered the Conflicts Committee to retain such professional advisors as it deemed necessary or appropriate.

In addition, during the June 7, 2010 meeting, our board of directors discussed a proposed throughput capacity agreement with Vitol and a proposed vehicle lease arrangement with Vitol. Our board of directors delegated evaluation and negotiation of such transactions to the Conflicts Committee pursuant to Section 7.9 of our partnership agreement. Later on June 7, 2010, the Conflicts Committee met with Prickett Jones and Baker Botts. Messrs. Dyer, Ahmed and Stallings also attended the meeting at the request of the Conflicts Committee. During such meeting, the Committee discussed the proposed throughput capacity agreement with Vitol and the proposed vehicle lease agreement with Vitol and approved both transactions.

After the June 7th meeting, representatives of UBS, at the request of the Conflicts Committee, met with Messrs. Dyer and Ahmed to discuss possible refinancing options for our partnership.

On June 9, 2010, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts and UBS to receive a briefing regarding UBS’ meeting with Messrs. Dyer and Ahmed. A representative from UBS informed the Conflicts Committee that Vitol was exploring various options relating to a possible refinancing and recapitalization of our partnership and that among other items, Messrs. Dyer and Ahmed discussed entering into a joint venture relating to our crude oil assets or purchasing our crude oil assets outright. The committee discussed various alternatives for possible refinancing transactions and recent recapitalization transactions completed by other MLPs. In particular, the Conflicts Committee discussed completing a rights offering in connection with a potential refinancing of our partnership. In addition, the Conflicts Committee discussed in detail whether a sale of our partnership’s crude oil assets would constitute a sale of all or substantially all of our partnership’s assets under Delaware law and whether a unitholder vote would be required.

On June 10, 2010, representatives of UBS, at the request of the Conflicts Committee, met with Mr. Dyer and had additional discussions regarding possible refinancing options for our partnership.

On June 11, 2010, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts and UBS. A representative of UBS reported to the Conflicts Committee that he had met with Mr. Dyer and that Mr. Dyer had subsequently sent him a preliminary draft document outlining certain possible refinancing transactions (the “June 11 Preliminary Proposal”). The Conflicts Committee discussed such proposal, including the preliminary nature of the proposal and the specific transactions contemplated therein. The June 11 Preliminary Proposal included the following transactions:

•	Step One Transactions:

•	the formation of a new joint venture entity (“CrudeCo”) that would be jointly owned by Vitol and our partnership;

•	the contribution by Vitol of $150 million to CrudeCo for a 50% interest in CrudeCo and the contribution by us of our crude oil assets to CrudeCo for a 50% interest in CrudeCo;

•	a special distribution by CrudeCo to us of $150 million that would be used to repay a portion of our prior credit facility;

•	Vitol would agree that all of its U.S. investments in crude oil facilities must be conducted within CrudeCo;

•	CrudeCo and our partnership would enter into a management services agreement relating to the operation of CrudeCo’s assets;

•	we would issue $130 million of preferred units to Vitol and certain new third party investors;

•	Vitol would agree to underwrite up to $30 million of such preferred units;

•	the terms of such preferred units would include:

•	a preference on distributions and liquidation; and

•	a preferred distribution rate of 11.5% with a 3% reduction upon successful completion of the step two transactions below;

•	Vitol would sell 6,258,000 of our subordinated units to such new third party investors for $25 million; and

•	we would enter into a new $150 million bank facility.

•	Step Two Transactions:

•	a vote of our unitholders would be sought to reduce our minimum quarterly distribution to an amount between $0.08 and $0.10 per common unit;

•

a vote of our unitholders would be sought to waive all arrearages in exchange to a special distribution between $0.50 and $1.00 per common unit with such amount to be paid ratably over twelve quarters; and

•	if the unitholders approve the aforementioned items then the distribution rate on the preferred units would be reduced by 3%.

•	We would seek to relist our common units on Nasdaq and would also consider a possible rights offering and registration of the preferred units on Nasdaq.

On June 15, 2010, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts and UBS and discussed in detail the June 11 Preliminary Proposal and the Conflicts Committee’s proposed responses to the June 11 Preliminary Proposal. The Conflicts Committee instructed UBS to prepare a term sheet with its proposed responses and discuss such responses with Vitol.

On June 16, 2010, representatives from UBS met with Mr. Dyer of Vitol and delivered the Conflicts Committee’s response to the June 11 Preliminary Proposal (the “June 16 Response”) requesting the following changes to the transactions:

•	all transactions would occur simultaneously;

•	the contribution by Vitol of $225 million to CrudeCo for a 50% interest in CrudeCo;

•	our partnership would agree to conduct a rights offering of up to $75 million upon the following terms:

•	each common unitholder would receive 0.55 rights per common unit owned;

•	the strike price for each right would be $6.45 per right (which was a 25% discount to the closing price of the common units on June 11, 2010);

•	each whole right would be convertible into one preferred unit and one warrant; and

•	the rights offering would be back-stopped by Vitol or a third party at a cost of approximately $3.8 million;

•	the minimum quarterly distribution on our common units would be reset to $0.11 (subject to a unitholder vote);

•	the common unitholders would receive a one-time payment equal to 25% of the outstanding arrearages (approximately $0.63 per common unit) and waive all other arrearages (subject to a unitholder vote);

•

the subordinated units would not receive any distributions during 2011 or 2012 and any distributions otherwise payable to our subordinated unitholders would be paid to our common unitholders during such time period;

•	the subordinated units would convert on the following schedule: 25% in year 3, 25% in year 4 and 50% in year 5; and

•	relisting of our common units on Nasdaq.

After delivery of the June 16 Response to Vitol, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts and UBS to discuss the June 16 Response and Vitol’s reactions to such response. Representatives of UBS reported that Messrs. Dyer and Ahmed (i) were concerned regarding the valuation of our crude oil business and delays that may be caused in seeking a unitholder vote and (ii) indicated that they would discuss the June 16 Response with Vitol’s representatives in London. The committee also discussed the process of negotiating with Vitol and agreed that the Committee would continue to negotiate through UBS, its financial advisor.

Subsequent to the June 16th meeting, representatives of UBS continued to negotiate, on behalf of the Conflicts Committee, with Vitol regarding the refinancing of our partnership and the transactions contemplated by the June 16 Response.

On July 1, 2010, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts and UBS to discuss a revised term sheet that had been distributed to the Conflicts Committee by Mr. Dyer prior to the meeting (the “July 1 Proposal”). A representative of UBS reported that, at the Conflicts Committee’s direction, he had engaged in discussions with Mr. Dyer during the prior few days regarding the possible refinancing of our partnership. The Conflicts Committee discussed in detail the July 1 Proposal, which consisted of the following transactions:

•	Step One Transactions:

•

the formation of CrudeCo and the contribution by Vitol of $87.5 million to CrudeCo for a 25% interest in CrudeCo and the contribution by us of our crude oil assets to CrudeCo for a 75% interest in CrudeCo;

•	Vitol would have the right to develop any MLP qualified assets within CrudeCo and agree that all of its U.S. investments in crude oil facilities must be conducted within CrudeCo;

•	CrudeCo and our partnership would enter into a management services agreement relating to the operation of CrudeCo’s assets;

•	we would issue $125 million of preferred units to Vitol and certain new third party investors;

•	Vitol would agree to underwrite up to $25 million of such preferred units;

•	the terms of such preferred units would include:

•	a preference on distributions and liquidation equal to the purchase price of such units plus any accrued and unpaid distributions;

•	voting rights to vote on an as converted basis with the common units;

•

an issuance price equal to a 25% discount to the trailing, weighted average for ten days immediately prior to approval of the refinancing transactions by our board of directors, but in no event greater than $6.00 per unit;

•	a base distribution;

•

an incentive distribution for the first two years equal to 50% of the minimum quarterly distribution, and thereafter equal to 60% of the minimum quarterly distribution (provided that such minimum quarterly distribution shall not be less than $0.135 per unit);

•

each preferred unit would be convertible for a period of 36 months into one common unit plus one warrant to purchase a common unit at a 10% discount with the details of such warrant to be determined; and

•	the fact that such preferred units would be callable at 105% after two years;

•	we would issue senior secured notes in an aggregate principal amount of $150 million with an expected interest rate of approximately 9.5% and an expected term of approximately 7 to 8 years; and

•	we would enter into a new credit facility with a principal amount between $100 million and $125 million with an expected interest rate of 6.5% and an expected term of 3 years.

•	Step Two Transactions:

•	a vote of our unitholders would be sought to reduce our minimum quarterly distribution to $0.10 per common unit;

•	a vote of our unitholders would be sought to waive all arrearages in exchange for a special distribution of 25% of outstanding arrearages;

•	the common units would not accrue any arrearages for 2011 and 2012; and

•	no distributions would be paid to the subordinated units during 2011 and 2012.

After the conclusion of the Conflicts Committee meeting, our board of directors held a meeting on July 1, 2010. The meeting was attended by representatives of Baker Botts, as well as representatives of Prickett Jones and UBS. Mr. Dyer reviewed the July 1 Proposal and explained that such proposal was not a formal proposal relating to the refinancing of our partnership, but that it was a possible structure that reflects input from various banks that have made proposals to our partnership. Our board of directors discussed investment banks that could be hired to assist in the refinancing transactions. After discussion of the details of the proposal, our board of directors confirmed its prior resolutions referring consideration of the refinancing transactions to the Conflicts Committee.

On July 6, 2010, the Conflicts Committee met with representatives of Prickett Jones and Baker Botts and discussed its engagement of UBS as its financial advisor and the fact that UBS had submitted a proposal relating to the refinancing of our partnership. The Conflicts Committee discussed the desire that if our partnership engaged UBS as an investment bank to assist in the refinancing, then UBS would need to continue to report to and be supervised by the Conflicts Committee. Further, the Conflicts Committee would engage another financial advisor to deliver a fairness opinion in connection with the refinancing transactions.

On July 26, 2010, the Conflicts Committee met with representatives of Baker Botts and Mr. Dyer. Mr. Dyer updated the Conflicts Committee regarding the status of proposals received from investment banks relating to a possible new credit facility for our partnership in an amount between $250 million and $300 million. The Conflicts Committee further discussed UBS’ engagement as the Conflicts Committee’s financial advisor and its proposal to serve as administrative agent under our partnership’s new credit facility, including the potential conflicts that could be created thereby.

Between July 27, 2010 and July 29, 2010, UBS and Vitol determined that a joint venture was not a feasible option for our refinancing for various reasons, including, among others, the increased difficulty in obtaining financing for our partnership.

On July 29, 2010, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts and UBS. A representative of UBS reported that he had received a preliminary proposal from Mr. Dyer relating to the refinancing of our partnership and that Mr. Dyer had requested a meeting with UBS to discuss the preliminary proposal. The representative of UBS then summarized the primary terms of such preliminary proposal including (i) the entering into a $60 million bridge loan with Vitol, (ii) the issuance of $150 million of preferred units to Vitol and third party purchasers, (iii) the entrance into a new credit facility with a principal amount of $300 million, (iv) a reduction in our minimum quarterly distribution to $0.08 per unit (subject to unitholder vote), (v) a waiver of all outstanding arrearages in exchange for a special distribution of 25% of outstanding arrearages (approximately $0.78 per unit) (subject to unitholder vote) and (vi) a rights offering of up to $75 million, the proceeds of which would be used to repay the bridge loan and fund capital projects.

On August 3, 2010, Mr. Dyer submitted a formal proposal to the Conflicts Committee (the “August 3 Proposal”). The August 3 Proposal included the following transactions:

•	Phase One Transactions:

•	we would enter into a $60 million bridge loan with Vitol with the following terms:

•	an interest rate of 10%, which would increase to 12.5% after one year;

•	interest for the first year would be payable in cash upon the first anniversary of the entrance into the bridge loan and quarterly thereafter;

•	callable, at par, in whole or in part with the proceeds from a rights offering or issuance of additional preferred units; and

•	convertible after one year, at the holder’s option, into preferred units at the preferred conversion price;

•	we would issue $150 million of preferred units to Vitol and certain new third party investors;

•	the terms of such preferred units would include:

•	senior to all classes or series of partnership securities with respect to distributions and liquidation rights;

•	voting rights to vote on an as converted basis with the common units (except in connection with a vote related to the refinancing transactions);

•	a base distribution rate equal to 9%;

•

an incremental distribution rate, beginning one year after issuance, with such increment equal to 50% of the minimum quarterly distribution (i.e., a total distribution rate of 9% plus an amount equal to 50% of the minimum quarterly distribution); and

•

convertible for a period of 60 months into common units at a price per unit equal to a 20% discount to the twenty day weighted average common unit price for the ten days prior to the unitholder vote and the ten days following the unitholder vote but in no event greater than an amount between $6.50 per unit and $7.00 per unit; and

•	we would pay Vitol a placement fee of 1% in connection with the bridge loan and the issuance of the preferred units;

•	we would enter into a new credit facility with a principal amount of approximately $300 million with an expected interest rate of LIBOR plus 4% with an expected term between 4 and 5 years;

•	Phase Two Transactions:

•	a vote of our unitholders would be sought to reduce our minimum quarterly distribution to $0.08 per common unit effective January 1, 2011;

•	a vote of our unitholders would be sought to waive all arrearages in exchange for a special distribution to our common unitholders of 25% of outstanding arrearages (approximately $0.78 per unit);

•

upon a successful unitholder vote, no distributions would be paid to our subordinated unitholders during 2011 and any such distributions that would otherwise be paid to the subordinated unitholders would be paid to our common unitholders;

•	upon a successful unitholder vote, we will conduct a $75 million rights offering with the proceeds to be used to redeem the bridge loan and fund additional capital projects; and

•

each right would entitle the holder to receive a Class B preferred unit that would (i) have a liquidation preference to the common units (pari passu with the Preferred Units), (ii) receive distributions on a pari passu basis with the common units, (iii) be convertible to a common unit at any time at the election of the holder and (iv) automatically convert into common units upon the occurrence of specified events, including resolution of the class action litigation pending against us and if the common unit price reaches certain levels.

On August 4, 2010, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts and Mr. Dyer. The Conflicts Committee discussed the amount of compensation to be paid to UBS and reviewed in detail the engagement letter entered into in the fall of 2008 with our general partner as subsequently amended in the fall of 2009 and entered into with the Conflicts Committee.

After conclusion of the Conflicts Committee Meeting, our board of directors met on August 4, 2010 and discussed, among other items, the filing of our partnership’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. In addition, our board of directors discussed the refinancing of our partnership. Mr. Dyer explained that Vitol was continuing to evaluate alternatives to refinance our partnership and had submitted a proposal to the Conflicts Committee for consideration.

On August 9, 2010, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts and UBS and discussed in detail the August 3 Proposal. The Conflicts Committee discussed the value of our subordinated units and how varying changes to such assumption impacts the analysis of the refinancing transactions. The Conflicts Committee also discussed the need to refinance our prior credit facility and the fact that a standalone case where no refinancing transactions were entered into was not a viable option for our partnership. In addition, the Conflicts Committee discussed other investments and refinancing transactions completed by other MLPs. Representatives of UBS explained that the August 3 Proposal was consistent with the terms of refinancings obtained by other MLPs except that (i) preferred units are normally issued at a premium rather than a discount, (ii) the proposal included a floor on the preferred return and (iii) the proposal contemplated a lower than normal placement fee. The Conflicts Committee discussed comparable transactions and the financial position of the companies conducting such refinancings. Representatives of UBS explained that they believed it would be difficult for our partnership to obtain comparable debt and equity financing in the then-current market conditions. The Conflicts Committee further discussed proposed responses to the August 3 Proposal.

On August 10, 2010, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts and UBS and discussed in detail a proposed response to the August 3 Proposal. In addition, the Conflicts Committee discussed potential financial advisors that the committee could engage to prepare a fairness opinion in connection with the refinancing transactions.

On August 11, 2010, Mr. Bradshaw, the Chairman of the Conflicts Committee, delivered to Vitol the Conflicts Committee’s response to the August 3 Proposal (the “August 11 Response”) requesting the following changes to the August 3 Proposal:

•	Phase One Transactions:

•	the interest rate on the bridge loan would increase to 12% rather than 12.5% after the first year;

•	the bridge loan would be callable at the option of the Conflicts Committee (with no requirement that it be callable from proceeds from a rights offering or preferred unit offering);

•	the preferred units would have a base rate of 8% rather than 9%;

•	the preferred units would be convertible into common units at a price of $7.00 per unit after the date that is two years from the date that the unitholder vote is obtained;

•

the preferred units would be redeemable, at the option of the Conflicts Committee, after the occurrence of specified events, including resolution of the class action litigation pending against us and if the common unit price reaches certain levels; and

•	we would reimburse Vitol for reasonable, out-of-pocket expenses relating to the refinancing up to an aggregate of $500,000 and would not pay Vitol any placement fee;

•	Phase Two Transactions:

•	the level of the reset minimum quarterly distribution would be discussed among the parties with such reset being effective as of the quarter during which the unitholder vote is obtained; and

•

no distributions would be paid to our subordinated unitholders during the eight quarters after the unitholder vote is obtained and any such distributions that would otherwise be paid to our subordinated unitholders would be paid to our common unitholders and would accrue arrearages to the extent not paid to our common unitholders.

On August 17, 2010, and August 18, 2010 representatives of each of the Conflicts Committee, Prickett Jones and Baker Botts interviewed representatives of various investment banks regarding a possible engagement of such banks to advise the committee and to provide a fairness opinion in connection with the refinancing transactions. UBS reiterated to the Conflicts Committee that it would be unable to render a fairness opinion relating to the refinancing transactions because its practice is to not give fairness opinions for financing transactions, a view first expressed to the Conflicts Committee in connection with the 2009 Proposed Restructuring Transactions.

On August 18, 2010, Vitol responded to the August 11 Response and proposed the following changes to the August 11 Response (the “August 18 Proposal”):

•	Phase One Transactions:

•	a reduction in the aggregate principal amount of the bridge loan from $60 million to $55 million;

•	the preferred units would have a base distribution rate equal to 8.5% rather than 9%;

•	the incremental dividend would be no lower than 2.5% (i.e., the total distribution rate on the preferred units would not be less than 11%);

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the preferred units would be convertible into common units at a price per unit equal to a 20% discount to the twenty day weighted average common unit price for the ten days prior to approval by our board of directors and the ten days following the unitholder vote but in no event greater than $6.50 per unit;

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the preferred units would be convertible, at the option of the Conflicts Committee, if 50% or more of the preferred units have converted; provided, that the preferred units would not be convertible after the occurrence of certain events, such as an unfavorable outcome relating to our securities class action litigation; and

•	our partnership would pay a one-time transaction cost reimbursement fee of 50 basis points (rather than expenses up to an aggregate of $500,000).

•	Phase Two Transactions:

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no distributions would be paid to our subordinated unitholders during 2011 (as compared to the August 11 Response that requested eight quarters) and any such distributions that would otherwise be paid to our subordinated unitholders would be paid to our common unitholders; and

•	the rights to be offered in the rights offering would entitle a holder to receive a preferred unit that is similar to the preferred units to be purchased by Vitol rather than a Class B preferred unit.

On August 19, 2010, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts and UBS and discussed in detail the August 18 Proposal. The committee discussed a response to the August 18 Proposal and instructed UBS to have further discussions with Mr. Dyer. In addition, after representatives of UBS had left the meeting, the Conflicts Committee discussed UBS’ position that it would be unable to render a fairness opinion relating to the refinancing transactions because of UBS’ practice that it does not give fairness opinions for financing transactions. After discussion of the opinion issue, the committee discussed the fee structure for engaging UBS as the committee’s financial advisor, including the provision for a certain amount of such fees to be used to engage another investment bank to provide a fairness opinion. The Conflicts Committee discussed the interviews conducted with such potential financial advisors and determined to engage Baird. Subsequent to this meeting, the Conflicts Committee formally engaged Baird pursuant to a written engagement letter, dated September 2, 2010, to render a fairness opinion as to the GTA Transactions (as defined below).

Subsequent to the August 19th meeting, representatives of UBS continued to negotiate, on behalf of the Conflicts Committee, with Vitol regarding the refinancing of our partnership and the transactions contemplated by the August 18 Proposal.

On August 23, 2010, Mr. Dyer delivered a revised proposal to the Conflicts Committee (the “August 23 Proposal”). The August 23 Proposal included the following modifications to the August 11 Response:

•	Phase One Transactions:

•	a reduction in the aggregate principal amount of the bridge loan from $60 million to $50 million;

•	Vitol and new third party investors would acquire $140 million of preferred units rather than $150 million of preferred units;

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the preferred units would be entitled to a distribution equal to 17.5% annually, paid quarterly in arrears; provided, that distribution would be equal to 8.5% for the first year after issuance of the units; provided, further that the distribution would be reduced to 11% annually if the unitholders approve the unitholder proposals relating to the reset of the minimum quarterly distribution and the waiver of outstanding arrearages;

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the preferred units would be convertible into common units at a price per unit equal to a 20% discount to the twenty day weighted average common unit price for the ten days prior to approval by our board of directors and the ten days following the unitholder vote but in no event greater than $6.50 per unit or less than $5.50 per unit;

•	the preferred units would be redeemable, at the option of the Conflicts Committee, if 50% or more of the preferred units have converted;

•	the preferred units would not be redeemable upon the occurrence of certain events; and

•	our partnership would pay a one-time transaction cost reimbursement fee of 50 basis points (rather than expenses up to an aggregate of $500,000).

•	Phase Two Transactions:

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no distributions would be paid to our subordinated unitholders during 2011 (as compared to the August 11 Response that requested eight quarters) and any such distributions that would otherwise be paid to our subordinated unitholders would be paid to our common unitholders;

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our partnership agreement would be amended to provide that arrearages shall not accrue on the common units if our partnership is unable to pay distributions solely as a result of covenant restrictions imposed by reason of our credit agreement or other debt arrangements (other than the bridge loan);

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the rights to be offered in the rights offering would entitle a holder to receive a preferred unit that is similar to the preferred units to be purchased by Vitol rather than a Class B preferred unit; and

•	upon a favorable unitholder vote, Vitol and new third party investors would acquire an additional $17 million of preferred units to fund the special distribution to our common unitholders.

On August 24, 2010, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts and UBS and discussed in detail the August 23 Proposal. The Conflicts Committee further discussed that management of our general partner was having difficulty arranging the terms of a credit agreement with banks relating to the refinancing of our partnership agreement and possible alternative means of refinancing our partnership if a credit agreement was not able to be syndicated. In particular, the banks that had expressed a willingness to participate in a new credit agreement had indicated that they would require cash sweeps of our partnership’s accounts and would not allow cash distributions to our common unitholders. The Conflicts Committee discussed the importance of reestablishing the payment of distributions to the common unitholders in connection with the refinancing transactions. The Conflicts Committee discussed in detail proposed responses to the August 23 Proposal.

On September 14, 2010, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts, UBS and Baird. Representatives of Baird discussed the due diligence they were conducting in connection with their analysis of the refinancing of our partnership and the evaluation of whether such transactions were fair to our common unitholders.

On September 23, 2010, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts, UBS and Baird and discussed recent developments relating to the refinancing of our partnership, including that Mr. Dyer had contacted our legal counsel to indicate that Charlesbank had agreed to purchase 50% of Vitol’s ownership in our general partner and 50% of our subordinated units. In addition, Charlesbank would participate equally with Vitol in connection with providing the bridge loan and purchasing the preferred units in connection with the refinancing of our partnership. The financial terms of Charlesbank’s involvement in such transactions with Vitol were not made public and were not made available to the Conflicts Committee. The Conflicts Committee discussed the impact of Charlesbank’s investment upon the timing of the refinancing transactions. In addition, the Conflicts Committee discussed certain open issues relating to the refinancing, including (i) the amount of the reset minimum quarterly distribution, (ii) the default conversion price of the preferred units prior to the unitholder vote, (iii) Vitol’s desire to drag-along other investors if it decides to convert its preferred units, (iv) the lack of a mandatory conversion of the preferred units and (v) whether the preferred units would have a priority in a distribution from capital surplus of our partnership.

On October 1, 2010, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts, UBS and Baird. The Conflicts Committee discussed the desire to complete the refinancing transactions prior to October 5, 2010 to avoid a $4.5 million fee under our prior credit facility and the work of management and the committee to complete the transaction by such time. However, the Conflicts Committee was informed that the lenders under our new credit facility would not be ready to close by such date. The Conflicts Committee then discussed in detail the timing to complete the refinancing transactions and certain modifications to the refinancing transactions since the August 23 Proposal, including, among other items, (i) an increase in the expected interest rate under our new credit agreement, (ii) the fact that the bridge loan would mature on December 31, 2011 and all principal and interest would convert to preferred units if the bridge loan was still outstanding on such date, (iii) our ability to convert all of the outstanding preferred units to common units if either (A) the securities class action litigation pending against us is resolved and conversion would be economically neutral based on cash distributions to the holders of the preferred units for the two quarters prior to such conversion or (B) 50% or more of the preferred units have converted, (iv) warrants would not be offered in connection with the proposed rights offering and the rights offering would not be backstopped and (v) the need to agree upon the new minimum quarterly distribution amount. The Conflicts Committee, their financial advisor and Baird also discussed certain modifications made by our general partner’s management to our forecast relating to the reclassification of certain capital expenditures from expansion capital expenditures to maintenance capital expenditures. In addition, the Conflicts Committee discussed resetting our minimum quarterly distribution to $0.09 based upon the forecast prepared by our general partner’s management. The Conflicts Committee also discussed the high splits based upon a $0.09 minimum quarterly distribution and the timing of possible conversion of the preferred units. Further, the Conflicts Committee and its legal counsel discussed the process relating to “Special Approval” pursuant to Section 7.9(a) of our partnership agreement and certain provisions of Delaware law.

On October 7, 2010, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts, UBS and Baird and discussed the status of our new credit facility, including the amount of commitments thereunder, which were less than anticipated as of such date. The committee discussed the fact that if our partnership were unable to obtain sufficient commitments from lenders under our new credit facility that the refinancing transactions would not go forward as then contemplated. In addition, the Conflicts Committee discussed certain change of control payments payable to our general partner’s management upon the consummation of Vitol’s transactions with Charlesbank because Charlesbank would purchase 50% of our general partner and cause a change of control under our general partner’s long-term incentive plan. During the meeting, representatives of Baker Botts reviewed draft agreements relating to the refinancing transactions, including a global transaction agreement, debentures relating to the bridge loan and our amended partnership agreement.

On October 14, 2010, the Conflicts Committee met with representatives of Prickett Jones and Baker Botts to discuss Baird’s evaluation of fairness of the refinancing transactions. The Conflicts Committee discussed whether it should instruct Baird to include a liquidation scenario in its analysis. The committee discussed the fact that it was the committee’s belief that Vitol would not allow our partnership to be liquidated and that Mr. Dyer had informed Baird accordingly. As such, the Conflicts Committee instructed Baird that it need not consider such a scenario in its analysis.

On October 15, 2010, the Conflicts Committee met with representatives of Prickett Jones and Baker Botts and discussed the timing of completing the refinancing transactions. The Conflicts Committee also discussed Vitol’s participation in our new credit agreement, that Vitol’s rights under such credit agreement would be the same as each other lender under such facility and that such facility was a result of arms-length negotiations.

On October 19, 2010, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts, UBS and Baird. Representatives of Baker Botts reviewed in detail the documents to be entered into in connection with the refinancing transactions and changes since the prior review of such documents with the committee. Representatives of Baird then presented Baird’s financial analysis of the refinancing transactions. Representatives of Baird confirmed that Baird had received all of the information and materials required to perform its analysis.

On October 21, 2010, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts, UBS and Baird. Representatives of Baker Botts confirmed that there had been no material changes to the documents to be entered into in connection with the refinancing transactions since the October 19th meeting. Representatives of Baird updated the Conflicts Committee on the procedures it had completed since the committee’s prior meeting and advised the Conflicts Committee that, based on various assumptions, qualifications and limitations, the GTA Transactions (as defined below) are fair, in aggregate, from a financial point of view, to the public unaffiliated common unitholders of our partnership and delivered its opinion regarding the same. After delivery of the Baird fairness opinion, representatives of UBS advised the Conflicts Committee that they had negotiated with Vitol on behalf of the Conflicts Committee and spoken with third parties regarding potential financing transactions with us; the discussions with such third parties as to the potential financing transactions available to our partnership had resulted in a lack of other alternatives, to the knowledge of UBS, based on then-current market conditions. After a detailed discussion of the provisions of our partnership agreement and Delaware law regarding conflict transactions, the Conflicts Committee unanimously (i) determined that the Global Transaction Agreement and the GTA Transactions are advisable, fair and reasonable to, and in the best interests of, our partnership and our public unitholders (other than Vitol, Charlesbank and their affiliates), (ii) approved the Global Transaction Agreement, the documents referenced in the Global Transaction Agreement and the GTA Transactions, (iii) recommended approval by our board of directors of the Global Transaction Agreement, the documents referenced in the Global Transaction Agreement and the GTA Transactions, (iv) recommended that our public unitholders vote to approve the unitholder proposals set forth in the Global Transaction Agreement and (v) resolved that the Conflicts Committee desired and intended that the approvals of the Global Transaction Agreement, the documents referenced therein and the transactions contemplated thereby constitute Special Approval pursuant to Section 7.9 of our partnership agreement.

On October 25, 2010, our board of directors convened a special meeting to discuss the GTA Transactions and the documents to be entered into in connection therewith. During such meeting, the Conflicts Committee delivered a report to our board of directors on (i) the process in evaluating and negotiating the terms of the GTA Transactions, (ii) the opinion of Baird that the GTA Transactions are fair, in aggregate, from a financial point of view, to the public unaffiliated common unitholders of our partnership and (iii) the resolutions adopted by the Conflicts Committee on October 21, 2010 approving and recommending approval of the Global Transaction Agreement, the documents referenced therein and the GTA Transactions and granting Special Approval of such documents and transactions pursuant to Section 7.9 of our partnership agreement.

Following the report of the Conflicts Committee, our board of directors unanimously (i) determined that the Global Transaction Agreement, the documents referenced therein and the GTA Transactions are advisable, fair and reasonable to, and in the best interests of our partnership, (ii) approved the Global Transaction Agreement, the documents referenced in the Global Transaction Agreement and the GTA Transactions and (iii) recommended approval of the unitholder proposals set forth in the original Global Transaction Agreement by our limited partners.

After the meeting of our board of directors, the applicable parties executed the Global Transaction Agreement and the documents referenced therein, including the Convertible Debentures and our amended partnership agreement. We also issued the Preferred Units to Vitol and Charlesbank as contemplated by the Global Transaction Agreement. Our partnership issued a press release and filed a Current Report on Form 8-K on October 25, 2010 relating to the GTA Transactions.

The Global Transaction Agreement outlined a series of transactions related to the refinancing of our prior debt and the recapitalization of our securities. Generally, these transactions were separated into three types of transactions: (i) Phase I Transactions, (ii) Unitholder Vote Transactions and (iii) Phase II Transactions and are collectively referred to herein as the “GTA Transactions.” Each of these transactions and the corresponding documents are outlined in more detail below.

•	The Phase I Transactions, which were consummated on October 25, 2010, included the following:

•	entry into a new $275 million credit facility consisting of a $200 million term loan facility and a $75 million revolving loan facility (which has subsequently been increased to $95 million);

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the issuance and sale by us to Vitol and Charlesbank of an aggregate of 21,538,462 Preferred Units for a cash purchase price of $6.50 per Preferred Unit in a privately negotiated transaction (the “Private Placement”) and the entry into a Registration Rights Agreement by us with Vitol and

Charlesbank in connection therewith. Holders of the Preferred Units are entitled to quarterly distributions of 2.125% per unit per quarter for each quarter during the one year period after the date of issuance of the Preferred Units. In the case of any quarter beginning one year after the date of the issuance of the Preferred Units, the holders of the Preferred Units are entitled to quarterly distributions of 4.375% per unit per quarter but this amount will be decreased to 2.75% per unit per quarter upon the approval of the Partnership Agreement Amendment Proposal discussed below. The Preferred Units have voting rights that are identical to the voting rights of the common units and vote with the Common Units as a single class; provided, that the Preferred Units will not have the right to vote on the Partnership Agreement Amendment Proposal;

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the issuance by us of the Convertible Debentures to Vitol and Charlesbank which resulted in gross proceeds to us of $50 million. The Convertible Debentures bear interest at 10% for the first year, and thereafter at 12%. Interest can only be paid in cash with the proceeds from an equity offering. The Convertible Debentures are redeemable in whole or in part at any time prior to December 31, 2011 at a price equal to the principal amount plus any accrued and unpaid interest. If not otherwise redeemed, the Convertible Debentures shall mature on December 31, 2011 and, on such date, all outstanding principal and any accrued and unpaid interest shall automatically convert into Preferred Units; and

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our use of the borrowings under our new credit agreement together with proceeds from the Private Placement and the sale of the Convertible Debentures (i) to repay all existing indebtedness under our prior credit agreement, (ii) to pay certain transaction expenses incurred in connection with the Global Transaction Agreement and the transactions contemplated thereby, including a payment of approximately $700,000 to Vitol and Charlesbank as partial reimbursement of their expenses incurred in connection with the negotiation and preparation of the Global Transaction Agreement and the transactions contemplated thereby and (iii) for general partnership purposes.

•	Pursuant to the Unitholder Vote Transactions, our general partner agreed to call a special meeting of our unitholders to solicit approval of the following unitholder proposals:

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approval to amend our partnership agreement to reset (i) the minimum quarterly distribution to $0.09 per unit per quarter from $0.3125 per unit per quarter, (ii) the first target distribution to $0.1035 per unit per quarter from $0.3594 per unit per quarter, (iii) the second target distribution to $0.1125 per unit per quarter from $0.3906 and (iv) the third target distribution to $0.1350 per unit per quarter from $0.4688 per unit per quarter, each effective as of the first day of the quarter during which the unitholders approve the unitholder proposals;

•	approval of the waiver of the cumulative common unit arrearage due and owing through the quarter prior to the quarter during which the unitholders approve the unitholder proposals; and

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approval to amend our partnership agreement to provide that no minimum quarterly distribution dividends shall accrue or be paid to the holders of subordinated units during the four quarter period following the date that the unitholders approve the unitholder proposals and that, instead, such minimum quarterly distributions that would be otherwise be paid to the holders of subordinated units will be paid to holders of common units, with the conflicts committee determining the amount of any such distribution.

•	upon approval of the unitholder proposals, the following Phase II Transactions would take place:

•	our general partner would amend our partnership agreement to reflect the approval of the unitholder proposals;

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no later than 20 days after the date of the approval of the unitholder proposals, we would issue and sell to Vitol and Charlesbank an aggregate of 2,615,386 Preferred Units for a cash purchase price of $6.50 per Preferred Unit in a private transaction (the “Additional Private Placement”), resulting in total gross proceeds of approximately $17 million, such proceeds to be used to make the Special Distribution (as defined below);

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no later than 15 days after the date of the approval of the unitholder proposals, our general partner would declare a distribution in favor of the holders of the common units in the amount of $0.78 per Common Unit (the “Special Distribution”), such Special Distribution to be paid no later than 45 days after the date of the approval of the unitholder proposals; and

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we would undertake to complete a rights offering pursuant to we would distribute to our existing common unitholders 0.5310 rights for each outstanding common unit, with each whole right entitling the holder to acquire, for a subscription price of $6.50, a newly issued Preferred Unit. The Partnership intended to use the proceeds from the rights offering to redeem the Convertible Debentures and for general partnership purposes.

On October 27, 2010, we held an investor conference call relating to the GTA Transactions. During such call our management, representatives of Vitol and representatives of Charlesbank provided an overview of such transactions and answered questions of our unitholders.

On November 12, 2010, we were informed by Vitol and Charlesbank that they had consummated the transactions between them resulting in Charlesbank’s acquisition of 50% of the membership interests of the entity that controls our general partner and 50% of our subordinated units (the “Charlesbank Change of Control”). In connection with the consummation of such transactions, Messrs. Michael R. Eisenson and Jon M. Biotti, both of whom are affiliated with Charlesbank, were appointed to our board of directors and Messrs. Javed Ahmed and Christopher G. Brown, both of whom were affiliated with Vitol, resigned from our board of directors. As such, our board of directors currently consists of two directors, Messrs. Eisenson and Biotti, who are affiliated with Charlesbank, two directors, Messrs. Loya and Dyer, who are affiliated with Vitol, and three independent directors, Messrs. Ligon, Bradshaw and Shapiro.

From November 18, 2010 to November 22, 2010, Messrs. Dyer and Stallings and representatives from UBS, at the request of the Conflicts Committee, visited certain of our unitholders that hold a significant percentage of our common units to discuss the GTA Transactions. On November 18, 2010, Messrs. Dyer and Stallings and representatives of UBS, at the request of the Conflicts Committee, met with representatives of MSD Capital, L.P. (“MSD Capital”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and Neuberger Berman Group LLC in separate meetings. In addition, Mr. Stallings met with representatives of Solus Alternative Asset Management LP (“Solus”) on November 18, 2010. On November 22, 2010, Messrs. Dyer and Stallings and representatives of UBS, at the request of the Conflicts Committee, met with representatives of Swank Capital, LLC (“Swank Capital”). The terms and conditions of GTA Transactions were discussed at these meetings. The unitholders expressed a range of opinions on such transactions, in large part disapproving, along with some criticism for not having been allowed to participate in the process that gave rise to the Global Transaction Agreement.

On December 16, 2010, MSD Capital filed a Schedule 13D with the Securities and Exchange Commission that disclosed its investment in our partnership, expressed dissatisfaction with the GTA Transactions and contained a copy of correspondence to Mr. Dyer. On December 21, 2010, Mr. Dyer delivered written response to MSD Capital that was filed by us as an exhibit to a Current Report on Form 8-K.

On December 22, 2010, the Conflicts Committee met with Prickett Jones and Baker Botts and discussed the correspondence from MSD Capital and the response by Mr. Dyer.

On January 5, 2011, Swank Capital filed a Schedule 13D with the Securities and Exchange Commission that contained a copy of correspondence to Mr. Dyer and suggested possible revisions to the GTA Transactions. On January 13, 2011, Solus filed a Schedule 13D with the Securities and Exchange Commission that contained a copy of correspondence to Mr. Dyer. On January 18, 2011, Mr. Dyer delivered a written response to Swank Capital and Solus that was filed by us as an exhibit to a Current Report on Form 8-K. From January to March 2011, certain significant unitholders filed various Schedule 13D’s with the Securities and Exchange Commission. In addition, during December 2010 and January 2011, our partnership received various letters from other unitholders that generally expressed dissatisfaction with the GTA Transactions.

On January 21, 2011, the Conflicts Committee met with representatives of Prickett Jones and Baker Botts. The committee discussed the correspondence by and with certain of our unitholders as set forth in the unitholders’ Schedule 13D’s and our partnership’s Current Reports on Form 8-K. During the meeting, Mr. Ligon reported that he had called representatives of Swank Capital at the request of Mr. Dyer to explain to Swank Capital that in order to have discussions with representatives of our general partner regarding the GTA Transactions, Swank Capital would need to execute a confidentiality agreement that contained a standstill provision prohibiting the sale of securities in our partnership for a specified period of time. The Conflicts Committee also discussed the process to consider any proposed modifications to the Global Transaction Agreement and the selection of a financial advisor. The Committee then briefly discussed certain modifications to the Global Transaction Agreement that had been informally discussed by Mr. Dyer but that had not yet been proposed by Vitol and Charlesbank to our board of directors or the Conflicts Committee (such modifications as set forth below in the description of the January 24, 2011 meeting of our board of directors). Furthermore, the Conflicts Committee discussed the requests by certain of our unitholders to discuss the GTA Transactions and any proposed modifications to the Global Transaction Agreement and the need for such unitholders to execute a confidentiality agreement and standstill.

On January 24, 2011, Vitol and Charlesbank delivered a revised proposal to our board of directors that would modify certain of the GTA Transactions (the “January 24 Amendment Proposal”). These suggested modifications included revising the unitholder proposals to reset the second target distribution to $0.1350 and the third target distribution to $0.1575. In addition, the suggested modifications provided that upon a favorable unitholder vote, (i) no distributions would accrue or be paid to the holders of the subordinated units or the incentive distribution rights (other than with respect to our general partner’s 1.974% general partner interest in us) for (A) the four quarter period following the date of a favorable unitholder vote and that such amounts will be paid to the common unitholders instead with the Conflicts Committee determining the amount of any such distribution and (B) for a subsequent four quarter period and that any such amounts will be used to reduce our debt. In addition, the additional private placement would not be conducted and instead Vitol and Charlesbank would participate in the rights offering and be granted an oversubscription right to buy up to an additional $22 million of Preferred Units. The proceeds from the rights offering would be used to redeem the Convertible Debentures, pay expenses related to the rights offering, make the special distribution of approximately $17 million to holders of our common units and for general partnership purposes. Vitol and Charlesbank also would agree to backstop the rights offering up to $70 million.

During the January 24, 2011 meeting, our board of directors discussed the fact that the modification of the GTA Transactions involved transactions with Vitol and Charlesbank, which are affiliates of our general partner, and that a conflict may exist between the interests of our general partner, Vitol and Charlesbank, on the one hand, and the interests of our partnership and our public unitholders, on the other hand. Our board of directors also discussed the provisions of our partnership agreement relating to conflict transactions, including Section 7.9 of our partnership agreement and the fact that the evaluation and negotiation of the original Global Transaction Agreement had been delegated to the Conflicts Committee. After a detailed discussion, our board of directors (i) authorized and empowered the Conflicts Committee to evaluate and negotiate the revised refinancing transactions and any amendment to the Global Transaction Agreement on behalf of our partnership and our public unitholders, (ii) resolved that the Conflicts Committee would not have any duty to consider the interests of our general partner or its controlling affiliates, including Vitol, Charlesbank and their respective affiliates, in considering any revised refinancing transactions or amendment to the Global Transaction Agreement, (iii) authorized our general partner’s officers, agents and employees to assist the Conflicts Committee and (iv) authorized and empowered the Conflicts Committee to retain such professional advisors as it deemed necessary or appropriate.

On January 26, 2011, the Conflicts Committee met with representatives of Prickett Jones and Baker Botts. The Conflicts Committee discussed financial advisors that could be engaged by the committee in connection with its consideration of the January 24 Amendment Proposal. In addition, the Conflicts Committee, its legal advisors and our partnership’s legal advisors discussed the Conflicts Committee’s duties under Delaware law relating to the consideration of any amendments to the Global Transaction Agreement.

On February 3, 2011, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts and Baird. The Conflicts Committee, its legal advisors and our partnership’s legal advisors again discussed the Conflicts Committee’s duties under Delaware law relating to the consideration of any amendments to the Global Transaction Agreement. The Conflicts Committee also discussed the scope of the committee’s authority and the process to consider any modifications to the GTA Transactions. The Conflicts Committee resolved to engage Baird and authorized the execution, delivery and performance of the form of engagement letter that had been provided to them. In addition, the committee discussed whether to recommend that representatives of our general partner affiliated with Vitol and Charlesbank meet with certain of our significant unitholders.

On February 4, 2011, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts and Baird and Mr. Stallings. The Conflicts Committee discussed the January 24 Amendment Proposal, financial models prepared by management reflecting the impact of such proposal and possible revisions to such proposal that the Conflicts Committee could propose to Vitol and Charlesbank. During the meeting, Mr. Ligon reported that he had a conversation with a representative of Swank Capital wherein such representative stated that the significant unitholders would like to meet with representatives of Vitol and Charlesbank to discuss the refinancing. The Conflicts Committee agreed that it should recommend that Mr. Dyer invite certain of the significant unitholders to have a meeting with him and a representative of Charlesbank.

After the February 4, 2011 meeting, Messrs. Bradshaw and Ligon and a representative of Baker Botts spoke with Mr. Dyer and recommended to him, on behalf of the Conflicts Committee, that Mr. Dyer and representatives of Charlesbank meet with the significant unitholders to discuss any modifications that may be made to the GTA Transactions and the Global Transaction Agreement. From March 1, 2011 through March 3, 2011, our general partner and our partnership entered into confidentiality agreements with certain of our significant unitholders.

On March 3, 2011, Messrs. Stallings, Dyer, Eisenson and Biotti met with representatives of Swank Capital, MSD Capital, Solus and Deutsche Bank to discuss possible modifications to the GTA Transactions and the Global Transaction Agreement.

On March 4, 2011, the Conflicts Committee met with representatives of Prickett Jones and Baker Botts and Messrs. Stallings and Dyer. Messrs. Stallings and Dyer reported on the March 3, 2011 meeting with certain of our significant unitholders and the views of such unitholders on what modifications should be made to the Global Transaction Agreement. Mr. Dyer explained that Vitol and Charlesbank were analyzing various modifications to the Global Transaction Agreement based upon the discussions and that the January 24 Amendment Proposal would be modified.

On March 22, 2011, Messrs. Dyer, Eisenson and Biotti again met with representatives of Swank Capital, MSD Capital, Solus and Deutsche Bank and suggested certain modifications that could potentially be made to the Unitholder Vote Transactions and the Phase II Transactions set forth in the Global Transaction Agreement. These suggested modifications included revising the unitholder proposals to reset (i) the first target distribution to $0.1035 per unit per quarter, (ii) the second target distribution to $0.1350 per unit per quarter and (iii) the third target distribution to $0.1575 per unit per quarter. In addition, the suggested modifications provided that upon a favorable unitholder vote, (i) no distributions would accrue or be paid to our general partner in respect of its interests in us (other than its general partner interest in us) for the eight quarter period beginning with the quarter in which a favorable vote is obtained, (ii) Vitol and Charlesbank would contribute all of their subordinated units to us thereby eliminating the subordinated units, (iii) an additional conversion feature would be added to the preferred units such that they would be convertible at our option at any time after five years if the trading price of our common units is more than 130% of the conversion price of the preferred units, subject to customary minimum trading volume requirements, (iv) our partnership agreement would be amended to provide that, for a period of 24 months, we could not issue securities senior to the common units without approval of a majority of our common unitholders except for accretive issuances and issuances for the purpose of repayment of debt and (v) the rights offering would be reduced to $55 million instead of $75 million with the proceeds being used to redeem our Convertible Debentures and for general partnership purposes. The suggested modifications eliminated the additional private placement and special dividend as contemplated by the Global Transaction Agreement. The other provisions of the Global Transaction Agreement would remain unchanged.

During the March 22 meeting, the unitholders and the representatives of our general partner discussed the suggested modifications as well as the rationale to set the minimum quarterly distribution at a level that would allow us to fund future growth projects while continuing to fund the minimum quarterly distribution. The unitholders made additional suggestions for consideration, including, among other things, further increasing the minimum quarterly distribution and associated target distributions. After the meetings with the unitholders, representatives of our general partner continued to engage in discussions with certain of such unitholders.

On March 28, 2011, the Conflicts Committee met with representatives of Prickett Jones and Baker Botts. The committee discussed the March 22 meeting among representatives of our general partner affiliated with Vitol and Charlesbank and certain of our significant unitholders and subsequent conversations between Mr. Dyer and representatives of Swank Capital. The Conflicts Committee reviewed the proposal made to the significant unitholders during the March 22 meeting.

On March 30, 2011, Vitol and Charlesbank delivered a revised proposal to our board of directors that would modify certain of the GTA Transactions (the “March 30 Proposal”). Our board of directors discussed the fact that the modification of GTA Transactions involved transactions with Vitol and Charlesbank, which are affiliates of our general partner, and that a conflict may exist between the interests of our general partner, Vitol and Charlesbank, on the one hand, and the interests of our partnership and our public unitholders, on the other hand. Our board of directors also discussed the provisions of our partnership agreement relating to conflict transactions, including Section 7.9 of our partnership agreement and the fact that the evaluation and negotiation of the original Global Transaction Agreement had been delegated to the Conflicts Committee. After a detailed discussion, our board of directors (i) authorized and empowered the Conflicts Committee to evaluate and negotiate the revised refinancing transactions and any amendment to the Global Transaction Agreement on behalf of our partnership and our public unitholders, (ii) resolved that the Conflicts Committee would not have any duty to consider the interests of our general partner or its controlling affiliates, including Vitol, Charlesbank and their respective affiliates, in considering any revised refinancing transactions or amendment to the Global Transaction Agreement, (iii) authorized our general partner’s officers, agents and employees to assist the Conflicts Committee and (iv) authorized and empowered the Conflicts Committee to retain such professional advisors as it deemed necessary or appropriate.

The March 30 Proposal consisted of the following modifications to the GTA Transactions:

•

revise the unitholder proposals to reset (i) the minimum quarterly distribution to $0.11 per unit per quarter, (ii) the first target distribution to $0.1265 per unit per quarter, (iii) the second target distribution to $0.1375 per unit per quarter and (iv) the third target distribution to $0.1650 per unit per quarter, each effective as of the quarter during which the unitholder vote is obtained;

•	upon approval of the unitholder proposals:

•	Vitol and Charlesbank would contribute to us, and we would cancel, the subordinated units;

•

our partnership agreement would be amended to provide that no distributions of Operating Surplus (as defined in our partnership agreement) shall accrue or be paid on the incentive distribution rights for eight quarters (the “Eight Quarter Period”) beginning with the quarter in which we receive unitholder approval;

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our partnership agreement would be amended to provide that, during the Eight Quarter Period, we will not issue any units senior to the common units (other than upon conversion of the Convertible Debentures or in connection with the rights offering) without the consent of the holders of the common units (excluding common units held by our general partner and its affiliates); provided, that we can issue an unlimited number of senior securities during the Eight Quarter Period without unitholder approval (i) under employee benefit plans, (ii) in connection with an acquisition or expansion capital improvement that increases cash flow from operations per unit on an estimated pro forma basis or (iii) the net proceeds of which are used to repay indebtedness, the cost of which to service is greater than the distribution obligations associated with the units issued in connection with its retirement;

•

our partnership agreement will be amended to provide for an additional conversion right relating to our Preferred Units such that we will have the right to convert any or all outstanding Preferred Units at any time on or after October 25, 2015 if the common unit price at such time is greater than 130% of the conversion price of such Preferred Units, subject to customary minimum trading volume requirements;

•	our partnership agreement would be amended to provide that any notice of conversion of the Preferred Units received during a quarter will be effective at the end of such quarter; and

•

the proceeds of the rights offering will be used in the following order until all such proceeds are exhausted: (a) first to pay expenses related to the rights offering, (b) second to redeem our Convertible Debentures, (c) third to repurchase from affiliates of Vitol and Charlesbank, which entities indirectly own and control our general partner, up to $20 million of Preferred Units at $6.50 per unit plus any pro rata distribution for the quarter in which such units are repurchased and (d) fourth for general partnership purposes;

•	the special distribution to our common unitholders and additional private placement of Preferred Units to Vitol and Charlesbank as set forth in the Global Transaction Agreement would be eliminated.

On April 1, 2011, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts and Baird. The Conflicts Committee discussed the committee’s duties under Delaware law and the provisions of our partnership agreement relating to the consideration and approval of conflict transactions, including the provisions for “Special Approval” included in Section 7.9 of our partnership agreement. In addition, the Conflicts Committee discussed the transactions in the original Global Transaction Agreement, the proposals discussed with certain significant unitholders and had a preliminary discussion relating to the March 30 Proposal.

On April 11, 2011, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts and Baird and further discussed the March 30 Proposal. In particular, the Conflicts Committee discussed the proposed minimum quarterly distribution and incentive target distribution levels in the March 30 Proposal and whether it should propose raising the minimum quarterly distribution and/or incentive target distribution levels set forth in the March 30 Proposal.

On April 14, 2011, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts and Baird and further discussed the March 30 Proposal. The Conflicts Committee discussed in detail the distribution levels set by other master limited partnerships upon such entities’ initial public offerings and the typical target distribution levels that are used in connection therewith. The Conflicts Committee discussed a proposed response to the March 30 Proposal and resolved to propose to Vitol and Charlesbank that the minimum quarterly distribution be raised to $0.15 beginning during the third quarter of 2013, with corresponding increases in the target distribution levels. Mr. Bradshaw agreed to propose the Conflicts Committee’s response to Vitol and Charlesbank.

On April 14, 2011, Mr. Bradshaw and Mr. Ligon discussed with Mr. Dyer the Conflicts Committee’s counterproposal to raise the minimum quarterly distribution be raised to $0.15 beginning during the third quarter of 2013, with corresponding increases in the target distribution levels.

On April 21, 2011, Mr. Dyer discussed with Mr. Bradshaw possible modifications to the March 30 Proposal and the Conflicts Committee’s counterproposal related thereto. Mr. Dyer explained that Vitol and Charlesbank would agree to either of two alternative proposals. The first would keep the March 30 Proposal as it was previously proposed. The second would include all the terms of the March 30 Proposal except that it would increase the minimum quarterly distribution to $0.13, with corresponding increases in the target distribution levels, and only 50% of the subordinated units would be transferred to and subsequently cancelled by our partnership (the “Alternative March 30 Proposal”). Mr. Dyer stated that Vitol and Charlesbank would enter a transaction on the terms of either of the alternative proposals. Mr. Dyer explained to Mr. Bradshaw that Mr. Dyer and Mr. Biotti would again meet with the significant unitholders of the partnership and discuss the March 30 Proposal and the Alternative March 30 Proposal with such unitholders and then after such discussions would again make a formal proposal to the Conflicts Committee.

On April 25, 2011, the Conflicts Committee formally engaged Baird pursuant to a written engagement letter, dated April 15, 2011, to act as a financial advisor for purposes of rendering a fairness opinion as to the Amended GTA Transactions.

On April 28, 2011, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts and Baird and discussed in detail the March 30 Proposal and the Alternative March 30 Proposal. The committee further discussed the fact that Messrs. Dyer and Biotti were planning on meeting with certain of the significant unitholders regarding such proposals and that the committee would continue to encourage the ongoing dialogue among Messrs. Dyer and Biotti and certain of our significant unitholders.

From April 27, 2011 to April 29, 2011, Messrs. Dyer and Biotti again met with representatives of Swank Capital, MSD Capital, Solus and Deutsche Bank and discussed the March 30 Proposal and the Alternative March 30 Proposal with such unitholders. During the following weeks, Messrs. Dyer and Biotti continued to engage in discussions with such unitholders. Such unitholders proposed increasing the third target distribution level to $0.20 from $0.1650 as set forth in the March 30 Proposal. During such discussions, Messrs. Dyer and Biotti agreed to increasing the third target distribution level to $0.1825 and increasing the period during which we would not issue any senior securities to June 30, 2015.

On May 11, 2011, Mr. Dyer sent a revised proposal to the Conflicts Committee that modified the March 30 Proposal (the “Modified March 30 Proposal”) to provide for (i) an increase in the third target distribution level to $0.1825 from $0.1650, (ii) an increase in the period during which we would not issue any senior securities to June 30, 2015 from the Eight Quarter Period, (iii) an increase in the rights offering from $75 million to $77 million and (iv) an increase in the number of Preferred Units we would repurchase from Vitol and Charlesbank in connection with the rights offering to $22 million from $20 million.

On May 12, 2011, the Conflicts Committee met with representatives of Prickett Jones, Baker Botts and Baird to discuss the Modified March 30 Proposal. Representatives of Baker Botts reviewed the Amendment to be entered into in connection with the Modified March 30 Proposal and the proposed amendments to the Global Transaction Agreement and the GTA Transactions contemplated thereby. The Conflicts Committee also discussed with representatives of Baird a potential conflict of which the Baird team assisting the Conflicts Committee had recently become aware and subsequently notified the Conflicts Committee. On May 5, 2011, the representatives of Baird that were assisting the Conflicts Committee learned that Baird had recently been engaged to assist a company that was controlled by Charlesbank. Baird explained to the Conflicts Committee that this other company was not in the energy industry and that the Baird representatives that were advising the Conflicts Committee had no involvement in the other engagement. Ultimately, the Conflicts Committee determined that Baird should continue to analyze the Amended GTA Transactions and render its opinion as to their fairness. Representatives of Baird then presented its financial analysis of the Amended GTA Transactions (as defined below), discussed the procedures it had completed in connection with its financial analysis and advised the Conflicts Committee that based upon, and subject to, various assumptions, qualifications and limitations, the Amended GTA Transactions (defined as the Unitholder Vote Transactions, including the Unitholder Proposals, and the Phase II Transactions effected pursuant to the Global Transaction Agreement as amended by the Amendment) are fair, in aggregate, from a financial point of view, to the public unaffiliated common unitholders of our partnership and delivered its opinion regarding the same. Such analysis is described in more detail in “—Opinion of Robert W. Baird & Co. Incorporated—Financial Advisor to the Conflicts Committee of the Board of Directors of Blueknight Energy Partners G.P., L.L.C.” Representatives from Baird confirmed that Baird had received all of the information and materials required to perform its analysis. After a discussion of the provisions of our partnership agreement and Delaware law regarding conflict transactions, the Conflicts Committee unanimously (i) determined that the Amendment and the Amended GTA Transactions are advisable, fair and reasonable to, and in the best interests of, our partnership and our public unitholders (other than Vitol, Charlesbank and their affiliates), (ii) approved the Amendment and the Amended GTA Transactions, (iii) recommended approval by our board of directors of the Amendment and the Amended GTA Transactions, (iv) recommended that our public unitholders vote to approve the Partnership Agreement Amendment Proposal and (v) resolved that the Conflicts Committee desired and intended that the approvals of the Amendment and the Amended GTA Transactions constitute Special Approval pursuant to Section 7.9 of our partnership agreement.

On May 12, 2011, our board of directors convened a special meeting to discuss the Amendment and the Amended GTA Transactions. During such meeting, the Conflicts Committee delivered a report to our board of directors on (i) the process in evaluating and negotiating the terms of the Amendment, (ii) the opinion of Baird that the Amended GTA Transactions are fair, in aggregate, from a financial point of view, to the public unaffiliated common unitholders of our partnership and (iii) the resolutions adopted by the Conflicts Committee on May 12, 2011 approving and recommending approval of the Amendment and the Amended GTA Transactions and granting Special Approval of such agreement and transactions pursuant to Section 7.9 of our partnership agreement.

Following the report of the Conflicts Committee, our board of directors unanimously (i) determined that the Amendment and the Amended GTA Transactions are advisable, fair and reasonable to, and in the best interests of our partnership, (ii) approved the Amendment and the Amended GTA Transactions and (iii) recommended approval of Partnership Agreement Amendment Proposal by our limited partners.

After the meeting of our board of directors, the applicable parties executed the Amendment. Our partnership issued a press release on May 12, 2011 and filed a Current Report on Form 8-K on May 13, 2011 relating to entering into the Amendment and the Amended GTA Transactions.

Recommendation of the Conflicts Committee and Its Reasons for the Refinancing and Related Transactions

The Conflicts Committee is a standing committee of our board of directors and consists of three independent directors: Steven M. Bradshaw, Duke R. Ligon and John A. Shapiro. In resolutions approved by our board of directors on June 7, 2010, (1) the Conflicts Committee was authorized to evaluate and negotiate the terms and conditions of any proposal relating to the refinancing on behalf of our partnership and our public unitholders; (2) our officers and employees were authorized to assist the Conflicts Committee and (3) the Conflicts Committee was authorized to retain such professional advisors as it deemed necessary. As discussed under “—Background of the Refinancing and Related Transactions,” the Conflicts Committee initially engaged UBS as its independent financial advisor and later engaged Baird to deliver an opinion with respect to the fairness of the Amended GTA Transactions. The Conflicts Committee engaged Prickett Jones as its independent legal counsel. The Conflicts Committee oversaw the performance of financial due diligence by representatives of UBS and Baird, conducted extensive reviews of the various refinancing proposals and conducted negotiations with Vitol and its representatives with respect to the Global Transaction Agreement and the matters contemplated thereby.

After a detailed discussion of the provisions of our partnership agreement and Delaware law regarding conflict transactions, at a meeting held on October 21, 2010, the Conflicts Committee unanimously (i) determined that the Global Transaction Agreement and the GTA Transactions are advisable, fair and reasonable to, and in the best interests of, our partnership and our public unitholders (other than Vitol, Charlesbank and their affiliates), (ii) approved the Global Transaction Agreement, the documents referenced in the Global Transaction Agreement and the GTA Transactions, (iii) recommended approval by our board of directors of the Global Transaction Agreement, the documents referenced in the Global Transaction Agreement and the GTA Transactions, (iv) recommended that our public unitholders vote to approve the unitholder proposals as set forth in the Global Transaction Agreement and (v) resolved that the Conflicts Committee desired and intended that the approvals of the Global Transaction Agreement, the documents referenced therein and the GTA Transactions constitute Special Approval pursuant to Section 7.9 of our partnership agreement.

As discussed under “—Background of the Refinancing and Related Transactions,” the GTA Transactions were subsequently modified by the Amendment to such agreement entered into on May 12, 2011. In resolutions approved by our board of directors on January 24, 2011 and March 30, 2011, (1) the Conflicts Committee was authorized to evaluate and negotiate the terms and conditions of any proposal relating to the any revisions to the GTA Transactions and amendment to the Global Transaction Agreement on behalf of our partnership and our public unitholders; (2) our officers and employees were authorized to assist the Conflicts Committee; and (3) the Conflicts Committee was authorized to retain such professional advisors as it deemed necessary.

The Conflicts Committee, by unanimous vote at a meeting held on May 12, 2011, (1) determined that the Amendment and Amended GTA Transactions are advisable, fair and reasonable to, and in the best interests of our partnership and our public unitholders; (2) approved the Amendment and the Amended GTA Transactions; (3) recommended that our board of directors approve the Amendment and the Amended GTA Transactions; (4) recommended that our public unitholders vote to approve the unitholder proposals as set forth in the Global Transaction Agreement, as amended by the Amendment; and (5) resolved that the Conflicts Committee desired and intended that the approvals of the Amendment and the Amended GTA Transactions constitute Special Approval pursuant to Section 7.9 of our partnership agreement.

In reaching its determinations, the Conflicts Committee consulted with and received the advice of its independent financial and legal advisors, considered the numerous uncertainties and risks facing our partnership, and considered the interests of our public unitholders. In determining that the refinancing and related transactions, including the Global Transaction Agreement and the Amendment, were in the best interests of our partnership and our public unitholders and recommending the approval of the Partnership Agreement Amendment Proposal, the Conflicts Committee considered a number of factors. The material factors are summarized below.

Factors Relating to the Approval of the Original Global Transaction Agreement

The Conflicts Committee considered the following to be generally positive or favorable factors in reaching its determination and recommendation regarding the initial approval of the Global Transaction Agreement in October 2010:

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The GTA Transactions were a comprehensive financing and restructuring solution for our partnership since they provided our partnership with additional equity capital, satisfied our near-term and intermediate term liquidity needs, improved our capitalization and provided additional stability.

•	Our prior credit facility was scheduled to expire in June 2011, and we were able to enter into a new four-year credit facility on generally more favorable terms as part of the GTA Transactions.

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Additional deferred interest payments and amortization payments would become due under our prior credit facility if it were not refinanced prior to the maturity date, including $2.5 million amortization payments due in each of December 2010 and March 2011, and an approximately $4.2 million additional interest payment due in April 2011 and a $10.5 million deferred interest payment due in June 2011.

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Given our leverage, we were not permitted to make distributions to our unitholders under the terms of the prior credit facility and we are permitted to make distributions under our new credit facility as long as we maintain compliance with the applicable covenants.

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The opinion received by the Conflicts Committee from Baird, delivered at the Conflicts Committee meeting on October 21, 2010, to the effect that, as of the date of its opinion and based upon and subject to the various assumptions, qualifications and limitations set forth in the opinion, the GTA Transactions are fair, in aggregate, from a financial point of view to the public unaffiliated common unitholders of our partnership.

•	The evaluation and analysis presented by Baird to the Conflicts Committee, including at meetings held on October 19, 2010 and October 21, 2010, in connection with the foregoing opinion.

•	The advice of UBS to the Conflicts Committee, at various meetings from May 2010 to October 2010, regarding recapitalization alternatives and the financial impact of the GTA Transactions.

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The consummation of the Phase I Transactions significantly reduced our leverage. Our leverage ratio (ratio of net debt to EBITDA) decreased from 6.63 to 1.00 immediately prior to the refinancing to 3.74 to 1.00 immediately after the consummation of the Phase I Transactions (treating the Convertible Debt as equity because of its conversion provisions). We believe that a reduced leverage will position us for future growth.

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Unless we addressed our capital structure, we would have been in violation of one or more of our financial covenants contained in our prior credit facility as early as November 2010. The Conflicts Committee was advised by our management that any such violation could substantially increase our costs.

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We had a “going concern” qualification in our financial statements for the year ended December 31, 2009 and the quarters ended March 31, 2010 and June 30, 2010 as a result of uncertainties surrounding our ability to comply with the covenants under our prior credit facility and the maturity of our prior credit facility. As a result of the refinancing transactions that we completed on October 25, 2010, we removed the going concern qualification in our September 30, 2010 financial statements.

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As a result of the going concern qualification in our financial statements, we were not able to re-list our common units on the Nasdaq Stock Market. Instead, our common units traded on the OTC—Pink Sheets, an exchange that we felt offers less trading activity to our common unitholders than the Nasdaq. Because of the removal of the going concern qualification, among other reasons, our common units were relisted and began trading on the Nasdaq Global Market beginning on May 16, 2011.

•	As a result of our going concern qualification and high leverage, certain prospective customers were reluctant to transact business with us because of a perceived risk of us as a counterparty.

•	The refinancing reduces our overall cost of capital, which will increase our ability to pay distributions to our unitholders and to compete for acquisitions and other growth projects.

•	Other terms of the refinancing, principally including:

•	the significantly reduced interest rate under the new credit facility, which is LIBOR plus 4.0% to 4.5% (depending on our leverage) as opposed to 9.5% under our prior credit facility;

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the ability to expand our business, since our prior credit facility limited our ability to make capital expenditures to approximately $8.0 million in 2010, and $4.0 million in the first half of 2011, while the new credit facility does not specifically limit our ability to make capital expenditures;

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availability under our prior credit facility was approximately $3.5 million immediately prior to the refinancing, and availability under the new credit facility was approximately $31.1 million after the consummation of the Phase I Transactions;

•	the significant equity investment by both Vitol and Charlesbank, the owners of our general partner, is a significant endorsement of our prospects; and

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the Convertible Debentures were issued at an interest rate (10% for the first year, then increasing to 12%) and with other terms (redeemable at par plus accrued interest, automatically convert to Preferred Units at the maturity date etc.) that we believe are more attractive than could be obtained from other unaffiliated third parties.

The Conflicts Committee considered the following to be generally negative or unfavorable factors in reaching its determination and recommendation regarding the initial approval of the Global Transaction Agreement in October 2010:

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Although the Conflicts Committee believes that the issuance of the Preferred Units in the Phase I Transactions was necessary to reduce our overall leverage and that the terms of our new credit facility would not be as advantageous had we not issued such equity securities, the issuance of the Preferred Units in the Phase I Transactions resulted in substantial dilution to our public unitholders.

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If the Partnership Agreement Amendment Proposal is not approved, the Preferred Units will have a substantially higher distribution preference than if such proposal is approved, which will increase our overall cost of capital and reduce our ability to make distributions to our common unitholders.

•	The Preferred Units convert into common units at a price that was below the trading price of our common units at the time of the completion of the Phase I Transactions.

•	The risk that the potential benefits sought in the refinancing might not be fully realized.

•	The bases on which the Conflicts Committee made its determination, including assumptions associated with our future financial performance, are uncertain.

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Some of our executive officers and directors have interests in the refinancing that may differ from, or may be in addition to, the interests of our public unitholders generally, due to their association with Vitol or Charlesbank.

The foregoing discussion of the information and factors considered by the Conflicts Committee in considering the Global Transaction Agreement is not intended to be exhaustive, but includes the material factors considered by the Conflicts Committee. In view of the variety of factors considered in connection with its evaluation of the Global Transaction Agreement and the GTA Transactions, the Conflicts Committee did not find it practicable to, and did not, quantify or otherwise assign specific weights to the factors considered in reaching its determination and recommendation. In addition, each of the members of the Conflicts Committee may have given differing weights to different factors. On balance, the Conflicts Committee believed that the positive factors discussed above outweighed the negative factors discussed above. The Conflicts Committee considered the analysis of Baird and UBS and the opinion of Baird, among other factors, in reaching its determination as to whether the refinancing and related transactions were in the best interests of our partnership and our public unitholders

Factors Relating to the Approval of the Amendment

In addition to the factors set forth above, the Conflicts Committee considered the following to be generally positive or favorable factors in reaching its determination and recommendation regarding approval of the Amendment in May 2011:

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If the Partnership Agreement Amendment Proposal is approved, our capital structure will be simplified by the elimination of our subordinated units, which will increase the relative ownership percentage of each common unitholder.

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The minimum quarterly distribution and incentive distribution target amounts are higher in the Amendment than in the original Global Transaction Agreement, thereby increasing the relative value of our common units if the Partnership Agreement Amendment Proposal is approved.

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If the Partnership Agreement Amendment Proposal is approved, the rights offering will provide our public unitholders the opportunity to purchase Preferred Units on substantially the same financial terms as Vitol and Charlesbank.

•	Pursuant to the Amendment, if the Partnership Agreement Amendment Proposal is approved, we may purchase up to $22 million of Preferred Units owned by Vitol and Charlesbank thereby allowing our public unitholders the opportunity to purchase a portion of the Preferred Units in the rights offering without additional dilution.

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If the Partnership Agreement Amendment Proposal is approved, we will have an additional right to force the conversion of the Preferred Units after five years thereby increasing our ability to simplify our capital structure in the future.

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The opinion received by the Conflicts Committee from Baird, delivered at the Conflicts Committee meeting on May 12, 2011, to the effect that, as of the date of its opinion and based upon and subject to the various assumptions, qualifications and limitations set forth in the opinion, the Amended GTA Transactions are fair, in aggregate, from a financial point of view, to the public unaffiliated common unitholders of our partnership.

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The evaluation and analysis presented by representatives of Baird to the Conflicts Committee, including at a meeting held on May 12, 2011, in connection with the foregoing opinion, which analysis is described under “—Opinion of Baird—Financial Advisor to the Conflicts Committee.”

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If the Partnership Agreement Amendment Proposal is approved, the resetting of the minimum quarterly distribution and the incentive distribution rights creates the potential for immediate valuation enhancements to the incentive distribution rights, thereby creating an additional incentive to the owners of our general partner to actively grow our cash flow per limited partner unit.

In addition to the factors set forth above, the Conflicts Committee considered the following to be generally negative or unfavorable factors in reaching its determination and recommendation regarding approval of the Amendment:

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We would not make the special distribution to our common unitholders of approximately $17 million, although not financing such a distribution with a private placement of Preferred Units would avoid the corresponding dilution to our common unitholders.

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If the Partnership Agreement Amendment Proposal is not approved, the Preferred Units will have a substantially higher distribution preference than if such proposal is approved, which will increase our overall cost of capital and reduce our ability to make distributions to our common unitholders.

•	The bases on which the Conflicts Committee made its determination, including assumptions associated with our future financial performance, are uncertain.

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Some of our executive officers and directors have interests in the refinancing that may differ from, or may be in addition to, the interests of our public unitholders generally, due to their association with Vitol or Charlesbank.

The foregoing discussion of the information and factors considered by the Conflicts Committee in considering the Amendment is not intended to be exhaustive, but includes the material factors considered by the Conflicts Committee. In view of the variety of factors considered in connection with its evaluation of the Amendment and the Amended GTA Transactions, the Conflicts Committee did not find it practicable to, and did not, quantify or otherwise assign specific weights to the factors considered in reaching its determination and recommendation. In addition, each of the members of the Conflicts Committee may have given differing weights to different factors. On balance, the Conflicts Committee believed that the positive factors discussed above outweighed the negative factors discussed above. The Conflicts Committee considered the analysis and opinion of Baird, among other factors, in reaching its determination as to whether the Amendment and related transactions were in the best interests of our partnership and our public unitholders.

The Conflicts Committee believes that sufficient procedural safeguards were and are present to ensure the fairness of the refinancing and related transactions and to permit the Conflicts Committee to represent effectively the interests of our public unitholders, each of which the Conflicts Committee believes supports its decision and provides assurance of the fairness of the refinancing and related transactions to our public unitholders. The

Conflicts Committee determined that the process it followed in making its determination and recommendation with respect to the refinancing and related transactions, including the approval of the Global Transaction Agreement and the Amendment, was procedurally fair to our public unitholders because:

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The Conflicts Committee consisted solely of directors who are not officers or controlling unitholders of our partnership, or affiliates of Vitol or Charlesbank, and the Conflicts Committee was charged with representing the interests of our partnership and our public unitholders.

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The members of the Conflicts Committee were adequately compensated for their services and their compensation was in no way contingent on their approving the refinancing and related transactions or the Global Transaction Agreement, the Amendment and the matters contemplated thereby.

•	The Conflicts Committee retained and was advised by independent investment bankers to assist in evaluating the fairness of the refinancing and related transactions.

•	The Conflicts Committee retained and was advised by independent legal counsel experienced in advising on matters of this kind.

•	The Conflicts Committee’s financial advisors conducted due diligence regarding our partnership and our prospects.

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The Conflicts Committee received the opinion of Baird in connection with the Global Transaction Agreement to the effect that, as of the date of its opinion and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the GTA Transactions are fair, in aggregate, from a financial point of view, to the public unaffiliated common unitholders of our partnership.

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The Conflicts Committee received the opinion of Baird in connection with the Amendment to the effect that, as of the date of its opinion and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the Amended GTA Transactions are fair, in aggregate, from a financial point of view, to the public unaffiliated common unitholders of our partnership.

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The Conflicts Committee, with the assistance of its financial and legal advisors, negotiated the terms of the refinancing and related transactions and the Global Transaction Agreement, the Amendment and the matters contemplated thereby.

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The Conflicts Committee encouraged and followed closely the process whereby representatives of our general partner and its affiliates engaged in discussions with certain significant unitholders, which helped result in improved terms that will benefit our partnership and our public unaffiliated common unitholders.

•	The Conflicts Committee was aware that it had no obligation to recommend any transaction, including the refinancing and related transactions.

It should be noted that this explanation of the reasoning of the Conflicts Committee and all other information presented in this section are forward-looking in nature and, therefore, should be read along with the factors discussed under the heading “Forward-Looking Statements.”

Recommendation of our Board of Directors and Its Reasons for the Refinancing and Related Transactions

At the time of a board meeting held on October 25, 2010 at which the Global Transaction Agreement and related transactions were considered and approved, our board of directors consisted of seven directors: James C. Dyer, IV, Duke R. Ligon, Steven M. Bradshaw, John A. Shapiro, Miguel A. (“Mike”) Loya, Javed Ahmed and Christopher G. Brown. As discussed under “—Background of the Refinancing and Related Transactions,” the transactions set forth in the Global Transaction Agreement were subsequently modified by the Amendment to such agreement entered into on May 12, 2011. At the time of a board meeting held on May 12, 2011 at which the Amendment and related transactions were considered and approved, our board of directors consisted of seven directors: James C. Dyer, IV, Duke R. Ligon, Steven M. Bradshaw, John A. Shapiro, Mike Loya, Michael R. Eisenson and Jon M. Biotti. The members of our board of directors had different interests in the refinancing and related transactions than our public unitholders, generally. For a complete discussion of these and other interests of the members of our board of directors in the refinancing and related transactions, see “—Interests of Certain Persons in the Partnership Agreement Amendment Proposal.”

Because of such actual and potential conflicts, our board of directors authorized the Conflicts Committee to review, evaluate and make recommendations to the board of directors regarding the refinancing and related transactions, including entering into the Global Transaction Agreement and the Amendment.

On October 25, 2010, our board of directors met to consider the report and recommendation of the Conflicts Committee relating to the Global Transaction Agreement and related transactions. On the basis of the Conflicts Committee’s recommendation and the other factors described below, each of the seven members of our board of directors serving at such time unanimously (1) determined that the GTA Transactions are in the best interests of our partnership, (2) approved the Global Transaction Agreement and the GTA Transactions and (3) recommended that our public unitholders vote to approve the unitholder proposals as set forth in the Global Transaction Agreement.

On May 12, 2011, our board of directors met to consider the report and recommendation of the Conflicts Committee relating to the Amendment and the Amended GTA Transactions. On the basis of the Conflicts Committee’s recommendation and the other factors described below, each of the seven members of our board of directors serving at such time unanimously (1) determined that the Amendment and the Amended GTA Transactions are in the best interests of our partnership, (2) approved the Amendment and the Amended GTA Transactions and (3) recommended that our public unitholders vote to approve the Partnership Agreement Amendment Proposal as set forth herein.

In determining that the refinancing and related transactions are in the best interests our partnership and approving the Global Transaction Agreement, the GTA Transactions, the Amendment and the Amended GTA Transactions and recommending that our public unitholders vote to approve the Partnership Agreement Amendment Proposal, our board of directors considered a number of factors, including the following material factors:

•	The unanimous determination and recommendation of the Conflicts Committee.

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The opinion of Baird in connection with the approval of the Global Transaction Agreement to the effect that, as of the date of its opinion and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the GTA Transactions are fair, in aggregate, from a financial point of view to the public unaffiliated common unitholders of our partnership.

•

The opinion of Baird in connection with the approval of the Amendment to the effect that, as of the date of its opinion and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the Amended GTA Transactions are fair, in aggregate, from a financial point of view, to the public unaffiliated common unitholders of our partnership.

•

The factors considered by the Conflicts Committee, including the positive factors and potential benefits of the refinancing and related transactions, including the Amendment, the risks and potentially negative factors relating to the refinancing and related transactions, and the factors relating to procedural safeguards, each as described in “—Recommendation of the Conflicts Committee and Its Reasons for the Refinancing and Related Transactions” above.

The foregoing discussion of the information and factors considered by our board of directors includes the material factors considered by our board of directors. In view of the variety of factors considered in connection with its evaluation of the refinancing and related transactions, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weight to different factors. Our board of directors approved and recommends the refinancing and related transactions based upon the totality of the information presented to and considered by it.

Financial Forecasts Provided to Baird

We do not as a matter of course make public forecasts as to future revenue, earnings, or other results. However, our management team prepared forecasts in connection with the Conflicts Committee’s consideration of the Global Transaction Agreement and has prepared the updated forecasted financial information set forth below for internal use to assist in various management decisions and in the Conflicts Committee’s evaluation of the Amendment and related transactions. The accompanying forecasted financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants or the Securities and Exchange Commission with respect to forecasted financial information, but, in the view of our management team, was prepared on a reasonable basis, reflects the best then-currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of our partnership. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the forecasted financial information. The prospective financial information included in this proxy has been prepared by, and is the responsibility of, our general partner’s management. PricewaterhouseCoopers LLP has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this proxy relates to our partnership’s historical financial information. It does not extend to the prospective financial information and should not be read to do so.

The internal financial forecasts (upon which the forecasted information is based) of our partnership are, in general, prepared solely for internal use to assist in various management decisions, including with respect to capital budgeting. Such internal financial forecasts are inherently subjective in nature, susceptible to interpretation and accordingly such forecasts may not be achieved. The internal financial forecasts also reflect numerous assumptions made by our management team, including the categories of material assumptions that may not be realized and are subject to significant uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of the preparing party. Accordingly, there can be no assurance that the assumptions made in preparing the internal financial forecasts upon which the foregoing forecasted financial information was based will prove accurate. There will be differences between actual and forecasted results, and the differences may be material. The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased due to the length of time in the future over which these assumptions apply. The assumptions in early periods have a compounding effect on the forecasts shown for the later periods. Thus, any failure of an assumption to be reflective of actual results in an early period would have a greater effect on the forecasted results failing to be reflective of actual events in later periods. You should consider the risks identified in our most recent Annual Report on Form 10-K, which is incorporated by reference into this proxy statement, and the matters discussed elsewhere in this proxy statement under “Forward-Looking Statements.”

In developing the forecasts, our management team made the following material assumptions with respect to our partnership:

•	organic growth opportunities and the amounts and timing of related costs and potential economic returns;

•	the availability and cost of capital;

•	the cash flow from existing assets and business activities;

•	the payment and timing of distributions on the common units; and

•	other general business, market and financial assumptions.

All of these assumptions involve variables making them difficult to predict, and most are beyond our control. Although our management team believes that there was a reasonable basis for the forecasts and underlying assumptions, any assumptions for near-term forecasted cases remain uncertain, and the risk of inaccuracy increases with the length of the forecasted period.

In connection with the consideration of the Amendment and the related transactions, our management team prepared forecasts that included future financial and operating performance. The forecasts were prepared for our partnership assuming that (i) the Partnership Agreement Amendment Proposal is not approved by our unitholders and (ii) the Partnership Agreement Amendment Proposal is approved by our unitholders. The forecasts were provided to Baird in connection with its independent financial analysis and in the preparation of Baird’s fairness opinion. The forecasts were also presented to our Conflicts Committee. The following forecasted information is included in this proxy statement only because this information was provided to Baird and the Conflicts Committee in connection with the refinancing and related transactions.

The following forecasts are a summary of the forecasts provided to Baird and the Conflicts Committee, and include only summary forecasts through 2015. The summary forecasts set forth below summarize the most recent forecasts provided to Baird and the Conflicts Committee prior to execution of the Amendment. The inclusion of the following summary forecasts in this proxy statement should not be regarded as an indication that either our partnership or our representatives considered or consider the forecasts to be a reliable or accurate prediction of future performance or events, and the summary forecasts set forth below should not be relied upon as such.

The financial forecast set forth below outline the following scenarios:

•

Successful Vote: Assumes (i) the Partnership Agreement Amendment Proposal is approved by our unitholders in the quarter ended September 30, 2011, (ii) the transfer and subsequent cancellation of our subordinated units, (iii) the consummation in full of the $77 million rights offering and the use of proceeds thereof as described herein (including the redemption of the Convertible Debentures and the repurchase of $22 million of Preferred Units from Vitol and Charlesbank), (iv) the Preferred Units would convert into common units during the first quarter of 2014, the point at which, on a pro forma basis, common unit distributions would exceed Preferred Unit distributions based upon management’s forecasts, (v) growth and acquisition capital expenditures of $15 million for the remainder of 2011 ($18.1 million total for 2011), $50 million for 2012 and $100 million per year for each of 2013, 2014 and 2015, with resulting Adjusted EBITDA based on a 8.0 times multiple, (vi) additional growth capital expenditures for the remainder of 2011 and 2012 are financed entirely with debt, while growth and acquisition capital expenditures during 2013 through 2015 are financed with new debt in an amount equal to 50% of such capital expenditures, bearing interest at a rate based upon the terms of our credit agreement, and 50% with equity issued at a yield of 7.0% and (vii) distributions per common unit are $0.22 and $0.52 in 2011 and 2012, respectively, and are paid based upon a coverage ratio of 1.20 times in 2013, 2014 and 2015 and (viii) the LIBOR rate increases from 0.5% to 3.0% during the forecasted period.

•

Status Quo: Gives effect to the Phase I Transactions but assumes (i) the Partnership Agreement Amendment Proposal is not approved by our unitholders, (ii) the rights offering is not consummated, (iii) the subordinated units are not cancelled, remain outstanding and are not converted into common units during the forecasted period, (iv) the Convertible Debentures and accumulated interest thereon convert into Preferred Units on December 31, 2011, (v) the interest rate on the Convertible Debentures increases from 10% to 12% starting in the fourth quarter of 2011; (vi) the Preferred Units remain outstanding for the entire forecasted period since they are expected to pay a higher distribution than the common units would on an as-converted basis and the distributions on such units increases from 8.5% to 17.5% during the fourth quarter of 2011, (vii) growth and acquisition capital expenditures of $15 million for the remainder of 2011 ($18.1 million total for 2011) and thereafter capital expenditures are limited to maintenance capital expenditures and do not include acquisitions or growth capital expenditures, (viii) no distributions are paid on common units during 2011 and thereafter distributions on the common units are paid based upon a coverage ratio of 1.2 times, (ix) no common unit arrearages are paid due to insufficient levels of distributable cash flow and (x) the LIBOR rate increases from 0.5% to 3.0% during the forecasted period.

Financial Forecast—Successful Vote

	2011 Estimated	2012 Estimated	2013 Estimated	2014 Estimated	2015 Estimated
	(in millions, except ratios)
Adjusted EBITDA(1)	$63.9	$75.3	$86.4	$102.0	$112.9
Cash Interest Expense	(13.1)	(16.4)	(21.8)	(26.7)	(29.5)
Income taxes	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)
Maintenance Capital Expenditures	(15.5)	(18.2)	(19.5)	(14.9)	(16.1)
Mandatory Amortizations	(1.2)	(1.6)	(1.9)	(0.8)	0.0
Preferred Distribution Payment	(15.0)	(21.9)	(21.9)	0.0	0.0

Distributable Cash Flow(2)	$18.9	$17.0	$21.1	$59.5	$67.1

Capital Expenditures
Maintenance Capital Expenditures	$15.5	$18.2	$19.5	$14.9	$16.1
Growth Capital Expenditures	18.0	50.0	0.0	0.0	0.0
Acquisitions / (Divestitures)	0.1	0.0	100.0	100.0	100.0

Total Capital Expenditures	$33.6	$68.2	$119.5	$114.9	$116.1

Total Distributions	$5.1	$12.0	$17.6	$49.6	$56.0
Average Limited Partner Units Outstanding	28.8	22.7	24.9	60.0	64.6
Total Debt Balance (excluding Convertible Debentures)	$239.3	$286.8	$331.2	$370.3	$408.9
Preferred Equity Balance	$198.9	$198.9	$198.9	$0.0	$0.0
Total Arrearage Balance	$0.0	$0.0	$0.0	$0.0	$0.0
Credit Statistics
Leverage Ratio(3)	3.6x	3.8x	3.8x	3.6x	3.6x
Interest Coverage Ratio(4)	5.0x	4.6x	4.0x	3.8x	3.8x

(1)	Adjusted EBITDA is a non-GAAP financial measure. Please see “—Forecasted Non-GAAP Financial Measures.”
(2)	Distributable Cash Flow is a non-GAAP financial measure. Please see “—Forecasted Non-GAAP Financial Measures.”
(3)	The Leverage Ratio is the ratio of our total debt (calculated in accordance with our credit agreement) to our EBITDA (calculated in accordance with our credit agreement).
(4)	The Interest Coverage Ratio is the ratio of our EBITDA (calculated in accordance with our credit agreement) to our interest expense (calculated in accordance with our credit agreement).

Financial Forecast—Status Quo

	2011 Estimated	2012 Estimated	2013 Estimated	2014 Estimated	2015 Estimated
	(in millions, except ratios)
Adjusted EBITDA(1)	$63.9	$73.8	$77.8	$80.9	$79.3
Cash interest expense	(13.1)	(15.0)	(16.9)	(17.8)	(17.5)
Income taxes	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)
Maintenance Capital Expenditures	(15.5)	(17.9)	(18.3)	(12.4)	(12.4)
Mandatory Amortizations	(1.2)	(1.6)	(1.9)	(0.8)	0.0
Preferred Distribution Payment	(16.7)	(35.0)	(35.0)	(35.0)	(35.0)

Distributable Cash Flow(2)	$17.2	$4.0	$5.5	$14.7	$14.1

Capital Expenditures
Maintenance Capital Expenditures	$15.5	$17.9	$18.3	$12.4	$12.4
Expansion Capital Expenditures	18.0	0.0	0.0	0.0	0.0
Acquisitions / (Divestitures)	0.1	0.0	0.0	0.0	0.0

Total Capital Expenditures	$33.6	$17.9	$18.3	$12.4	$12.4

Total Distributions	$0.0	$3.3	$4.6	$12.3	$11.8
Average Limited Partner Units Outstanding	35.0	35.2	35.2	35.5	35.5
Total Debt Balance (excluding Convertible Debentures)	$234.8	$236.6	$233.5	$230.1	$227.6
Preferred Equity Balance	$200.0	$200.0	$200.0	$200.0	$200.0
Total Arrearage Balance	$107.8	$133.4	$157.7	$174.6	$192.0
Credit Statistics
Leverage Ratio(3)	3.6x	3.2x	3.0x	2.8x	2.9x
Interest Coverage Ratio(4)	5.0x	4.9x	4.6x	4.6x	4.5x

(1)	Adjusted EBITDA is a non-GAAP financial measure. Please see “—Forecasted Non-GAAP Financial Measures.”
(2)	Distributable Cash Flow is a non-GAAP financial measure. Please see “—Forecasted Non-GAAP Financial Measures.”
(3)	The Leverage Ratio is the ratio of our total debt (calculated in accordance with our credit agreement) to our EBITDA (calculated in accordance with our credit agreement).
(4)	The Interest Coverage Ratio is the ratio of our EBITDA (calculated in accordance with our credit agreement) to our interest expense (calculated in accordance with our credit agreement).

The forecasts are forward-looking statements and are subject to risks and uncertainties. Accordingly, the assumptions made in preparing the forecasts may not prove to be reflective of actual results, and actual results may be materially different than those contained in the forecasts. We do not intend to make publicly available any update or other revisions to the forecasts to reflect circumstances existing after the date of the forecasts. Neither Baird nor any of its representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the forecasted financial information, and we have not made any representations to unitholders regarding such information. The inclusion of the forecasts in this proxy statement should not be regarded as an indication that Baird or the Conflicts Committee considered the forecasts predictive of actual/future events or that the forecasts should be relied on for that purpose. In light of the uncertainties inherent in any forecasted data, unitholders are cautioned not to rely on the foregoing forecasts.

Forecasted Non-GAAP Financial Measures

The forecasts set forth above include forecasts of Adjusted EBITDA and Distributable Cash Flow through 2015. We have not included reconciliations of the Adjusted EBITDA and Distributable Cash Flow estimates contained in the forecasts, because (i) such information was only included in this proxy statement because the forecasts were provided to the Conflicts Committee and Baird, (ii) reconciliations were not provided to the Conflicts Committee or Baird and (iii) we do not forecast certain items necessary to calculate net income or cash flows from operations, including depreciation, depletion, amortization, income taxes and changes in fair value thus, preparing and including the reconciliations could not be accomplished without undue hardship, because the Adjusted EBITDA and Distributable Cash Flow numbers are estimations, approximations and/or ranges, and it is difficult for our partnership to present the detailed reconciliation with unknown variables for the reconciling items.

Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation, amortization, impairment, and other miscellaneous non-cash items, including changes in the fair values of the embedded derivative within convertible debt and the rights offering contingency. The use of adjusted EBITDA should not be considered as an alternative to GAAP measures such as net income or cash flows from operating activities. Adjusted EBITDA is used by our partnership because we believe it provides additional information with respect to our business activities and is used as a supplemental financial measure by management and external users of our financial statements, such as investors, commercial banks and others, to assess, among other things, our partnership’s operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure.

Distributable Cash Flow is defined as Adjusted EBITDA minus: (i) cash interest expense, (ii) income taxes, (iii) maintenance capital expenditures, (iv) mandatory amortizations, and (v) distributions made on the Preferred Units. Distributable Cash Flow is used by the our general partner’s management to compare estimated cash flows generated by us (excluding growth capital expenditures and prior to the establishment of any reserves established by our board of directors) to the cash distributions expected to be paid to unitholders. Using this metric, our general partner’s management can compute the coverage ratio of estimated cash flows to planned cash distributions. This financial measure also is important to investors as an indicator of whether our partnership is generating cash flow at a level that can sustain or support an increase in quarterly distribution rates. Actual distributions are set by our board of directors.

Opinion of Robert W. Baird & Co. Incorporated—Financial Advisor to the Conflicts Committee of the Board of Directors of Blueknight Energy Partners G.P., L.L.C.

The Conflicts Committee retained Baird to render an opinion as to the fairness, in aggregate, from a financial point of view, to the public unaffiliated common unitholders of our partnership of the Amended GTA Transactions.

On May 12, 2011, Baird rendered its oral opinion (which was also confirmed in writing) to the Conflicts Committee to the effect that, subject to the contents of such opinion, including the various assumptions, qualifications and limitations set forth therein, Baird was of the opinion that, as of such date, the Amended GTA Transactions were fair, in aggregate, from a financial point of view, to the public unaffiliated common unitholders of our partnership.

As a matter of policy, Baird’s opinion was approved by a fairness committee, a majority of the members of which were not involved in providing financial advisory services on our behalf to our partnership in connection with the Amended GTA Transactions.

The full text of Baird’s written opinion, dated May 12, 2011 which sets forth the assumptions made, general procedures followed, matters considered and limitations on the scope of review undertaken by Baird in rendering its opinion, is attached as Annex B to this Proxy Statement and is incorporated herein by reference. Baird’s opinion is directed only to the fairness, in aggregate, as of the date of the opinion and from a financial point of view, to the public unaffiliated common unitholders of our partnership of the Amended GTA Transactions and does not constitute a recommendation to any unitholder as to how such unitholder should vote with respect to the Amended GTA Transactions or any other matter. The summary of Baird’s opinion set forth below is qualified in its entirety by reference to the full text of such opinion attached as Annex B to this Proxy Statement. The holders of our common units are urged to read the opinion carefully in its entirety.

In connection with its consideration of the Amended GTA Transactions, the Conflicts Committee requested Baird’s opinion as to the fairness, in aggregate, from a financial point of view, to the public unaffiliated common unitholders of our partnership of the Amended GTA Transactions. Baird was not requested to analyze, and did not analyze, the fairness of any of the individual components of either the Unitholder Vote Transactions or the Phase II Transactions. The Conflicts Committee did not ask Baird to express, and Baird did not express, any opinion with respect to any of the other financial or non-financial terms, conditions, determinations or actions with respect to the Amended GTA Transactions.

Baird’s opinion did not address any other actions, transactions or business strategies that may be, or might have been, available as an alternative to the Amended GTA Transactions (either the Unitholder Vote Transactions or the Phase II Transactions or any component thereof), including, without limitation, financing our partnership through alternative transactions or liquidating our partnership’s assets. Baird’s opinion did not address the relative merits or risks of: (i) the Amended GTA Transactions, the draft Amendment or any other agreements or other matters provided for, or contemplated by, the draft Amendment; or (ii) the Amended GTA Transactions compared to any other potential alternative transactions, actions or business strategies considered by our board of directors. With the Conflicts Committee’s consent, Baird’s opinion and analysis did not address any liquidation value or liquidation as an alternative transaction. For purposes of all of its analysis, Baird assumed that our partnership remains a going concern. Additionally, Baird was not requested to analyze, and Baird did not analyze, the fairness of the Amended GTA Transactions to any party other than our partnership’s public unaffiliated common unitholders.

In arriving at its opinion, Baird assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information that was publicly available or provided to Baird by or on behalf of our partnership. Baird did not independently verify any information supplied to Baird by our partnership that formed a substantial basis for the opinion. Baird was not engaged to independently verify, did not assume any responsibility to verify, did not assume liability for, and expressed no opinion on, any such information, and Baird assumed, without independent verification, that our partnership was not aware of any information prepared by it or its advisors that might be material to the opinion that was not provided to Baird. Baird assumed, without independent verification, that: (i) all material assets and liabilities (contingent or otherwise, known or unknown) of our partnership were as set forth in our financial statements included in our Annual Reports on Form 10-K for the years ended December 31, 2009 and 2010 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 (collectively, the “Financial Statements”); (ii) the Financial Statements presented fairly the results of operations, cash flows and financial condition of our partnership for the periods, and as of the dates, indicated and were prepared in conformity with U.S. generally accepted accounting principles consistently applied; (iii) the Forecasts (as defined below) for our partnership were reasonably prepared on bases reflecting the best available estimates and good faith judgments of our general partner’s senior management as to the future performance of our partnership, and Baird relied, without independent verification, upon such Forecasts in the preparation of this opinion, although Baird expressed no opinion with respect to the Forecasts or any judgments, estimates, assumptions or basis on which they were based, and Baird assumed, without independent verification, that the Forecasts will be realized in the amounts and on the time schedule contemplated; (iv) in all respects material to Baird’s analysis, the Amended GTA Transactions will be consummated in accordance with the material terms and conditions of the draft Amendment without any further material amendment thereto and without waiver by any party of any of the material conditions to their respective obligations thereunder, including the approval of the amendments to the Third Amended and Restated Agreement of Limited Partnership, the waiver of arrearages and the full subscription to the rights offering; (v) in all respects material to Baird’s analysis, the representations and warranties contained in the draft Amendment were true and correct and that each party will perform all of the material covenants and agreements required to be performed by it under such Amendment; (vi) all material corporate, governmental, regulatory or other consents and approvals (contractual or otherwise) required to consummate the Amended GTA Transactions have been, or will be, obtained without the need for any material changes to the material financial terms or conditions of the Amended GTA Transactions or that would otherwise materially affect our partnership or Baird’s analysis; (vii) the consummation of the Amended GTA Transactions will be a tax-free event for federal income tax purposes; and (viii) the Forecasts do not give effect to any litigation currently pending or threatened against our partnership, except for the tentative understanding with respect to the settlement of class action litigation against our partnership, as disclosed in our Current Report on Form 8-K filed with the SEC on May 6, 2011. Baird relied, without independent verification, as to all legal and tax matters regarding the Amended GTA Transactions on the advice of legal counsel to our partnership and the Conflicts Committee. In conducting its review, Baird did not undertake or obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise, known or unknown), the solvency of our partnership or the liquidation value of our partnership nor did Baird perform a physical inspection of the properties or facilities of our partnership. Baird did not consider any expenses or potential adjustments to the terms relating to the Amended GTA Transactions as part of its analysis. In each case above, Baird made the assumptions and took the actions or inactions described above with the Conflicts Committee’s knowledge and consent.

Baird’s opinion necessarily is based upon economic, monetary and market conditions as they existed and could be evaluated on May 12, 2011, Baird’s opinion did not predict or take into account any changes which may occur, or information which may become available, after May 12, 2011. Furthermore, Baird expressed no opinion as to the price or trading range at which any of our securities (including our common units) will trade following the date of Baird’s opinion or as to the effect of the Amended GTA Transactions on such price or trading range. Such price and trading range may be affected by a number of factors, including but not limited to: (i) dispositions of the common units of our partnership by unitholders within a short period of time after, or other market effects resulting from, the announcement and/or effective date of the Amended GTA Transactions; (ii) changes in prevailing interest rates and other factors which generally influence the price of securities; (iii) adverse changes in the current capital markets; (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of our partnership or in our partnership’s industries; (v) any necessary actions by, or restrictions of, federal, state or other governmental agencies or regulatory authorities; and (vi) timely completion of the Amended GTA Transactions on terms and conditions that are acceptable to all parties at interest.

Baird’s opinion was prepared at the request and for the internal information of the Conflicts Committee. Baird’s opinion does not constitute a recommendation to any unitholder of our partnership as to how any such unitholder should vote with respect to the Amended GTA Transactions or whether any unitholder should participate in the rights offering that is a component of the Phase II Transactions.

The following is a summary of the material financial analyses performed by Baird in connection with rendering its opinion, which is qualified in its entirety by reference to the full text of such opinion attached as Annex B and to the other disclosures contained in this section. The following summary, however, does not purport to be a complete description of the financial analyses performed by Baird. The order of analyses described does not represent relative importance or weight given to the analyses performed by Baird. Some of the summaries of the financial analyses include information presented in a tabular format. These tables must be read together with the full text of each summary and alone are not a complete description of Baird’s financial analyses. Except as otherwise noted, the following quantitative information is based on market and financial data as it existed on or before May 12, 2011 and is not necessarily indicative of current market conditions.

Summary of Valuation Methodologies

Baird evaluated the fairness, in aggregate, of the Amended GTA Transactions by using the following valuation methodologies:

•	discounted cash flow analysis;

•	selected trading metrics analysis;

•	selected transaction metrics analysis; and

•	incentive distribution rights comparison.

In performing its evaluation analysis, Baird analyzed data under two different forecasts prepared by our general partner’s senior management (collectively, the “Forecasts”), as generally described below:

•

The first forecast case, which is referred to below as Status Quo, was prepared by our general partner’s senior management and assumes the Amended GTA Transactions do not occur. As a result, the Status Quo forecast reflects the following principal assumptions: (i) the Convertible Debentures and accumulated interest thereon is converted into Preferred Units on its maturity date, December 31, 2011; (ii) the interest rate on the Convertible Debentures increases from 10% to 12% starting in the fourth quarter of 2011; (iii) the coupon on the Preferred Units increases from 8.5% to 17.5% during the fiscal fourth quarter of 2011 and the Preferred Units remain outstanding through 2015; (iv) growth and acquisition capital expenditures of $15 million for the remainder of 2011 ($18.1 million total for 2011); beyond 2011, capital expenditures are limited to maintenance capital expenditures; (v) no common unit distributions are paid in 2011; thereafter, common unit distributions are paid based on a coverage ratio of 1.20 times; (vi) no common unit arrearages are paid due to the insufficient levels of distributable cash flow, which caused Baird to attach no value to the common unit arrearages; (vii) subordinated units remain outstanding and are not converted into common units during the forecast period; and (viii) the LIBOR rate increases from 0.5% to 3.0% during the forecast period. Please read “—Financial Forecasts Provided to Baird.”

•

The second forecast case, which is referred to below as Successful Vote, was prepared by our general partner’s senior management and assumes the completion of the Amended GTA Transactions. As a result, the Successful Vote forecast reflects the following principal assumptions: (i) unitholder approval of the proposed amendments to the Partnership Agreement occurs in the third fiscal quarter ending September 30, 2011; (ii) our partnership completes a $77 million Rights Offering on December 31, 2011, the proceeds of which are used to repay the Convertible Debentures and accumulated interest thereon and to redeem $22 million of Preferred Units owned by Vitol and Charlesbank (for purposes of the analysis, no value is ascribed to the common unitholders’ right to purchase Preferred Units under the terms of the Rights Offering); (iii) all of the Preferred Units convert into common units in the first quarter of 2014; (iv) growth and acquisition capital expenditures of $15.0 million for the remainder of fiscal year 2011 ($18.1 million total for 2011), $50.0 million in 2012, and $100.0 million per year in 2013, 2014 and 2015, with resulting Adjusted EBITDA based on a 8.0x multiple; (v) additional growth capital expenditures for the remainder of 2011 and 2012 are financed entirely with debt, while growth and acquisition capital expenditures in years 2013-2015 are financed with new debt in an amount equal to 50% of such capital expenditures, bearing interest at a rate based upon the terms of our partnership’s credit agreement, and 50% with equity issued at a yield of 7.0%; (vi) common unit distributions are $0.22 and $0.52 in 2011 and 2012, respectively, and are paid based on a target distribution coverage ratio of 1.20x in years 2013-2015; (vii) elimination of all of the subordinated units currently outstanding; and (viii) the LIBOR rate increases from 0.5% to 3.0% during the forecast period. Please read “—Financial Forecasts Provided to Baird.”

Discounted Cash Flow Analysis

Baird performed a discounted cash flow analysis utilizing the forecasted common unit distributions from 2011 to 2015 as set forth in the Forecasts provided by our general partner’s senior management. In such analysis,

Baird calculated the present values of the distributions per common unit from 2011 to 2015 by discounting such amounts at a rate of 10.7%. Baird calculated the present values of the distributions per common unit beyond 2015 by assuming a terminal yield of 6.5% and applying the terminal yield to the forecasted distributions per common unit in year 2015 and discounting the resulting terminal values at a rate of 10.7%. The summation of the present values of the distributions per common unit and the present values of the terminal values resulted in an implied equity value per common unit. Baird compared the implied per unit common equity values under each of the two forecasts. Below is a table that summarizes the results of Baird’s discounted cash flow analysis:

Implied Price per Blueknight Energy Partners, L.P. Common Unit
Status Quo	$6.14
Successful Vote	$9.98

Baird also performed sensitivity analysis on the discounted cash flow analysis by increasing and decreasing the aforementioned forecasted distributions per common unit within each Forecast by a range of 0% to 20% and by discounting the resulting distributions per common unit at rates ranging from 8.7% to 12.7%. Baird calculated the present values of the distributions per common unit beyond 2015 by assuming a terminal yield ranging from 4.5% to 8.5% and applying such terminal yields to the forecasted distributions per common unit in year 2015 and discounting the resulting terminal values at rates ranging from 8.7% to 12.7%. Baird compared the range of implied per unit equity values under each of the two forecasts as summarized below:

	Implied Price per Blueknight Energy Partners, L.P. Common Unit
	Low	High
Status Quo	$3.67	$10.91
Successful Vote	$6.11	$17.32

Selected Trading Metrics Analysis

Baird reviewed certain publicly available financial information and stock market information for certain publicly traded master limited partnerships (“MLPs”) that Baird deemed relevant. The group of selected publicly traded MLPs reviewed is listed below:

• Buckeye Partners, L.P.	• NuStar Energy L.P.
• Global Partners LP	• Plains All American Pipeline, L.P.
• Holly Energy Partners, L.P.	• Sunoco Logistics Partners L.P.
• Magellan Midstream Partners, L.P.	• TransMontaigne Partners L.P.

Baird chose these MLPs based on a review of publicly traded MLPs that possessed general business, operating and financial characteristics representative of MLPs in the industry in which our partnership operates. Baird noted that none of the MLPs reviewed is identical to our partnership and that, accordingly, the analysis of such MLPs necessarily involves complex considerations and judgments concerning differences in the business, operating and financial characteristics of each MLP and other factors that affect the public market values of such partnerships.

For each MLP, Baird calculated the total equity value by multiplying the number of common, subordinated and implied general partner units outstanding as of the most recently reported date by the closing price per common unit on May 11, 2011. In addition, Baird calculated the total firm value by adding the total equity value to the book value of each partnership’s total debt, preferred equity and minority interests, less each MLP’s cash and cash equivalents. Baird then calculated the multiples of each MLP’s total firm value to its projected 2011 and 2012 EBITDA (defined as earnings before interest, taxes, depreciation and amortization), using consensus third-party research estimates.

Baird also calculated each MLP’s 2011 and 2012 projected common unit distribution yield by dividing each MLP’s projected 2011 and 2012 common unit distributions using consensus third-party research estimates by its current common unit price. Stock market and historical financial information for the selected MLPs was based on publicly available information as of May 11, 2011, and projected financial information was based on publicly available research reports as of such date. A summary of the estimated EBITDA multiples and distribution yields is provided in the table below:

	Firm Value as a Multiple of EBITDA		Common Unit Distribution Yield
	2011 Estimated	2012 Estimated	2011 Estimated	2012 Estimated
Median	12.2x	11.0x	6.5%	6.7%

Baird calculated the implied per unit value of our partnership common units for each Forecast using the 2011 and 2012 median EBITDA multiples and median distribution yields of the selected publicly traded MLPs. The resulting range of implied per unit equity values and the average implied per unit equity values are summarized in the table below:

	Implied Price per Blueknight Energy Partners, L.P. Common Unit
	Low	Average	High
Status Quo	$2.14	$6.45	$8.78
Successful Vote	$6.82	$9.05	$11.21

Selected Transactions Analysis

Baird reviewed certain publicly available financial information concerning acquisition transactions that Baird deemed relevant. The group of selected acquisition transactions is listed below:

Target	Acquirer
• Certain assets of BP plc	• Buckeye Partners, L.P.
• Certain assets of First Reserve Corporation and Vopak Bahamas	• Buckeye Partners, L.P.
• Certain assets of Nexen Inc	• Plains All American Pipeline, L.P.
• Certain assets of SemGroup Corporation; Western Gas Partners; Noble Energy; BP plc	• Plains All American Pipeline, L.P.
• Certain assets of Mid-Valley Pipeline Co; West Shore Pipe Line Co; West Texas Gulf Pipe Line Co	• Sunoco Incorporated; Sunoco Logistics Partners, LP
• Certain assets BP plc	• Magellan Midstream Partners, LP
• Certain assets of Targa Resources, Inc	• Targa Resources Partners LP
• Certain assets of Flying J Inc	• Magellan Midstream Partners, LP
• Certain assets of Knight Inc	• Kinder Morgan Energy Partners LP
• Certain assets of SemGroup, L.P.	• Blueknight Energy Partners, L.P.
• Certain assets of Knight Inc	• Kinder Morgan Energy Partners LP
• Certain assets of TransMontaigne Inc	• TransMontaigne Partners L.P.
• Certain assets of Koch Industries Inc	• NuStar Energy LP
• Certain assets of BP plc	• Plains All American Pipeline, L.P.
• Andrews Petroleum Inc; Lone Star Trucking Inc	• Plains All American Pipeline, L.P.
• Certain assets of NuStar Energy L.P.	• Pacific Energy Partners LP
• Certain assets of Trans-Global Solutions Inc	• Kinder Morgan Energy Partners LP
• Certain assets of Alon Israel Oil Company	• Holly Energy Partners, L.P.
• Certain assets of Exxon Mobil Corporation	• Buckeye Partners, L.P.

Baird chose these acquisition transactions based on a review of completed and pending acquisition transactions involving target companies and assets that possessed general business, operating and financial characteristics representative of companies in the industry in which our partnership operates. Baird noted that none of the acquisition transactions or subject target companies or assets reviewed is identical to our partnership, and that, accordingly, the analysis of such acquisition transactions necessarily involves complex considerations and judgments concerning differences in the business, operating and financial characteristics of each subject target company or asset and each acquisition transaction and other factors that affect the values implied in such acquisition transactions.

For each transaction, Baird calculated the multiples of each target’s total transaction value to its last twelve months or forecasted EBITDA, based on data provided in publicly available press releases, SEC filings by either the Acquirer or the Target (or both) announcing the transactions or as published by third-party research firms.

A summary of the implied EBITDA multiples is provided in the table below:

Transaction Value as a Multiple of EBITDA
	LTM	Forward
Median	9.1x	8.9x

Baird calculated the implied per unit value of our partnership’s common units for each Forecast using the median last twelve months, or LTM, and forward EBITDA multiples of the selected transactions. The resulting range of implied per unit equity values and the average implied per unit equity values are summarized in the table below:

	Implied Price per Blueknight Energy Partners, L.P. Common Unit
	Low	Average	High
Status Quo	$2.74	$3.21	$3.68
Successful Vote	$4.29	$5.01	$5.74

Incentive Distribution Rights Comparison

Baird compared the proposed Incentive Distribution Rights (“IDR”) structure as set forth in the Partnership Agreement Amendment Proposal with the IDR structures of twenty midstream MLPs that Baird deemed relevant. Baird analyzed the MLPs it deemed relevant by reviewing each MLP’s IDR structure at the time of its initial public offering. Baird then analyzed the range of percentage targets above the minimum quarterly distribution required to increase the general partner’s interest in the underlying MLP’s distributions. The results of this analysis are summarized in the table below:

	Lowest IDR Percentage of the Twenty Relevant MLPs	Highest IDR Percentage of the Twenty Relevant MLPs	As Set Forth in the Partnership Agreement Amendment Proposal
First Target % Above Minimum Quarterly Distribution	10%	15%	15%
Second Target % Above Minimum Quarterly Distribution	10%	25%	25%
Third Target % Above Minimum Quarterly Distribution	50%	50%	66%

The foregoing summary does not purport to be a complete description of the analyses performed by Baird or its presentations to the Conflicts Committee. The preparation of financial analyses and a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. Baird believes that its analyses (and the summary set forth above) must be considered as a whole and that selecting portions of such analyses and factors considered by Baird, without considering all of such analyses and factors, could create an incomplete view of the processes and judgments underlying the analyses performed and conclusions reached by Baird and its opinion. Baird did not attempt to assign specific weights to particular analyses. Any estimates contained in Baird’s analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, Baird does not assume responsibility for their accuracy.

Pursuant to an engagement letter dated April 15, 2011, Baird received a transaction fee of $350,000 upon delivery of its opinion, regardless of the conclusions reached in such opinion. In addition, our partnership has agreed to reimburse Baird for its out-of-pocket costs and to indemnify Baird against certain liabilities that may arise out of this engagement. Baird will not receive any payment or compensation contingent upon the successful completion of the Amended GTA Transactions. Except for Baird’s engagement to render this opinion and its engagement to act as financial advisor to an affiliate of Charlesbank in an unrelated matter, no material relationship between Baird and our partnership, any affiliate of our partnership or any other party to the Transactions is mutually understood to be contemplated in which any compensation is intended to be received.

Baird is a full service securities firm. As such, in the ordinary course of its business, Baird may from time to time provide investment banking, advisory, brokerage and other services to clients that may be competitors or suppliers to, or customers or security holders of, our partnership or that may otherwise participate or be involved in the same or a similar business or industry as our partnership or may from time to time trade the securities of our partnership (including our common units) for Baird’s own account or the accounts of Baird’s customers and, accordingly, may at any time hold long or short positions or effect transactions in such securities. Baird may also prepare equity analyst research reports from time to time regarding our partnership.

Interests of Certain Persons in the Partnership Agreement Amendment Proposal

In considering the recommendations of the Conflicts Committee and our board of directors, you should be aware that some of the executive officers and directors of our general partner have interests in the Partnership Agreement Amendment Proposal that may differ from, or may be in addition to, the interests of our common unitholders, generally. These interests may present such executive officers and directors with actual or potential conflicts of interests, and these interests, to the extent material, are described in this section.

Vitol

Vitol is engaged in the global physical supply and distribution of crude oil, petroleum products, coal, natural gas, and other commodities. Vitol beneficially owns directly or through certain controlled or wholly-owned entities, including Blueknight Energy Holding, Inc., 6,285,252 Preferred Units, 10,769,231 subordinated units and 50% of the equity interests in the entity that controls our general partner, which holds the incentive distribution rights and 1,127,755 general partner units in us. Certain of our executive officers and members of our board of directors are associated with Vitol as set forth below under “—Our Board of Directors and Executive Officers.”

Charlesbank

Based in Boston and New York, Charlesbank is a middle-market private equity investment firm managing more than $2 billion of capital. Charlesbank beneficially owns directly or through certain controlled or wholly-owned entities, including CB-Blueknight, LLC, 6,285,252 Preferred Units, 10,769,231 subordinated units and 50% of the equity interests in the entity that controls our general partner, which holds the incentive distribution rights and 1,127,755 general partner units in us. Certain members of our board of directors are associated with Charlesbank as set forth below under “—Our Board of Directors and Executive Officers.”

Our Board of Directors and Executive Officers

Four members of our board of directors (one of whom also serves an executive officer of our general partner) are affiliated with entities that control our general partner and may have economic and other interests in the refinancing transactions that are different then the interests of our unitholders generally. Mr. Loya is a member of our board of directors and also serves as a director of Vitol and the President of Vitol, Inc., a U.S. subsidiary of Vitol. Mr. Dyer is a member of our board of directors and our general partner’s Chief Executive Officer and also serves as a director and Vice President, Projects and Business Development of Vitol, Inc. Mr. Eisenson is a member of our board of directors and also serves as a Managing Director and Chief Executive Officer of Charlesbank. Mr. Biotti is a member of our board of directors and also serves a Managing Director of Charlesbank. These individuals have certain duties and obligations to Vitol and Charlesbank, as applicable, which may in certain cases from time to time conflict with the duties and obligations that such individuals have as members of our board of directors and/or executive officers of our general partner.

Equity Interests

The following table sets forth the beneficial ownership of our units as of June 6, 2011 held by Vitol, Charlesbank, the members of our board of directors and the named executive officers of our general partner. Percentage of total common, subordinated and preferred units beneficially owned is based on 21,890,224 common units, 12,570,504 subordinated units and 21,538,462 preferred units outstanding as of June 6, 2011.

Name of Beneficial Owner(1)	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned	Subordinated Units Beneficially Owned	Percentage of Subordinated Units Beneficially Owned	Preferred Units Beneficially Owned	Percentage of Preferred Units Beneficially Owned	Percentage of Total Common, Subordinated and Preferred Units Beneficially Owned
Blueknight Energy Holding, Inc.(2)	—	—	6,285,252	50%	10,769,231	50%	30.5%
CB-Blueknight, LLC(3)	—	—	6,285,252	50%	10,769,231	50%	30.5%
J. Michael Cockrell	—	—	—	—	—	—	—
Alex G. Stallings(4)	91,037	*	—	—	—	—	*
Mike Prince	—	—	—	—	—	—	—
Larry Hatley	—	—	—	—	—	—	—
Duke R. Ligon(5)	10,000	*	—	—	—	—	*
Steven M. Bradshaw(5)	8,500	*	—	—	—	—	*
John A. Shapiro(5)	7,500	*	—	—	—	—	*
Miguel A. (“Mike”) Loya(2) (6)	—	—	—	—	—	—	—
James C. Dyer, IV(2) (6)	—	—	—	—	—	—	—
Michael R. Eisenson(3) (7)	—	—	—	—	—	—	—
Jon M. Biotti(3) (7)	—	—	—	—	—	—	—
All current executive officers and directors as a group (14 persons)	162,310	*	—	—	—	—	*

*	Less than 1%
(1)	Unless otherwise indicated, the address for all beneficial owners in this table is Two Warren Place, 6120 South Yale Avenue, Suite 500, Tulsa, Oklahoma 74136.
(2)	Blueknight Energy Holding, Inc. is a subsidiary of Vitol. The address for Vitol is 1100 Louisiana Street, Suite 5500, Houston, Texas 77002. Blueknight Energy Holding, Inc. owns 50% of Blueknight GP Holdings, LLC, which owns the membership interests in our general partner.

(3)	CB-Blueknight, LLC is a subsidiary of Charlesbank. The address for Charlesbank is 200 Clarendon Street, 54th Floor, Boston, Massachusetts. CB-Blueknight, LLC owns 50% of Blueknight GP Holdings, LLC, which owns the membership interests in our general partner.
(4)	Substantially all the common units owned by Mr. Stallings are pledged as collateral to a bank.
(5)	Includes unvested restricted common units granted under our general partner’s Long-Term Incentive Plan.
(6)	Messrs. Loya and Dyer are affiliated with Vitol.
(7)	Messrs. Eisenson and Biotti are affiliated with Charlesbank.

Interests of Officers and Directors in the Rights Offering

The following table sets forth the number of rights of the directors and named executive officers of our general partner, based upon their beneficial ownership of our common units (including restricted common units) as of June 6, 2011. For additional information about the ownership of our partnership, please see “Security Ownership of Certain Beneficial Owners and Management of Our General Partner.”

Generally, unless otherwise indicated, the officers and directors of our general partner will be able to exercise or sell the rights issued to them in respect of the common units (including restricted common units) and general partner units beneficially owned by them in the same manner as other of our partnership’s unitholders.

Name of Beneficial Owner	Common Units Beneficially Owned	Rights Expected to be Issued in Respect of Common Units
J. Michael Cockrell	—	—
Alex G. Stallings	91,037	49,269
Mike Prince	—	—
Larry Hatley	—	—
Duke R. Ligon(1)	10,000	5,412
Steven M. Bradshaw(1)	8,500	4,600
John A. Shapiro(1)	7,500	4,059
Miguel A. (“Mike”) Loya	—	—
James C. Dyer, IV	—	—
Michael R. Eisenson	—	—
Jon M. Biotti	—	—

(1)	Includes unvested restricted common units granted under our general partner’s Long-Term Incentive Plan.

Indemnification of Directors and Officers

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•	any person who is or was a director, officer, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

•	any person who is or was serving as director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; and

•	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

We and our general partner have also entered into separate indemnification agreements with certain of the directors and officers of our general partner. The terms of the indemnification agreements are consistent with the terms of the indemnification provided by our partnership agreement and our general partner’s limited liability company agreement. The indemnification agreements also provide that we and our general partner must advance payment of certain expenses to such indemnified directors and officers, including fees of counsel, subject to receipt of an undertaking from the indemnitee to return such advance if it is ultimately determined that the indemnitee is not entitled to indemnification.

The Partnership Agreement Amendment Proposal

The following is a summary of the proposed amendments to the current partnership agreement to be voted upon by our unitholders. The following summary is qualified in its entirety by reference to the full text of the proposed Fourth Amended and Restated Agreement of Limited Partnership of Blueknight Energy Partners, L.P. attached at Annex A. Annex A shows the portions of the current partnership agreement that will be deleted or changed and provisions that will be added in the Partnership Agreement Amendment Proposal is approved and becomes effective. We urge you to read all of the annexes to this proxy statement in their entirety.

General

Our partnership agreement requires us to distribute all of our cash on hand at the end of each quarter, less reserves established by our general partner. We refer to this distributable cash as “available cash.” Currently, our partnership agreement requires that we distribute all of our available cash from operating surplus each quarter as set forth in “Cash Distribution Policy Before and After the Effectiveness of the Amended and Restated Partnership Agreement and Related Transactions—Cash Distribution Policy Before the Effectiveness of the Amended and Restated Partnership Agreement and Related Transactions.”

Pursuant to restrictions in our prior credit facility, we were prohibited from making distributions to our unitholders. We did not make a distribution to our common unitholders or subordinated unitholders for the quarters ended June 30, 2008 through March 31, 2011 due, in part, to restrictions under our prior credit agreement and the uncertainty of our future cash flows relating to SemCorp’s bankruptcy filings. After giving effect to the nonpayment of distributions for the quarters ended June 30, 2008 through March 31, 2011, each common unit was entitled to an arrearage of $3.75, or total arrearages for all common units of $82.1 million based upon 21,890,224 common units outstanding as of March 31, 2011. Pursuant to our credit facility, we are permitted to make quarterly distributions of available cash to unitholders so long as: (i) no default or event of default exists under our credit agreement, (ii) we have, on a pro forma basis after giving effect to such distribution, at least $10.0 million of availability under the revolving loan facility, and (iii) our consolidated total leverage ratio, on a pro forma basis, would not be greater than (x) 4.50 to 1.00 for any fiscal quarter on or prior to the fiscal quarter ending June 30, 2011, (y) 4.25 to 1.00 for the fiscal quarters ending September 30, 2011 and December 31, 2011, or (z) 4.00 to 1.00 for any fiscal quarter ending on or after March 31, 2012. Our consolidated total leverage ratio (calculated in accordance with our credit agreement) as of March 31, 2011 was 4.05 to 1.00.

The Partnership Agreement Amendment Proposal

We are proposing to amend and restate our partnership agreement to:

•

reset (1) the minimum quarterly distribution to $0.11 per unit per quarter from $0.3125 per unit per quarter, (2) the first target distribution to $0.1265 per unit per quarter from $0.3594 per unit per quarter, (3) the second target distribution to $0.1375 per unit per quarter from $0.3906 per unit per quarter and (4) the third target distribution to $0.1825 per unit per quarter from $0.4688 per unit per quarter;

•	waive the cumulative common unit arrearage;

•

remove provisions in our partnership agreement relating to the subordinated units, including concepts such as a subordination period (and any provisions that expressly apply only during the subordination period) and common unit arrearage, in connection with the transfer to us, and our subsequent cancellation, of all of our outstanding subordinated units;

•	provide that distributions shall not accrue or be paid to the holders of our incentive distribution rights for an eight quarter period beginning with the quarter in which the special meeting occurs;

•

provide that during Senior Security Restriction Period, we will not issue any Senior Securities without the consent of the holders of at least a majority of the outstanding common units (excluding the common units held by our general partner and its affiliates and excluding any Senior Securities that are convertible into common units); provided that we may issue an unlimited number of Senior Securities during the Senior Security Restriction Period without obtaining such consent if (i) such issuances are made in connection with the conversion of our Convertible Debentures or the consummation of the rights offering and use of proceeds therefrom, (ii) issuances are made upon conversion, redemption or exchange of Senior Securities into or for Senior Securities of equal or lesser rank, where the aggregate amount of distributions that would have been paid with respect to such newly issued Senior Securities, plus the related distributions to our general partner, in respect of the four-quarter period ending prior to the first day of the quarter in which the issuance is to be consummated (assuming such newly issued Senior Securities had been outstanding throughout such period) would not have exceeded the distributions actually paid during such period on the Senior Securities that are to be converted, redeemed or exchanged, plus the related distributions to our general partner, (iii) such issuances are made in connection with the combination or subdivision of any class of Senior Securities, (iv) such issuances are made in connection with an acquisition or expansion capital improvement that increases estimated pro forma Adjusted Operating Surplus (as defined in our partnership agreement) (less estimated pro forma distributions on the Preferred Units and on any other Senior Securities) on a per-common unit basis, as determined in good faith by our general partner, as compared to actual Adjusted Operating Surplus (as defined in our partnership agreement) (less actual distributions on the Preferred Units and on any other Senior Securities) on a per-common unit basis or (v) the net proceeds of such issuances are used to repay indebtedness of our partnership or its subsidiaries; provided, however, that in the case of subsection (v) such new securities may not be issued to an affiliate of our general partner unless the cost to service any new indebtedness that we determine that we could issue to retire existing indebtedness (with our general partner’s determination being conclusive) is greater than the distribution obligations associated with the Senior Securities issued in connection with its retirement and one or more of the following conditions are also met: (A) the indebtedness that is being repaid matures within 12 months of such repayment, or (B) such indebtedness has experienced a default or event of default (even if the lenders of such indebtedness have agreed to forebear or waive such default or event of default) or (C) our general partner expects to experience a default or event of default under such indebtedness within six months of such repayment (with our general partner’s determination being conclusive);

•

provide that in addition to our partnership’s current rights to convert the Preferred Units into common units, the Preferred Units will also be convertible in whole or in part at our option at any time on or after October 25, 2015 if (i) the daily volume-weighted average trading price of the common units is greater than 130% of the Conversion Price (as defined in our partnership agreement) for twenty out of the trailing thirty trading days ending two trading days before we furnish notice of conversion and (ii) the average trading volume of common units has exceeded 20,000 common units for twenty out of the trailing thirty trading days ending two trading days before we furnish notice of conversion; and

•

provide that the conversion of Preferred Units shall become effective (i) in the case of Preferred Units that are being converted pursuant to Section 5.12(c)(i) of our partnership agreement (relating to conversions at the election of the holder of such units), as of the last day of the quarter in which the relevant notice of conversion is delivered by the applicable unitholder and (ii) in the case of Preferred Units that are being converted pursuant to Section 5.12(c)(ii) of our partnership agreement (relating to conversions at the election of our partnership), as of the date that the notice of conversion is delivered by us.

A favorable vote on the Partnership Agreement Amendment will affect all of our partnership’s units. The effect of resetting the minimum quarterly distribution and incentive distributions and waiving the existing common unit arrearage will be to increase the value of the incentive distribution rights (which are indirectly owned by Vitol and Charlesbank as the owner of our general partner) and make it more likely that distributions will be made on the incentive distribution rights.

The Partnership Agreement Amendment Proposal also provides that no distributions will be paid to the holders of the incentive distribution rights in respect of such incentive distribution rights for an eight quarter period beginning with the quarter in which the special meeting occurs. In addition, if the Partnership Agreement Amendment Proposal is approved, then the distribution on the Preferred Units beginning on October 25, 2011 will be $0.17875 per unit per quarter instead of $0.284375 per unit per quarter. Currently, all outstanding Preferred Units are held by Vitol and Charlesbank, but Preferred Units will be offered to you in the rights offering discussed under “Rights Offering” if the Partnership Agreement Amendment Proposal is approved.

In addition, if the Partnership Agreement Amendment Proposal is approved, then our capital structure will be simplified through the transfer, and resulting cancellation, of all outstanding subordinated units, which are currently held by Vitol and Charlesbank.

CASH DISTRIBUTION POLICY BEFORE AND AFTER THE EFFECTIVENESS OF THE AMENDED

AND RESTATED PARTNERSHIP AGREEMENT AND RELATED TRANSACTIONS

Cash Distribution Policy Before the Effectiveness of the Amended and Restated Partnership Agreement and Related Transactions

The following is a summary description of our current cash distribution policy before (i) the effectiveness of the Amended and Restated Partnership Agreement, which will, among other things, amend certain terms and provisions of our current partnership agreement related to our cash distribution policy and (ii) the related transactions, including the cancellation of all outstanding subordinated units and the consummation of the rights offering.

Distributions of Available Cash

General. Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date.

Definition of Available Cash. Available cash, for any quarter, consists of all cash on hand at the end of that quarter:

•	less the amount of cash reserves established by our general partner to:

•	provide for the proper conduct of our business;

•	comply with applicable law, any of our debt instruments or other agreements; or

•	provide funds for distributions to our unitholders for any one or more of the next four quarters;

•

plus all additional cash and cash equivalents on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter. Working capital borrowings are generally borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners and with the intent of the borrower to repay such borrowings within 12 months.

Minimum Quarterly Distribution. We will distribute to the holders of common units and subordinated units on a quarterly basis at least the minimum quarterly distribution of $0.3125 per unit, or $1.25 per year, to the extent we have sufficient cash from our operations after establishment of cash reserves and payment of fees and expenses, including payments to our general partner. We did not make a distribution to our common unitholders or subordinated unitholders for the quarters ended June 30, 2008 through March 31, 2011 due, in part, to restrictions under our prior credit agreement and the uncertainty of our future cash flows relating to SemCorp’s bankruptcy filings. After giving effect to the nonpayment of distributions for the quarters ended June 30, 2008 through March 31, 2011, each common unit was entitled to an arrearage of $3.75, or total arrearages for all common units of $82.1 million based upon 21,890,224 common units outstanding as of March 31, 2011. See “—Distributions of Available Cash from Operating Surplus during the Subordination Period” for additional information.

There is no guarantee that we will pay the minimum quarterly distribution on the units in any quarter in the future. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our general partner, taking into consideration the terms of our partnership agreement. The board of directors of our general partner will have broad discretion to establish cash reserves for the proper conduct of our business and for future distributions to our unitholders, and the establishment of those reserves could result in a reduction in cash distributions to you from levels we currently anticipate pursuant to our stated distribution policy. In addition, our cash distribution policy is subject to restrictions on distributions under our amended credit facility. Specifically, the agreement related to our amended credit facility contains material financial tests and covenants that we must satisfy.

General Partner Interest and Incentive Distribution Rights. As of June 6, 2011, our general partner is entitled to 1.974% of all quarterly distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its current general partner interest. Our general partner’s 1.974% interest in these distributions may be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its 1.974% general partner interest.

Our general partner also currently holds incentive distribution rights that entitle it to receive increasing percentages, up to a maximum of 50%, of the cash we distribute from operating surplus (as defined below) in excess of $0.3594 per unit per quarter. The maximum distribution of 50% includes distributions paid to our general partner in respect of its 1.974% general partner interest and assumes that our general partner maintains its general partner interest at 1.974%. The maximum distribution of 50% does not include any distributions that our general partner may receive on preferred, common or subordinated units that it owns. Please see “—General Partner Interest and Incentive Distribution Rights” for additional information.

Operating Surplus and Capital Surplus

General. All cash distributed to unitholders will be characterized as either “operating surplus” or “capital surplus.” Our partnership agreement requires that we distribute available cash from operating surplus differently than available cash from capital surplus.

Operating Surplus. For any period operating surplus generally means:

•

an amount equal to two times the amount needed for any one quarter for us to pay a distribution on all of our units (including the general partner units) and the incentive distribution rights at the same per-unit amount as was distributed in the immediately preceding quarter; plus

•

all of our cash receipts, excluding cash from (1) borrowings that are not working capital borrowings, (2) sales of equity and debt securities, (3) sales or other dispositions of assets outside the ordinary course of business, (4) capital contributions received or (5) corporate reorganizations or restructurings (provided that cash receipts from the termination of a commodity hedge or interest rate swap prior to its specified termination date shall be included in operating surplus in equal quarterly installments over the scheduled life of such commodity hedge or interest rate swap); plus

•	working capital borrowings made after the end of a quarter but on or before the date of determination of operating surplus for the quarter; plus

•

interest paid on debt incurred by us, and cash distributions paid on the equity securities issued by us, to finance all or any portion of the construction, expansion or improvement of our facilities during the period from such financing until the earlier to occur of the date the capital asset is put into service or the date that it is abandoned or disposed of; plus

•

interest paid on debt incurred by us, and cash distributions paid on the equity securities issued by us, in each case, to pay the construction period interest on debt incurred, or to pay construction period distributions on equity issued, to finance the construction projects referred to above; less

•	all of our operating expenditures (as defined below); less

•	the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

•	all working capital borrowings not repaid within twelve months after having been incurred or repaid within such twelve-month period with the proceeds of additional working capital borrowings.

If a working capital borrowing, which increases operating surplus, is not repaid during the twelve-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital is in fact repaid, it will not be treated as a reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.

Operating expenditures generally means all of our expenditures, including, but not limited to, taxes, reimbursements of expenses to our general partner, repayment of working capital borrowings, debt service payments and capital expenditures, provided that operating expenditures will not include:

•	payments (including prepayments) of principal of and premium on indebtedness, other than working capital borrowings;

•	capital improvement expenditures;

•	payment of transaction expenses relating to interim capital transactions; or

•	distributions to partners.

Where capital expenditures are made in part for acquisitions or for capital improvements and in part for other purposes, our general partner, with the concurrence of the conflicts committee, shall determine the allocation between the amounts paid for each.

Maintenance capital expenditures reduce operating surplus, from which we pay the minimum quarterly distribution, but expansion capital expenditures do not. Maintenance capital expenditures represent capital expenditures made to replace partially or fully depreciated assets, to maintain the existing operating capacity of our assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows. Maintenance capital expenditures include expenditures required to maintain equipment reliability, storage and pipeline integrity and safety and to address environmental regulations. Expansion capital expenditures represent capital expenditures made to expand or to increase the efficiency of the existing operating capacity of our assets or to expand the operating capacity or revenues of existing or new assets, whether through construction or acquisition. Costs for repairs and minor renewals to maintain facilities in operating condition and that do not extend the useful life of existing assets will be treated as operational and maintenance expenses as we incur them. Our partnership agreement provides that our general partner determines how to allocate a capital expenditure for the acquisition or expansion of our assets between maintenance capital expenditures and expansion capital expenditures.

Capital Surplus. Capital surplus will typically be generated only by:

•	borrowings other than working capital borrowings;

•	sales of our equity and debt securities;

•

sales or other dispositions of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or as part of normal retirement or replacement of assets;

•	capital contributions received; and

•	corporate reorganizations or restructurings.

Characterization of Cash Distributions. Our partnership agreement requires that we treat all available cash as coming from operating surplus until the sum of all available cash distributed since the closing of our initial public offering equals the operating surplus as of the most recent date of determination of available cash. We will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As reflected above, operating surplus includes an amount equal to two times the amount needed for any one quarter for us to pay a distribution on all of our units (including the general partner units) and the incentive distribution rights at the same per-unit amount as was distributed in the immediately preceding quarter. The basket amount does not reflect actual cash on hand that is available for distribution to our unitholders. Rather, it is a provision that will enable us, if we choose, to distribute as operating surplus up to this amount of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities, and borrowings, that would otherwise be distributed as capital surplus. If we were to increase our quarterly distribution amount during a period when our operating surplus actually generated from our operations had not increased by a corresponding amount, or if we were to maintain our quarterly distribution amount when our operating surplus generated from our operations had declined, by using these provisions we could use cash from non-operating sources, such as asset sales, issuances of securities and borrowings, to make distributions substantially in excess of actual cash generated by our business. These types of distributions could deteriorate our capital base, which could have a material adverse effect on our ability to make future distributions to our unitholders. In addition, these provisions could enable our general partner, if it so chooses, to receive distributions on its subordinated units and incentive distribution rights that would normally be treated as distributions from capital surplus and to which our general partner would not otherwise be entitled if we did not have sufficient available cash from operating surplus to make such distributions. We do not anticipate that we will make any distributions from capital surplus.

Subordination Period

General. Our partnership agreement provides that, during the subordination period (which we define below), the common units will have the right to receive distributions of available cash from operating surplus in an amount equal to the minimum quarterly distribution of $0.3125 per common unit per quarter, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from operating surplus may be made on the subordinated units. These units are deemed “subordinated” because for a period of time, referred to as the subordination period, the subordinated units will not be entitled to receive any distributions until the common units have received the minimum quarterly distribution plus any arrearages from prior quarters. Furthermore, no arrearages will be paid on the subordinated units. The practical effect of the subordinated units is to increase the likelihood that during the subordination period there will be available cash to be distributed on the common units.

Subordination Period. The subordination period will extend until the first day of any quarter that each of the following tests are met:

•

distributions of available cash from operating surplus on each of the outstanding common units, subordinated units and general partner units equaled or exceeded the minimum quarterly distribution for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date;

•

the “adjusted operating surplus” (as defined below) generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common and subordinated units and general partner units during those periods on a fully diluted basis; and

•	there are no arrearages in payment of the minimum quarterly distribution on the common units.

Expiration of the Subordination Period. When the subordination period expires, each outstanding subordinated unit will convert into one common unit and will then participate pro rata with the other common units in distributions of available cash. In addition, if the unitholders remove our general partner other than for cause and units held by our general partner and its affiliates are not voted in favor of such removal:

•	the subordination period will end and each subordinated unit will immediately convert into one common unit;

•	any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•	our general partner will have the right to convert its general partner units and its incentive distribution rights into common units or to receive cash in exchange for those interests.

Early Conversion of Subordinated Units. The subordination period will automatically terminate and all of the subordinated units will convert into common units on a one-for-one basis if each of the following occurs:

•

distributions of available cash from operating surplus on each outstanding common unit and subordinated unit equaled or exceeded $1.88 (150% of the annualized minimum quarterly distribution) for any four-quarter period immediately preceding that date;

•

the “adjusted operating surplus” (as defined below) generated during any four-quarter period immediately preceding that date equaled or exceeded the sum of a distribution of $1.88 (150% of the annualized minimum quarterly distribution) on all of the outstanding common units and subordinated units and general partner units on a fully diluted basis; and

•	there are no arrearages in payment of the minimum quarterly distribution on the common units.

Adjusted Operating Surplus. Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net increases in working capital borrowings and net drawdowns of reserves of cash generated in prior periods. Adjusted operating surplus consists of:

•	operating surplus generated with respect to that period; less

•	any net increase in working capital borrowings with respect to that period; less

•	any net decrease in cash reserves for operating expenditures with respect to that period not relating to an operating expenditure made with respect to that period; plus

•	any net decrease in working capital borrowings with respect to that period; plus

•	any net increase in cash reserves for operating expenditures with respect to that period required by any debt instrument for the repayment of principal, interest or premium.

Distributions of Available Cash from Operating Surplus during the Subordination Period

We will make distributions of available cash from operating surplus for any quarter during the subordination period in the following manner:

•

first, 98.026% to the holders of the Preferred Units, pro rata, and 1.974% to our general partner, until we distribute for each outstanding Preferred Unit an amount equal to the Series A Quarterly Distribution Amount (as defined below) for that quarter;

•

second, 98.026% to the holders of the Preferred Units, pro rata, and 1.974% to our general partner, until we distribute for each outstanding Preferred Unit an amount equal to any arrearages in the payment of the Series A Quarterly Distribution Amount for any prior quarters;

•

third, 98.026% to the common unitholders, pro rata, and 1.974% to our general partner, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution of $0.3125 per unit for that quarter;

•

fourth, 98.026% to the common unitholders, pro rata, and 1.974% to our general partner, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period;

•

fifth, 98.026% to the subordinated unitholders, pro rata, and 1.974% to our general partner, until we distribute for each subordinated unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “—General Partner Interest and Incentive Distribution Rights” below.

Series A Quarterly Distribution Amount means (i) in the case of any quarter or partial quarter during the period ending on October 25, 2011, $0.138125 per unit and (ii) thereafter, either (a) $0.17875 per unit if the Partnership Agreement Amendment Proposal has been approved or (b) $0.284375 per unit if such proposal has not been approved.

The preceding discussion is based on the assumptions that our general partner maintains its 1.974% general partner interest and that we do not issue additional classes of equity securities.

Distributions of Available Cash from Operating Surplus after the Subordination Period

Our partnership agreement requires that we make distributions of available cash from operating surplus for any quarter after the subordination period in the following manner:

•

first, 98.026% to the holders of Preferred Units, pro rata, and 1.974% to our general partner, until we distribute for each outstanding Preferred Unit an amount equal to the Series A Quarterly Distribution Amount for that quarter;

•

second, 98.026% to the holders of Preferred Units, pro rata, and 1.974% to our general partner, until we distribute for each outstanding Preferred Unit an amount equal to any arrearages in the payment of the Series A Quarterly Distribution Amount for any prior quarters;

•

third, 98.026% to all common unitholders and Class B unitholders, pro rata, and 1.974% to our general partner, until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “—General Partner Interest and Incentive Distribution Rights” below.

The preceding discussion is based on the assumptions that our general partner maintains its 1.974% general partner interest and that we do not issue additional classes of equity securities.

When the subordination period expires, each outstanding subordinated unit will convert into one common unit and will then participate pro rata with the other common units in distributions of available cash.

General Partner Interest and Incentive Distribution Rights

Our partnership agreement provides that our general partner will be entitled to 1.974% of all distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its 1.974% general partner interest if we issue additional units. Our general partner’s 1.974% interest, and the percentage of our cash distributions to which it is entitled, will be proportionately reduced if we issue additional units in the future (other than the issuance of partnership securities issued in connection with a reset of the incentive distribution target levels relating to our general partner’s incentive distribution rights or the issuance of partnership securities upon conversion of outstanding partnership securities) and our general partner does not contribute a proportionate amount of capital to us in order to maintain its then current general partner interest. Our general partner will be entitled to make a capital contribution in order to maintain its then current general partner interest in the form of the contribution to us of common units based on the current market value of the contributed common units.

Incentive distribution rights represent the right to receive an increasing percentage (13%, 23% and 48%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement.

The following discussion assumes that our general partner maintains its 1.974% general partner’s interest and continues to own the incentive distribution rights.

If for any quarter:

•	we have distributed available cash from operating surplus to the holders of Preferred Units in an amount equal to the Series A Quarterly Distribution Amount;

•

we have distributed available cash from operating surplus to the holders of Preferred Units in an amount necessary to eliminate any cumulative arrearages in the payment of the Series A Quarterly Distribution Amount;

•	we have distributed available cash from operating surplus to the common and subordinated unitholders in an amount equal to the minimum quarterly distribution; and

•	we have distributed available cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, our partnership agreement requires that we distribute any additional available cash from operating surplus for that quarter among the unitholders and our general partner in the following manner:

•

first, 98.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 1.974% to the general partner, until each unitholder receives an amount equal to the excess of $0.3594 (the “first target distribution”) over the minimum quarterly distribution for such quarter;

•

second, 85.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 14.974% to the general partner, until each unitholder receives an amount equal to the excess of $0.3906 (the “second target distribution”) over the first target distribution for such quarter;

•

third, 75.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 24.974% to the general partner, until each unitholder receives an amount equal to the excess of $0.4688 (the “third target distribution”) over the second target distribution for such quarter; and

•	thereafter, 50.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 49.974% to the general partner.

General Partner’s Right to Reset Incentive Distribution Levels

Our general partner, as the holder of our incentive distribution rights, has the right under our partnership agreement to elect to relinquish the right to receive incentive distribution payments based on the initial cash target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and cash target distribution levels upon which the incentive distribution payments to our general partner would be set. Our general partner’s right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to our general partner are based may be exercised without approval of our unitholders or the conflicts committee of our general partner, at any time when there are no subordinated units outstanding and we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distribution for each of the prior four consecutive fiscal quarters and the amount of each such distribution did not exceed adjusted operating surplus for such quarter. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that our general partner will not receive any incentive distributions under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our general partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our general partner.

In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our general partner of incentive distribution payments based on the target cash distributions prior to the reset, our general partner will be entitled to receive a number of newly issued Class B units based on a predetermined formula described below that takes into account the “cash parity” value of the average cash distributions related to the incentive distribution rights received by our general partner for the two quarters prior to the reset event as compared to the average cash distributions per common unit during this period.

The number of Class B units that our general partner would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to (x) the average amount of cash distributions received by our general partner in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election divided by (y) the average of the amount of cash distributed per common unit during each of these two quarters. Each Class B unit will be convertible into one common unit at the election of the holder of the Class B unit at any time following the first anniversary of the issuance of these Class B units. We will also issue an additional amount of general partner units in order to maintain the general partner’s ownership interest in us relative to the issuance of the Class B units.

Following a reset election by our general partner, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per common unit for the two fiscal quarters immediately preceding the reset election (such amount is referred to as the “reset minimum quarterly distribution”) and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

•

first, 98.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 1.974% to our general partner, until each unitholder receives an amount equal to 115% of the reset minimum quarter distribution for that quarter;

•

second, 85.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 14.974% to our general partner, until each unitholder receives an amount per unit equal to 125% of the reset minimum quarterly distribution for that quarter;

•

third, 75.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 24.974% to our general partner, until each unitholder receives an amount per unit equal to 150% of the reset minimum quarterly distribution for that quarter; and

•	thereafter, 50.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 49.974% to our general partner.

Distributions from Capital Surplus

How Distributions from Capital Surplus Will Be Made. Our partnership agreement requires that we make distributions of available cash from capital surplus, if any, in the following manner:

•

first, 98.026% to the holders of Preferred Units, pro rata, and 1.974% to our general partner, until we distribute for each outstanding Preferred Unit an amount equal to any unpaid arrearages in the payment of the Series A Quarterly Distribution Amount;

•

second, 98.026% to all unitholders, pro rata, and 1.974% to our general partner, until a hypothetical holder of a common unit acquired on the original offering date has received with respect to such common unit, an amount of available cash from capital surplus equal to the initial public offering price per common unit;

•

third, 98.026% to the common unitholders, pro rata, and 1.974% to our general partner, until we distribute for each common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

•	thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

Effect of a Distribution from Capital Surplus. Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from the initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the “unrecovered initial unit price.” Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for our general partner to receive incentive distributions and for the subordinated units to convert into common units. However, any distribution of capital surplus before the unrecovered initial unit price is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

Once we distribute capital surplus on a unit in an amount equal to the initial unit price, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels will be reduced to zero. Our partnership agreement specifies that we then make all future distributions from operating surplus, with 50.026% being paid to the holders of units and 49.974% to our general partner. The percentage interests shown for our general partner include its 1.974% general partner interest and assume our general partner has not transferred the incentive distribution rights. We do not anticipate that we will make any distributions from capital surplus.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, our partnership agreement specifies that the following items will be proportionately adjusted:

•	the minimum quarterly distribution;

•	target distribution levels;

•	the unrecovered initial unit price; and

•	the number of common units into which a subordinated unit is convertible.

For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50% of its initial level and each subordinated unit would be convertible into two common units. Our partnership agreement provides that we not make any adjustment by reason of the issuance of additional units for cash or property.

In addition, if legislation is enacted or if existing law is modified or interpreted by a governmental taxing authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels for each quarter will be reduced by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter and the denominator of which is the sum of available cash for that quarter plus our general partner’s estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

General. If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to our unitholders and our general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

The allocations of gain and loss upon liquidation are intended, to the extent possible, to entitle the holders of outstanding Preferred Units to a preference over the holders of outstanding common units upon our liquidation, to the extent required to permit holders of Preferred Units to receive an amount equal to the Series A Liquidation

Value (which generally equals the unrecovered Series A Issue Price, plus the Series A Distribution Amount for the current quarter, plus any arrearages in the payment of the Series A Quarterly Distribution Amount for any prior quarters). The allocations of gain and loss upon liquidation are also intended, to the extent possible, to entitle the holders of outstanding common units to a preference over the holders of outstanding subordinated units upon our liquidation, to the extent required to permit common unitholders to receive their unrecovered initial unit price plus the minimum quarterly distribution for the quarter during which liquidation occurs plus any unpaid arrearages in payment of the minimum quarterly distribution on the common units. However, there may not be sufficient gain upon our liquidation to enable the holders of common units to fully recover all of these amounts, even though there may be cash available for distribution to the holders of subordinated units. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights of our general partner.

Manner of Adjustments for Gain. The manner of the adjustment for gain is set forth in the partnership agreement. If our liquidation occurs before the end of the subordination period, we will allocate any gain to the partners in the following manner:

•	first, to the general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

•	second, 98.026% to the holders of Preferred Units, pro rata, and 1.974% to the general partner, until the capital account for each Preferred Unit is equal to the Series A Liquidation Value;

•

third, 98.026% to the common unitholders, pro rata, and 1.974% to the general partner, until the capital account for each common unit is equal to the sum of: (1) the unrecovered initial unit price; (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs (the “unpaid MQD”); and (3) any unpaid arrearages in payment of the minimum quarterly distribution;

•

fourth, 98.026% to the Class B unitholders, pro rata, and 1.974% to our general partner until the capital account for each Class B unit is equal to the sum of: (1) the unrecovered initial unit price; and (2) the unpaid MQD for the quarter during which our liquidation occurs;

•

fifth, 98.026% to the subordinated unitholders, pro rata, and 1.974% to our general partner until the capital account for each subordinated unit is equal to the sum of: (1) the unrecovered initial unit price; and (2) the unpaid MQD for the quarter during which our liquidation occurs;

•

sixth, 98.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 1.974% to the general partner, until the capital account in respect of each common unit then outstanding is equal to the sum of: (1) the unrecovered initial unit price; (2) the unpaid MQD; (3) any then existing cumulative common unit arrearage; and (4) the excess of (a) the first target distribution less the minimum quarterly distribution for each quarter of our existence over (b) the cumulative per unit amount of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 98.026% to the unitholders, pro rata, and 1.974% to the general partner, for each quarter of our existence (the sum of (1), (2), (3) and (4) is hereinafter referred to as the “first liquidation target amount”);

•

seventh, 85.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 14.974% to the general partner, until the capital account in respect of each common unit then outstanding is equal to the sum of: (1) the first liquidation target amount; and (2) the excess of (a) the second target distribution less the first target distribution for each quarter of our existence over (b) the cumulative per unit amount of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 85.026% to the unitholders, pro rata, and 14.974% to the general partner for each quarter of our existence (the sum of (1) and (2) is hereinafter referred to as the “second liquidation target amount”);

•

eighth, 75.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 24.974% to the general partner, until the capital account in respect of each common unit then outstanding is equal to the sum of: (1) the second liquidation target amount; and (2) the excess of (a) the third target distribution less the second target distribution for each quarter of our existence over (b) the cumulative per unit amount of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 75.026% to the unitholders, pro rata, and 24.974% to the general partner for each quarter of our existence; and

•	thereafter, 50.026% to all unitholders, pro rata, and 49.974% to the general partner.

The percentage interests set forth above for our general partner include its 1.974% general partner interest and assume the general partner has not transferred the incentive distribution rights.

If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that clause (3) of the third bullet point above and all of the fifth bullet point above will no longer be applicable.

Manner of Adjustments for Losses. If our liquidation occurs before the end of the subordination period, we will generally allocate any loss to our general partner and the unitholders in the following manner:

•	first, 98.026% to the holders of subordinated units, pro rata, and 1.974% to the general partner, until the capital accounts of the subordinated unitholders have been reduced to zero;

•	second, 98.026% to the holders of Class B units, pro rata, and 1.974% to the general partner, until the capital accounts of the Class B unitholders have been reduced to zero;

•	third, 98.026% to the holders of common units pro rata and 1.974% to the general partner, until the capital accounts of the common unitholders have been reduced to zero;

•	fourth, 98.026% to the holders of Preferred Units, pro rata, and 1.974% to the general partner, until the capital account for each Preferred Unit has been reduced to zero; and

•	thereafter, 100% to the general partner.

If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear so that the first bullet point above will no longer be applicable.

Adjustments to Capital Accounts. Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and our general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, our partnership agreement requires that we allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in our general partners’ capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

Cash Distribution Policy After the Effectiveness of the Amended and Restated Partnership Agreement and Related Transactions

The following is a summary description of our cash distribution policy following (i) the effectiveness of the Amended and Restated Partnership Agreement, which will, among other things, amend certain terms and provisions of our current partnership agreement related to our cash distribution policy and (ii) the related transactions, including the cancellation of all outstanding subordinated units and the consummation of the rights offering.

Distributions of Available Cash

General. Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date.

Definition of Available Cash. Available cash, for any quarter, consists of all cash on hand at the end of that quarter:

•	less the amount of cash reserves established by our general partner to:

•	provide for the proper conduct of our business;

•	comply with applicable law, any of our debt instruments or other agreements; or

•	provide funds for distributions to our unitholders for any one or more of the next four quarters;

•

plus all additional cash and cash equivalents on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter. Working capital borrowings are generally borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners and with the intent of the borrower to repay such borrowings within 12 months.

Minimum Quarterly Distribution. We will distribute to the holders of common units on a quarterly basis at least the minimum quarterly distribution of $0.11 per unit, or $0.44 per unit annually, to the extent we have sufficient cash from our operations after establishment of cash reserves and payment of fees and expenses, including payments to our general partner.

There is no guarantee that we will pay the minimum quarterly distribution on the units in any quarter in the future. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our general partner, taking into consideration the terms of our partnership agreement. The board of directors of our general partner will have broad discretion to establish cash reserves for the proper conduct of our business and for future distributions to our unitholders, and the establishment of those reserves could result in a reduction in cash distributions to you from levels we currently anticipate pursuant to our stated distribution policy. In addition, our cash distribution policy is subject to restrictions on distributions under our amended credit facility. Specifically, the agreement related to our amended credit facility contains material financial tests and covenants that we must satisfy.

General Partner Interest and Incentive Distribution Rights. As of June 6, 2011, our general partner is entitled to 1.974% of all quarterly distributions that we make prior to our liquidation. After the transfer by Vitol and Charlesbank of all outstanding subordinated units to us and our subsequent cancellation of all such units, our general partner will be entitled to approximately 2.5% of all quarterly distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its general partner interest. Our general partner has indicated that it does not expect to contribute capital to us to maintain its general partner interest in connection with either the rights offering and the issuance of Preferred Units in connection therewith or the conversion of the Convertible Debentures. As such, after the consummation of the rights offering and/or the conversion of the Convertible Debentures, we expect our general partner will be entitled to approximately 2.1% of all quarterly distributions that we make prior to our liquidation. The remainder of the discussion in this section assumes that our general partner maintains its general partner interest at approximately 2.1%. Our general partner’s interest in our distributions may be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its general partner interest.

Our general partner also currently holds incentive distribution rights that entitle it to receive increasing percentages, up to a maximum of 50%, of the cash we distribute from operating surplus (as defined below) in excess of $0.1265 per unit per quarter. The maximum distribution of 50% includes distributions paid to our general partner in respect of its general partner interest and assumes that our general partner maintains its general partner interest at approximately 2.1%. The maximum distribution of 50% does not include any distributions that our general partner may receive on Preferred Units or common that it may own. No distributions will be paid to the holders of the incentive distribution rights in respect of such incentive distribution rights for an eight quarter period beginning with the quarter in which the special meeting occurs. Please see “—General Partner Interest and Incentive Distribution Rights” for additional information.

Operating Surplus and Capital Surplus

General. All cash distributed to unitholders will be characterized as either “operating surplus” or “capital surplus.” Our partnership agreement requires that we distribute available cash from operating surplus differently than available cash from capital surplus.

Operating Surplus. For any period operating surplus generally means:

•

an amount equal to two times the amount needed for any one quarter for us to pay a distribution on all of our units (including the general partner units) and the incentive distribution rights at the same per-unit amount as was distributed in the immediately preceding quarter; plus

•

all of our cash receipts, excluding cash from (1) borrowings that are not working capital borrowings, (2) sales of equity and debt securities, (3) sales or other dispositions of assets outside the ordinary course of business, (4) capital contributions received or (5) corporate reorganizations or restructurings (provided that cash receipts from the termination of a commodity hedge or interest rate swap prior to its specified termination date shall be included in operating surplus in equal quarterly installments over the scheduled life of such commodity hedge or interest rate swap); plus

•	working capital borrowings made after the end of a quarter but on or before the date of determination of operating surplus for the quarter; plus

•

interest paid on debt incurred by us, and cash distributions paid on the equity securities issued by us, to finance all or any portion of the construction, expansion or improvement of our facilities during the period from such financing until the earlier to occur of the date the capital asset is put into service or the date that it is abandoned or disposed of; plus

•

interest paid on debt incurred by us, and cash distributions paid on the equity securities issued by us, in each case, to pay the construction period interest on debt incurred, or to pay construction period distributions on equity issued, to finance the construction projects referred to above; less

•	all of our operating expenditures (as defined below); less

•	the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

•	all working capital borrowings not repaid within twelve months after having been incurred or repaid within such twelve-month period with the proceeds of additional working capital borrowings.

If a working capital borrowing, which increases operating surplus, is not repaid during the twelve-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital is in fact repaid, it will not be treated as a reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.

Operating expenditures generally means all of our expenditures, including, but not limited to, taxes, reimbursements of expenses to our general partner, repayment of working capital borrowings, debt service payments and capital expenditures, provided that operating expenditures will not include:

•	payments (including prepayments) of principal of and premium on indebtedness, other than working capital borrowings;

•	capital improvement expenditures;

•	payment of transaction expenses relating to interim capital transactions; or

•	distributions to partners.

Where capital expenditures are made in part for acquisitions or for capital improvements and in part for other purposes, our general partner, with the concurrence of the conflicts committee, shall determine the allocation between the amounts paid for each.

Maintenance capital expenditures reduce operating surplus, from which we pay the minimum quarterly distribution, but expansion capital expenditures do not. Maintenance capital expenditures represent capital expenditures made to replace partially or fully depreciated assets, to maintain the existing operating capacity of our assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows. Maintenance capital expenditures include expenditures required to maintain equipment reliability, storage and pipeline integrity and safety and to address environmental regulations. Expansion capital expenditures represent capital expenditures made to expand or to increase the efficiency of the existing operating capacity of our assets or to expand the operating capacity or revenues of existing or new assets, whether through construction or acquisition. Costs for repairs and minor renewals to maintain facilities in operating condition and that do not extend the useful life of existing assets will be treated as operational and maintenance expenses as we incur them. Our partnership agreement provides that our general partner determines how to allocate a capital expenditure for the acquisition or expansion of our assets between maintenance capital expenditures and expansion capital expenditures.

Capital Surplus. Capital surplus will typically be generated only by:

•	borrowings other than working capital borrowings;

•	sales of our equity and debt securities;

•

sales or other dispositions of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or as part of normal retirement or replacement of assets;

•	capital contributions received; and

•	corporate reorganizations or restructurings.

Characterization of Cash Distributions. Our partnership agreement requires that we treat all available cash as coming from operating surplus until the sum of all available cash distributed since the closing of our initial public offering equals the operating surplus as of the most recent date of determination of available cash. We will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As reflected above, operating surplus includes an amount equal to two times the amount needed for any one quarter for us to pay a distribution on all of our units (including the general partner units) and the incentive distribution rights at the same per-unit amount as was distributed in the immediately preceding quarter. The basket amount does not reflect actual cash on hand that is available for distribution to our unitholders. Rather, it is a provision that will enable us, if we choose, to distribute as operating surplus up to this amount of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities, and borrowings, that would otherwise be distributed as capital surplus. If we were to increase our quarterly distribution amount during a period when our operating surplus actually generated from our operations had not increased by a corresponding amount, or if we were to maintain our quarterly distribution amount when our operating surplus generated from our operations had declined, by using these provisions we could use cash from non-operating sources, such as asset sales, issuances of securities and borrowings, to make distributions substantially in excess of actual cash generated by our business. These types of distributions could deteriorate our capital base, which could have a material adverse effect on our ability to make future distributions to our unitholders. In addition, these provisions could enable our general partner, if it so chooses, to receive distributions on its incentive distribution rights that would normally be treated as distributions from capital surplus and to which our general partner would not otherwise be entitled if we did not have sufficient available cash from operating surplus to make such distributions. We do not anticipate that we will make any distributions from capital surplus.

Adjusted Operating Surplus. Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net increases in working capital borrowings and net drawdowns of reserves of cash generated in prior periods. Adjusted operating surplus consists of:

•	operating surplus generated with respect to that period; less

•	any net increase in working capital borrowings with respect to that period; less

•	any net decrease in cash reserves for operating expenditures with respect to that period not relating to an operating expenditure made with respect to that period; plus

•	any net decrease in working capital borrowings with respect to that period; plus

•	any net increase in cash reserves for operating expenditures with respect to that period required by any debt instrument for the repayment of principal, interest or premium.

Distributions of Available Cash from Operating Surplus during the Eight Quarter Period

We will make distributions of available cash from operating surplus for any quarter during the eight quarter period beginning with the quarter in which this special meeting occurs (the “Eight Quarter Period”) in the following manner:

•

first, 97.9% to the holders of the Preferred Units, pro rata, and 2.1% to our general partner, until we distribute for each outstanding Preferred Unit an amount equal to the Series A Quarterly Distribution Amount (as defined below) for that quarter;

•

second, 97.9% to the holders of the Preferred Units, pro rata, and 2.1% to our general partner, until we distribute for each outstanding Preferred Unit an amount equal to any arrearages in the payment of the Series A Quarterly Distribution Amount for any prior quarters; and

•	thereafter, 49.9% to all unitholders holding common units, pro rata, and 50.1% to the general partner.

Series A Quarterly Distribution Amount means (i) in the case of any quarter or partial quarter during the period ending on October 25, 2011, $0.138125 per unit and (ii) thereafter, $0.17875 per unit.

The preceding discussion is based on the assumptions that our general partner maintains its 2.1% general partner interest and that we do not issue additional classes of equity securities.

Distributions of Available Cash from Operating Surplus after the Eight Quarter Period

Our partnership agreement requires that we make distributions of available cash from operating surplus for any quarter after the Eight Quarter Period in the following manner:

•

first, 97.9% to the holders of Preferred Units, pro rata, and 2.1% to our general partner, until we distribute for each outstanding Preferred Unit an amount equal to the Series A Quarterly Distribution Amount for that quarter;

•

second, 97.9% to the holders of Preferred Units, pro rata, and 2.1% to our general partner, until we distribute for each outstanding Preferred Unit an amount equal to any arrearages in the payment of the Series A Quarterly Distribution Amount for any prior quarters;

•

third, 97.9% to all common unitholders and Class B unitholders, pro rata, and 2.1% to our general partner, until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “—General Partner Interest and Incentive Distribution Rights” below.

The preceding discussion is based on the assumptions that our general partner maintains its 2.1% general partner interest and that we do not issue additional classes of equity securities.

General Partner Interest and Incentive Distribution Rights

Our partnership agreement provides that our general partner will be entitled to an approximate 2.1% of all distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its approximate 2.1% general partner interest if we issue additional units. Our general partner’s approximate 2.1% interest, and the percentage of our cash distributions to which it is entitled, will be proportionately reduced if we issue additional units in the future (other than the issuance of partnership securities issued in connection with a reset of the incentive distribution target levels relating to our general partner’s incentive distribution rights or the issuance of partnership securities upon conversion of outstanding partnership securities) and our general partner does not contribute a proportionate amount of capital to us in order to maintain its then current general partner interest. Our general partner will be entitled to make a capital contribution in order to maintain its then current general partner interest in the form of the contribution to us of common units based on the current market value of the contributed common units.

Incentive distribution rights represent the right to receive an increasing percentage (13%, 23% and 48%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement.

The following discussion assumes that our general partner maintains its approximate 2.1% general partner’s interest and continues to own the incentive distribution rights.

If for any quarter after the Eight Quarter Period:

•	we have distributed available cash from operating surplus to the holders of our Preferred Units in an amount equal to the Series A Quarterly Distribution Amount;

•

we have distributed available cash from operating surplus to the holders of our Preferred Units in an amount necessary to eliminate any cumulative arrearages in the payment of the Series A Quarterly Distribution Amount; and

•	we have distributed available cash from operating surplus to the common unitholders and Class B unitholders in an amount equal to the minimum quarterly distribution;

then, our partnership agreement requires that we distribute any additional available cash from operating surplus for that quarter among the unitholders and our general partner in the following manner:

•

first, 97.9% to all unitholders holding common units or Class B units, pro rata, and 2.1% to the general partner, until each unitholder receives a total of $0.1265 per unit for that quarter (the “first target distribution”);

•

second, 84.9% to all unitholders holding common units or Class B units, pro rata, and 15.1% to the general partner, until each unitholder receives a total of $0.1375 per unit for that quarter (the “second target distribution”);

•

third, 74.9% to all unitholders holding common units or Class B units, pro rata, and 25.1% to the general partner, until each unitholder receives a total of $0.1825 per unit for that quarter (the “third target distribution”); and

•	thereafter, 49.9% to all unitholders holding common units or Class B units, pro rata, and 50.1% to the general partner.

General Partner’s Right to Reset Incentive Distribution Levels

Our general partner, as the holder of our incentive distribution rights, has the right under our partnership agreement to elect to relinquish the right to receive incentive distribution payments based on the initial cash target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and cash target distribution levels upon which the incentive distribution payments to our general partner would be set. Our general partner’s right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to our general partner are based may be exercised without approval of our unitholders or the conflicts committee of our general partner, at any time when we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distribution for each of the prior four consecutive fiscal quarters and the amount of each such distribution did not exceed adjusted operating surplus for such quarter. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that our general partner will not receive any incentive distributions under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our general partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our general partner.

In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our general partner of incentive distribution payments based on the target cash distributions prior to the reset, our general partner will be entitled to receive a number of newly issued Class B units based on a predetermined formula described below that takes into account the “cash parity” value of the average cash distributions related to the incentive distribution rights received by our general partner for the two quarters prior to the reset event as compared to the average cash distributions per common unit during this period.

The number of Class B units that our general partner would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to (x) the average amount of cash distributions received by our general partner in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election divided by (y) the average of the amount of cash distributed per common unit during each of these two quarters. Each Class B unit will be convertible into one common unit at the election of the holder of the Class B unit at any time following the first anniversary of the issuance of these Class B units. We will also issue an additional amount of general partner units in order to maintain the general partner’s ownership interest in us relative to the issuance of the Class B units.

Following a reset election by our general partner, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per common unit for the two fiscal quarters immediately preceding the reset election (such amount is referred to as the “reset minimum quarterly distribution”) and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

•

first, 97.9% to all unitholders holding common units or Class B units, pro rata, and 2.1% to our general partner, until each unitholder receives an amount equal to 115% of the reset minimum quarter distribution for that quarter;

•

second, 84.9% to all unitholders holding common units or Class B units, pro rata, and 15.1% to our general partner, until each unitholder receives an amount per unit equal to 125% of the reset minimum quarterly distribution for that quarter;

•

third, 74.9% to all unitholders holding common units or Class B units, pro rata, and 25.1% to our general partner, until each unitholder receives an amount per unit equal to 166% of the reset minimum quarterly distribution for that quarter; and

•	thereafter, 49.9% to all unitholders holding common units or Class B units, pro rata, and 50.1% to our general partner.

Distributions from Capital Surplus

How Distributions from Capital Surplus Will Be Made. Our partnership agreement requires that we make distributions of available cash from capital surplus, if any, in the following manner:

•

first, 97.9% to the holders of our Preferred Units, pro rata, and 2.1% to our general partner, until we distribute for each outstanding Preferred Unit an amount equal to any unpaid arrearages in the payment of the Series A Quarterly Distribution Amount;

•

second, 97.9% to all unitholders, pro rata, and 2.1% to our general partner, until a hypothetical holder of a common unit acquired on the original offering date has received with respect to such common unit, an amount of available cash from capital surplus equal to the initial public offering price per common unit;

•

third, 97.9% to the common unitholders, pro rata, and 2.1% to our general partner, until we distribute for each common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

•	thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

Effect of a Distribution from Capital Surplus. Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from the initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the “unrecovered initial unit price.” Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for our general partner to receive incentive distributions. However, any distribution of capital surplus before the unrecovered initial unit price is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

Once we distribute capital surplus on a unit in an amount equal to the initial unit price, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels will be reduced to zero. Our partnership agreement specifies that we then make all future distributions from operating surplus, with 49.9% being paid to the holders of units and 50.1% to our general partner. The percentage interests shown for our general partner include its approximate 2.1% general partner interest and assume our general partner has not transferred the incentive distribution rights. We do not anticipate that we will make any distributions from capital surplus.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, our partnership agreement specifies that the following items will be proportionately adjusted:

•	the minimum quarterly distribution;

•	target distribution levels; and

•	the unrecovered initial unit price.

For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50% of its initial level. Our partnership agreement provides that we not make any adjustment by reason of the issuance of additional units for cash or property.

In addition, if legislation is enacted or if existing law is modified or interpreted by a governmental taxing authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels for each quarter will be reduced by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter and the denominator of which is the sum of available cash for that quarter plus our general partner’s estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

General. If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to our unitholders and our general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

The allocations of gain and loss upon liquidation are intended, to the extent possible, to entitle the holders of outstanding Preferred Units to a preference over the holders of outstanding common units upon our liquidation, to the extent required to permit holders of our Preferred Units to receive an amount equal to the Series A Liquidation Value (which generally equals the unrecovered Series A Issue Price, plus the Series A Distribution Amount for the current quarter, plus any arrearages in the payment of the Series A Quarterly Distribution Amount for any prior quarters). Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights of our general partner.

Manner of Adjustments for Gain. The manner of the adjustment for gain is set forth in our partnership agreement. We will allocate any gain to the partners in the following manner:

•	first, to the general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

•	second, 97.9% to the holders of our Preferred Units, pro rata, and 2.1% to the general partner, until the capital account for each Preferred Unit is equal to the Series A Liquidation Value;

•

third, 97.9% to the common unitholders, pro rata, and 2.1% to the general partner, until the capital account for each common unit is equal to the sum of: (1) the unrecovered initial unit price; and (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs (the “unpaid MQD”);

•

fourth, 97.9% to the Class B unitholders, pro rata, and 2.1% to our general partner until the capital account for each Class B unit is equal to the sum of: (1) the unrecovered initial unit price; and (2) the unpaid MQD for the quarter during which our liquidation occurs;

•

fifth, 97.9% to all unitholders holding common units or Class B units, pro rata, and 2.1% to the general partner, until the capital account in respect of each common unit then outstanding is equal to the sum of: (1) the unrecovered initial unit price; (2) the unpaid MQD for the quarter during which our liquidation occurs; and (3) the excess of (a) the first target distribution less the minimum quarterly distribution for each quarter of our existence over (b) the cumulative per unit amount of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 97.9% to the unitholders, pro rata, and 2.1% to the general partner, for each quarter of our existence (the sum of (1), (2), and (3) is hereinafter referred to as the “first liquidation target amount”);

•

sixth, 84.9% to all unitholders holding common units or Class B units, pro rata, and 15.1% to the general partner, until the capital account in respect of each common unit then outstanding is equal to the sum of: (1) the first liquidation target amount; and (2) the excess of (a) the second target distribution less the first target distribution for each quarter of our existence over (b) the cumulative per unit amount of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 84.9% to the unitholders, pro rata, and 15.1% to the general partner for each quarter of our existence (the sum of (1) and (2) is hereinafter referred to as the “second liquidation target amount”);

•

seventh, 74.9% to all unitholders holding common units or Class B units, pro rata, and 25.1% to the general partner, until the capital account in respect of each common unit then outstanding is equal to the sum of: (1) the second liquidation target amount; and (2) the excess of (a) the third target distribution less the second target distribution for each quarter of our existence over (b) the cumulative per unit amount of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 74.9% to the unitholders, pro rata, and 25.1% to the general partner for each quarter of our existence; and

•	thereafter, 49.9% to all unitholders, pro rata, and 50.1% to the general partner.

The percentage interests set forth above for our general partner include its approximate 2.1% general partner interest and assume the general partner has not transferred the incentive distribution rights.

Manner of Adjustments for Losses. We will generally allocate any loss to our general partner and the unitholders in the following manner:

•	first, 97.9% to the holders of Class B units, pro rata, and 2.1% to the general partner, until the capital accounts of the Class B unitholders have been reduced to zero;

•

second, 97.9% to the holders of common units in proportion to the positive balances in their capital accounts and 2.1% to the general partner, until the capital accounts of the common unitholders have been reduced to zero;

•	third, 97.9% to the holders of our Preferred Units, pro rata, and 2.1% to the general partner, until the capital account for each Preferred Unit has been reduced to zero; and

•	thereafter, 100% to the general partner.

Adjustments to Capital Accounts. Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and our general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, our partnership agreement requires that we allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in our general partners’ capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

SUMMARY DESCRIPTION OF PARTNERSHIP INTERESTS OF BKEP BEFORE AND AFTER THE EFFECTIVENESS OF THE AMENDED AND RESTATED PARTNERSHIP AGREEMENT AND RELATED TRANSACTIONS

The following is a summary description of our partnership interests and the associated rights of our partners before and after (i) the effectiveness of the Amended and Restated Partnership Agreement, which amends certain terms and provisions of our current partnership agreement that affect the characteristics of our Preferred Units, common units, subordinated units, general partner units and incentive distribution rights and (ii) the related transactions, including the cancellation of all outstanding subordinated units and the consummation of the rights offering.

Before	After

Outstanding Partnership Interests

We have five separate classes of partnership interests:	We will have four separate classes of partnership interests:

• Preferred Units; • common units; • subordinated units; • general partner units; and • incentive distribution rights.	• Preferred Units; • common units; • general partner units; and • incentive distribution rights.

Please see “Summary—Our Structure and Ownership” for a diagram of our current ownership structure.	Please see “Summary—Our Structure and Ownership” for a diagram of our ownership structure following the approval of the Partnership Agreement Amendment Proposal and related transactions.

Preferred Units

The Preferred Units represent limited partner interests in us and are held by Vitol and Charlesbank.	The Preferred Units will continue to represent limited partner interests in us and will be held by our public unitholders as well as by Vitol and Charlesbank. We will repurchase, on a pro rata basis, up to a maximum of $22 million of Preferred Units from Vitol and Charlesbank in connection with the consummation of the rights offering.

Holders of the Preferred Units are entitled to quarterly distributions of 2.125% per unit per quarter (or 8.5% per unit on an annual basis) for each quarter during the one year period after October 25, 2010. In the case of any quarter beginning after October 25, 2011, the holders of the Preferred Units are entitled to quarterly distributions of 4.375% per unit per quarter (or 17.5% per unit on an annual basis). If the Partnership fails to pay in full any distribution on the Preferred Units, the amount of such unpaid distribution will accrue and accumulate from the last day of the quarter for which such distribution is due until paid in full.	Holders of the Preferred Units are entitled to quarterly distributions of 2.125% per unit per quarter (or 8.5% per unit on an annual basis) for each quarter during the one year period after October 25, 2010. In the case of any quarter beginning after October 25, 2011, the holders of the Preferred Units are entitled to quarterly distributions of 2.75% per unit per quarter (or 11.0% per unit on an annual basis). If the Partnership fails to pay in full any distribution on the Preferred Units, the amount of such unpaid distribution will accrue and accumulate from the last day of the quarter for which such distribution is due until paid in full.

The Preferred Units are convertible into common units as follows:

•    in whole or in part by the holder of the Preferred Units at any time after the earlier of (i) the second business day following the record date for the Special Distribution (as defined in the Global Transaction Agreement) and (ii) the eleventh business day following the Termination Date (as defined in the Global Transaction Agreement);

•    in whole, but not in part, at the option of our partnership at any time when either:

•    a number of Preferred Units equal to 50% or more of the number of Preferred Units issued on October 25, 2010 and upon conversion of the Convertible Debentures, if applicable, are converted into common units by the holders thereof and there do not exist any accrued but unpaid distributions on such Preferred Units; or

•    (i) there do not exist any accrued but unpaid distributions on such Preferred Units, (ii) our securities class action litigation has been finally disposed of, including any appeals with respect thereto and (iii) the distribution on a Preferred Unit on an “as-converted” basis (i.e., the actual distribution on a common unit multiplied by the number of common units that a Preferred Unit is convertible into) is equal to or greater than the distribution on a Preferred Unit for two consecutive quarters.

The Preferred Units will be convertible into common units as follows:

•    in whole or in part by the holder of the Preferred Units at any time after the eleventh trading day following the date of this unitholder meeting (such conversion being effective as of the last day of the quarter in which the relevant notice of conversion is delivered by the applicable unitholder);

•    in whole, but not in part, at the option of our partnership at any time when either:

•    a number of Preferred Units equal to 50% or more of the number of Preferred Units issued on October 25, 2010 (minus any Preferred Units that are repurchased by us from Vitol and Charlesbank in connection with the rights offering) and upon conversion of the Convertible Debentures, if applicable, are converted into common units by the holders thereof and there do not exist any accrued but unpaid distributions on such Preferred Units; or

•    (i) there do not exist any accrued but unpaid distributions on such Preferred Units, (ii) our securities class action litigation has been finally disposed of, including any appeals with respect thereto and (iii) the distribution on a Preferred Unit on an “as-converted” basis (i.e., the actual distribution on a common unit multiplied by the number of common units that a Preferred Unit is convertible into) is equal to or greater than the distribution on a Preferred Unit for two consecutive quarters;

•    in whole or in part at the option of our partnership at any time on or after October 25, 2015 if (i) the daily volume-weighted average trading price of the common units is greater than 130% of the Conversion Price (as defined in our partnership agreement) for twenty out of the trailing thirty trading days ending two trading days before we furnish notice of conversion and (ii) the average trading volume of common units has exceeded 20,000 common units for twenty out of the trailing thirty trading days ending two trading days before we furnish notice of conversion.

Common Units

The common units represent limited partner interests in us. Holders of our common units have the rights, including the right to participate in distributions, as described in “Cash Distribution Policy Before and After the Effectiveness of the Amended and Restated Partnership Agreement and Related Transactions—Cash Distribution Policy Before the Effectiveness of the Amended and Restated Partnership Agreement and Related Transactions.”	The common units will continue to represent limited partner interests in us. Holders of common units will have the rights, including the rights to participate in distributions, as described in “Cash Distribution Policy Before and After the Effectiveness of the Amended and Restated Partnership Agreement and Related Transactions—Cash Distribution Policy After the Effectiveness of the Amended and Restated Partnership Agreement and Related Transactions” and in “The Amended and Restated Partnership Agreement.”

General Partner Interest

Our general partner is entitled to 1.974% of all quarterly distributions that we make prior to our liquidation. This general partner interest is represented by 1,127,755 general partner units. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its general partner interest. Our general partner’s interest in these distributions may be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its general partner interest.	Our general partner will continue to be entitled to distributions as described to the left under “Before.” After the transfer by Vitol and Charlesbank of all outstanding subordinated units to us and our subsequent cancellation of all such units, our general partner will be entitled to approximately 2.5% of all quarterly distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its general partner interest. Our general partner has indicated that it does not expect to contribute capital to us to maintain its general partner interest in connection with the rights offering and the issuance of Preferred Units in connection therewith. As such, assuming the consummation in full of the rights offering, we expect our general partner will be entitled to approximately 2.1% of all quarterly distributions that we make prior to our liquidation. Our general partner’s interest in our distributions may be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its general partner interest.

Subordinated Units

The subordinated units represent limited partner interests in us. These units are deemed “subordinated” because for a period of time, referred to as the subordination period, the subordinated units are not entitled to receive any distributions until the common units have received the minimum quarterly distribution plus any arrearages from prior quarters. Furthermore, no arrearages accrue, or are paid, on the subordinated units.	There will be no subordinated units outstanding.

Subordination Period

Under our current partnership agreement, the “subordination period” extends until the first day of any quarter that each of the following tests are met:

•    distributions of available cash from operating surplus on each of the outstanding common units, subordinated units and general partner units equaled or exceeded the minimum quarterly distribution for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date;

•    the “adjusted operating surplus” generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common and subordinated units and general partner units during those periods on a fully diluted basis; and

•    there are no arrearages in payment of the minimum quarterly distribution on the common units.

Alternatively, the subordination period will end the first business day after the following tests are met:

•    distributions of available cash from operating surplus on each outstanding common unit and subordinated unit equaled or exceeded $1.88 (150% of the annualized minimum quarterly distribution) for any four-quarter period immediately preceding that date;

•    the “adjusted operating surplus” generated during any four-quarter period immediately preceding that date equaled or exceeded the sum of a distribution of $1.88 (150% of the annualized minimum quarterly distribution) on all of the outstanding common units and subordinated units and general partner units on a fully diluted basis; and

•    there are no arrearages in payment of the minimum quarterly distribution on the common units.

Because all subordinated units will be eliminated, the concept of a subordination period will be eliminated, and as a result, the concept of arrearages on the common units will also be eliminated.

When the subordination period ends, each outstanding subordinated unit will convert into one common unit and will then participate pro rata with the other common units in distributions of available cash. In addition, if the unitholders remove our general partner other than for cause and units held by our general partner and its affiliates are not voted in favor of such removal:

•    the subordination period will end and each subordinated unit will immediately convert into one common unit;

•    any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•    our general partner will have the right to convert its general partner units and its incentive distribution rights into common units or to receive cash in exchange for those interests.

Based on current conditions, we do not expect the subordination period to end in the foreseeable future because we have not made any distributions on the subordinated units since the distribution made with respect to the first quarter of 2008.

Incentive Distribution Rights

Incentive distribution rights represent the right to receive an increasing percentage (13%, 23% and 48%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement.

The following discussion assumes that our general partner maintains its 1.974% general partner’s interest and continues to own the incentive distribution rights.

If for any quarter:

•    we have distributed available cash from operating surplus to the holders of our Preferred Units in an amount equal to the Series A Quarterly Distribution Amount;

•    we have distributed available cash from operating surplus to the holders of our Preferred Units in an amount necessary to eliminate any cumulative arrearages in the payment of the Series A Quarterly Distribution Amount;

Incentive distribution rights represent the right to receive an increasing percentage (13%, 23% and 48%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement.

The following discussion assumes that our general partner maintains its approximate 2.1% general partner’s interest and continues to own the incentive distribution rights.

If for any quarter after the Eight Quarter Period:

•    we have distributed available cash from operating surplus to the holders of our Preferred Units in an amount equal to the Series A Quarterly Distribution Amount;

•    we have distributed available cash from operating surplus to the holders of our Preferred Units in an amount necessary to eliminate any cumulative arrearages in the payment of the Series A Quarterly Distribution Amount; and

•    we have distributed available cash from operating surplus to the common and subordinated unitholders in an amount equal to the minimum quarterly distribution; and

•    we have distributed available cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, our partnership agreement requires that we distribute any additional available cash from operating surplus for that quarter among the unitholders and our general partner in the following manner:

•    first, 98.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 1.974% to the general partner, until each unitholder receives an amount equal to the excess of $0.3594 (the “first target distribution”) over the minimum quarterly distribution for such quarter;

•    second, 85.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 14.974% to the general partner, until each unitholder receives an amount equal to the excess of $0.3906 (the “second target distribution”) over the first target distribution for such quarter;

•    third, 75.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 24.974% to the general partner, until each unitholder receives an amount equal to the excess of $0.4688 over the second target distribution for such quarter; and

•    thereafter, 50.026% to all unitholders holding common units, Class B units or subordinated units, pro rata, and 49.974% to the general partner.

•    we have distributed available cash from operating surplus to the common unitholders in an amount equal to the minimum quarterly distribution;

then, our partnership agreement requires that we distribute any additional available cash from operating surplus for that quarter among the unitholders and our general partner in the following manner:

•    first, 97.9% to all unitholders holding common units or Class B units, pro rata, and 2.1% to the general partner, until each unitholder receives a total of $0.1265 per unit for that quarter (the “first target distribution”);

•    second, 84.9% to all unitholders holding common units or Class B units, pro rata, and 15.1% to the general partner, until each unitholder receives a total of $0.1375 per unit for that quarter (the “second target distribution”);

•    third, 74.9% to all unitholders holding common units or Class B units, pro rata, and 25.1% to the general partner, until each unitholder receives a total of $0.1825 per unit for that quarter; and

•    thereafter, 49.9% to all unitholders holding common units or Class B units, pro rata, and 50.1% to the general partner.

THE AMENDED AND RESTATED PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of the Amended and Restated Partnership Agreement, which is attached as Annex A to this proxy statement. We summarize the provisions of our partnership agreement with regard to distributions of available cash in the section entitled “Cash Distribution Policy Before and After the Effectiveness of the Amended and Restated Partnership Agreement and Related Transactions—Cash Distribution Policy After the Effectiveness of the Amended and Restated Partnership Agreement and Related Transactions.”

Organization and Duration

Our partnership was organized on February 22, 2007 and will have a perpetual existence unless terminated pursuant to the terms of our partnership agreement.

Purpose

Our purpose under the partnership agreement is to engage in any business activities that are approved by our general partner. Our general partner, however, may not cause us to engage in any business activities that the general partner determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than the midstream energy business, our general partner has no current plans to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. Our general partner is authorized in general to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Power of Attorney

Each limited partner, and each person who acquires a unit from a unitholder, by accepting the unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance, or dissolution. The power of attorney also grants our general partner the authority to amend, and to grant consents and waivers on behalf of the limited partners under, our partnership agreement.

Cash Distributions

Our partnership agreement specifies the manner in which we will make cash distributions to holders of our common units, Preferred Units and other partnership securities as well as to our general partner in respect of its general partner interest and its incentive distribution rights. For a description of these cash distribution provisions, please see “Cash Distribution Policy Before and After the Effectiveness of the Amended and Restated Partnership Agreement and Related Transactions—Cash Distribution Policy After the Effectiveness of the Amended and Restated Partnership Agreement and Related Transactions.”

Capital Contributions

Unitholders are not obligated to make additional capital contributions, except as described below under “—Limited Liability.”

Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its 2% general partner interest if we issue additional units. Our general partner’s 2% interest, and the percentage of our cash distributions to which it is entitled, will be proportionately reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its 2% general partner interest. Our general partner will be entitled to make a capital contribution in order to maintain its 2% general partner interest in the form of the contribution to us of common units based on the current market value of the contributed common units.

Voting Rights

The following is a summary of the unitholder vote required for the matters specified below. Matters requiring the approval of a “unit majority” require the approval of a majority of the outstanding common units, Preferred Units (voting on an as if converted basis) and Class B units, if any, voting as a class; provided, that with respect to the unitholder proposals to be considered at the unitholder meeting, unit majority means at least a majority of the outstanding common units (excluding common units and Preferred Units owned by the general partner and its affiliates), voting as a class.

In voting their common units, Preferred Units and Class B units, our general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us and the limited partners.

The Preferred Units have voting rights that are identical to the voting rights of common units and vote with the common units as a single class, so that each Preferred Unit is entitled to one vote for each common unit into which such Preferred Unit is convertible on each matter with respect to which each common unit is entitled to vote. In addition, the approval of a majority of the Preferred Units, voting separately as a class, is necessary on any matter that adversely affects any of the rights of the Preferred Units or amends or modifies the terms of the Preferred Units in any material respect or affects the holders of the Preferred Units disproportionately in relation to the holders of common units, including, without limitation, any action that would (i) reduce the distribution amount to the Preferred Units or change the time or form of payment of distributions, (ii) reduce the amount payable to the Preferred Units upon the liquidation of our partnership, (iii) modify the conditions relating to the conversion of the Preferred Units or (iv) issue any equity security that, with respect to distributions or rights upon liquidation, ranks equal to or senior to the Preferred Units or issue any additional Preferred Units.

Issuance of additional units	No approval right.

Amendment of the partnership agreement	Certain amendments may be made by the general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Please see “—Amendment of the Partnership Agreement.”

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances. Please see “—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets.”

Dissolution of our partnership	Unit majority. Please see “—Termination and Dissolution.”

Continuation of our business upon dissolution	Unit majority. Please see “—Termination and Dissolution.”

Withdrawal of the general partner	Under most circumstances, the approval of a majority of the common units and Preferred Units, voting as a class, excluding common units and Preferred Units held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to June 30, 2017 in a manner that would cause a dissolution of our partnership. Please see “—Withdrawal or Removal of the General Partner.”

Removal of the general partner	Not less than 66 2/3% of the outstanding units, voting as a single class, including units held by our general partner and its affiliates. Please see “—Withdrawal or Removal of the General Partner.”

Transfer of the general partner interest	Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets, to such person. The approval of a majority of the common units and Preferred Units, voting as a class, excluding common units and Preferred Units held by the general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to June 30, 2017. Please see “—Transfer of General Partner Units.”

Transfer of incentive distribution rights	Except for transfers to an affiliate or another person as part of our general partner’s merger or consolidation, sale of all or substantially all of its assets or the sale of all of the ownership interests in such holder, the approval of a majority of the common units and Preferred Units, voting as a class, excluding common units and Preferred Units held by the general partner and its affiliates, is required in most circumstances for a transfer of the incentive distribution rights to a third party prior to June 30, 2017. Please see “—Transfer of Incentive Distribution Rights.”

Transfer of ownership interests in our general partner	No approval required at any time. Please see “—Transfer of Ownership Interests in the General Partner.”

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that he otherwise acts in conformity with the provisions of the partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

•	to remove or replace our general partner;

•	to approve some amendments to the partnership agreement; or

•	to take other action under the partnership agreement;

constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as the general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither the partnership agreement nor the Delaware Act specifically provides for legal recourse against the general partner if a limited partner were to lose limited liability through any fault of the general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

Our subsidiaries conduct business in Arkansas, California, Colorado, Georgia, Idaho, Illinois, Indiana, Kansas, Michigan, Missouri, Montana, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Utah, Virginia and Washington and we may have subsidiaries that conduct business in other states in the future. Maintenance of our limited liability as a limited partner of the operating company may require compliance with legal requirements in the jurisdictions in which the operating company conducts business, including qualifying our subsidiaries to do business there.

Limitations on the liability of limited partners for the obligations of a limited partner have not been clearly established in many jurisdictions. If, by virtue of our membership interest in the operating company or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace the general partner, to approve some amendments to the partnership agreement, or to take other action under the partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as the general partner under the circumstances. We will operate in a manner that the general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities

Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders, except:

•

that we will need the consent of a majority of the outstanding Preferred Units to issue any additional Preferred Units or issue any equity security that, with respect to distributions or rights upon liquidation, ranks equal to or senior to the Preferred Units; and

•

during Senior Security Restriction Period, we will not issue any Senior Securities without the consent of the holders of at least a majority of the outstanding common units (excluding the common units held by our general partner and its affiliates and excluding any Senior Securities that are convertible into common units); provided that we may issue an unlimited number of Senior Securities during the Senior Security Restriction Period without obtaining such consent if (i) such issuances are made in connection with the conversion of our Convertible Debentures or the consummation of the rights offering and use of proceeds therefrom, (ii) issuances are made upon conversion, redemption or exchange of Senior Securities into or for Senior Securities of equal or lesser rank, where the aggregate amount of distributions that would have been paid with respect to such newly issued Senior Securities, plus the related distributions to our general partner, in respect of the four-quarter period ending prior to the first day of the quarter in which the issuance is to be consummated (assuming such newly issued Senior Securities had been outstanding throughout such period) would not have exceeded the distributions actually paid during such period on the Senior Securities that are to be converted, redeemed or exchanged, plus the related distributions to our general partner, (iii) such issuances are made in connection with the combination or subdivision of any class of Senior Securities, (iv) such issuances are made in connection with an acquisition or expansion capital improvement that increases estimated pro forma Adjusted Operating Surplus (as defined in our partnership agreement) (less estimated pro forma distributions on the Preferred Units and on any other Senior Securities) on a per-common unit basis, as determined in good faith by our general partner, as compared to actual Adjusted Operating Surplus (as defined in our partnership agreement) (less actual distributions on the Preferred Units and on any other Senior Securities) on a per-common unit basis or (v) the net proceeds of such issuances are used to repay indebtedness of our partnership or its subsidiaries; provided, however, that in the case of subsection (v) such new securities may not be issued to an affiliate of our general partner unless the cost to service any new indebtedness that we determine that we could issue to retire existing indebtedness (with our general partner’s determination being conclusive) is greater than the distribution obligations associated with the Senior Securities issued in connection with its retirement and one or more of the following conditions are also met: (A) the indebtedness that is being repaid matures within 12 months of such repayment, or (B) such indebtedness has experienced a default or event of default (even if the lenders of such indebtedness have agreed to forebear or waive such default or event of default) or (C) our general partner expects to experience a default or event of default under such indebtedness within six months of such repayment (with our general partner’s determination being conclusive).

It is possible that we will fund acquisitions through the issuance of additional common units or other partnership securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other partnership securities may dilute the value of the interests of the then-existing holders of common units in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities that, as determined by our general partner, may have special voting rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit the issuance by our subsidiaries of equity securities, which may effectively rank senior to the common units.

Upon issuance of additional partnership securities (other than the issuance of partnership securities issued in connection with a reset of the incentive distribution target levels relating to our general partner’s incentive distribution rights or the issuance of partnership securities upon conversion of outstanding partnership securities), our general partner will be entitled, but not required, to make additional capital contributions to the extent necessary to maintain its general partner interest in us. Our general partner’s interest in us will be reduced if we issue additional units in the future (other than issuance of partnership securities issued in connection with a reset of the incentive distribution target levels relating to our general partner’s incentive distribution rights or the issuance of partnership securities upon conversion of outstanding partnership securities) and our general partner does not contribute a proportionate amount of capital to us to maintain its general partner interest. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of the general partner and its affiliates, including such interest represented by common units and subordinated units, that existed immediately prior to each issuance. The holders of common units do not have preemptive rights to acquire additional common units or other partnership securities.

Amendment of the Partnership Agreement

General. Amendments to our partnership agreement may be proposed only by or with the consent of our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

Prohibited Amendments. No amendment may be made that would:

•	enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

•

enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld at its option.

The provision of our partnership agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class (including units owned by our general partner and its affiliates).

No Unitholder Approval. Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner or assignee to reflect:

•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;

•	the admission, substitution, withdrawal, or removal of partners in accordance with our partnership agreement;

•

a change that our general partner determines to be necessary or appropriate for us to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we, nor the operating company, nor any of its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

•	a change in our fiscal year or taxable year and related changes;

•

an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or the directors, officers, agents, or trustees of our general partner from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or plan asset regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•

subject to the provisions of our partnership agreement, an amendment that our general partner determines to be necessary or appropriate for the authorization or issuance of additional partnership securities, including any amendment that our general partner determines is necessary or appropriate in connection with:

•

the adjustments of the minimum quarterly distribution, first target distribution, second target distribution and third target distribution in connection with the reset of our general partner’s incentive distribution rights as described under “Cash Distribution Policy Before and After the Effectiveness of the Amended and Restated Partnership Agreement and Related Transactions—Cash Distribution Policy After the Effectiveness of the Amended and Restated Partnership Agreement and Related Transactions—General Partner’s Right to Reset Incentive Distribution Levels;” or

•	the implementation of the provisions relating to our general partner’s right to reset its incentive distribution rights in exchange for Class B units; and

•

any modification of the incentive distribution rights made in connection with the issuance of additional partnership securities or rights to acquire partnership securities, provided that, any such modifications and related issuance of partnership securities have received approval by a majority of the members of the conflicts committee of our general partner.

•	any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

•	an amendment effected, necessitated, or contemplated by a merger agreement that has been approved under the terms of the partnership agreement;

•

any amendment that our general partner determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership, or other entity, as otherwise permitted by our partnership agreement;

•

any amendment necessary to require limited partners to provide a statement, certification or other evidence to us regarding whether such limited partner is subject to United States federal income taxation on the income generated by us;

•

conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner if our general partner determines that those amendments:

•	do not adversely affect in any material respect the limited partners considered as a whole or any particular class of limited partners as compared to other classes of limited partners;

•

are necessary or appropriate to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•

are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline, or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

•	are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

•

are required to effect the intent expressed in the registration statement for our initial public offering or the intent of the provisions of the partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of Counsel and Unitholder Approval. For amendments of the type not requiring unitholder approval, our general partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in our being treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes in connection with any of the amendments. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units voting as a single class unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action is required to be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

A merger, consolidation or conversion of us requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interest of us or the limited partners.

In addition, the partnership agreement generally prohibits our general partner, without the prior approval of the holders of a unit majority, from causing us to, among other things, sell, exchange, or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation, or other combination, or approving on our behalf the sale, exchange, or other disposition of all or substantially all of the assets of our subsidiaries. Our general partner may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our general partner may consummate any merger without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in a material amendment to the partnership agreement, each of our units will be an identical unit of our partnership following the transaction, and the partnership securities to be issued do not exceed 20% of our outstanding partnership securities immediately prior to the transaction.

If the conditions specified in the partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters, and the governing instruments of the new entity provide the limited partners and the general partner with the same rights and obligations as contained in the partnership agreement. The unitholders are not entitled to dissenters’ rights of appraisal under the partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets, or any other similar transaction or event.

Termination and Dissolution

We will continue as a limited partnership until terminated under our partnership agreement. We will dissolve upon:

•	the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

•	there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

•	the entry of a decree of judicial dissolution of our partnership; or

•

the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or withdrawal or removal following approval and admission of a successor.

Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

•	the action would not result in the loss of limited liability of any limited partner; and

•

neither our partnership, our operating company nor any of our other subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as described in “Cash Distribution Policy Before and After the Effectiveness of the Amended and Restated Partnership Agreement and Related Transactions—Cash Distribution Policy After the Effectiveness of the Amended and Restated Partnership Agreement and Related Transactions—Distributions of Cash Upon Liquidation.” The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of the General Partner

Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to June 30, 2017 without obtaining the approval of the holders of at least a majority of the outstanding common units and Preferred Units, voting as a class, excluding common units and Preferred Units held by the general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after June 30, 2017, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days’ notice to the limited partners if at least 50% of the outstanding units are held or controlled by one person and its affiliates other than the general partner and its affiliates. In addition, the partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please see “—Transfer of General Partner Units” and “—Transfer of Incentive Distribution Rights.”

Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a unit majority, voting as separate classes, may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up, and liquidated, unless within a specified period of time after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. Please see “—Termination and Dissolution.”

Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units and Class B units, if any, voting as a separate class. The ownership of more than 33 1/3% of the outstanding units by our general partner and its affiliates would give them the practical ability to prevent our general partner’s removal.

Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests at that time.

In the event of removal of a general partner under circumstances where cause exists or withdrawal of a general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for their fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner’s general partner interest and its incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Units

Except for the transfer by our general partner of all, but not less than all, of its general partner units to:

•	an affiliate of our general partner (other than an individual); or

•

another entity as part of the merger or consolidation of our general partner with or into another entity or the transfer by our general partner of all or substantially all of its assets to another entity;

our general partner may not transfer all or any part of its general partner units to another person prior to June 30, 2017 without the approval of the holders of at least a majority of the outstanding common units and Preferred Units, voting as a class, excluding common units and Preferred Units held by our general partner and its affiliates. As a condition of this transfer, the transferee must assume, among other things, the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

Our general partner and its affiliates may at any time transfer units to one or more persons, without unitholder approval.

Transfer of Ownership Interests in the General Partner

At any time, Vitol and Charlesbank and their respective affiliates may sell or transfer all or part of their respective membership interests in our general partner to an affiliate or a third party without the approval of our unitholders.

Transfer of Incentive Distribution Rights

Our general partner or its affiliates or a subsequent holder may transfer its incentive distribution rights to an affiliate of the holder (other than an individual) or another entity as part of the merger or consolidation of such holder with or into another entity, the sale of all of the ownership interest in the holder or the sale of all or substantially all of its assets to, that entity without the prior approval of the unitholders. Prior to June 30, 2017, other transfers of the incentive distribution rights will require the affirmative vote of holders of a majority of the outstanding common units and Preferred Units, voting as a class, excluding common units and Preferred Units held by our general partner and its affiliates. On or after June 30, 2017, the incentive distribution rights will be freely transferable.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove our general partner or otherwise change our management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the prior approval of the board of directors of our general partner.

Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal our general partner will have the right to convert its general partner units and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests at that time.

Limited Call Right

If at any time our general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days notice. The purchase price in the event of this purchase is the greater of:

•

the highest cash price paid by either of our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

•	the current market price as of the date three days before the date the notice is mailed.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market.

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please see “—Issuance of Additional Securities.” However, if at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum, or for other similar purposes. Common units or Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

By transfer of any common units or Preferred Units in accordance with our partnership agreement, each transferee of common units or Preferred Units, as the case may be, shall be admitted as a limited partner with respect to the units transferred when such transfer and admission is reflected in our books and records. Except as described above under “—Limited Liability,” the common units and Preferred Units will be fully paid, and unitholders will not be required to make additional contributions.

Non-Taxpaying Assignees; Redemption

The Longview system is, and any additional interstate pipelines that we acquire or construct may be, subject to rate regulation by the Federal Energy Regulatory Commission, or FERC. Our general partner has the right under our partnership agreement to institute procedures, by giving notice to each of our unitholders, that would require transferees of common units and Preferred Units and, upon the request of our general partner, existing holders of our common units and Preferred Units to certify that they are Eligible Holders. The purpose of these certification procedures would be to enable us to utilize a federal income tax expense as a component of the pipeline’s cost of service upon which tariffs may be established under FERC rate making policies applicable to entities that pass-through their taxable income to their owners. Eligible Holders are individuals or entities subject to United States federal income taxation on the income generated by us or entities not subject to United States federal income taxation on the income generated by us, so long as all of the entity’s owners are subject to such taxation. If these tax certification procedures are implemented, transferees of common units and Preferred Units will be required to certify and our general partner, acting on our behalf, may at any time require each unitholder to re-certify:

•	that the transferee or unitholder is an individual or an entity subject to United States federal income taxation on the income generated by us; or

•

that, if the transferee unitholder is an entity not subject to United States federal income taxation on the income generated by us, as in the case, for example, of a mutual fund taxed as a regulated investment company or a partnership, all the entity’s owners are subject to United States federal income taxation on the income generated by us.

If, following institution of the certification procedures by our general partner, unitholders:

•	fail to furnish a transfer application containing the required certification;

•	fail to furnish a re-certification containing the required certification within 30 days after request; or

•	are unable to provide a certification to the effect set forth in one of the two bullet points in the second preceding paragraph; then we will have the right, which we may assign to any of our affiliates, to acquire all but not less than all of the units held by any such unitholder by giving written notice of redemption to such unitholder.

The purchase price in the event of such an acquisition for each unit held by such unitholder will be equal to the lesser of the price paid by such unitholder for the relevant unit and the current market price as of the date of redemption.

The purchase price will be paid in cash or by delivery of a promissory note, as determined by our general partner. Any such promissory note will bear interest at the rate of 5% annually and be payable in three equal annual installments of principal and accrued interest, commencing one year after the redemption date.

Non-Citizen Assignees; Redemption

If we are or become subject to federal, state, or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship, or other related status of any limited partner, we may redeem the units held by the limited partner at their current market price. In order to avoid any cancellation or forfeiture, our general partner may require each limited partner to furnish information about his nationality, citizenship, or related status. If a limited partner fails to furnish information about his nationality, citizenship, or other related status within 30 days after a request for the information or our general partner determines after receipt of the information that the limited partner is not an eligible citizen, the limited partner may be treated as a non-citizen assignee. A non-citizen assignee is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. A non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in-kind upon our liquidation.

Indemnification

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•	any person who is or was a officer, director, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

•	any person who is or was serving as a director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; and

•	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Reimbursement of Expenses

Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf on-site at our terminals and pipeline, and expenses allocated to our general partner by its affiliates. The general partner is entitled to determine in good faith the expenses that are allocable to us.

Books and Reports

Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and financial reporting purposes, our fiscal year is the calendar year.

We will furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at his own expense, have furnished to him:

•	a current list of the name and last known address of each partner;

•	a copy of our tax returns;

•

information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each partner became a partner;

•	copies of our partnership agreement, our certificate of limited partnership, related amendments, and powers of attorney under which they have been executed;

•	information regarding the status of our business and financial condition; and

•	any other information regarding our affairs as is just and reasonable.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts.

RIGHTS OFFERING

Launch of Rights Offering

On the first business day of the calendar month following the later of (i) the date on which the untiholders approve the Partnership Agreement Amendment Proposal and (ii) the date on which our shelf registration statement is declared effective by the SEC, or as promptly as practicable thereafter, we will distribute to each holder of our common units as of the close of business on a record date for such distribution established by the Conflicts Committee 0.5412 rights pursuant to and in accordance with the provisions described in this section (unless the Conflicts Committee delays the launch date of the rights offering as described in the subsequent paragraph). We refer to the distribution of rights, the related offering of securities for which the rights are exercisable, and the issuance of such securities to the extent that the rights are exercised (including those for which oversubscription privileges are exercised) collectively as the “rights offering.”

The Conflicts Committee may delay the launch date of the rights offering if at the time the rights offering would otherwise launch:

(i)	the SEC has not declared our shelf registration statement to be effective or issued any stop order suspending the effectiveness of our shelf registration statement or any order preventing or suspending the use of the prospectus supplement to the base prospectus in the shelf registration statement (which we refer to, together with the base prospectus, as the “rights offering prospectus”) or initiated any proceedings for that purpose,

(ii)	our shelf registration statement has ceased to be effective for any reason or the prospectus contained in the shelf registration statement fails to satisfy the requirements of Section 10(a) of the Securities Act and failure to meet such requirement, in the good faith judgment of the Conflicts Committee, could not reasonably be expected to be remedied by the date on which the rights offering would otherwise launch following our use of commercially reasonable efforts to satisfy such requirement,

(iii)	we have experienced an event, transaction or development that in the good faith judgment of the Conflicts Committee is material to us or that otherwise would be required to be disclosed in the rights offering prospectus to avoid the rights offering prospectus from including any untrue statement of a material fact or omitting to state any material fact required to be stated in the rights offering prospectus or necessary to make the statements in the rights offering prospectus not misleading in light of the circumstances then existing, and the Conflicts Committee determines in good faith that we are unable to disclose such event, transaction or development in a manner sufficient to meet the requirements of the Securities Act or that it is in our best interest not to disclose such event, transaction or development, in each case at such time, or

(iv)	all of the conditions described below under “—Conditions to Our Obligations Related to the Rights Offering” have not been satisfied or waived.

If the launch date of the rights offering is delayed as a result of any of the events described in clauses (i), (ii) or (iv) of the preceding paragraph, the launch date of the rights offering will be the first business day of the calendar month immediately following the time that any order or proceeding described in clauses (i) or (ii) of the preceding paragraph have been revoked or ceased or such conditions have been satisfied. If the launch date of the rights offering is delayed as a result of any event, transaction or development described in clause (iii) of the preceding paragraph, the launch date of the rights offering will be the date set by the Conflicts Committee, which date will not be any later than the first business day of the next calendar month; provided that the launch date of the rights offering may only be delayed once pursuant to clause (iii) of the preceding paragraph.

Exercise of Rights

Each whole right will entitle the holder of the right to subscribe for and purchase from us one Preferred Unit for a subscription price of $6.50 per Preferred Unit (which we refer to as the “right subscription price”) for which such holder’s rights are exercised. No fractional Preferred Units will be issued pursuant to the rights offering; accordingly, any person exercising rights will be entitled to exercise for an aggregate number of Preferred Units that is rounded down to the nearest whole number. The rights will be evidenced by one or more detachable subscription certificates (which may be evidenced by one global certificate) in form and substance reasonably acceptable to us.

The holders of rights will be entitled to exercise their rights from the date on which we begin distribution of the rights until the time disclosed in the rights offering prospectus as the expiration of the period in which holders of rights may exercise their rights and any extension of the exercise period in the manner described in this paragraph. The expiration time will initially be 5 p.m., New York City time, on the last business day of the month in which the rights offering is launched. The period during which holders of rights will be entitled to exercise their rights may be extended if extension is:

(i)	mutually agreed upon by the Conflicts Committee, Vitol and Charlesbank,

(ii)	as determined by the Conflicts Committee, if between the date on which the rights are first distributed and the day on which the rights offering expires, (a) we experience an event, transaction or development that, in the good faith judgment of the Conflicts Committee, is material to us or that otherwise would be required to be disclosed in the rights offering prospectus to avoid the rights offering prospectus from including any untrue statement of a material fact or omitting to state any material fact required to be stated in the rights offering prospectus or necessary to make the statements in the rights offering prospectus not misleading in light of the circumstances then existing and (b) the Conflicts Committee determines in good faith that we are unable to disclose such event, transaction or development in a manner sufficient to meet the requirements of the Securities Act or that it is in the best interest of us not to disclose such event, transaction or development, in each case prior to the time disclosed in the rights offering prospectus as the expiration of the rights offering (or a sufficient period of time prior to such time to allow adequate dissemination of such disclosure). In such circumstances, the Conflicts Committee will be entitled to extend the period during which holders of rights will be entitled to exercise their rights, but not more than 30 days without the consent of Vitol and Charlesbank.

Oversubscription Privileges

The rights offering will include oversubscription privileges for each person timely exercising rights in full, which privilege will permit each person exercising their oversubscription privileges to purchase any Preferred Units, at the right subscription price, for which rights were exercisable but with respect to which rights were not exercised, subject to a pro rata allotment (based on relative participation (i.e., number of rights exercised) in the initial exercise of rights) among all persons exercising oversubscription privileges.

Covenants Related to the Rights Offering

In connection with the rights offering, we have agreed to:

•	prepare the rights offering prospectus covering the Preferred Units for which the rights are exercisable, the warrants, and the common units for which the warrants are exercisable;

•

enter into a rights agent agreement with a bank or other intermediary, which agreement and such intermediary must be reasonably acceptable to us and which agreement will (among other things) appoint such intermediary as the rights agent for the rights offering;

•

enter into such agreements with, and provide such instruments and documents to, the Depository Trust Company and our partnership’s transfer agent as are reasonably necessary or appropriate to consummate the rights offering; and

•	use our commercially reasonable efforts to, as promptly as practicable, take any and all action necessary or appropriate to keep effective all registrations, permits, consents and approvals of the SEC and any other applicable governmental authorities, and make such filings under applicable laws as are reasonably necessary or appropriate in connection with the rights offering; provided, that none of the foregoing requires us to disclose material non-public information regarding us or our subsidiaries if the Conflicts Committee determines in good faith that it is in our best interest not to disclose such information at such time and we are not otherwise required to disclose such information under the terms of the Global Transaction Agreement.

Conditions to Our Obligations Related to the Rights Offering

Our obligations set forth in the preceding paragraph are subject to the fulfillment (or the waiver by the Conflicts Committee on our behalf, which may be granted or withheld in the Conflicts Committee’s sole discretion) of each of the following conditions precedent:

•	That no order has been issued and is continuing that restrains or prohibits the launch or consummation of the rights offering; and

•	The rights offering shall not violate any applicable law or any rules or regulations promulgated by any national securities exchange upon which the common units are traded.

Use of Proceeds of the Rights Offering

The proceeds of the rights offering will be used in the following order until all such proceeds are exhausted: (a) first, to pay for any and all expenses relating to conducting the rights offering, (b) second, to redeem our Convertible Debentures for an amount equal to the principal amount of such Convertible Debentures plus any interest payable thereon (such redemption to be pro rata among Vitol and Charlesbank if the net proceeds from the rights offering are less than the amount required to redeem such Convertible Debentures in full), (c) third, to repurchase, on a pro rata basis, up to a maximum of $22 million of Preferred Units from Vitol and Charlesbank at a purchase price of $6.50 per unit plus any pro rata distribution for the quarter in which such units are repurchased and (d) thereafter, for general partnership purposes.

PROPOSAL TWO: THE LTIP PROPOSAL

General Information About the Proposed LTIP

In connection with our initial public offering in 2007, our general partner adopted the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan (the “Current LTIP”). The Current LTIP was later amended to allow for awards of subordinated units, to update the change of control provisions for changes of control that have occurred and to reflect changes relating to Section 409A of the Internal Revenue Code. The Current LTIP provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights and distribution equivalent rights.

Our common units are listed on the Nasdaq Global Market. We are asking for approval of the LTIP Proposal to comply with Nasdaq’s listing rules requiring unitholder approval of material amendments to an equity compensation plan, pursuant to which common units may be acquired by officers, directors, employees or consultants. Approximately 500 officers, directors and employees would be eligible for awards under the Plan, as selected in the sole discretion of the Compensation Committee.

Awards under the Current LTIP are limited to 1,250,000 units. Awards under our general partner’s existing incentive plan are limited to 1,250,000 units. As of June 6, 2011, there were 307,400 unvested common units underlying phantom units and restricted units outstanding under the Current LTIP and there were no common units underlying unit options and unit appreciation rights outstanding under the Current LTIP. As of June 6, 2011, approximately 177,376 common units remained available for future awards to participants under the Current LTIP. Subject to adjustment for certain events, the Proposed LTIP increases the number of common units that may be granted for any and all awards by 1,350,000 common units to a total of 2,600,000 common units. After such increase, 1,527,376 common units will be available for future awards under the Proposed LTIP. On June  6, 2011, the closing price of our common units was $8.00.

Reasons for the Board of Directors’ Recommendation

While our board of directors is cognizant of the potential dilutive effect of compensatory unit awards, it also believes that increasing the total number of common units available for awards pursuant to the Proposed LTIP is in the best interests of us and our unitholders and should be approved for the following reasons:

•	the adoption of the Proposed LTIP will aid in attracting and retaining key individuals who are important to our success and will motivate such individuals to exert maximum efforts for our success;

•

the Proposed LTIP is intended to provide a means whereby our employees and our board of directors may develop a sense of proprietorship and personal involvement in the development and financial success of our partnership; and

•	the Proposed LTIP is intended to align potential increases in compensation of our officers and employees to our financial results that generally drive the value of our common units.

Summary of the Proposed LTIP

General

Employees, consultants and directors of our general partner and its affiliates who perform services for us are eligible to receive awards under the Proposed LTIP. The summary of the Proposed LTIP contained herein does not purport to be complete and is qualified in its entirety by reference to the Proposed LTIP attached as Annex C to this proxy. The Proposed LTIP provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights and distribution equivalent rights. Subject to adjustment for certain events, an aggregate of 2,600,000 common units may be delivered pursuant to awards under the Proposed LTIP of which 1,527,376 common units are available for future awards under the Proposed LTIP. Units withheld to satisfy tax withholding obligations will not be considered to be units delivered under the Proposed LTIP for purposes of applying the maximum unit limit under the Proposed LTIP. In addition, units that are cancelled, forfeited or are withheld to satisfy our general partner’s tax withholding obligations are available for delivery pursuant to other awards. The Proposed LTIP will be administered by the compensation committee of our board of directors (the “Compensation Committee”), provided that its authority under the Proposed LTIP may be delegated on such terms and conditions as the Compensation Committee may establish consistent with applicable law. The Proposed LTIP Plan has been designed to furnish additional compensation to employees, consultants and directors and to align their economic interests with those of common unitholders.

Unit Awards

The Compensation Committee may grant unit awards to eligible individuals under the Proposed LTIP. A unit award is an award of common units that are fully vested upon grant and not subject to forfeiture.

Restricted Units and Phantom Units

A restricted unit is a common unit that is subject to forfeiture. Upon vesting, the forfeiture restrictions lapse and the recipient holds a common unit that is not subject to forfeiture. A phantom unit is a notional unit that entitles the grantee to receive a common unit upon the vesting of the phantom unit or, in the discretion of the Compensation Committee, cash equal to the fair market value of a common unit. The Compensation Committee may make grants of restricted units and phantom units under the Proposed LTIP to eligible individuals containing such terms, consistent with the Proposed LTIP, as the Compensation Committee may determine, including the period over which restricted units and phantom units granted will vest. The Compensation Committee may, in its discretion, base vesting on the grantee’s completion of a period of service or upon the achievement of specified financial objectives or other criteria. In addition, the restricted and phantom units granted to a grantee will vest upon the termination without cause (as defined in the Proposed LTIP) of the grantee within one year following a change of control (as defined in the Proposed LTIP) of us or our general partner, subject to any contrary provisions in the award agreement.

If a grantee’s employment, consulting or membership on our board of directors terminates for any reason, the grantee’s restricted units and phantom units will be automatically forfeited unless, and to the extent, the award agreement or the Compensation Committee provides otherwise.

Distributions made by us with respect to awards of restricted units may, in the Compensation Committee’s discretion, be subject to the same vesting requirements as the restricted units. The Compensation Committee, in its discretion, may also grant tandem distribution equivalent rights with respect to phantom units.

We intend for restricted units and phantom units granted under the Proposed LTIP to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of the common units. Therefore, participants will not pay any consideration for the common units they receive with respect to these types of awards, and neither we nor our general partner will receive remuneration for the units delivered with respect to these awards.

Unit Options and Unit Appreciation Rights.

The Proposed LTIP also permits the grant of options covering common units and unit appreciation rights. Unit options represent the right to purchase a number of common units at a specified exercise price. Unit appreciation rights represent the right to receive the appreciation in the value of a number of common units over a specified exercise price, either in cash or in common units as determined by the Compensation Committee. Unit options and unit appreciation rights may be granted to such eligible individuals and with such terms as the Compensation Committee may determine, consistent with the Proposed LTIP; however, a unit option or unit appreciation right must have an exercise price equal to the fair market value of a common unit on the date of grant.

Distribution Equivalent Rights

Distribution equivalent rights are rights to receive all or a portion of the distributions otherwise payable on units during a specified time. Distribution equivalent rights may be granted alone or in combination with another award.

By giving participants the benefit of distributions paid to unitholders generally, grants of distribution equivalent rights provide an incentive for participants to operate our business in a manner that allows our partnership to provide increasing partnership distributions. Typically, distribution equivalent rights will be granted in tandem with a phantom unit, so that the amount of the participant’s compensation is tied to both the market value of our units and the distributions that unitholders receive while the award is outstanding. We believe this aligns the participant’s incentives directly to the measures that drive returns for our unitholders.

Prohibition on Repricing

Repricing of unit options and unit appreciation rights, directly or indirectly, is prohibited under the Proposed LTIP without approval of our unitholders, except in the case of adjustments implemented to reflect certain partnership transactions.

Source of Common Units; Cost

Common units to be delivered with respect to awards may be common units acquired by our general partner on the open market, common units already owned by our general partner, common units acquired by our general partner directly from us or any other person or any combination of the foregoing. Our general partner will be entitled to reimbursement by us for the cost incurred in acquiring common units. With respect to unit options, our general partner will be entitled to reimbursement by us for the difference between the cost incurred by our general partner in acquiring these units and the proceeds received from an optionee at the time of exercise. Thus, we will bear the cost of the unit options. If we issue new units with respect to these awards, the total number of units outstanding will increase, and our general partner will remit the proceeds it receives from a participant, if any, upon exercise of an award to us. With respect to any awards settled in cash, our general partner will be entitled to reimbursement by us for the amount of the cash settlement.

Adjustments

Upon certain transactions involving the partnership, the number of units available to grant under the Proposed LTIP, the number and kind of units or property subject to awards and the exercise or other unit price shall be adjusted as determined by the Compensation Committee.

Change of Control

Unless otherwise provided in the applicable award agreement, upon a termination without cause within one year following a change of control, as defined in the Proposed LTIP, outstanding awards shall vest or become exercisable, as applicable.

Amendment or Termination of the Proposed LTIP

Our board of directors, in its discretion, may terminate the Proposed LTIP at any time with respect to the units for which a grant has not theretofore been made. The Proposed LTIP will automatically terminate on the earlier of June 9, 2021 or when units are no longer available for delivery pursuant to awards under the Proposed LTIP. Our board of directors will also have the right to alter or amend the Proposed LTIP or any part of it from time to time and the Compensation Committee may amend any award; provided, however, that no change in any outstanding award may be made that would materially impair the rights of the participant without the consent of the affected participant.

Interests of Certain Persons in the LTIP Proposal

The officers and employees of our general partner, its affiliates and our subsidiaries and the members of our board of directors will be eligible to receive awards under the Proposed LTIP if it is approved. Accordingly, the members of our board of directors and the executive officers of our general partner have a substantial interest in the approval of the LTIP Proposal.

Plan Benefits Under the Proposed LTIP

The awards, if any, that will be made to eligible persons under the Proposed LTIP are subject to the discretion of the plan administrator, and thus we cannot currently determine the benefits or number of common units subject to awards that may be granted in the future to our executive officers, employees and consultants or to members of our board of directors under the Proposed LTIP. Therefore, the New Plan Benefits Table is not provided.

If the Proposed LTIP is approved, we anticipate making annual equity grants to our executive officers and certain employees under the Proposed LTIP, but any amount of such grant is not determinable at this time. Such awards will be subject to a vesting schedule that will be specified in the applicable award agreement, and the number of common units subject to such awards will be determined at the date of grant of such awards.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSALS

AND RELATED TRANSACTIONS

General

The following is a discussion of the material U.S. federal income tax consequences of the Partnership Agreement Amendment Proposal, the Rights Offering, and the exercise of rights and ownership of Preferred Units (together, the “proposal and related transactions”) that may be relevant to current public common unitholders. Unless otherwise noted, the description of the law and legal conclusions set forth in the discussion relating to the consequences of the proposal and related transactions to our partnership and our unitholders are the opinion of Baker Botts L.L.P. This discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing final and proposed Treasury regulations promulgated under the Internal Revenue Code (the “Treasury Regulations”), administrative rulings and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. We have not sought a ruling from the Internal Revenue Service, which is referred to as the “IRS,” with respect to any of the tax matters discussed below, and the IRS would not be precluded from taking positions contrary to those described herein. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below.

This discussion does not purport to be a complete description of all U.S. federal income tax consequences of the proposal and related transactions to the common unitholders of our partnership. Moreover, this discussion focuses on our common unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, nonresident aliens, other unitholders subject to specialized tax treatment, such as tax-exempt institutions, non-U.S. persons, individual retirement accounts (IRAs), real estate investment trusts (REITs), mutual funds (RICs), dealers in securities or currencies, traders in securities that elect to mark-to-market, unitholders who acquired our units from us in exchange for property other than cash (and those who acquired their units from such unitholders other than by purchase through a national securities exchange), affiliates of our general partner, or persons who hold our common units as part of a hedge, straddle or conversion transaction. Also, this discussion assumes that our common units are held as capital assets (within the meaning of Section 1221 of the Internal Revenue Code) at the time of the proposal and related transactions. Furthermore, except as specifically provided, this discussion does not address the tax considerations arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty.

If a unitholder is an entity or arrangement classified as a partnership for U.S. federal income tax purposes, the tax treatment of each partner of such partnership generally will depend upon the status of the partner and upon the activities of the partnership. A partner in a partnership that holds common units is encouraged to consult its own tax advisor.

As stated above, no ruling has been or will be requested from the IRS with respect to the tax consequences of the proposal and related transactions. Some tax aspects of the proposal and related transactions are not certain and no assurance can be given that the opinions and the statements made in this proxy statement with respect to tax matters will be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for our common units and the prices at which common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and our general partner and thus will be borne indirectly by our unitholders and our general partner. Furthermore, the tax treatment of the proposal and related transactions may be significantly modified by future legislative, regulatory or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

Other than as described herein, no opinions are being given with respect to any other tax matters arising from the proposal and related transactions. Moreover, the discussion herein assumes that the proposal and related transactions are consummated in the manner contemplated by, and in accordance with, the terms described in this proxy statement.

Unitholders should consult with, and must rely on, their own tax advisors in analyzing the federal, state, local and foreign consequences particular to them of the proposal and related transactions in light of their own particular circumstances, including the possible effects of changes in federal or other tax laws.

The Partnership Agreement Amendment Proposal

The reset of minimum quarterly, first target, second target, and third target distribution levels, the waiver of the common unit arrearage, and the cancellation of the subordinated units which will occur pursuant to the Partnership Agreement Amendment Proposal are not expected to have any material adverse tax impact on common unitholders.

The Rights Offering

Under the Global Transaction Agreement, we will distribute to our existing unitholders 0.5412 rights for each outstanding common unit. Each whole right will entitle the holder to acquire, for an exercise price of $6.50 (the “Right Subscription Price”), one Preferred Unit.

Rights Distribution

In general, the distribution of the rights should not be taxable to our common unitholders, except in the circumstances described in the following paragraph.

Although the treatment is not certain and meritorious arguments exist to the contrary, if the rights are freely tradable as a separate security, we intend to treat the rights as “marketable securities” under Section 731(c) of the Internal Revenue Code. In that case, the distribution of the rights would be treated as a cash distribution by us of an amount equal to the fair market value of the rights. The precise value of the rights is not currently known, but we intend to take the position that the fair market value of the rights is equal to the weighted average trading price of the rights for the period that the rights are traded. Even if the rights are considered “marketable securities” and, thus, treated as a cash distribution, such distribution of rights generally will not be taxable to a common unitholder for federal income tax purposes, except to the extent the amount of such distribution (plus any other cash distributions) exceeds his tax basis in his common units immediately before the distribution. Cash distributions made by us to a unitholder in an amount in excess of his tax basis in his common units generally will be considered to be taxable gain from the sale or exchange of those common units.

Disposition of Rights

In general, for federal income tax purposes, a holder of rights who chooses to sell such rights will recognize gain or loss in an amount equal to the difference, if any, between the amount realized by the rights holder and that holder’s basis in its rights. The amount realized upon the sale of rights will be measured by the sum of all consideration received by the seller of rights. To determine a unitholder’s basis in the right the unitholder receives from us, the unitholder must equitably apportion his tax basis in his interests in us between his common units and his rights. Equitable apportionment generally means that the tax basis allocated to the interest being sold (the right) equals an amount that bears the same relation to the unitholder’s tax basis in his entire interest in our partnership (the right and the units) as the value of the interest sold (the right) bears to the value of the unitholder’s entire interest in our partnership (the right and the units). The precise value of the rights and common units are not currently known. We intend to take the position that the fair market value of the rights and common units will be established by using their respective weighted average trading prices for the period that the rights are traded. Unitholders may use the actual sales price they receive in determining the equitable apportionment of their basis among the rights they receive and their common units.

Non-Partner Status of Holders of Rights

Ownership of a right alone should not cause the holder to be treated as a partner in our partnership for federal income tax purposes, as such rights holder will not have an interest in the capital or profits of the partnership unless or until the point at which the right is exercised and a newly issued Preferred Unit is issued.

Exercise of Rights

Treatment of Exercising Rights Holders

A Unitholder who exercises rights will recognize no gain or loss for tax purposes. The unitholder’s basis in all its units (including the Preferred Units received) will be increased by the exercise price paid for the Preferred Units (i.e., $6.50 per Preferred Unit). The unitholder’s initial capital account balance in respect of each Preferred Unit received will equal the exercise price paid for the Preferred Unit (i.e., $6.50 per Preferred Unit).

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis units to sell as would be the case with corporate stock.

Treatment of Non-Exercising Rights Holders

A unitholder who does not exercise its rights will suffer a decrease in such unitholder’s percentage interest in our partnership and, therefore, a decrease in such common unitholder’s share of our liabilities, which, in turn, will result in a corresponding deemed distribution of cash pursuant to Section 752 of the Internal Revenue Code. See “—Potential for Income or Gain Recognition as a Result of Reducing Debt Shifts,” below, for a discussion regarding the impact of a reduction in the portion of our liabilities allocated to a unitholder.

Although there is no direct and controlling authority addressing the ability of a common unitholder to recognize a loss upon failing to exercise or otherwise dispose of a right it receives in respect of its common units, it is anticipated that no loss would be recognizable and that the unitholder would recombine the tax bases that may otherwise have been equitably apportioned to his rights with his tax basis apportioned to his common units.

Treatment of Preferred Units Acquired Upon Exercise

Allocations and Distributions With Respect to Preferred Units

Under our Partnership Agreement, distributions paid in respect of Preferred Units will be treated by us as a guaranteed payment under Section 707(c) of the Code. Accordingly, a holder of Preferred Units will recognize ordinary income in an amount equal to 100% of the amount of distributions received by such unitholder in respect of its Preferred Units. Prior to conversion of the Preferred Units, it is not expected that any other material amounts of income or that any material amounts of losses would be allocated to a holder of Preferred Units, except in the unlikely event that the capital accounts of all subordinated units and common units had been reduced to zero, in which case losses would then be allocated to the holders of Preferred Units.

Conversion of Preferred Units

The conversion of Preferred Units into common units generally will not be a taxable event for the holder of Preferred Units, except in the circumstances described later in this paragraph. Under our partnership agreement and in accordance with proposed Treasury Regulations, immediately after the conversion of a Preferred Unit, we will adjust the capital accounts of all of our partners to reflect any positive difference (“Unrealized Gain”) or negative difference (“Unrealized Loss”) between the fair market value and the carrying value of our assets at such time as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such asset for an amount equal to its fair market value at the time of such conversion. Such Unrealized Gain or Unrealized Loss (or items thereof) will be allocated first to the preferred unitholder in respect of common units received upon the conversion until the capital account of each such common unit is equal to the per unit capital account for each existing common unit. This allocation of Unrealized Gain or Unrealized Loss will not be taxable to the preferred unitholder or to any other unitholders. If the Unrealized Gain or Unrealized Loss allocated as a result of the conversion of a Preferred Unit is not sufficient to cause the capital account of each common unit received upon such conversion to equal the per unit capital account for each existing common unit, then capital account balances will be reallocated among the unitholders as needed to produce this result. In the event that such a reallocation is needed, a preferred unitholder would be allocated taxable gross income in an amount equal to the amount of any such reallocation to it.

Disposition of Convertible Preferred Units

Recognition of Gain or Loss. Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder’s tax basis for the units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than twelve months will generally be taxed at a maximum U.S. federal income tax rate of 15% through December 31, 2012 and 20% thereafter (absent new legislation extending or adjusting the current rate). However, a portion of this gain or loss will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture or other “unrealized receivables” or to “inventory items” we own. The term “unrealized receivables” includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Net capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his entire interest in the partnership (i.e., tax basis in all common units and Preferred Units held by the partner) as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units or Preferred Units transferred with an ascertainable holding period to elect to use the actual holding period of the common units or Preferred Units transferred. Thus, according to the ruling discussed above, a unitholder will be unable to select high or low basis common units or Preferred Units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific common units or Preferred Units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units or Preferred Units transferred must consistently use that identification method for all subsequent sales or exchanges of common units and Preferred Units. A unitholder considering the purchase of additional units or a sale of common units or Preferred Units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees. In general, distributions made in respect of a Preferred Unit will be made to the record holder of that Preferred Unit on the record date for the distribution, and the ordinary taxable income resulting from such distribution will be treated as taxable income of the record holder who is entitled to receive the distribution.

Notification Requirements. A unitholder who sells any of his Preferred Units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of Preferred Units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Constructive Termination. We will be considered to have been terminated for tax purposes if there are sales or exchanges which, in the aggregate, constitute 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of measuring whether the 50% threshold is reached, multiple sales of the same interest are counted only once. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. A constructive termination occurring on a date other than December 31 will result in us filing two tax returns (and unitholders receiving two Schedules K-1) for one fiscal year and the cost of the preparation of these returns will be borne by all unitholders. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Internal Revenue Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Potential for Income or Gain Recognition as a Result of Reducing Debt Shifts

A unitholder’s initial tax basis in its common units consists of the amount such unitholder paid for the common units plus such unitholder’s share of our liabilities. That basis is decreased, but not below zero, by any decreases in such unitholder’s share of our liabilities. A significant portion of our liabilities are considered nonrecourse liabilities. For these purposes, “nonrecourse liabilities” are liabilities of our partnership for which no partner, including the general partner, bears the economic risk of loss. Our nonrecourse liabilities are generally allocated among the unitholders based on each unitholder’s share of our profits. As stated above, a common unitholder who does not exercise its rights will suffer a reduction in its allocable share of our liabilities, which is referred to as a “reducing debt shift.” In such a case, the common unitholder will be deemed to have received a cash distribution equal to the amount of the reducing debt shift.

Distributions made by us to a common unitholder generally will not be taxable to the common unitholder for federal income tax purposes, except to the extent the amount of any such cash distributions exceeds the unitholder’s tax basis in its common units immediately before the distribution. Cash distributions from us that are in excess of a unitholder’s tax basis generally will be considered to be gain from the sale or exchange of the common units. Thus, if a reducing debt shift and the resulting deemed cash distribution exceeds such unitholder’s basis in its common units, such unitholder would recognize gain in an amount equal to such excess. However, such unitholder generally will not recognize taxable gain solely as a result of the debt shift if such unitholder’s tax basis in its common units is positive without including any basis associated with such unitholder’s share of our liabilities.

The LTIP Proposal

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the Proposed LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Proposed LTIP may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, unit options or unit appreciation rights that provide for a “deferral of compensation” within the meaning of Section 409A, phantom units, and certain other awards that may be granted pursuant to the Proposed LTIP could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A and the guidance promulgated thereunder.

Unit Options; Unit Appreciation Rights. Participants will not realize taxable income upon the grant of a unit option or a unit appreciation right. Upon the exercise or, if later, the settlement of a unit option or a unit appreciation right, a participant will recognize ordinary compensation income in an amount equal to the excess of (i) the amount of cash or the fair market value of the common units received, over (ii) the exercise price (if any) paid therefor. A participant will generally have a tax basis in any common units received pursuant to the exercise of a unit appreciation right, or pursuant to the cash exercise of a unit option, that equals the fair market value of the common units on the date of exercise. Subject to the discussion under “—Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

When a participant sells the common units acquired as a result of the exercise of a unit option or unit appreciation right, any appreciation (or depreciation) in the value of the common units after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common units must be held for more than 12 months in order to qualify for long-term capital gain treatment.

Phantom Unit Awards; Restricted Unit Awards; Other Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will not have taxable income at the time of a grant of an award in the form of a phantom unit award, but rather, will generally recognize ordinary compensation income at the time he receives common units or a cash payment in satisfaction of the phantom unit award in an amount equal to the fair market value of the common units received or the cash payment, whichever is applicable. In addition, the participant will be subject to ordinary income tax upon the payment of a DER. In general, a participant will recognize ordinary compensation income as a result of the receipt of common units pursuant to a restricted unit award or a unit award in an amount equal to the fair market value of the common units when the common units are received, provided, that if the common units are not transferable or are subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of common units (i) when the common units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make an valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the common units are received, in cases where a participant makes a valid election under Section 83(b) of the Internal Revenue Code.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common units or cash received. Directors and consultants must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an award under the Proposed LTIP. Distributions that are received by a participant prior to the time that the common units are taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as distributions on common units. The tax basis in the common units received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those common units will commence on the date of receipt of the common units.

Subject to the discussion immediately below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible by our general partner or one of its affiliates, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Limited Partnership Interest. We are not a taxable entity, and as such, we do not incur any federal income tax liability. Instead, each holder of our common units is required to report on his income tax return his share of our income, gains, losses and deductions in computing his federal income tax liability, regardless of whether cash distributions are made to him by us. Distributions by us to a holder of common units are generally not taxable unless the amount of cash distributed is in excess of the holder’s adjusted basis in his interest. Usually at the beginning of each year, we will mail to each partner a Schedule K-1 showing the amounts of income, gains, losses, and deductions that the partner is required to reflect on his federal income tax return as a limited partner for the preceding year. A limited partner will not qualify for using Form 1040EZ or 1040A, and may not file his federal income tax return until he has received his Schedule K-1 and reflected the relevant information contained therein in his tax return.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Throughout this section, each person who served as the Principal Executive Officer (“PEO”) of our general partner during 2010, each person who served as the Principal Financial Officer (“PFO”) of our general partner during 2010 and the three most highly compensated executive officers other than the PEO and PFO serving at December 31, 2010 are referred to as the Named Executive Officers (“NEOs”). The NEOs include the following:

•	James C. Dyer, IV, Chief Executive Officer;

•	J. Michael Cockrell, President and Chief Operating Officer;

•	Alex G. Stallings, Chief Financial Officer and Secretary;

•	Michael Prince, Vice President—Business Development; and

•	Larry Hatley, Vice President—Transportation Marketing and Operations.

As is the case with many publicly traded partnerships, we did not historically directly employ any persons responsible for managing or operating us or for providing services relating to day-to-day business affairs. Our general partner manages our operations and activities, and its board of directors and officers make decisions on our behalf. With the exception of Mr. Dyer, as described below, the compensation for the NEOs for services rendered to us is determined by the compensation committee of our general partner. During portions of 2008, certain of our executive officers were also employed by and provided services to SemCorp.

Mr. Dyer is an officer of Vitol Inc. In this capacity, he performs services for us as well as for Vitol and its other affiliates. Mr. Dyer received his 2010 compensation solely from Vitol. The compensation committee did not have any role in determining the base salary and short–term and long–term incentive compensation paid to him by Vitol during 2010. We did not directly or indirectly reimburse Vitol for the costs of compensation of Mr. Dyer in 2010 other than reimbursement of direct out-of-pocket expenses for serving as our Chief Executive Officer, such as travel expenses. Throughout this section we refer to our NEOs other than Mr. Dyer as our “compensated NEOs.”

Compensation Methodology

Prior to SemCorp’s bankruptcy filings and the events related thereto, our general partner sought to improve our operating performance to provide a return to unitholders in the form of distributions and to maintain a capital structure to support future growth. Since the time of SemCorp’s bankruptcy filings, our general partner has had to devote considerable time and effort to stabilizing our business, replacing the substantial amount of revenues previously derived from services provided to SemCorp with revenues to third parties, curing bank credit defaults and negotiating forbearance agreements and credit agreement amendments, negotiating a settlement with SemCorp, managing litigation, refinancing our prior credit facility and bringing current our various regulatory and financial filings. These additional challenges have played an important role in the compensation committee’s deliberations concerning discretionary bonus awards in 2008, awards pursuant to our general partner’s 2009 Executive Cash Bonus Plan and discretionary bonus awards relating to our results of operations in 2010.

The compensation committee of our board of directors seeks to provide a total compensation package designed to drive performance and reward contributions in support of these business strategies and to attract, motivate and retain high quality talent with the skills and competencies required by us. During 2010, our compensation committee again examined the compensation practices of certain of our peer companies, which included Buckeye Partners, L.P., Copano Energy, L.L.C., Crosstex Energy, L.P., Enbridge Energy Partners, L.P., Enterprise Products Partners L.P., Genesis Energy, L.P., Holly Energy Partners, L.P., Magellan Midstream Partners, L.P., NuStar Energy L.P., ONEOK Partners, L.P., Regency Energy Partners LP, Sunoco Logistics Partners L.P. and Targa Resources Partners LP. The compensation committee may review and, in certain cases, participate in, various relevant compensation surveys and consult with compensation consultants with respect to determining compensation for the NEOs. The compensation committee noted that we face certain unique challenges as compared to these competitors as outlined in the previous paragraph.

Because the compensation committee was reorganized in connection with the Vitol Change of Control, the historical compensation methodology and practices used to compensate our NEOs may not be indicative of the compensation committee’s future compensation methodology and practices.

Elements of Compensation

Historically, the primary elements of our general partner’s compensation program were a combination of annual cash and long-term equity-based compensation, and the principal elements of compensation for the NEOs were the following:

•	base salary;

•	discretionary bonus awards;

•	long-term incentive plan awards; and

•	other benefits.

Base Salary. Historically, our general partner’s compensation committee established base salaries for the NEOs based on various factors including the amounts it considered necessary to attract and retain the highest quality executives, the responsibilities of the NEOs and market data including publicly available market data for the peer companies listed above as reported in their filings with the SEC. Prior to the settlement of certain items with SemCorp in its bankruptcy proceedings in 2009, the base salaries of the NEOs that were executive officers at the time were allocated to us by our general partner as general and administrative expenses and were included in the annual administrative fee that we paid to our general partner and SemCorp pursuant to an omnibus agreement with SemCorp, which provided for the provision of certain general and administrative functions.

Each of the compensated NEOs has entered into employment agreements with a subsidiary of our general partner. The employment agreements for our compensated NEOs provide for an annual base salary of $282,000, $300,000, $165,688 and $185,000, for Messrs. Cockrell, Stallings, Prince and Hatley, respectively. These base salary amounts were originally determined based upon the scope of each executive’s responsibilities that were commensurate with such executive’s position as well as the added responsibilities the executives have that were typical of executives in publicly traded partnerships, taking into account competitive market compensation paid by similar companies for comparable positions. In addition, the base salary amounts payable to Messrs. Cockrell, Prince and Hatley were determined, in part, by the base salary amount and other benefits each such individual received prior to joining our general partner’s management team. In March 2009, Mr. Stallings’ annual base salary was increased from $275,000 to $300,000 in connection with his appointment as the Chief Financial Officer and Secretary of our general partner.

Discretionary Bonus Awards. Our general partner’s compensation committee may also award discretionary bonus awards to the NEOs. Our general partner may use discretionary bonus awards for achieving financial and operational goals and for achieving individual performance objectives. On December 18, 2008, the compensation committee awarded a $225,000 cash bonus award to Alex G. Stallings who was then serving as an NEO. In awarding this cash bonus, the compensation committee considered, among other factors, the role and responsibility of each officer with our general partner, the change in each NEO’s responsibility after SemCorp’s bankruptcy filings, the difficult operational, financial, legal and working environment caused by SemCorp’s bankruptcy filings, each NEO’s past compensation, perceived contribution of each NEO to our general partner and to us generally, actual EBITDA achieved during the third quarter of 2008 and the projected EBITDA for the fourth quarter of 2008, obtaining forbearances under our credit agreement and satisfying the covenants in such agreements and each NEO’s efforts in rebuilding our business after July 2008 as a substantial majority of our business was derived from services provided to SemCorp prior to SemCorp’s bankruptcy filings in July 2008. In considering actual and projected EBITDA, the compensation committee compared these amounts with EBITDA estimates that had been included in budgets provided to our partnership’s lenders after SemCorp’s bankruptcy filings and the corresponding defaults under our credit agreement. Messrs. Cockrell, Prince and Hatley were not part of our general partner’s management team during 2008.

On July 1, 2009, the compensation committee adopted the 2009 Cash Bonus Plan. This plan provided for incentive payments to certain of our NEOs based upon the overall financial performance measured by EBITDA of our asphalt and/or crude oil operations. In addition, the compensation committee may make discretionary incentive payments based upon the performance of such NEO. We made payments to Mr. Stallings of $375,000 under the 2009 Cash Bonus Plan ($75,000 of which was paid in 2010). Messrs. Cockrell, Prince and Hatley were not part of our general partner’s management team at the time of the adoption of the 2009 Cash Bonus Plan.

During March 2011, the compensation committee awarded discretionary bonuses of $175,000, $125,000, $75,000 and $50,000 to each of Messrs. Cockrell, Stallings, Prince and Hatley, respectively, relating to our results of operations in 2010. Please see “—2010 Incentive Compensation” for a discussion of these discretionary bonuses.

Long-Term Incentive Plan Awards. Our general partner has adopted the Current LTIP for employees, consultants and directors of our general partner and its affiliates who perform services for us. Each of the NEOs is eligible to participate in the Current LTIP. The Current LTIP provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights and substitute awards. For a more detailed description of this Current LTIP, please see “—Current LTIP.”

On June 20, 2008, our general partner’s compensation committee made grants of phantom units under the Current LTIP to eligible individuals who performed services for us, including the NEOs serving at such time. In connection therewith, the compensation committee approved two forms of Phantom Unit Grant Agreements to be used for grants of phantom units under the Long-Term Incentive Plan at such time.

Certain phantom units granted (“Type A Awards”) were to vest in one-third increments over a three year period, subject to earlier vesting on a change of control or upon a termination without cause or due to death or disability. The Type A Awards had distribution equivalent rights for each fiscal quarter in which our quarterly cash distribution to our subordinated and common unitholders for such quarter equaled or exceeded $0.39 per unit (or $1.56 per unit on an annualized basis). Pursuant to the distribution equivalent right, the grantee was entitled to receive a cash payment with respect to each phantom unit then outstanding equal to the product of (i) the per unit cash distributions paid to our partnership’s unitholders during such fiscal quarter, if any, multiplied by (ii) the number of unvested phantom units.

Certain phantom units granted (“Type B Awards”) have substantially similar terms as Type A Awards, except that the phantom units had distribution equivalent rights for each fiscal quarter in which our quarterly cash distribution to our subordinated and common unitholders for such quarter equaled or exceeded $0.47 per unit (or $1.88 per unit on an annualized basis).

The NEOs serving at such time were granted Type A Awards and Type B Awards as indicated below:

Officer	Type A Awards	Type B Awards
Alex G. Stallings	24,000	21,000

The Manchester Change of Control of our general partner in July 2008 constituted a change of control under the Current LTIP, which resulted in the early vesting of all awards under the Long-Term Incentive Plan, including the Type A Awards and the Type B Awards described above. See “—Manchester Change of Control” below.

Our general partner’s compensation committee did not make any awards to our NEOs under the Current LTIP during 2009 or 2010. During March 2011, the compensation committee made awards of phantom units to our compensated NEO’s of 30,000 units, 15,000 units, 15,000 units, and 8,500 units to Messrs. Cockrell, Stallings, Prince and Hatley, respectively, relating to our results of operations in 2010. The awards vest on January 1, 2014. These phantom units contain distribution equivalent rights that entitle the holder of such units to receive a cash payment equal to the amount of any ordinary quarterly cash distribution paid to our common unitholders. Please see “—2010 Incentive Compensation” for a discussion of these awards.

Other Benefits. The employment agreements entered into by each of the compensated NEOs with our general partner provide that such NEO is eligible to participate in any employee benefit plans maintained by our general partner. During 2008, 2009 and 2010, our general partner maintained an employee health insurance plan and an Exec-U-Care plan under which our officers were reimbursed for certain co-pays and deductibles for medical expenses in addition to the Current LTIP and the 2009 cash Bonus Plan described below. In addition, the employment agreements provide that each NEO is entitled to reimbursement for out-of-pocket expenses incurred while performing his duties under the employment agreement.

Prior to SemCorp’s bankruptcy filings, SemCorp provided certain perquisites to our NEOs. After such bankruptcy filings, we provided certain of these perquisites, including country club memberships, car allowances and reimbursement of certain deductibles and co-payments for medical expenses, to our NEOs. Currently, we provide country club memberships, car allowances and reimbursement of certain deductibles and co-payments for medical expenses to our compensated NEOs.

2010 Incentive Compensation

During 2010, we continued to face uncertainty in our business and our ability to continue as a going concern. Our management team focused its efforts on stabilizing our business and operations, continuing to replace the revenue previously derived from services provided to SemCorp with revenues to third parties, transitioning services provided by SemCorp to us, managing litigation and refinancing our prior credit facility. Because our business had not yet been stabilized, the compensation committee did not adopt a specific plan for 2010 or set targets for 2010 compensation. Instead, the compensation committee and our board of directors set aside certain amounts in the 2010 budget that could be used for discretionary bonuses if the compensation committee determined to award such bonuses after a review of our partnership’s performance during 2010. Management proposed an EBITDA target of $60.4 million (before certain non-recurring expenses related to the Charlesbank Change of Control and the Global Transaction Agreement) for awards to be made. However, the committee never formally adopted this amount as a specific target as it wanted to keep full discretion of whether to award any bonuses related to performance during 2010.

During March 2011, our general partner’s chief executive officer proposed to the compensation committee that each compensated NEO receive (i) a discretionary bonus award relating to our results of operations in 2010 as follows: $175,000, $125,000, $75,000 and $50,000 for Messrs. Cockrell, Stallings, Prince and Hatley, respectively, and (ii) awards of phantom units relating to our results of operations for 2010 as follows: 30,000 units, 15,000 units, 15,000 units, and 8,500 units to Messrs. Cockrell, Stallings, Prince, and Hatley, respectively. The compensation committee agreed with these recommendations and on March 11, 2011 made discretionary bonus awards and phantom unit grants in accordance with such recommendations. The discretionary bonus awards were paid during March 2011. The compensation committee considered the items of emphasis for our NEOs outlined in the prior paragraph as well as the performance of the individual compensated NEO in determining to make such awards.

In addition, during 2010, each of Messrs. Cockrell, Prince and Hatley received payments upon the Charlesbank Change of Control. Please see “—Potential Payments Upon Change of Control or Termination” below for a discussion of these payment amounts.

Compensation Mix

Our general partner’s compensation committee determines the mix of compensation, both among short and long-term compensation and cash and non-cash compensation, to establish structures that it believes are appropriate for each of the compensated NEOs. As indicated above, the compensation committee is currently reviewing its compensation methodology for our compensated NEOs, including evaluating the mix of base salary, bonus awards, awards under the Current LTIP, the Proposed LTIP and the other benefits that are available to the compensated NEOs to ensure that such mix fits the overall compensation objectives of our general partner and us taking into account the changes to and rebuilding of our business as a result of SemCorp’s bankruptcy filings, the Vitol Change of Control, the Charlesbank Change of Control and related events.

Role of Executive Officers in Executive Compensation

Our general partner’s compensation committee determines the compensation of the compensated NEOs. Our general partner’s chief executive officer, Mr. Dyer, is assisting the compensation committee in reviewing its compensation methodology. Mr. Dyer also made recommendations to the compensation committee for the awards of phantom units and discretionary bonuses to be paid to our compensated NEOs relating to our results of operations in 2010. In addition, the employment agreement entered into by Mr. Stallings was originally approved by the management committee of SemCorp’s general partner pursuant to its limited liability company agreement.

Employment Agreements

As indicated above, each of the compensated NEOs has entered into an employment agreement with our general partner. All of these agreements, other than Mr. Stallings’ agreement, are substantially similar except for the term of the agreements, the base salary under such agreements and the deferred payments that are payable to the respective NEO. Mr. Stallings’ employment agreement is described separately below.

Employment Agreements of Messrs. Cockrell, Prince and Hatley. Messrs. Cockrell and Prince entered into their employment agreements in December of 2009 with terms of five years and three years, respectively. Mr. Hatley entered into his employment agreement in March 2010 with a term of three years. These employment agreements provide for the initial base salaries described above. In addition, each of Messrs. Cockrell, Prince and Hatley are entitled, during the period from 2010 to 2013, to certain deferred payments as compensation for long-term incentive awards which such individual forfeited upon leaving his prior employer. The amount of such deferred payments totaled $2,080,377, $434,588 and $383,652 for each of Messrs. Cockrell, Prince and Hatley, respectively. These deferred payments were subject to acceleration upon a Change of Control (as defined below), or upon such NEO’s termination without Cause (as defined below), for Good Reason (as defined below) or due to death or disability. As a result of the Charlesbank Change of Control, these deferred payments were accelerated, resulting in the full amount of such deferred payments being paid to Messrs. Cockrell, Prince and Hatley in 2010. Messrs. Cockrell, Prince and Hatley are also eligible for discretionary bonus awards and long-term incentives which may be made from time to time in the sole discretion of our board of directors. The employment agreements also provide that Messrs. Cockrell, Prince and Hatley are eligible to participate in any employee benefit plans maintained by our general partner and are entitled to reimbursement for certain out-of-pocket expenses. Messrs. Cockrell, Prince and Hatley have agreed not to disclose any confidential information obtained while employed under their respective employment agreement and has agreed to a one year non-solicitation covenant, which in no event will continue past the fifth anniversary of the effective date of the agreement in the case of Messrs. Cockrell and Hatley, or the third anniversary of the effective date of the agreement in the case of Mr. Prince.

Except in the event of termination for Cause (as defined below), termination by the NEO other than for Good Reason (as defined below), termination after the expiration of the term of the NEO’s employment agreement or termination due to death or disability, the employment agreements provide for payment of any unpaid base salary and vested benefits under any incentive plans, a lump sum payment equal to the NEO’s base salary for the lesser of (i) two years or (ii) the remainder of the employment term, and continued participation in our general partner’s welfare benefit programs for the same period of time. Based upon current base salary amounts, the maximum amount of the lump sum severance payment would be $564,000, $331,376 and $370,000 for Messrs. Cockrell, Prince and Hatley, respectively, in addition to continued participation in our general partner’s welfare benefit programs and the amounts of unpaid base salary and benefits under any incentive plans. Upon termination of his employment due to death or disability, the officer and/or his dependents would be entitled to the benefits continuation described above, his unpaid base salary and accelerated payment of the deferred payment amounts described above.

For purposes of the employment agreements of Messrs. Cockrell, Prince and Hatley:

“Cause” means (i) conviction of the officer by a court of competent jurisdiction of any felony or a crime involving moral turpitude; (ii) the officer’s willful and intentional failure or willful intentional refusal to follow reasonable and lawful instructions of our board of directors; (iii) the officer’s material breach or default in the performance of his obligations under the employment agreement; or (iv) the officer’s act of misappropriation, embezzlement, intentional fraud or similar conduct involving our general partner.

“Good Reason” means (i) a material reduction in the officer’s base salary; (ii) a material diminution of the officer’s duties, authority or responsibilities as in effect immediately prior to such diminution; or (iii) the relocation of the officer’s principal work location to a location more than 100 miles from its current location.

“Change of Control” means any of the following events: (i) any person or group other than SemGroup, L.P. or Vitol Inc., or their respective affiliates, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in our partnership or in our general partner; (ii) our partnership’s limited partners approve, in one or a series of transactions, a plan of complete liquidation of our partnership; (iii) the sale or other disposition by either our general partner or our partnership of all or substantially all of the assets of our general partner or our partnership in one or more transactions to any person other than our general partner and its affiliates; or (iv) a transaction resulting in a person other than our general partner or an affiliate of our general partner being our partnership’s general partner. The Charlesbank Change of Control resulted in a change of control under the employment agreement of Messrs. Cockrell, Prince and Hatley.

Employment Agreement of Mr. Stallings. The employment agreement entered into by Mr. Stallings has a term of two years that will automatically be extended for one year periods unless either party gives 90 days advance notice. This employment agreement provides for the initial annual base salary described above. As described above, Mr. Stallings’ base salary was increased in March 2009 in connection with the realignment of our executive officers. In addition, each of the compensated NEOs is eligible for discretionary bonus awards and long-term incentives which may be made from time to time in the sole discretion of our board of directors. The employment agreements also provide that Mr. Stallings is eligible to participate in any employee benefit plans maintained by our general partner and are entitled to reimbursement for certain out-of-pocket expenses.

Pursuant to the employment agreement Mr. Stallings has agreed not to disclose any confidential information obtained by him while employed under the agreement. In addition, his employment agreement contains payment obligations that may be triggered by a termination after a change of control as defined therein.

Under the employment agreement entered into with Mr. Stallings, our general partner may be required to pay certain amounts upon a change of control of us or our general partner or upon the termination of the executive officer in certain circumstances. Except in the event of termination for Cause, termination by Mr. Stallings other than for Good Reason, or termination after the expiration of the term of the employment agreement, the employment agreement provides for payment of any unpaid base salary and vested benefits under any incentive plans, a lump sum payment equal to twelve months of base salary and continued participation in our general partner’s welfare benefit programs for the longer of the remainder of the term of the employment agreement or one year after termination.

If within one year after a change of control occurs, Mr. Stallings is terminated by our general partner without Cause or he terminates the agreement for Good Reason, he will be entitled to payment of any unpaid base salary and vested benefits under any incentive plans, a lump sum payment equal to 24 months of base salary and continued participation in our general partner’s welfare benefit programs for the longer of the remainder of the term of the employment agreement or one year after termination. The Manchester Change of Control, Vitol Change of Control and Charlesbank Change of Control each resulted in a change of control under Mr. Stallings’ employment agreement.

For purposes of the employment agreement with Mr. Stallings:

“Cause” means (i) conviction of the executive officer by a court of competent jurisdiction of any felony or a crime involving moral turpitude; (ii) the executive officer’s willful and intentional failure or willful intentional refusal to follow reasonable and lawful instructions of our board of directors; (iii) the executive officer’s material breach or default in the performance of his obligations under the employment agreement; or (iv) the executive officer’s act of misappropriation, embezzlement, intentional fraud or similar conduct involving our general partner.

“Good Reason” means (i) a material reduction in the executive officer’s base salary; (ii) a material diminution of the executive officer’s duties, authority or responsibilities as in effect immediately prior to such diminution; or (iii) the relocation of such individual’s principal work location to a location more than 50 miles from its current location.

“Change of Control” means any of the following events: (i) any person or group other than SemCorp and its affiliates shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in us or our general partner; (ii) our limited partners approve, in one or a series of transactions, a plan of complete liquidation of us; (iii) the sale or other disposition by either our general partner or us of all or substantially all of the assets of our general partner or us in one or more transactions to any person other than our general partner and its affiliates; or (iv) a transaction resulting in a person other than our general partner or an affiliate of our general partner being the general partner of our partnership.

Potential Payments Upon Change of Control or Termination

Employment Agreements. Each of the employment agreements with our compensated NEOs contain provisions that could result in the payment of amounts to such individuals upon a termination or change of control (as defined in such employment agreements).

As described above, under Mr. Stallings’ employment agreement, he is entitled to certain payments if the employment agreement is terminated in certain circumstances as described above. Upon such an event, Mr. Stallings would be entitled a lump sum payment of $300,000, in addition to continued participation in our general partner’s welfare benefit programs and the amounts of unpaid base salary and benefits under any incentive plans. In addition, as described above, under Mr. Stallings’ employment agreement, if within one year after a Change of Control (as defined above) occurs his employment is terminated by our general partner without Cause or he terminates the agreement for Good Reason, he will be entitled to certain payments as described above. Upon such an event, Mr. Stallings would be entitled to a lump sum payment of $600,000, in addition to continued participation in our general partner’s welfare benefit programs and the amounts of unpaid base salary and benefits under any incentive plans. The Manchester Change of Control, Vitol Change of Control and the Charlesbank Change of Control each resulted in a change of control under Mr. Stallings’ employment agreement.

As described above, pursuant to the employment agreements of Messrs. Cockrell, Prince and Hatley, such officer was entitled to certain deferred payments totaling $2,080,377, $434,588 and $383,652 for each of Messrs. Cockrell, Prince and Hatley, respectively. These deferred payments were subject to acceleration upon, among other items, a Change of Control (as defined above). These deferred payment amounts accelerated upon the Charlesbank Change of Control. As a result of the Charlesbank Change of Control, these deferred payments were accelerated, resulting in the full amount of such deferred payments being paid to Messrs. Cockrell, Prince and Hatley in 2010. In addition, as described above, except in the event of termination for Cause, termination by such officer other than for Good Reason, termination after the expiration of the term of such officer’s employment agreement or termination due to death or disability, each employment agreement provides for payment of any unpaid base salary and vested benefits under any incentive plans, a lump sum payment equal to his base salary for the lesser of (i) two years or (ii) the remainder of the employment term, and continued participation in our general partner’s welfare benefit programs for the same period of time. Based upon current base salary amounts, the maximum amount of the lump sum severance payment would be $564,000, $331,376 and $370,000 for Messrs. Cockrell, Prince and Hatley, respectively, in addition to continued participation in our general partner’s welfare benefit programs and the amounts of unpaid base salary and benefits under any incentive plans. Upon termination of his employment due to death or disability, the officer and/or his dependents would be entitled to the benefits continuation described above, his unpaid base salary and accelerated payment of the deferred payment amounts described above.

LTIP Awards. The restricted and phantom units granted under the Long-Term Incentive Plan will vest automatically upon a change of control (as defined in the Long-Term Incentive Plan) of us or our general partner, subject to any contrary provisions in the award agreement.

Charlesbank Change of Control

As described above, the Charlesbank Change of Control resulted in a change of control under the employment agreements of Messrs. Cockrell, Stallings, Prince and Hatley and certain payments being made to Messrs. Cockrell, Prince and Hatley. If within one year after the Charlesbank Change of Control, the employment of Messrs. Cockrell, Stallings, Prince and Hatley is terminated by our General Partner without Cause or such individual terminates the agreement for Good Reason, such individual will be entitled to the payments outlined above under “—Potential Payments Upon Change of Control or Termination.”

Vitol Change of Control

The Vitol Change of Control also resulted in a change of control under the employment agreement of Mr. Stallings. Mr. Stallings was not entitled to these benefits as he was not terminated by our general partner without Cause nor did he terminate his agreement for Good Reason during the one-year period following the Vitol Change in Control.

In addition, the Vitol Change of Control constituted a change of control under the 2009 Cash Bonus Plan. As such, awards under the 2009 Cash Bonus Plan were determined on a pro-rata basis as of the date of the Vitol Change of Control with the actual earnings before interest, taxes, depreciation and amortization, and restructuring and certain other non-cash charges (“EBITDA”) of us, the crude business and the asphalt business, respectively, being calculated as of the most recently completed month prior to the Vitol Change of Control (the “Change of Control Period”) for which financial statements are available and the target performance measures being adjusted for the Change of Control Period as described in “—2009 Cash Bonus Plan” below. All payments made under the 2009 Cash Bonus Plan are subject to the discretion of the compensation committee. Mr. Stallings was paid $180,000 in connection with the 2009 Cash Bonus Plan and awards that vested in connection with the Vitol Change of Control.

Manchester Change of Control

The Manchester Change of Control constituted a change of control under the Long-Term Incentive Plan, which resulted in the early vesting of all awards under the Long-Term Incentive Plan. As such, the phantom units awarded to Mr. Stallings fully vested upon the Manchester Change of Control.

The Manchester Change of Control also resulted in a change of control under the employment agreement of Mr. Stallings. Mr. Stallings was not entitled to these benefits as he was not terminated by our general partner without Cause nor did he terminate his agreement for Good Reason during the one-year period following the Manchester Change in Control.

Current LTIP

General. Our general partner has adopted the Current LTIP for employees, consultants and directors of our general partner and its affiliates (including SemCorp prior to the Manchester Change of Control) who perform services for us. The summary of the Current LTIP contained herein does not purport to be complete and is qualified in its entirety by reference to the Current LTIP. The Current LTIP provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights and substitute awards. Subject to adjustment for certain events, an aggregate of 1,250,000 common units may be delivered pursuant to awards under the Current LTIP. The Proposed LTIP would increase the number of common units that may be delivered pursuant to the Proposed LTIP to an aggregate of 2,600,000 common units of which 1,527,376 common units would be available for future awards under the Proposed LTIP. Units that are cancelled, forfeited or are withheld to satisfy our general partner’s tax withholding obligations are available for delivery pursuant to other awards. The Current LTIP is administered by the compensation committee of our board of directors. The Current LTIP has been designed to furnish additional compensation to employees, consultants and directors and to align their economic interests with those of common unitholders. In addition, in December 2008 the Current LTIP was amended to provide for the delivery of subordinated units in addition to common units. In March 2011, the Current LTIP was amended to update the change of control provisions for the Charlesbank Change of Control and to reflect changes relating to Section 409A of the Internal Revenue Code.

Unit Awards. The compensation committee may grant unit awards to eligible individuals under the Current LTIP. A unit award is an award of common units or subordinated units that are fully vested upon grant and not subject to forfeiture.

Restricted Units and Phantom Units. A restricted unit is a common unit or subordinated unit that is subject to forfeiture. Upon vesting, the forfeiture restrictions lapse and the recipient holds a common unit or a subordinated unit that is not subject to forfeiture. A phantom unit is a notional unit that entitles the grantee to receive a common unit or subordinated unit upon the vesting of the phantom unit or, in the discretion of the compensation committee, cash equal to the fair market value of a common unit or subordinated unit. The compensation committee may make grants of restricted units and phantom units under the Current LTIP to eligible individuals containing such terms, consistent with the Current LTIP, as the compensation committee may determine, including the period over which restricted units and phantom units granted will vest. The compensation committee may, in its discretion, base vesting on the grantee’s completion of a period of service or upon the achievement of specified financial objectives or other criteria. In addition, the restricted and phantom units will vest automatically upon a change of control (as defined in the Current LTIP) of us or our general partner, subject to any contrary provisions in the award agreement. Each of the Manchester Change of Control, Vitol Change of Control and Charlesbank Change of Control constituted a change of control under the Long-Term Incentive Plan. See “—Manchester Change of Control,” “—Vitol Change of Control” and “—Charlesbank Change of Control” above.

If a grantee’s employment, consulting or membership on our board of directors terminates for any reason, the grantee’s restricted units and phantom units will be automatically forfeited unless, and to the extent, the award agreement or the compensation committee provides otherwise.

Distributions made by us with respect to awards of restricted units may, in the compensation committee’s discretion, be subject to the same vesting requirements as the restricted units. The compensation committee, in its discretion, may also grant tandem distribution equivalent rights with respect to phantom units.

We intend for restricted units and phantom units granted under the Current LTIP to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of the common units. Therefore, participants will not pay any consideration for the common units they receive with respect to these types of awards, and neither we nor our general partner will receive remuneration for the units delivered with respect to these awards.

Unit Options and Unit Appreciation Rights. The Current LTIP also permits the grant of options covering common units, subordinated units and unit appreciation rights. Unit options represent the right to purchase a number of common units or subordinated units at a specified exercise price. Unit appreciation rights represent the right to receive the appreciation in the value of a number of common units or subordinated units over a specified exercise price, either in cash or in common units or subordinated units as determined by the compensation committee. Unit options and unit appreciation rights may be granted to such eligible individuals and with such terms as the compensation committee may determine, consistent with the Current LTIP; however, a unit option or unit appreciation right must have an exercise price equal to the fair market value of a common unit or subordinated unit on the date of grant.

Distribution Equivalent Rights. Distribution equivalent rights are rights to receive all or a portion of the distributions otherwise payable on units during a specified time. Distribution equivalent rights may be granted alone or in combination with another award.

By giving participants the benefit of distributions paid to unitholders generally, grants of distribution equivalent rights provide an incentive for participants to operate our business in a manner that allows our partnership to provide increasing partnership distributions. Typically, distribution equivalent rights will be granted in tandem with a phantom unit, so that the amount of the participant’s compensation is tied to both the market value of our units and the distributions that unitholders receive while the award is outstanding. We believe this aligns the participant’s incentives directly to the measures that drive returns for our unitholders.

Substitute Awards. The compensation committee, in its discretion, may grant substitute or replacement awards to eligible individuals who, in connection with an acquisition made by us, our general partner or an affiliate, have forfeited an equity-based award in their former employer. A substitute award that is an option may have an exercise price less than the value of a common unit or subordinated unit on the date of grant of the award.

Source of Common Units; Cost. Common units to be delivered with respect to awards may be common or subordinated units acquired by our general partner on the open market, common or subordinated units already owned by our general partner, common or subordinated units acquired by our general partner directly from us or any other person or any combination of the foregoing. Our general partner will be entitled to reimbursement by us for the cost incurred in acquiring common and subordinated units. With respect to unit options, our general partner will be entitled to reimbursement by us for the difference between the cost incurred by our general partner in acquiring these units and the proceeds received from an optionee at the time of exercise. Thus, we will bear the cost of the unit options. If we issue new units with respect to these awards, the total number of units outstanding will increase, and our general partner will remit the proceeds it receives from a participant, if any, upon exercise of an award to us. With respect to any awards settled in cash, our general partner will be entitled to reimbursement by us for the amount of the cash settlement.

Amendment or Termination of Long-Term Incentive Plan. Our board of directors, in its discretion, may terminate the Current LTIP at any time with respect to the units for which a grant has not theretofore been made. The Current LTIP will automatically terminate on the earlier of the 10th anniversary of the date it was initially approved by our unitholders or when units are no longer available for delivery pursuant to awards under the Current LTIP. Our board of directors will also have the right to alter or amend the Current LTIP or any part of it from time to time and the compensation committee may amend any award; provided, however, that no change in any outstanding award may be made that would materially impair the rights of the participant without the consent of the affected participant.

Compensation Committee Report

The compensation committee of the board of directors of our general partner has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management of our general partner and, based on that review and discussion, has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

John A. Shapiro, Committee Chair

Steven M. Bradshaw

Duke R. Ligon

The foregoing report shall not be deemed to be incorporated by reference by any general statement or reference to this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Summary Compensation Table

The following table summarizes the compensation of our NEOs for the fiscal years ended 2010, 2009 and 2008.

Name and Position	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)(4) (5)	Total ($)
James C. Dyer, IV	2010	—	—	—	—	—	—	—
Chief Executive Officer	2009	—	—	—	—	—	—	—
	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A

J. Michael Cockrell	2010	282,000	—	—	—	—	2,102,200	2,384,200
President and Chief Operating Officer	2009	21,700	—	—	—	—	—	21,700
	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Alex G. Stallings	2010	300,000	75,000	—	—	—	19,900	394,900
Chief Financial Officer and Secretary	2009	295,000	300,000	—	—	—	13,768	608,768
	2008	275,000	225,000	1,764,351	—	—	420	2,264,771

Michael Prince	2010	165,700	—	—	—	—	444,800	610,800
Vice President—Business Development	2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2008			N/A		N/A	N/A	N/A

Larry Hatley	2010	169,900	—	—	—	—	383,700	548,500
Vice President—Transportation Marketing and Operations	2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2008	N/A	N/A	N/A		N/A	N/A	N/A

(1)	Mr. Dyer was appointed as our General Partner’s Chief Executive Officer in December 2009 and is compensated by Vitol. Mr. Cockrell was appointed as our General Partner’s President and Chief Operating Officer in December 2009. Mr. Stallings served as our General Partner’s Chief Accounting Officer and Secretary prior to March 2009 and has served as our General Partner’s Chief Financial Officer and Secretary since March 2009. Mr. Prince was appointed as our General Partner’s Vice President—Business Development in December 2009. Mr. Hatley was appointed as our Vice President—Transportation and Marketing Operations in March 2010.
(2)	Mr. Stallings’ annual base salary was increased to $300,000 in March 2009.
(3)	Dollar amounts represent the grant date fair value of awards granted in each year with respect to phantom unit grants under the Long-Term Incentive Plan. See Note 12 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010 for assumptions used in calculating these amounts.

(4)	Prior to the Bankruptcy Filings, SemCorp provided certain perquisites to our NEOs. After the Bankruptcy Filings, we provided certain of these perquisites, including country club memberships, car allowances and reimbursement of certain deductibles and co-payments for medical expenses, to our NEOs. Currently, we provide country club memberships, car allowances and reimbursement of certain deductibles and co-payments for medical expenses to our compensated NEOs.
(5)	Other compensation in 2010 includes deferred payments of $2,080,377, $434,588, and $383,652 for Messrs. Cockrell, Prince, and Hatley, respectively, which were accelerated as a result of the Charlesbank Change of Control.

Outstanding Equity Awards at Fiscal Year-End 2010

There was no outstanding equity award made to a NEO as of December 31, 2010.

Director Compensation for Fiscal 2010

Name	Fees Earned or Paid in Cash ($)	Stock Awards(4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Duke R. Ligon	211,000	18,250	—	—	—	—	229,250
Miguel A Loya(1)	—	—	—	—	—	—	—
Javed Ahmed(1) (2)	—	—	—	—	—	—	—
James C. Dyer, IV	—	—	—	—	—	—	—
Christopher G. Brown(1) (2)	—	—	—	—	—	—	—
Steven M. Bradshaw	201,000	18,250	—	—	—	—	219,250
John A. Shapiro	201,000	18,250	—	—	—	—	219,250
Michael R. Eisenson(3)	—	—	—	—	—	—	—
Jon M. Biotti(3)	—	—	—	—	—	—	—

(1)	Affiliated with Vitol.
(2)	Resigned from the Board on November 12, 2010 in connection with the Charlesbank Change of Control.
(3)	Affiliated with Charlesbank.
(4)	These amounts represent the grant date fair value of restricted units awarded under the Long-Term Incentive Plan. The grant date fair value of these awards is computed in accordance with ASC 718 Compensation—Stock Compensation. See Note 12 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010 for assumptions used in calculating these amounts.

Directors who are not officers or employees of any controlling entity or their affiliates receive compensation for attending meetings of the board of directors and committees thereof. Such directors receive (i) $75,000 per year as an annual retainer fee, (ii) $5,000 per year for serving on each committee of our board of directors (except that the chairperson of each committee will receive $10,000 per year for serving as chairperson of such committee), (iii) $10,000 per year if Chairman of the Board, (iv) $2,000 per diem for each board of director or committee meeting attended, (v) 5,000 restricted common units upon becoming a director, vesting in one-third increments over a three-year period, (vi) 2,500 restricted common units on each anniversary of becoming a director, vesting in one-third increments over a three-year period, (vii) reimbursement for out-of-pocket expenses associated with attending board of director or committee meetings and (viii) director and officer liability insurance coverage. In addition, each director is fully indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2010, the compensation committee of our general partner was comprised of Messrs. Ligon, Shapiro (Chairman) and Bradshaw. No member of the compensation committee was an officer or employee of our general partner.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Time, Date and Place

The special meeting will be held on                     , 2011 at             , local time, at                     .

Purpose

At the special meeting, our unitholders will act upon the Partnership Agreement Amendment Proposal and the LTIP Proposal.

Record Date

Our general partner has fixed the close of business on                     , 2011 as the record date for determining which unitholders are entitled to receive notice of and to vote at the special meeting and any adjournments thereof. A list of unitholders of record will be available for inspection by any unitholder during the meeting.

Holders Entitled to Vote

All holders who owned our common units, subordinated units and Preferred Units at the close of business on the record date,                     , 2011, are entitled to receive notice of the special meeting and to vote the common and subordinated units that they held on the record date at the special meeting, or any adjournments of the special meeting, except that holders of our Preferred Units are not entitled to vote on the Partnership Agreement Amendment Proposal.

Each unitholder may cast one vote at the special meeting for each common unit, subordinated unit or Preferred Unit owned at the close of business on the record date. On the record date, there were                      common units, 12,570,504 subordinated units and 21,538,462 Preferred Units outstanding and entitled to be voted at the special meeting.

Vote Required

Under our partnership agreement, the Partnership Agreement Amendment Proposal requires approval by (i) our general partner, (ii) a majority of the outstanding common units (excluding common units owned by our general partner and its affiliates and excluding persons or groups beneficially owning 20% or more of our outstanding common units) and (iii) a majority of the outstanding subordinated units. Holders of our Preferred Units are not entitled to vote on the Partnership Agreement Amendment Proposal.

Based on the number of our common units expected to be outstanding on the record date, approximately                      common units owned by our public unitholders must be voted in favor of the Partnership Agreement Amendment Proposal.

Pursuant to the Global Transaction Agreement, both Vitol and Charlesbank, as the owners of all of our outstanding subordinated units, have agreed to vote all of their subordinated units in favor of the Partnership Agreement Amendment Proposal. As such, we are contractually assured of receiving the approval of the applicable unitholder proposals by holders of a majority of our outstanding subordinated units.

An abstention, a broker non-vote, or the failure to vote at all will have the effect of a negative vote for the purposes of votes required to approve the Partnership Agreement Amendment Proposal.

The LTIP Proposal requires the approval of a majority of the votes cast by our unitholders. Vitol and Charlesbank own approximately 61% of our outstanding limited partner units and have indicated that they will vote for the LTIP Proposal.

Quorum

A majority of our outstanding common units (including common units deemed owned by our general partner), a majority of our outstanding subordinated units and a majority of our outstanding Preferred Units present in person or by proxy at the special meeting will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your units will be counted as present at the special meeting if you:

•	are present and vote in person at the meeting; or

•	have submitted a properly executed proxy card, including a properly executed proxy card without voting instructions.

Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding units in “street name” indicating that the broker or nominee does not have discretionary authority as to certain units to vote on the proposals (a “broker non-vote”), such units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote.

Voting by Proxy

Holders of record can ensure that their units are voted at the special meeting by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-prepaid envelope. Submitting instructions by this method will not affect your right to attend the special meeting and vote. If you hold your units through a broker, bank or other nominee, you should follow the separate voting instructions, if any, provided by the broker, bank or other nominee with this proxy statement.

Voting Via Telephone or the Internet

Voting via telephone or the Internet is fast, convenient and your vote is immediately confirmed and tabulated. If you choose to vote by telephone or the Internet, instructions to do so are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which appears on the proxy card. These procedures, which comply with Delaware law, allow unitholders to appoint a proxy to vote their units and to confirm that their instructions have been properly recorded. If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by                     , New York time, on                     , 2011.

If you own your units in your own name, you can vote via the Internet in accordance with the instructions provided on the enclosed proxy card. If your units are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials to determine if Internet or telephone voting is available. If your bank or broker does make Internet or telephone voting available, please follow the instructions provided on the voting form supplied by your bank or broker.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the special meeting by:

•

giving written notice of your revocation in person at the special meeting or in writing bearing a later date than your proxy, delivered to the Secretary of our partnership prior to the special meeting, Two Warren Place, 6120 South Yale Avenue, Suite 500, Tulsa, Oklahoma 74136;

•

delivering to the Secretary of our partnership, prior to the special meeting, a duly executed subsequent proxy (including a proxy delivered by telephone or the Internet) bearing a later date and indicating a contrary vote; or

•	attending the special meeting and voting in person, although attendance at the special meeting will not by itself constitute a revocation of a proxy.

If your units are held through a broker, bank or other nominee, you should follow the instructions of your broker, bank or nominee regarding the revocation of proxies. If your broker, bank or nominee allows you to submit a proxy by telephone or the Internet, you may be able to change your vote by submitting a proxy again by telephone or the Internet.

Who to Call for Assistance

If you need assistance, including help in changing or revoking your proxy, please contact MacKenzie Partners, Inc., which is acting as a proxy solicitation agent and information agent in connection with the refinancing and related transactions as follows:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

(800) 322-2885

or

(212) 929-5500 (Collect)

Voting at the Special Meeting

Submitting a proxy now will not limit your right to vote at the special meeting if you decide to attend in person. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your units are held in “street name,” which means your units are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of the units authorizing you to vote at the special meeting. Please contact your broker, bank or nominee for specific instructions.

Proxy Solicitation

This proxy statement is being furnished in connection with the solicitation of proxies by our partnership. We will bear the costs of soliciting proxies. These costs include the preparation, assembly and mailing of this proxy statement, the notice of the special meeting of unitholders and the enclosed proxy card, as well as the cost of forwarding these materials to the beneficial owners of our units. The directors, officers and regular employees of our partnership and our general partner may, without compensation other than their regular compensation, solicit proxies by telephone, e-mail, the Internet, facsimile or personal conversation, as well as by mail. We have retained MacKenzie Partners, Inc., a proxy solicitation firm, to assist with the solicitation of proxies for the special meeting for a fee estimated not to exceed $             plus expenses. We may also reimburse brokerage firms, custodians, nominees, fiduciaries and others for expenses incurred in forwarding proxy material to the beneficial owners of our units.

Adjournment

Pursuant to our current partnership agreement, our general partner may designate a person to serve as chairman of the special meeting to adjourn the respective special meeting. Our general partner may adjourn the special meeting (including a further adjournment of an adjourned meeting) to a date within 45 days of the special meeting without further notice other than by an announcement made at the special meeting (or such adjourned meeting) and without setting a new record date. If proxies representing the required unitholder approvals have not been received at the time of the special meeting (or such adjourned meeting), we may choose to adjourn the meeting so that we may solicit additional proxies in favor of the proposals.

The Global Transaction Agreement places conditions upon our ability to adjourn the special meeting. Pursuant to the Global Transaction Agreement and subject to certain exceptions, once the special meeting has been called and noticed, our partnership will not adjourn the meeting past the Termination Date (as defined in the Global Transaction Agreement) without the consent of the purchasers under the Global Transaction Agreement.

No Unitholder Proposals

Your units do not entitle you to make proposals at the special meeting. Under our partnership agreement, only our general partner can make a proposal at the meeting. Our partnership agreement establishes a procedure for calling meetings whereby limited partners owning 20% or more of the outstanding units of the class for which a meeting is proposed may call a meeting. In any case, limited partners are not allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of the business and affairs of the partnership. Doing so would jeopardize the limited partners’ limited liability under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) or the law of any other state in which we are qualified to do business.

Dissenters’ Rights

We were formed as a limited partnership under the laws of the State of Delaware, including the Delaware Act. Under those laws, dissenters’ rights are not available to our unitholders with respect to the matters to be voted on at the special meeting.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Householding of Special Meeting Materials

Some banks, brokers and other nominees may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this notice and proxy statement may have been sent to multiple unitholders in your household. If you would prefer to receive separate copies of a proxy statement either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to MacKenzie Partners, Inc., we will provide a separate copy of the proxy statement. In addition, unitholders sharing an address can request delivery of a single copy of the proxy statement if you are receiving multiple copies upon written or oral request to MacKenzie Partners, Inc. at the address and telephone number stated herein.

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF OUR GENERAL PARTNER

The following table sets forth the beneficial ownership of our units as of June 6, 2011 held by:

•	each person or group of persons who beneficially own 5% or more of the then outstanding common units;

•	all of the directors of our general partner;

•	each named executive officer of our general partner; and

•	all current directors and executive officers of our general partner as a group.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable. Percentage of total common, subordinated and Preferred Units beneficially owned is based on 21,890,224 common units, 12,570,504 subordinated units and 21,538,462 Preferred Units outstanding as of June 6, 2011.

Name of Beneficial Owner(1)	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned	Subordinated Units Beneficially Owned	Percentage of Subordinated Units Beneficially Owned	Preferred Units Beneficially Owned	Percentage of Preferred Units Beneficially Owned	Percentage of Total Common, Subordinated and Preferred Units Beneficially Owned
Blueknight Energy Holding, Inc.(2)	—	—	6,285,252	50%	10,769,231	50%	30.5%
CB-Blueknight, LLC(3)	—	—	6,285,252	50%	10,769,231	50%	30.5%
J. Michael Cockrell	—	—	—	—	—	—	—
Alex G. Stallings(4)	91,037	*	—	—	—	—	*
Mike Prince	—	—	—	—	—	—	—
Larry Hatley	—	—	—	—	—	—	—
Duke R. Ligon(5)	7,500	*	—	—	—	—	*
Steven M. Bradshaw(5)	6,000	*	—	—	—	—	*
John A. Shapiro(5)	5,000	*	—	—	—	—	*
Miguel A. (“Mike”) Loya(2) (6)	—	—	—	—	—	—	—
James C. Dyer, IV(2) (6)	—	—	—	—	—	—	—
Michael R. Eisenson(3) (7)	—	—	—	—	—	—	—
Jon M. Biotti(3) (7)	—	—	—	—	—	—	—
MSD Capital, L.P.(8)	3,576,944	16.3%	—	—	—	—	6.4%
Swank Capital, LLC(9)	3,516,315	16.1%	—	—	—	—	6.2%
Neuberger Berman Group LLC(10)	2,697,974	12.3%	—	—	—	—	4.8%
Solus Alternative Asset Management LP(11)	1,570,000	7.2%	—	—	—	—	2.8%
All current executive officers and directors as a group (14 persons)	154,810	*	—	—	—	—	*

*	Less than 1%
(1)	Unless otherwise indicated, the address for all beneficial owners in this table is Two Warren Place, 6120 South Yale Avenue, Suite 500, Tulsa, Oklahoma 74136.
(2)	Blueknight Energy Holding, Inc. is a subsidiary of Vitol. The address for Vitol is 1100 Louisiana Street, Suite 5500, Houston, Texas 77002. Blueknight Energy Holding, Inc. owns 50% of Blueknight GP Holdings, LLC, which owns the membership interests in our general partner.

(3)	CB-Blueknight, LLC is a subsidiary of Charlesbank. The address for Charlesbank is 200 Clarendon Street, 54th Floor, Boston, Massachusetts. CB-Blueknight, LLC owns 50% of Blueknight GP Holdings, LLC, which owns the membership interests in our general partner.
(4)	Substantially all the common units owned by Mr. Stallings are pledged as collateral to a bank.
(5)	Does not include unvested restricted units granted under the Long-Term Incentive Plan, none of which will vest within 60 days of the date hereof.
(6)	Messrs. Loya and Dyer are affiliated with Vitol.
(7)	Messrs. Eisenson and Biotti are affiliated with Charlesbank.
(8)	Based on a Schedule 13D/A, filed April 29, 2011 by MSD Capital, L.P. with the SEC. The filing is made jointly with MSD Torchlight, L.P. The filers report that they have shared voting power with respect to the 3,576,944 common units and that their address is 645 Fifth Avenue, 21st Floor, New York, New York 10022.
(9)	Based on a Schedule 13D/A, filed April 28, 2011 by Swank Capital, LLC with the SEC. The filing is made jointly with Cushing MLP Asset Management, LP and Jerry V. Swank. The filers report that they have shared voting power with respect to the 3,516,315 common units and that their address is 8117 Preston Road, Suite 440, Dallas, TX 75225.
(10)	Based on a Schedule 13G/A, filed February 14, 2011 by Neuberger Berman Group LLC with the SEC. The filing is made jointly with Neuberger Berman, LLC. The filers report that they have shared voting power with respect to 2,240,864 common units and shared dispositive power with respect to 2,697,974 common units. Their address as reported in such Schedule 13G/A is 605 Third Avenue, New York, New York 10158.
(11)	Based on a Schedule 13D/A, filed April 29, 2011 by Solus Alternative Asset Management LP with the SEC. The filing is made jointly with Solus GP LLC and Christopher Pucillo. The filers report that they each have shared voting power with respect to the 1,570,000 common units and that their address is 430 Park Avenue, 9th Floor, New York, NY 10022.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about us. We will make these materials available for inspection and copying by any of our unitholders, or a representative of any unitholder who is so designated in writing, at its executive offices during regular business hours.

We also make available on our website (http://www.bkep.com) under “Investor Relations” the annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports that we file. Unless explicitly stated otherwise herein, the information on our website is not incorporated by reference into this proxy statement.

Our unitholders may read and copy any reports, statements or other information that we file at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at: http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we may disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we file later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. In addition to such documents specifically incorporated by reference in this proxy statement, we incorporate by reference in this proxy statement each document that we file under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, after the date of the initial filing of this proxy statement and before the special meeting, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•	our Current Reports on Form 8-K filed with the SEC on January 18, 2011, April 5, 2011, May 6, 2011 and May 13, 2011; and

•

the description of our common units contained in our Registration Statement on Form 8-A filed on May 10, 2011, and including any other amendments or reports filed for the purpose of updating such description.

Our independent registered public accountants are not expected to be present at the special meeting.

We will provide a copy of any document incorporated by reference in this proxy statement and any exhibit specifically incorporated by reference in those documents, without charge, by written or oral request directed to our partnership at the following address and telephone number:

Blueknight Energy Partners, L.P.

Two Warren Place

6120 South Yale Avenue, Suite 500

Tulsa, Oklahoma 74136

(918) 237-4000

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date regardless of the time of delivery of this proxy statement.

The provisions of the Amended and Restated Partnership Agreement and the Proposed LTIP are extensive and not easily summarized. You should carefully read the Amended and Restated Partnership Agreement and the Proposed LTIP attached to this proxy statement.

You should rely only on the information contained or incorporated by reference in this proxy statement to vote your units at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated                     , 2011. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. The mailing of the proxy statement shall not create any implication to the contrary.

FORWARD-LOOKING STATEMENTS

This proxy statement, including information included or incorporated by reference in this proxy statement, contains certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, intentions, future performance and business and other statements that are not historical facts, as well as certain information relating to the refinancing and related transactions, including, without limitation:

•	statements relating to the benefits of the refinancing and related transactions;

•

the financial forecasts described under “Proposal One: The Partnership Agreement Amendment Proposal—Special Factors—Financial Forecasts Provided to Baird” and statements relating to the financial results of our partnership following the refinancing and related transactions or in the event that the refinancing and related transactions are not completed; and

•

statements preceded by, followed by or that include the words “believes,” “anticipates,” “plans,” “predicts,” “expects,” “envisions,” “hopes,” “estimates,” “intends,” “will,” “continue,” “may,” “potential,” “should,” “confident,” “could” or similar expressions.

These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the assumptions, uncertainties and risks discussed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2010, as well as the following:

•	the risks associated with the completion of the refinancing and related transactions;

•	the negative impact of decreased volumes and revenues on our ability to make distributions to our unitholders;

•	the lawsuits in which we have been named as a party and the fact that we may be named in additional litigation in the future;

•	substantial costs relating to SemCorp’s filing voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code;

•	our ability to obtain funding or obtain funding on acceptable terms due to the deterioration of the credit and capital markets;

•	our debt levels under our credit agreement;

•	our ability to pursue acquisitions and other business opportunities if we borrow funds to make any permitted quarterly distributions;

•	we are not fully insured against all risks incident to our business;

•	our dependence on certain key customers for a portion of our revenues;

•	our dependence on demand for crude oil and/or finished asphalt products in the areas served by our storage facilities and pipelines;

•	our dependence on the production of crude oil from the oil fields served by our pipelines;

•	our dependence on the production of liquid asphalt;

•	some of our pipeline systems are dependent upon their interconnections with other crude oil pipelines to reach end markets;

•	our exposure to costs associated with delays in the construction of new assets;

•	our exposure to the credit risk of our third-party customers in the ordinary course of our gathering activities;

•	our operations are subject to environmental and worker safety laws and regulations that may expose us to significant costs and liabilities; and

•	our business involves many hazards and operational risks, including adverse weather conditions.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports we have filed with the SEC. Please read “Where You Can Find More Information” beginning on page 136.

Forward-looking statements speak only as of the date of this proxy statement or the date of any document incorporated by reference in this proxy statement. All subsequent written and oral forward-looking statements concerning the refinancing and related transactions or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

ANNEX A

FORM OF FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

BLUEKNIGHT ENERGY PARTNERS, L.P.

ARTICLE I

DEFINITIONS

Section 1.1	Definitions	A-2
Section 1.2	Construction	~~28~~ A-22

ARTICLE II

ORGANIZATION

Section 2.1	Formation	~~29~~ A-23
Section 2.2	Name	~~29~~ A-23
Section 2.3	Registered Office; Registered Agent; Principal Office; Other Offices	~~29~~ A-23
Section 2.4	Purpose and Business	~~30~~ A-23
Section 2.5	Powers	~~30~~ A-24
Section 2.6	Power of Attorney	~~30~~ A-24
Section 2.7	Term	~~32~~ A-25
Section 2.8	Title to Partnership Assets	~~32~~ A-25

ARTICLE III

RIGHTS OF LIMITED PARTNERS

Section 3.1	Limitation of Liability	~~33~~ A-25
Section 3.2	Management of Business	~~33~~ A-25
Section 3.3	Outside Activities of the Limited Partners	~~33~~ A-26
Section 3.4	Rights of Limited Partners	~~33~~ A-26

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

Section 4.1	Certificates	~~34~~ A-27
Section 4.2	Mutilated, Destroyed, Lost or Stolen Certificates	~~35~~ A-27
Section 4.3	Record Holders	~~36~~ A-28
Section 4.4	Transfer Generally	~~37~~ A-28
Section 4.5	Registration and Transfer of Limited Partner Interests	~~37~~ A-29
Section 4.6	Transfer of the General Partner’s General Partner Interest	~~38~~ A-29
Section 4.7	Transfer of Incentive Distribution Rights	~~39~~ A-30
Section 4.8	Restrictions on Transfers	~~39~~ A-30
Section 4.9	Citizenship Certificates; Non-citizen Assignees	~~41~~ A-31
Section 4.10	Redemption of Partnership Interests of Non-citizen Assignees	~~42~~ A-32
Section 4.11	Taxation Certifications; Ineligible Assignees	~~43~~ A-33
Section 4.12	Redemption of Partnership Interests of Ineligible Assignees	~~44~~ A-34

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1	~~Organizational Contributions.~~	~~45~~
	Cancellation of Subordinated Units.	A-35
Section 5.2	General Partner Interest ; Additional Contributions by the General Partner	~~46~~ A-35
Section 5.3	~~Contributions by Initial Limited Partners.~~	~~47~~
	[RESERVED].	A-36

Annex A-i

Section 5.4	Interest and Withdrawal	~~47~~ A-36
Section 5.5	Capital Accounts	~~48~~ A-36
Section 5.6	Issuances of Additional Partnership Securities	~~52~~ A-39
Section 5.7	~~Conversion of Subordinated Units.~~	~~53~~
	Limitation on Issuance of Additional Senior Securities.	A-40
Section 5.8	Limited Preemptive Right	~~54~~ A-42
Section 5.9	Splits and Combinations	~~54~~ A-42
Section 5.10	Fully Paid and Non-Assessable Nature of Limited Partner Interests	~~55~~ A-43
Section 5.11	Issuance of Class B Units in Connection with Reset of Incentive Distribution Rights	~~55~~ A-43
Section 5.12	Establishment of Series A Preferred Units	~~57~~ A-44

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

Section 6.1	Allocations for Capital Account Purposes	~~62~~ A-47
Section 6.2	Allocations for Tax Purposes	~~73~~ A-54
Section 6.3	Requirement and Characterization of Distributions;; Distributions to Record Holders	~~76~~ A-56
Section 6.4	Distributions of Available Cash from Operating Surplus	~~76~~ A-57
Section 6.5	Distributions of Available Cash from Capital Surplus	~~80~~ A-59
Section 6.6	Adjustment of Minimum Quarterly Distribution and Target Distribution Levels	~~80~~ A-59
Section 6.7	Special Provisions Relating to the Holders of ~~Subordinated Units and~~ Class B Units	~~81~~ A-59
Section 6.8	Special Provisions Relating to the Holders of Incentive Distribution Rights	~~82~~ A-60
Section 6.9	Entity-Level Taxation	~~82~~ A-60

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1	Management	~~83~~ A-61
Section 7.2	Certificate of Limited Partnership	~~85~~ A-63
Section 7.3	Restrictions on the General Partner’s Authority	~~86~~ A-63
Section 7.4	Reimbursement of the General Partner	~~86~~ A-63
Section 7.5	Outside Activities	~~87~~ A-64
Section 7.6	Loans from the General Partner; Loans or Contributions from the Partnership or Group Members	~~88~~ A-65
Section 7.7	Indemnification	~~89~~ A-65
Section 7.8	Liability of Indemnitees	~~91~~ A-66
Section 7.9	Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties	~~91~~ A-67
Section 7.10	Other Matters Concerning the General Partner	~~93~~ A-68
Section 7.11	Purchase or Sale of Partnership Securities	~~94~~ A-69
Section 7.12	Registration Rights of the General Partner and its Affiliates	~~94~~ A-69
Section 7.13	Reliance by Third Parties	~~98~~ A-71

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1	Records and Accounting	~~98~~ A-72
Section 8.2	Fiscal Year	~~99~~ A-72
Section 8.3	Reports	~~99~~ A-72

Annex A-ii

ARTICLE IX

TAX MATTERS

Section 9.1	Tax Returns and Information	~~99~~ A-73
Section 9.2	Tax Elections	~~99~~ A-73
Section 9.3	Tax Controversies	~~100~~ A-73
Section 9.4	Withholding	~~100~~ A-73

ARTICLE X

ADMISSION OF PARTNERS

Section 10.1	Admission of Limited Partners	~~100~~ A-74
Section 10.2	Admission of Successor General Partner	~~101~~ A-74
Section 10.3	Amendment of Agreement and Certificate of Limited Partnership	~~102~~ A-75

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1	Withdrawal of the General Partner	~~102~~ A-75
Section 11.2	Removal of the General Partner	~~104~~ A-76
Section 11.3	Interest of Departing General Partner and Successor General Partner	~~104~~ A-76
Section 11.4	~~Termination of Subordination Period, Conversion of Subordinated Units and Extinguishment of Cumulative Common Unit Arrearages.~~	~~106~~
~~Section 11.5~~	Withdrawal of Limited Partners	~~106~~ A-78

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1	Dissolution	~~107~~ A-78
Section 12.2	Continuation of the Business of the Partnership After Dissolution	~~107~~ A-78
Section 12.3	Liquidator	~~108~~ A-79
Section 12.4	Liquidation	~~109~~ A-79
Section 12.5	Cancellation of Certificate of Limited Partnership	~~110~~ A-80
Section 12.6	Return of Contributions	~~110~~ A-81
Section 12.7	Waiver of Partition	~~110~~ A-81
Section 12.8	Capital Account Restoration	~~110~~ A-81

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1	Amendments to be Adopted Solely by the General Partner	~~111~~ A-81
Section 13.2	Amendment Procedures	~~112~~ A-82
Section 13.3	Amendment Requirements	~~113~~ A-82
Section 13.4	Special Meetings	~~114~~ A-83
Section 13.5	Notice of a Meeting	~~114~~ A-83
Section 13.6	Record Date	~~114~~ A-84
Section 13.7	Adjournment	~~115~~ A-84
Section 13.8	Waiver of Notice; Approval of Meeting	~~115~~ A-84
Section 13.9	Quorum and Voting	~~115~~ A-84
Section 13.10	Conduct of a Meeting	~~116~~ A-85
Section 13.11	Action Without a Meeting	~~116~~ A-85
Section 13.12	Right to Vote and Related Matters	~~117~~ A-85

Annex A-iii

ARTICLE XIV

MERGER, CONSOLIDATION OR CONVERSION

Section 14.1	Authority	~~117~~ A-86
Section 14.2	Procedure for Merger, Consolidation or Conversion	~~117~~ A-86
Section 14.3	Approval by Limited Partners	~~120~~ A-87
Section 14.4	Certificate of Merger or Articles of Conversion	~~121~~ A-88
Section 14.5	Effect of Merger, Consolidation or Conversion	~~121~~ A-88

ARTICLE XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 15.1	Right to Acquire Limited Partner Interests	~~122~~ A-89

ARTICLE XVI

GENERAL PROVISIONS

Section 16.1	Addresses and Notices; Written Communications	~~124~~ A-91
Section 16.2	Further Action	~~125~~ A-91
Section 16.3	Binding Effect	~~125~~ A-91
Section 16.4	Integration	~~125~~ A-91
Section 16.5	Creditors	~~125~~ A-91
Section 16.6	Waiver.	~~126~~ A-92
Section 16.7	Third-Party Beneficiaries	~~126~~ A-92
Section 16.8	Counterparts	~~126~~ A-92
Section 16.9	Applicable Law	~~126~~ A-92
Section 16.10	Invalidity of Provisions	~~126~~ A-92
Section 16.11	Consent of Partners	~~126~~ A-92
Section 16.12	Facsimile Signatures	~~126~~ A-92

Annex A-iv

~~THIRD~~FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF BLUEKNIGHT ENERGY PARTNERS, L.P.

THIS ~~THIRD~~FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF BLUEKNIGHT ENERGY PARTNERS, L.P. dated as of ~~October 25, 2010,~~            , 2011, is entered into by and between Blueknight Energy Partners G.P., L.L.C., a Delaware limited liability company, as the General Partner, and the other Persons who are or who become Partners in the Partnership or parties hereto as provided herein.

RECITALS

WHEREAS, the Partnership was formed on February 22, 2007 by filing of the Certificate of Limited Partnership with the Delaware Secretary of State;

WHEREAS, the General Partner and the other parties thereto entered into the First Amended and Restated Agreement of Limited Partnership of the Partnership on July 20, 2007 (the “Original Agreement”);

WHEREAS, pursuant to Section 13.1(d) of the Original Agreement, the General Partner executed Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of the Partnership on April 14, 2008, to be effective as of July 20, 2007 ~~(the “First Amendment”)~~;

WHEREAS, pursuant to Section 13.1(d) of the Original Agreement, the General Partner executed Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of the Partnership on June 25, 2008 ~~(the “Second Amendment”)~~;

WHEREAS, the General Partner and the other parties thereto entered into the Second Amended and Restated Agreement of Limited Partnership of the Partnership on December 1, 2009 (the “Second Amended and Restated Agreement”);

WHEREAS, ~~Section 5.6 of the Second~~the General Partner and the other parties thereto entered into the Third Amended and Restated Agreement ~~provides that the General Partner, without the approval of any Limited Partners, may issue additional Partnership Securities, or classes or series thereof, for any Partnership purpose at any time and from time to time, and may issue such Partnership Securities for such consideration and on such terms and conditions as shall be determined by the General Partner.~~of Limited Partnership of the Partnership on October 25, 2010 (the “Third Amended and Restated Agreement”);

~~WHEREAS, Section 13.1(g) of the Second Amended and Restated Agreement provides that the General Partner, without the approval of any Partner, may amend any provision of the Agreement necessary or appropriate in connection with the authorization or issuance of any class or series of Partnership Securities pursuant to Section 5.6 of the Agreement.~~

WHEREAS, in accordance with Sections 13.2 and 13.3 of the Third Amended and Restated Agreement, the General Partner has proposed and a Unit Majority has approved certain amendments to the Third Amended and Restated Agreement; and

WHEREAS, the General Partner deems it in the best interest of the Partnership to ~~effect~~enter into this ~~Third~~Fourth Amended and Restated Agreement of Limited Partnership of the Partnership in order to ~~provide for the issuance of~~effect the amendments approved by the Unit Majority and in order to effect certain amendments to the terms of the Series A Preferred Units ~~to certain persons pursuant to that certain Global Transaction Agreement, dated as of October 25, 2010 by and among the Partnership, the General Partner and the Purchasers set forth on Schedule I thereto~~.

Annex A-1

NOW THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the ~~Second~~Third Amended and Restated Agreement (as amended prior to the date hereto) is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Acquisition” means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing the long-term operating capacity or revenues of the Partnership Group from the operating capacity or revenues of the Partnership Group existing immediately prior to such transaction.

“Additional Book Basis” means the portion of any remaining Carrying Value of an Adjusted Property that is attributable to positive adjustments made to such Carrying Value as a result of Book-Up Events. For purposes of determining the extent that Carrying Value constitutes Additional Book Basis:

(a) Any negative adjustment made to the Carrying Value of an Adjusted Property as a result of either a Book-Down Event or a Book-Up Event shall first be deemed to offset or decrease that portion of the Carrying Value of such Adjusted Property that is attributable to any prior positive adjustments made thereto pursuant to a Book-Up Event or Book-Down Event.

(b) If Carrying Value that constitutes Additional Book Basis is reduced as a result of a Book-Down Event and the Carrying Value of other property is increased as a result of such Book-Down Event, an allocable portion of any such increase in Carrying Value shall be treated as Additional Book Basis; provided, that the amount treated as Additional Book Basis pursuant hereto as a result of such Book-Down Event shall not exceed the amount by which the Aggregate Remaining Net Positive Adjustments after such Book-Down Event exceeds the remaining Additional Book Basis attributable to all of the Partnership’s Adjusted Property after such Book-Down Event (determined without regard to the application of this clause (b) to such Book-Down Event).

“Additional Book Basis Derivative Items” means any Book Basis Derivative Items that are computed with reference to Additional Book Basis. To the extent that the Additional Book Basis attributable to all of the Partnership’s Adjusted Property as of the beginning of any taxable period exceeds the Aggregate Remaining Net Positive Adjustments as of the beginning of such period (the “Excess Additional Book Basis”), the Additional Book Basis Derivative Items for such period shall be reduced by the amount that bears the same ratio to the amount of Additional Book Basis Derivative Items determined without regard to this sentence as the Excess Additional Book Basis bears to the Additional Book Basis as of the beginning of such period.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to

Annex A-2

be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or 6.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Partner in respect of a General Partner Unit, a Common Unit, a Series A Preferred Unit, ~~a Subordinated Unit,~~ a Class B Unit or an Incentive Distribution Right or any other Partnership Interest shall be the amount that such Adjusted Capital Account would be if such General Partner Unit, Common Unit, Series A Preferred Unit, ~~Subordinated Unit,~~ Class B Unit, Incentive Distribution Right or other Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such General Partner Unit, Common Unit, Class B Unit, Series A Preferred Unit, ~~Subordinated Unit,~~ Incentive Distribution Right or other Partnership Interest was first issued.

“Adjusted Operating Surplus” means, with respect to any period, Operating Surplus generated with respect to such period (a) less (i) any net increase in Working Capital Borrowings with respect to such period and (ii) any net decrease in cash reserves for Operating Expenditures with respect to such period not relating to an Operating Expenditure made with respect to such period, and (b) plus (i) any net decrease in Working Capital Borrowings with respect to such period and (ii) any net increase in cash reserves for Operating Expenditures with respect to such period required by any debt instrument for the repayment of principal, interest or premium. Adjusted Operating Surplus does not include that portion of Operating Surplus included in clause (a)(i) of the definition of Operating Surplus.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Quantity of Class B Units” has the meaning assigned to such term in Section 5.11(a).

“Aggregate Remaining Net Positive Adjustments” means, as of the end of any taxable period, the sum of the Remaining Net Positive Adjustments of all the Partners.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).

“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner. The General Partner shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Agreement” means this ~~Third~~Fourth Amended and Restated Agreement of Limited Partnership of Blueknight Energy Partners, L.P., as it may be amended, supplemented or restated from time to time.

“As-Converted Distribution Amount” means, with respect to any Quarter, the product of (a) the number of Common Units that a Series A Preferred Unit would be convertible into pursuant to Section 5.12(c)(i) as of the date of determination and (b) the actual distribution made to a Common Unit for such Quarter under Section 6.4.

Annex A-3

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:

(a) the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter, and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter, less

(b) the amount of any cash reserves established by the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions under Section 6.4 or 6.5 in respect of any one or more of the next four Quarters; provided, however, that the General Partner may not establish cash reserves pursuant to clause (iii) above if the effect of such reserves would be that the Partnership is unable to distribute the Minimum Quarterly Distribution on all Common Units, ~~plus any Cumulative Common Unit Arrearage on all Common Units,~~ with respect to such Quarter; and, provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Board of Directors” means the board of directors or managers of a corporation or limited liability company or the board of directors or board of managers of the general partner of a limited partnership, as applicable.

“Book Basis Derivative Items” means any item of income, deduction, gain or loss included in the determination of Net Income or Net Loss that is computed with reference to the Carrying Value of an Adjusted Property (e.g., depreciation, depletion, or gain or loss with respect to an Adjusted Property).

“Book-Down Event” means an event that triggers a negative adjustment to the Capital Accounts of the Partners pursuant to Section 5.5(d).

“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Book-Up Event” means an event that triggers a positive adjustment to the Capital Accounts of the Partners pursuant to Section 5.5(d).

Annex A-4

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Oklahoma shall not be regarded as a Business Day.

“Capital Account” means the capital account maintained for a Partner pursuant to Section 5.5. The “Capital Account” of a Partner in respect of a General Partner Unit, a Common Unit, a Series A Preferred Unit, ~~a Subordinated Unit,~~ a Class B Unit, an Incentive Distribution Right or any Partnership Interest shall be the amount that such Capital Account would be if such General Partner Unit, Common Unit, Series A Preferred Unit, ~~Subordinated Unit,~~ Class B Unit, Incentive Distribution Right or other Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such General Partner Unit, Common Unit, Series A Preferred Unit, Class B Unit, ~~Subordinated Unit,~~ Incentive Distribution Right or other Partnership Interest was first issued.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership.

“Capital Improvement” means any (a) addition or improvement to the capital assets owned by any Group Member, (b) acquisition of existing, or the construction of new, capital assets (including pipelines, terminals, tankage, tanker trucks, docks, truck racks and other storage, distribution or transportation facilities and related or similar midstream assets or other assets that produce “qualifying income” as defined by Section 7704 of the Code) or (c) capital contributions by a Group Member to a Person in which a Group Member has an equity interest to fund such Group Member’s pro rata share of the cost of the acquisition of existing, or the construction of new, capital assets (including pipelines, terminals, tankage, tanker trucks, docks, truck racks and other storage, distribution or transportation facilities and related or similar midstream assets or other assets that produce “qualifying income” as defined by Section 7704 of the Code) by such Person, in each case if such addition, improvement, acquisition or construction is made to increase the long-term operating capacity or revenues of the Partnership Group, in the case of clauses (a) and (b), or such Person, in the case of clause (c), from the operating capacity or revenues of the Partnership Group or such Person, as the case may be, existing immediately prior to such addition, improvement, acquisition or construction.

“Capital Surplus” has the meaning assigned to such term in Section 6.3(a).

“Carrying Value” initially means (a) with respect to a Contributed Property, the Agreed Value of such property as of the time of Contribution, and (b) with respect to any other Partnership property, the initial adjusted tax basis of such property for federal income tax purposes as of the time of its acquisition by the Partnership. The initial Carrying Value of any property shall thereafter be (i) reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners’ Capital Accounts in respect of such property and (ii) adjusted from time to time in accordance with Sections 5.5(d)(i) and 5.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud or willful misconduct in its capacity as a general partner of the Partnership.

“Certificate” means (a) a certificate (i) substantially in the form of Exhibit A to this Agreement, (ii) issued in global form in accordance with the rules and regulations of the Depositary or (iii) in such other form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more Common Units or (b) a certificate, in such form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

Annex A-5

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the General Partner by which a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

“claim” (as used in Section 7.12(d)) has the meaning assigned to such term in Section 7.12(d).

“Class Action Litigation Resolution” means final disposition of all pending claims (including indemnity obligations related thereto) and any appeals with respect to the consolidated litigation titled In Re: SemGroup Energy Partners, L.P. Securities Litigation, Case No. 08-CV-425-GKF-PJC.

“Class B Units” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Class B Units in this Agreement.

“Closing Date” means the first date on which Common Units are sold by SemGroup Holdings to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Closing Price” has the meaning assigned to such term in Section 15.1(a).

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Combined Interest” has the meaning assigned to such term in Section 11.3(a).

“Commences Commercial Service” means the date upon which a Capital Improvement is first put into commercial service following construction and testing.

“Commission” means the United States Securities and Exchange Commission.

“Commodity Hedge Contract” means any commodity exchange, swap, forward, cap, floor, collar or other similar agreement or arrangement entered into for the purpose of hedging the Partnership Group’s exposure to fluctuations in the price of hydrocarbons.

“Common Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Common Units in this Agreement. The term “Common Unit” does not include a Series A Preferred Unit~~, Subordinated Unit~~ or Class B Unit prior to its conversion into a Common Unit pursuant to the terms hereof

~~“Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, as to any Quarter within the Subordination Period, the excess, if any, of (a) the Minimum Quarterly Distribution with respect to a Common Unit in respect of such Quarter over (b) the sum of all Available Cash distributed with respect to a Common Unit in respect of such Quarter pursuant to Section 6.4(a)(iii)~~.

“Conflicts Committee” means a committee of the Board of Directors of the General Partner composed entirely of two or more directors, each of whom (a) is not a security holder, officer or employee of the General Partner, (b) is not an officer, director or employee of any Affiliate of the General Partner, (c) is not a holder of any ownership interest in the Partnership Group other than Common Units and (d) meets the independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed or admitted to trading.

Annex A-6

“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

~~“Contribution Agreement” means that certain Closing Contribution, Conveyance, Assignment and Assumption Agreement, dated as of July 20, 2007, among SemGroup Holdings, the General Partner, the Partnership, the Operating Company and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder, as such may be amended, supplemented or restated from time to time.~~

“Conversion Effective Time” has the meaning assigned to such term in Section 5.12(c)(iii).

“Conversion Units” means Common Units issued upon conversion of Series A Preferred Units pursuant to Section 5.12(c).

“Converted Common Units” has the meaning assigned to such term in Section 6.1(d)(x)~~(B)~~.

“Convertible Debentures” has the meaning assigned to such term in the Global Transaction Agreement.

“Converting Unitholder” means a Person entitled to receive Common Units upon conversion of Series A Preferred Units.

~~“Cumulative Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, and as of the end of any Quarter, the excess, if any, of (a) the sum resulting from adding together the Common Unit Arrearage as to an Initial Common Unit for each of the Quarters within the Subordination Period ending on or before the last day of such Quarter over (b) the sum of any distributions theretofore made pursuant to Section 6.4(a)(iv) and the second sentence of Section 6.5 with respect to an Initial Common Unit (including any distributions to be made in respect of the last of such Quarters).~~

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(xi).

“Current Market Price” has the meaning assigned to such term in Section 15.1(a).

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing General Partner” means a former general partner from and after the effective date of any withdrawal or removal of such former general partner pursuant to Section 11.1 or Section 11.2.

“Depositary” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Disposed of Adjusted Property” has the meaning assigned to such term in Section 6.1(d)(xii)(B).

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Eight Quarter Period” means the eight-Quarter period ended                     , 2013.1

[1]	To be the end of the eight-Quarter period beginning with the Quarter in which the Unitholder Meeting occurs.

Annex A-7

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner the General Partner determines does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

“Eligible Holder” means a Person either (a) subject to United States federal income taxation on the income generated by the Partnership or (b) in the case of entities that are pass through entities for United States federal income taxation, all of whose beneficial owners are subject to United States federal income taxation on the income generated by the Partnership.

“Estimated Incremental Quarterly Tax Amount” has the meaning assigned to such term in Section 6.9.

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“Expansion Capital Expenditures” means cash expenditures for Acquisitions or Capital Improvements, and shall not include Maintenance Capital Expenditures. Expansion Capital Expenditures shall include interest (and related fees) on debt incurred to finance the construction or development of a Capital Improvement and paid during the period beginning on the date that the Partnership enters into a binding commitment to commence construction or development of a Capital Improvement and ending on the earlier to occur of the date that such Capital Improvement Commences Commercial Service and the date that such Capital Improvement is abandoned or disposed of. Debt incurred to fund such construction period interest payments (including periodic net payments under related interest rate swap agreements) paid during such period shall also be deemed to be debt incurred to finance the construction or development of a Capital Improvement.

“FERC” means the Federal Energy Regulatory Commission.

“FERC Notice” means the giving of notice by the Partnership to the Limited Partners in the manner specified in Section 16.1 that the Partnership is implementing procedures pursuant to this Agreement to require a Limited Partner or a transferee of a Limited Partner Interest to certify that such Person is a Eligible Holder.

~~“Final Subordinated Units” has the meaning assigned to such term in Section 6.1(d)(x).~~

~~“First Amendment” has the meaning assigned to such term in the Recitals.~~

“First Liquidation Target Amount” has the meaning assigned to such term in Section 6.1(c)(i)(~~F~~E).

“First Target Distribution” means ~~$0.3594 per Unit per Quarter (or, with respect to the period commencing on the Closing Date and ending on September 30, 2007, it means the product of $0.3594 multiplied by a fraction of which the numerator is the number of days in such period, and of which the denominator is 92)~~$0.1265 per Unit per Quarter, subject to adjustment in accordance with Sections 5.11, 6.6 and 6.9. For purposes of calculating distributions under clauses (E) and (F) of Section 6.1(c)(i), the amount specified in the preceding sentence shall be deemed to have been the First Target Distribution amount that has applied for each Quarter of the Partnership’s existence.

“Fully Diluted Basis” means, when calculating the number of Outstanding Units for any period, a basis that includes, in addition to the Outstanding Units, all Partnership Securities and options, rights, warrants and appreciation rights relating to an equity interest in the Partnership (a) that are convertible into or exercisable or exchangeable for Units that are senior to or pari passu with the ~~Subordinated~~Common Units, (b) whose conversion, exercise or exchange price is less than the Current Market Price on the date of such calculation, (c) that may be converted into or exercised or exchanged for such Units prior to or during the Quarter immediately following the end of the period for which the calculation is being made without the satisfaction of any contingency beyond the control of the holder other than the payment of consideration and the compliance

Annex A-8

with administrative mechanics applicable to such conversion, exercise or exchange and (d) that were not converted into or exercised or exchanged for such Units during the period for which the calculation is being made; provided, however, ~~that for purposes of determining the number of Outstanding Units on a Fully Diluted Basis when calculating whether the Subordination Period has ended or Subordinated Units are entitled to convert into Common Units pursuant to Section 5.7, such Partnership Securities, options, rights, warrants and appreciation rights shall be deemed to have been Outstanding Units only for the four Quarters that comprise the last four Quarters of the measurement period; provided, further,~~ that if consideration will be paid to any Group Member in connection with such conversion, exercise or exchange, the number of Units to be included in such calculation shall be that number equal to the difference between (i) the number of Units issuable upon such conversion, exercise or exchange and (ii) the number of Units that such consideration would purchase at the Current Market Price.

“Fully Diluted Percentage Interest” means as of any date of determination (a) as to the General Partner with respect to General Partner Units and as to any Unitholder with respect to Units, the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of General Partner Units held by the General Partner or the number of Units held by such Unitholder (which, in the case of Series A Preferred Units, shall equal the number of Common Units into which such Series A Preferred Units held by such Unitholder would then convert under Section 5.12(c) if such Series A Preferred Units were converted on such date of determination and, in the case of the General Partner Units, shall be increased by the number of additional General Partner Units that would then be issued under Section 5.2(~~d~~b) if all Series A Preferred Units were converted on such date of determination), by (B) the total number of General Partner Units and Outstanding Units (which, in the case of the Series A Preferred Units, shall equal the number of Common Units into which the Series A Preferred Units would then convert under Section 5.12(c) if such Series A Preferred Units were converted on such date of determination and, in the case of the General Partner Units, shall be increased by the number of additional General Partner Units that would then be issued under Section 5.2(~~d~~b) if all Series A Preferred Units were converted on such date of determination), and (b) as to the holders of other Partnership Securities issued by the Partnership in accordance with Section 5.6, the percentage established as a part of such issuance. The Fully Diluted Percentage Interest with respect to an Incentive Distribution Right shall at all times be zero.

“General Partner” means Blueknight Energy Partners, G.P., L.L.C., a Delaware limited liability company (formerly known as SemGroup Energy Partners, G.P., L.L.C.), and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

“General Partner Interest” means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), which is evidenced by General Partner Units, and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

“General Partner Unit” means a fractional part of the General Partner Interest having the rights and obligations specified with respect to the General Partner Interest. A General Partner Unit is not a Unit.

“Global Transaction Agreement” means that certain Global Transaction Agreement, dated as of October 25, 2010 by and between the Partnership, the General Partner and the Purchasers, as amended by that certain First Amendment to Global Transaction Agreement, dated as of May 12, 2011, and as such agreement may be further amended, supplemented or restated from time to time.

“Group” means a Person that with or through any of its Affiliates or Associates has any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or

Annex A-9

more Persons), exercising investment power or disposing of any Partnership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.

“Group Member” means a member of the Partnership Group.

“Group Member Agreement” means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

“Holder” as used in Section 7.12, has the meaning assigned to such term in Section 7.12(a).

“IDR Reset Election” has the meaning assigned to such term in Section 5.11(a).

“Incentive Distribution Right” means a non-voting Limited Partner Interest issued to the General Partner, which Limited Partner Interest will confer upon the holder thereof only the rights and obligations specifically provided in this Agreement with respect to Incentive Distribution Rights (and no other rights otherwise available to or other obligations of a holder of a Partnership Interest). Notwithstanding anything in this Agreement to the contrary, the holder of an Incentive Distribution Right shall not be entitled to vote such Incentive Distribution Right on any Partnership matter except as may otherwise be required by law.

“Incentive Distributions” means any amount of cash distributed to the holders of the Incentive Distribution Rights pursuant to Sections 6.4(~~a)(vii), (viii) and (ix) and 6.4(~~b)(v), (vi) and (vii).

“Incremental Income Taxes” has the meaning assigned to such term in Section 6.9.

“Indemnified Persons” has the meaning assigned to such term in Section 7.12(d).

“Indemnitee” means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was a member, partner, director, officer, fiduciary or trustee of any Group Member, the General Partner or any Departing General Partner or any Affiliate of any Group Member, the General Partner or any Departing General Partner, (e) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as an officer, director, member, partner, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (f) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement.

“Ineligible Assignee” means a Person whom the General Partner has determined is not an Eligible Holder.

~~“Initial Common Units” means the Common Units sold in the Initial Offering.~~

~~“Initial Limited Partner” means the Organizational Limited Partner, the General Partner (with respect to the Incentive Distribution Rights received by it pursuant to Section 5.2) and the Underwriters upon the issuance by the Partnership of Common Units as described in Section 5.3(a) in connection with the Initial Offering.~~

~~“Initial Offering” means the initial offering and sale of Common Units to the public, as described in the Registration Statement.~~

Annex A-10

“Initial Limited Partner” has the meaning assigned to such term in Section 1.1 of the Third Amended and Restated Agreement.

“Initial Unit Price” means (a) with respect to the Common ~~Units and the Subordinated~~ Units, the initial public offering price per Common Unit at which the Common Units were first offered to the public for sale as set forth on the cover page of the prospectus included as part of the Registration Statement and first issued at or after the time the Registration Statement first became effective or (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner, in each case adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

“Interim Capital Transactions” means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness (other than Working Capital Borrowings and other than for items purchased on open account in the ordinary course of business) by any Group Member and sales of debt securities of any Group Member; (b) sales of equity interests of any Group Member (including the Common Units sold to the Underwriters pursuant to the exercise of the Over-Allotment Option); (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business, and (ii) sales or other dispositions of assets as part of normal retirements or replacements; (d) capital contributions received; or (e) corporate reorganizations or restructurings.

“Issue Price” means the price at which a Unit is purchased pursuant to the Underwriting Agreement, net of any sales commission or underwriting discount; provided, that with respect to the Series A Preferred Units, the Issue Price shall be the Series A Issue Price.

“Limited Partner” means, unless the context otherwise requires, the Organizational Limited Partner prior to its withdrawal from the Partnership, each Initial Limited Partner, each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as limited partner of the Partnership; provided, however, that when the term “Limited Partner” is used herein in the context of any vote or other approval, including Articles XIII and XIV, such term shall not, solely for such purpose, include any holder of an Incentive Distribution Right (solely with respect to its Incentive Distribution Rights and not with respect to any other Limited Partner Interest held by such Person) except as may otherwise be required by law.

“Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership, which may be evidenced by Common Units, Series A Preferred Units, Class B Units, ~~Subordinated Units,~~ Incentive Distribution Rights or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement; provided, however, that when the term “Limited Partner Interest” is used herein in the context of any vote or other approval, including Articles XIII and XIV, such term shall not, solely for such purpose, include any Incentive Distribution Right except as may otherwise be required by law.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.4 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

Annex A-11

“Maintenance Capital Expenditures” means cash expenditures (including expenditures for the addition or improvement to the capital assets owned by any Group Member or for the acquisition of existing, or the construction of new, capital assets) if such expenditures are made to maintain, including over the long term, the operating capacity or revenues of the Partnership Group.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“Minimum Quarterly Distribution” means ~~$0.3125 per Unit per Quarter (or with respect to the period commencing on the Closing Date and ending on September 30, 2007, it means the product of $0.3125 multiplied by a fraction of which the numerator is the number of days in such period and of which the denominator is 92)~~$0.11 per Unit per Quarter, subject to adjustment in accordance with Sections 5.11, 6.6 and 6.9.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

“Net Income” means, for any taxable year, the excess, if any, of the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) including items of deduction constituting guaranteed payments under Section 707(c) of the Code for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d); provided, that the determination of the items that have been specially allocated under Section 6.1(d) shall be made as if Section 6.1(d)(xii) were not in this Agreement.

“Net Loss” means, for any taxable year, the excess, if any, of the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) including items of deduction constituting guaranteed payments under Section 707(c) of the Code for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d); provided, that the determination of the items that have been specially allocated under Section 6.1(d) shall be made as if Section 6.1(d)(xii) were not in this Agreement.

“Net Positive Adjustments” means, with respect to any Partner, the excess, if any, of the total positive adjustments over the total negative adjustments made to the Capital Account of such Partner pursuant to Book-Up Events and Book-Down Events.

“Net Termination Gain” means, for any taxable year, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership (a) after the Liquidation Date or (b) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group). The items included in the determination of Net Termination Gain shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(d) or under Section 12.4(c).

Annex A-12

“Net Termination Loss” means, for any taxable year, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership (a) after the Liquidation Date or (b) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group). The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(d) or under Section 12.4(c).

~~“New BKEP Crude” has the meaning assigned to such term in Section 5.2(a).~~

“Non-citizen Assignee” means a Person whom the General Partner has determined does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the substituted limited partner, pursuant to Section 4.9.

“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 6.2(b)(i)(A), 6.2(b)(ii)(A) and 6.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).

“Operating Company” means Blueknight Energy Partners Operating, L.L.C., a Delaware limited liability company (formerly known as SemGroup Energy Partners Operating, L.L.C.), and any successors thereto.

“Operating Expenditures” means all Partnership Group cash expenditures, including, but not limited to, taxes, reimbursements of the General Partner in accordance with this Agreement, interest payments, repayment of Working Capital Borrowings, Maintenance Capital Expenditures and non-Pro Rata repurchases of Units (other than those made with the proceeds of an Interim Capital Transaction), subject to the following:

(a) repayment of Working Capital Borrowings deducted from Operating Surplus pursuant to clause (b)(iii) of the definition of Operating Surplus shall not constitute Operating Expenditures when actually repaid;

(b) payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than Working Capital Borrowings shall not constitute Operating Expenditures; and

(c) Operating Expenditures shall not include (i) Expansion Capital Expenditures, (ii) payment of transaction expenses (including taxes) relating to Interim Capital Transactions or (iii) distributions to Partners. Where capital expenditures consist of both Maintenance Capital Expenditures and Expansion Capital Expenditures, the General Partner, with the concurrence of the Conflicts Committee, shall determine the allocation between the portion consisting of Maintenance Capital Expenditures and the portion consisting of Expansion Capital Expenditures.

“Operating Surplus” means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication,

(a) the sum of (i) an amount equal to two times the amount needed for any one Quarter for the Partnership to pay a distribution on all Units, the General Partner Units and the Incentive Distribution Rights at the same per

Annex A-13

Unit amount as was distributed immediately preceding the date of determination ~~(or with respect to the period commencing on the Closing Date and ending on September 30, 2007, it means the product of (x) $0.3125 multiplied by (y) a fraction of which the numerator is the number of days in such period and the denominator is 92 multiplied by (z) the number of Units and General Partner Units Outstanding on the Record Date with respect to such period)~~, (ii) all cash receipts of the Partnership Group for the period beginning on the Closing Date and ending on the last day of such period, but excluding cash receipts from Interim Capital Transactions (except to the extent specified in Section 6.5 and provided that cash receipts from the termination of a Commodity Hedge Contract or interest rate swap prior to its specified termination date shall be included in Operating Surplus in equal quarterly installments over the remaining scheduled life of such Commodity Hedge Contract or interest rate swap), (iii) all cash receipts of the Partnership Group after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings and (iv) the amount of distributions paid on equity issued in connection with the construction or development of a Capital Improvement or replacement asset that are paid during the period beginning on the date that the Partnership enters into a binding commitment to commence construction or development of such Capital Improvement or replacement asset and ending on the earlier to occur of the date that such Capital Improvement or replacement asset Commences Commercial Service and the date that it is abandoned or disposed of (equity issued to fund the construction period interest payments on debt incurred (including periodic net payments under related interest rate swap agreements), or construction period distributions on equity issued, to finance the construction of a Capital Improvement or replacement asset shall also be deemed to be equity issued to finance the construction or development of a Capital Improvement or replacement asset for purposes of this clause (iv)), less

(b) the sum of (i) Operating Expenditures for the period beginning on the Closing Date and ending on the last day of such period, (ii) the amount of cash reserves established by the General Partner to provide funds for future Operating Expenditures and (iii) all Working Capital Borrowings not repaid within twelve months after having been incurred; provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the General Partner so determines.

Notwithstanding the foregoing, “Operating Surplus” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner.

“Option Closing Date” means the date or dates on which any Common Units are sold by the Partnership to the Underwriters upon exercise of the Over-Allotment Option.

“Organizational Limited Partner” means SemGroup Holdings in its capacity as the organizational limited partner of the Partnership pursuant to the Original Agreement.

“Original Agreement” has the meaning assigned to such term in the Recitals.

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of the Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other

Annex A-14

similar purposes under this Agreement, except that Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided, further, that the foregoing limitation shall not apply to (i) any Person or Group who acquired 20% or more of the Outstanding Partnership Securities of any class then Outstanding directly from the General Partner or its Affiliates, (ii) any Person or Group who acquired 20% or more of the Outstanding Partnership Securities of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, or (iii) any Person or Group who acquired 20% or more of any Partnership Securities issued by the Partnership with the prior approval of the Board of Directors of the General Partner.

“Over-Allotment Option” means the over-allotment option granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means Blueknight Energy Partners, L.P., a Delaware limited partnership (formerly known as SemGroup Energy Partners, L.P.).

“Partnership Group” means the Partnership and its Subsidiaries treated as a single consolidated entity.

“Partnership Interest” means an interest in the Partnership, which shall include the General Partner Interest and Limited Partner Interests.

“Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

“Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including Common Units, Class B Units, Series A Preferred Units, ~~Subordinated Units,~~ General Partner Units and Incentive Distribution Rights.

“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.

“Percentage Interest” means as of any date of determination (a) as to the General Partner with respect to General Partner Units and as to any Unitholder with respect to Units, the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of General Partner Units held by the General Partner or the number of Units held by such Unitholder (which, in the case of Series A Preferred Units, shall equal the number of Series A Preferred Units held by such Unitholder), by (B) the total number of General Partner Units and Outstanding Units (which, in the case of the

Annex A-15

Series A Preferred Units, shall equal the number of Series A Preferred Units held by such Unitholder), and (b) as to the holders of other Partnership Securities issued by the Partnership in accordance with Section 5.6, the percentage established as a part of such issuance. The Percentage Interest with respect to an Incentive Distribution Right shall at all times be zero.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Plan of Conversion” has the meaning assigned to such term in Section 14.1.

“Pro Rata” means (a) when used with respect to Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests, (b) when used with respect to Partners or Record Holders, apportioned among all Partners or Record Holders in accordance with their relative Percentage Interests and (c) when used with respect to holders of Incentive Distribution Rights, apportioned equally among all holders of Incentive Distribution Rights in accordance with the relative number or percentage of Incentive Distribution Rights held by each such holder.

“Proxy Statement” means the Proxy Statement filed by the Partnership with the Commission in connection with the transactions contemplated by the Global Transaction Agreement, as it has been or may be supplemented from time to time.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Limited Partner Interests of a certain class (other than Limited Partner Interests owned by the General Partner and its Affiliates) pursuant to Article XV.

“Purchasers” means the Purchasers identified in Schedule I to the Global Transaction Agreement.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership, or, with respect to the fiscal quarter of the Partnership which includes the Closing Date, the portion of such fiscal quarter after the Closing Date.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Record Date” means the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means the Person in whose name a Common Unit or Series A Preferred Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other Partnership Interests, the Person in whose name any such other Partnership Interest is registered on the books that the General Partner has caused to be kept as of the opening of business on such Business Day.

“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.10 or Section 4.12.

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“Registration Statement” means the Registration Statement on Form S-1 (File No. 333-141196) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission ~~under the Securities Act to register the offering and sale of the Common Units in the Initial Offering~~.

“Remaining Net Positive Adjustments” means as of the end of any taxable period, (i) with respect to the Unitholders holding Common Units, Series A Preferred Units~~,~~ or Class B ~~Units or Subordinated~~ Units, the excess of (a) the Net Positive Adjustments of the Unitholders holding Common Units, Series A Preferred Units~~,~~ or Class B Units ~~or Subordinated Units~~ as of the end of such period over (b) the sum of those Partners’ Share of Additional Book Basis Derivative Items for each prior taxable period, (ii) with respect to the General Partner (as holder of the General Partner Units), the excess of (a) the Net Positive Adjustments of the General Partner as of the end of such period over (b) the sum of the General Partner’s Share of Additional Book Basis Derivative Items with respect to the General Partner Units for each prior taxable period, and (iii) with respect to the holders of Incentive Distribution Rights, the excess of (a) the Net Positive Adjustments of the holders of Incentive Distribution Rights as of the end of such period over (b) the sum of the Share of Additional Book Basis Derivative Items of the holders of the Incentive Distribution Rights for each prior taxable period.

“Repurchased Preferred Units” has the meaning assigned to such term in the Global Transaction Agreement.

“Required Allocations” means (a) any limitation imposed on any allocation of Net Losses or Net Termination Losses under Section 6.1(b) or Section 6.1(c)(ii) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(d)(i), Section 6.1(d)(ii), Section 6.1(d)(iv), Section 6.1(d)(vii) or Section 6.1(d)(ix).

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(b)(i)(A) or Section 6.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

“Reset MQD” has the meaning assigned to such term in Section 5.11(e).

“Reset Notice” has the meaning assigned to such term in Section 5.11(b).

“~~Retained Converted Subordinated Unit ” has the meaning assigned to such term in Section 5.5(c)(ii).~~

“Rights Offering” has the meaning assigned to such term in the Global Transaction Agreement.

“Second Amended and Restated Agreement” has the meaning assigned to such term in the Recitals.

“~~Second Amendment” has the meaning assigned to such term in the Recitals~~.

“Second Liquidation Target Amount” has the meaning assigned to such term in Section 6.1(c)(i)(~~G~~F).

“Second Target Distribution” means ~~$0.3906 per Unit per Quarter (or, with respect to the period commencing on the Closing Date and ending on September 30, 2007, it means the product of $0.3906 multiplied by a fraction of which the numerator is equal to the number of days in such period and of which the denominator is 92)~~$0.1375 per Unit per Quarter , subject to adjustment in accordance with ~~Section~~Sections 5.11, ~~Section~~ 6.6 and ~~Section~~ 6.9. For purposes of calculating distributions under clauses (F) and (G) of Section 6.1(c)(i), the amount specified in the preceding sentence shall be deemed to have been the Second Target Distribution amount that has applied for each Quarter of the Partnership’s existence.

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“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“SemGroup Holdings” has the meaning assigned to such term in Section ~~5.3(a)~~1.1 of the Third Amended and Restated Agreement.

“Senior Securities” means any class or series of Partnership Securities that, with respect to distributions on such Partnership Securities or distributions upon liquidation of the Partnership, ranks senior to the Common Units during the Senior Security Restriction Period.

“Senior Security Restriction Period” means the period beginning on the date of the Unitholder Meeting and ending on June 30, 2015.

“Series A Ceiling Price” means $6.50 per Unit, subject to adjustment as set forth in Section 5.12(c)(iv).

“Series A Closing Date” means the first date on which Series A Preferred Units ~~are~~were sold to the Purchasers pursuant to the Global Transaction Agreement.

“Series A Conversion Date” has the meaning assigned to such term in Section 5.12(c)(iii).

“Series A Conversion Notice” has the meaning assigned to such term in Section 5.12(c)(i).

“Series A Conversion Notice Date” has the meaning assigned to such term in Section 5.12(c)(i).

“Series A Conversion Price” is an amount equal to ~~(a) in the event the Unitholder Meeting occurs prior to the Termination Date,~~ the volume~~-~~ weighted average trading price per Common Unit during the 20 consecutive Trading Days ending on the tenth (10th) Trading Day after the date of the Unitholder Meeting ~~or (b) in the event the Unitholder Meeting does not occur prior to the Termination Date, the volume-weighted average trading price per Common Unit during the 20 consecutive Trading Days ending on the tenth (10th) Trading Day after the Termination Date; provided that in either case~~; provided that the Series A Conversion Price shall be no greater than the Series A Ceiling Price and no lower than the Series A Floor Price. Prior to the ~~earlier to occur of the~~ tenth (10th) Trading Day after the date of the Unitholder Meeting ~~or the tenth (10th) Trading Day after the Termination Date~~, the Series A Conversion Price shall be deemed to be equal to the Series A Midpoint Price.

“Series A Cumulative Distribution Arrearage” means, with respect to any Series A Preferred Unit, whenever issued, as of the end of any Quarter, the excess, if any, of (a) the sum resulting from adding together the Series A Quarterly Distribution Arrearage for each of the Quarters ending on or before the last day of such Quarter over (b) the sum of any distributions theretofore made pursuant to Sections 6.4(a)(ii) and 6.4(b)(ii) and clause (i) of Section 6.5 with respect to such Series A Preferred Unit (including any distributions to be made in respect of the last of such Quarters).

“Series A Floor Price” means $5.50 per Unit, subject to adjustment as set forth in Section 5.12(c)(iv).

“Series A Forced Conversion Notice” is defined in Section 5.12(c)(ii).

“Series A Forced Conversion Notice Date” is defined in Section 5.12(c)(ii).

~~“Series A Issuance Date” means October 25, 2010~~

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“Series A Issue Price” means $6.50 per Series A Preferred Unit.

“Series A Liquidation Value” means, with respect to each Series A Preferred Unit Outstanding as of the date of such determination, an amount equal to (i) the Series A Issue Price, plus (ii) the Series A Cumulative Distribution Arrearage, plus (iii) any accrued but unpaid Series A Quarterly Distribution Amount with respect to the Quarter in which the liquidation occurs, minus (iv) any distributions of Capital Surplus to such Series A Preferred Unit pursuant to clause (ii) of Section 6.5.

“Series A Midpoint Price” means $6.00 per Unit, subject to adjustment as set forth in Section 5.12(c)(iv).

“Series A Parity Securities” means any class or series of Partnership Securities that, with respect to distributions on such Partnership Securities or distributions upon liquidation of the Partnership, ranks pari passu with the Series A Preferred Units.

“Series A Preferred Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and having the rights and obligations specified with respect to Series A Preferred Units in this Agreement.

“Series A Quarterly Distribution Amount” means an amount per Series A Preferred Unit per Quarter equal to:

(a) in the case of any Quarter or partial Quarter during the period beginning on ~~the Series A Issuance Date~~October 25, 2010 and ending on ~~the date that is one (1) year after the Series A Issuance Date,~~October 24, 2011, 2.125% of the Series A Issue Price, or

(b) in the case of any Quarter or partial Quarter during the period beginning on October 25, 2011 and thereafter, 2.75% of the ~~date that is one (1) year after the~~ Series A Issue Price ~~Issuance Date either:~~

~~(i) 2.75% of the Series A Issue Price if the Holders of the Common Units have approved the Unitholder Proposals on or prior to the date that is one (1) year after the Series A Issuance Date, or (ii) 4.375% of the Series A Issue Price if the Holders of the Common Units have not approved the Unitholder Proposals on or prior to the date that is one (1) year after the Series A Issuance Date; provided, however, the rate used to calculate the Series A Quarterly Distribution Amount under clause (b)(ii) shall be reduced to 2.75% beginning as of the first day of the Quarter in which the Holders of Common Units have approved the Unitholder Proposals and thereafter~~.

Any calculations of Series A Quarterly Distribution Amounts for any partial Quarter under the foregoing clauses (a) or (b) ~~(other than the calculation set forth in the proviso contained in clause (b)(ii)~~) shall be pro rated based on the number of days in such partial Quarter.

“Series A Quarterly Distribution Arrearage” means, with respect to any Series A Preferred Unit for a particular Quarter, the excess, if any, of (a) the Series A Quarterly Distribution Amount with respect to a Series A Preferred Unit in respect of such Quarter over (b) the sum of all Available Cash distributed with respect to a Series A Preferred Unit in respect of such Quarter pursuant to Section 6.4(a)(i) or Section 6.4(b)(i).

“Series A Senior Securities” means any class or series of Partnership Securities that, with respect to distributions on such Partnership Securities or distributions upon liquidation of the Partnership, ranks senior to the Series A Preferred Units.

“Series A Unitholder” means a Record Holder of Series A Preferred Units.

“Share of Additional Book Basis Derivative Items” means in connection with any allocation of Additional Book Basis Derivative Items for any taxable period, (i) with respect to the Unitholders holding Common Units,

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Series A Preferred Units~~,~~ or Class B ~~Units or Subordinated~~ Units, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Unitholders’ Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time, (ii) with respect to the General Partner (as holder of the General Partner Units), the amount that bears the same ratio to such Additional Book Basis Derivative Items as the General Partner’s Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustment as of that time, and (iii) with respect to the Partners holding Incentive Distribution Rights, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Remaining Net Positive Adjustments of the Partners holding the Incentive Distribution Rights as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time.

“Special Approval” means approval by a majority of the members of the Conflicts Committee acting in good faith.

“~~Special Distribution” has the meaning assigned to such term in the Global Transaction Agreement.~~

“Subordinated Unit” ~~means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and having the rights and obligations specified with respect to Subordinated Units in this Agreement. The term “Subordinated Unit” does not include a Common Unit, Series A Preferred Unit or Class B Unit. A Subordinated Unit that is convertible into a Common Unit shall not constitute a Common Unit until such conversion occurs~~ has the meaning assigned to such term in Section 1.1 of the Third Amended and Restated Agreement.

~~“Subordination Period” means the period commencing on the Closing Date and ending on the first to occur of:~~

~~(a) the first day of any Quarter beginning after June 30, 2010 in respect of which (i) (A) distributions of Available Cash from Operating Surplus on each of the Outstanding Common Units, Subordinated Units and General Partner Units and any other Outstanding Units (other than the Series A Preferred Units) that are senior or equal in right of distribution to the Subordinated Units with respect to each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all Outstanding Common Units, Subordinated Units and General Partner Units and any other Outstanding Units (other than the Series A Preferred Units) that are senior or equal in right of distribution to the Subordinated Units during such periods and (B) the Adjusted Operating Surplus generated during each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all of the Common Units, Subordinated Units and General Partner Units and any other Units that are senior or equal in right of distribution to the Subordinated Units that were Outstanding during such periods on a Fully Diluted Basis and (ii) there are no Cumulative Common Unit Arrearages;~~

~~(b) the first date on which there are no longer outstanding any Subordinated Units due to the conversion of Subordinated Units into Common Units pursuant to Section 5.7 or otherwise; and~~

~~(c) the date on which the General Partner is removed as general partner of the Partnership upon the requisite vote by holders of Outstanding Units under circumstances where Cause does not exist and Units held by the General Partner and its Affiliates are not voted in favor of such removal.~~

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or

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limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).

“Target Distributions” means, collectively, the First Target Distribution, Second Target Distribution and Third Target Distribution.

“Taxation Certification” means a properly completed certificate in such form as may be specified by the General Partner by which a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Holder.

~~“Termination Date” has the meaning assigned to such term in the Global Transaction Agreement.~~

“Third Target Distribution” means ~~$0.4688 per Unit per Quarter (or, with respect to the period commencing on the Closing Date and ending on September 30, 2007, it means the product of $0.4688 multiplied by a fraction of which the numerator is equal to the number of days in such period and of which the denominator is 92)~~$0.1825 per Unit per Quarter, subject to adjustment in accordance with Sections 5.11, 6.6 and 6.9. For purposes of calculating distributions under clause (G) of Section 6.1(c)(i), the amount specified in the preceding sentence shall be deemed to have been the Third Target Distribution amount that has applied for each Quarter of the Partnership’s existence.

“Top Up Quotient” has the meaning assigned to such term in Section 5.2(~~c~~a).

“Trading Day” has the meaning assigned to such term in Section 15.1(a).

“transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the General Partner to act as registrar and transfer agent for the Common Units and/or the Series A Preferred Units; provided, that if no Transfer Agent is specifically designated for any other Partnership Securities, the General Partner shall act in such capacity.

“Underwriter” means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchases Common Units pursuant thereto.

“Underwriting Agreement” means that certain Underwriting Agreement dated as of July 17, 2007 among the Underwriters, SemGroup Holdings, the Partnership, the General Partner, the Operating Company and other parties thereto, providing for the purchase of Common Units by the Underwriters.

“Unit” means a Partnership Security that is designated as a “Unit” and shall include Common Units, Class B Units~~,~~ and Series A Preferred ~~Units, and Subordinated~~ Units but shall not include (i) General Partner Units (or the General Partner Interest represented thereby) or (ii) Incentive Distribution Rights.

“Unit Majority” means ~~(i) during the Subordination Period, at least a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates) and Series A Preferred Units (excluding Series A Preferred Units owned by the General Partner and its Affiliates), voting as a single class, and~~

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~~at least a majority of the Outstanding Subordinated Units, voting as a class, and (ii) after the end of the Subordination Period,~~ at least a majority of the Outstanding Common Units, Series A Preferred Units, and Class B Units, if any, voting as a single class; provided, ~~that with respect to the Unitholder Proposals, Unit Majority means at least a majority of the Outstanding Common Units (excluding Common Units and Series A Preferred Units owned by the General Partner and its Affiliates), voting as a class, and at least a majority of the Outstanding Subordinated Units, voting as a class; provided, further,~~ that the number of Outstanding Series A Preferred Units shall be measured on an “as if” converted basis for purposes of this definition.

“Unitholder Meeting” has the meaning assigned to such term in the Global Transaction Agreement.

~~“Unitholder Proposals” has the meaning assigned to such term in the Global Transaction Agreement.~~

“Unitholders” means the holders of Units.

“Unpaid MQD” has the meaning assigned to such term in Section 6.1(c)(i)(C).

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

“Unrecovered Initial Unit Price” means at any time, with respect to a Unit, the Initial Unit Price less the sum of all distributions constituting Capital Surplus theretofore made in respect of an Initial Common Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of an Initial Common Unit, adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of such Units.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied.

“Withdrawal Opinion of Counsel” has the meaning assigned to such term in Section 11.1(b).

“Working Capital Borrowings” means borrowings used solely for working capital purposes or to pay distributions to Partners, made pursuant to a credit facility, commercial paper facility or similar financing arrangement; provided that when incurred it is the intent of the borrower to repay such borrowings within 12 months from other than additional Working Capital Borrowings.

Section 1.2 Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

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ARTICLE II

ORGANIZATION

Section 2.1 Formation.

The General Partner and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. On July 20, 2007, the General Partner and the Limited Partners entered into that certain First Amended and Restated Agreement of Limited Partnership of SemGroup Energy Partners, L.P. On December 1, 2009, the General Partner and the Limited Partners entered into that certain Second Amended and Restated Agreement of Limited Partnership of Blueknight Energy Partners, L.P., which amended and restated the First Amended and Restated Agreement of Limited Partnership of SemGroup Energy Partners, L.P. in its entirety. On October 25, 2010, the General Partner and the Limited Partners entered into that certain Third Amended and Restated Agreement of Limited Partnership of Blueknight Energy Partners, L.P., which amended and restated the Second Amended and Restated Agreement of Limited Partnership of Blueknight Energy Partners, L.P. in its entirety. This Agreement amends and restates the ~~Second~~Third Amended and Restated Agreement of Limited Partnership of Blueknight Energy Partners, L.P. in its entirety and shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

Section 2.2 Name.

The name of the Partnership shall be “Blueknight Energy Partners, L.P.” The Partnership’s business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices

Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at 6120 South Yale Avenue, Suite 500, Tulsa, Oklahoma 74136, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner shall determine necessary or appropriate. The address of the General Partner shall be 6120 South Yale Avenue, Suite 500, Tulsa, Oklahoma 74136, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

Section 2.4 Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the General Partner shall not cause the Partnership to engage, directly or indirectly, in any business activity that the General Partner

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determines would cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve, and may decline to propose or approve, the conduct by the Partnership of any business free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.

Section 2.5 Powers.

The Partnership shall be empowered to do any and all acts and things necessary or appropriate for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6 Power of Attorney.

(a) Each Limited Partner hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator determines to be necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, Article X, Article XI or Article XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.6; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger or conversion) relating to a merger, consolidation or conversion of the Partnership pursuant to Article XIV; and

(ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

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(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by, the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner and the transfer of all or any portion of such Limited Partner’s Limited Partner Interest and shall extend to such Limited Partner’s heirs, successors, assigns and personal representatives. Each such Limited Partner hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator may request in order to effectuate this Agreement and the purposes of the Partnership.

Section 2.7 Term.

The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

Section 2.8 Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

Section 3.1 Limitation of Liability.

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

Section 3.2 Management of Business.

No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name

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or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

Section 3.3 Outside Activities of the Limited Partners.

Subject to the provisions of Section 7.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners, any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

Section 3.4 Rights of Limited Partners.

(a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand, and at such Limited Partner’s own expense:

(i) to obtain true and full information regarding the status of the business and financial condition of the Partnership (provided that the requirements of this Section 3.4(a)(i) shall be satisfied by furnishing to a Limited Partner upon its demand pursuant to this Section 3.4(a)(i) the Partnership’s most recent filings with the Commission on Form 10-K and any subsequent filings on Form 10-Q and 8-K);

(ii) promptly after its becoming available, to obtain a copy of the Partnership’s federal, state and local income tax returns for each year;

(iii) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

(iv) to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with copies of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

(v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and that each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

(vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b) The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

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ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP

INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

Section 4.1 Certificates.

Upon the Partnership’s issuance of Common Units, ~~Subordinated Units,~~ Class B Units or Series A Preferred Units to any Person, the Partnership shall issue, upon the request of such Person, one or more Certificates in the name of such Person (or, if issued in global form, in the name of the Depositary or its nominee) evidencing the number of such Units being so issued. In addition, (a) upon the General Partner’s request, the Partnership shall issue to it one or more Certificates in the name of the General Partner evidencing its General Partner Units and (b) upon the request of any Person owning Incentive Distribution Rights or any other Partnership Securities other than Common Units, ~~Subordinated Units,~~ Class B Units or Series A Preferred Units, the Partnership shall issue to such Person one or more certificates evidencing such Incentive Distribution Rights or other Partnership Securities other than Common Units, ~~Subordinated Units,~~ Class B Units or Series A Preferred Units. Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, Chief Executive Officer, President or any Executive Vice President, Senior Vice President or Vice President and the Secretary or any Assistant Secretary of the General Partner. No Common Unit Certificate or Series A Preferred Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that the Units may be certificated or uncertificated as provided in the Delaware Act; provided further that if the General Partner elects to issue Common Units or Series A Preferred Units in global form, the Common Unit Certificates or Series A Preferred Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Units or Series A Preferred Units have been duly registered in accordance with the directions of the Partnership. Subject to the requirements of Section 6.7(b) ~~6.7(c), the Partners holding Certificates evidencing Subordinated Units may exchange such Certificates for Certificates evidencing Common Units on or after the date on which such Subordinated Units are converted into Common Units pursuant to the terms of Section 5.7. Subject to the requirements of Section 6.7(e)~~, the Partners holding Certificates evidencing Class B Units may exchange such Certificates for Certificates evidencing Common Units on or after the period set forth in Section 5.11(f) pursuant to the terms of Section 5.11. The Partners holding Certificates evidencing Series A Preferred Units may exchange such Certificates for Certificates evidencing Common Units on or after the period set forth in Section 5.12(c)(i) pursuant to the terms of Section 5.12(c)(iii). ~~The Partnership hereby irrevocably elects that all Subordinated Units shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware.~~

Section 4.2 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If any mutilated Certificate is surrendered to the Transfer Agent (for Common Units and Series A Preferred Units, if applicable) or the General Partner (for Partnership Securities other than Common Units and Series A Preferred Units), the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent (for Common Units and Series A Preferred Units, if applicable) or the General Partner (for Partnership Securities other than Common Units and Series A Preferred Units) shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

(b) The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent (for Common Units and Series A Preferred Units, if applicable) shall countersign, a new Certificate in place of any Certificate previously issued, or issue uncertificated Common Units and Series A Preferred Units, if applicable, if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate or the issuance of uncertificated Units before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

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(iii) if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the General Partner.

If a Limited Partner fails to notify the General Partner within a reasonable period of time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate or uncertificated Units.

(c) As a condition to the issuance of any new Certificate or uncertificated Unit under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3 Record Holders.

The Partnership shall be entitled to recognize the Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Partnership Interest.

Section 4.4 Transfer Generally.

(a) The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Units to another Person or by which a holder of Incentive Distribution Rights assigns its Incentive Distribution Rights to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest (other than an Incentive Distribution Right) assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, excluding a pledge, encumbrance, hypothecation or mortgage but including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

(c) Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of the General Partner of any or all of the shares of stock, membership interests, partnership interests or other ownership interests in the General Partner.

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Section 4.5 Registration and Transfer of Limited Partner Interests.

(a) The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and Series A Preferred Units and transfers of such Common Units and Series A Preferred Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

(b) Except as otherwise provided in Section 4.9 and Section 4.11, the General Partner shall not recognize any transfer of Limited Partner Interests until (i) the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer and (ii) following a FERC Notice, such Certificates are accompanied by a Taxation Certification, properly completed and duly executed by the transferee (or the transferee’s attorney-in-fact duly authorized in writing). No charge shall be imposed by the General Partner for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c) Upon the receipt of proper transfer instructions from the registered owner of uncertificated Common Units, such uncertificated Common Units shall be cancelled, issuance of new equivalent uncertificated Common Units or Certificates shall be made to the holder of Common Units entitled thereto and the transaction shall be recorded upon the books of the Partnership.

(d) Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.8, (iv) with respect to any class or series of Limited Partner Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (v) any contractual provisions binding on any Limited Partner and (vi) provisions of applicable law including the Securities Act, Limited Partner Interests (other than the Incentive Distribution Rights) shall be freely transferable.

(e) The General Partner and its Affiliates shall have the right at any time to transfer their ~~Subordinated Units,~~ Series A Preferred Units, Class B Units and Common Units (whether issued upon conversion of ~~the Subordinated Units,~~ the Series A Preferred Units, the Class B Units or otherwise) to one or more Persons.

Section 4.6 Transfer of the General Partner’s General Partner Interest.

(a) Subject to Section 4.6(c) below, prior to June 30, 2017, the General Partner shall not transfer all or any part of its General Partner Interest (represented by General Partner Units) to a Person unless such transfer (i) has been approved by the prior written consent or vote of the holders of at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner (other than an individual) or (B) another Person (other than an individual) in connection with the merger or consolidation of the General Partner with or into such other Person or the transfer by the General Partner of all or substantially all of its assets to such other Person.

(b) Subject to Section 4.6(c) below, on or after June 30, 2017, the General Partner may transfer all or any of its General Partner Interest without Unitholder approval.

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(c) Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as the General Partner immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

Section 4.7 Transfer of Incentive Distribution Rights.

Prior to June 30, 2017, a holder of Incentive Distribution Rights may transfer any or all of the Incentive Distribution Rights held by such holder without any consent of the Unitholders to (a) an Affiliate of such holder (other than an individual) or (b) another Person (other than an individual) in connection with (i) the merger or consolidation of such holder of Incentive Distribution Rights with or into such other Person, (ii) the transfer by such holder of all or substantially all of its assets to such other Person or (iii) the sale of all the ownership interests in such holder. Any other transfer of the Incentive Distribution Rights prior to June 30, 2017 shall require the prior approval of holders of at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates). On or after June 30, 2017, the General Partner or any other holder of Incentive Distribution Rights may transfer any or all of its Incentive Distribution Rights without Unitholder approval. Notwithstanding anything herein to the contrary, (i) the transfer of Class B Units issued pursuant to Section 5.11, or the transfer of Common Units issued upon conversion of the Class B Units, shall not be treated as a transfer of all or any part of the Incentive Distribution Rights and (ii) no transfer of Incentive Distribution Rights to another Person shall be permitted unless the transferee agrees to be bound by the provisions of this Agreement.

Section 4.8 Restrictions on Transfers.

(a) Except as provided in Section 4.8(d) below, and notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

(b) The General Partner may impose restrictions on the transfer of Partnership Interests if it receives an Opinion of Counsel that such restrictions are necessary to avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes. The General Partner may impose such restrictions by amending this Agreement; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then listed or admitted to trading must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

(c) ~~The transfer of a Subordinated Unit that has converted into a Common Unit shall be subject to the restrictions imposed by Section 6.7(c).~~[Reserved]

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(d) The transfer of a Class B Unit that has converted into a Common Unit shall be subject to the restrictions imposed by Section 6.7(~~e~~b).

(e) Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.

(f) Each certificate evidencing Partnership Interests shall bear a conspicuous legend in substantially the following form:

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF BLUEKNIGHT ENERGY PARTNERS, L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF BLUEKNIGHT ENERGY PARTNERS, L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE BLUEKNIGHT ENERGY PARTNERS, L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C., THE GENERAL PARTNER OF BLUEKNIGHT ENERGY PARTNERS, L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF BLUEKNIGHT ENERGY PARTNERS, L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

Section 4.9 Citizenship Certificates; Non-citizen Assignees.

(a) If any Group Member is or becomes subject to any federal, state or local law or regulation that the General Partner determines would create a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner, the General Partner may request any Limited Partner to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines that a Limited Partner is not an Eligible Citizen, the Limited Partner Interests owned by such Limited Partner shall be subject to redemption in accordance with the provisions of Section 4.10. In addition, the General Partner may require that the status of any such Limited Partner be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests; provided, however, that such Non-citizen Assignee shall continue to receive allocations and distributions until the date fixed for redemption of such Limited Partner Interests (if applicable) pursuant to Section 4.10(a)(i).

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(b) The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

(c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of any distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).

(d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request that with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.10, such Non-citizen Assignee be admitted as a Limited Partner, and upon approval of the General Partner, such Non-citizen Assignee shall be admitted as a Limited Partner and shall no longer constitute a Non-citizen Assignee and the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests.

Section 4.10 Redemption of Partnership Interests of Non-citizen Assignees.

(a) If at any time a Limited Partner fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.9(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines that a Limited Partner is not an Eligible Citizen, the Partnership may, unless the Limited Partner establishes to the satisfaction of the General Partner prior to the date fixed for redemption as provided below that such Limited Partner is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interest of such Limited Partner as follows:

(i) The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests or, if uncertificated, upon receipt of evidence satisfactory to the General Partner of the ownership of the Redeemable Interests, and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, as determined by the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 5% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii) Upon surrender by or on behalf of the Limited Partner, at the place specified in the notice of redemption, of (x) if certificated, the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, or (y) if uncertificated, upon receipt of evidence satisfactory to the General Partner of the ownership of the Redeemable Interests, the Limited Partner or his duly authorized representative shall be entitled to receive the payment therefor.

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(iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

(b) The provisions of this Section 4.10 shall also be applicable to Limited Partner Interests held by a Limited Partner as nominee of a Person determined to be other than an Eligible Citizen.

(c) Nothing in this Section 4.10 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

Section 4.11 Taxation Certifications; Ineligible Assignees.

(a) Following a FERC Notice, if a transferee of a Limited Partner Interest fails to furnish a properly completed Taxation Certification in the manner specified in Section 4.5(b) or if, upon receipt of such Taxation Certification or otherwise, the General Partner determines that such transferee is not an Eligible Holder, the Limited Partner Interests owned by such transferee shall be subject to redemption in accordance with the provisions of Section 4.12.

(b) Following a FERC Notice, the General Partner may request any Limited Partner to furnish to the General Partner, within 30 days after receipt of such request, an executed Taxation Certification or such other information concerning his federal income tax status with respect to the income and loss generated by the Partnership (or, if the Limited Partner is a nominee holding for the account of another Person, the federal income tax status of such Person) as the General Partner may reasonably request. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned 30-day period such Taxation Certification or other requested information or if upon receipt of such Taxation Certification or other requested information the General Partner determines that a Limited Partner is an Ineligible Assignee, the Limited Partner Interests owned by such Limited Partner shall be subject to redemption in accordance with the provisions of Section 4.12. The General Partner shall be substituted for such Ineligible Assignee as the Limited Partner in respect of the Ineligible Assignee’s Limited Partner Interests; provided, however, that such Ineligible Assignee shall continue to receive allocations and distributions until the date fixed for redemption of such Limited Partner Interests (if applicable) pursuant to Section 4.12(a)(i).

(c) Following a FERC Notice, the General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Ineligible Assignees, distribute the votes in the same ratios as the votes of Partners (including without limitation the General Partner) in respect of Limited Partner Interests other than those of Ineligible Assignees are cast, either for, against or abstaining as to the matter.

(d) Upon dissolution of the Partnership, an Ineligible Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Ineligible Assignee’s share of any distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Ineligible Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).

(e) At any time after an Ineligible Assignee can and does certify that it has become an Eligible Holder, such Ineligible Assignee may, upon application to the General Partner, request that with respect to any Limited Partner Interests of such Ineligible Assignee not redeemed pursuant to Section 4.12, such Ineligible Assignee be admitted as a Limited Partner, and upon approval of the General Partner, such Ineligible Assignee shall be admitted as a

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Limited Partner and shall no longer constitute a Ineligible Assignee and the General Partner shall cease to be deemed to be the Limited Partner in respect of such Ineligible Assignee’s Limited Partner Interests.

Section 4.12 Redemption of Partnership Interests of Ineligible Assignees.

(a) If at any time following a FERC Notice, a transferee of a Limited Partner Interest fails to furnish the General Partner a Taxation Certification in the manner specified in Section 4.5(b) or any Limited Partner fails to furnish the General Partner a Taxation Certification or other information requested within the 30-day period specified in Section 4.11(b), or if upon receipt of such Taxation Certification or other information the General Partner determines that a Limited Partner or transferee is not an Eligible Holder, the Partnership may redeem the Limited Partner Interest of such Limited Partner or transferee as follows:

(i) The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or transferee, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests or, if uncertificated, upon receipt of evidence satisfactory to the General Partner of the ownership of the Redeemable Interests, and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the lesser of (A) the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests and (B) the price paid for such Limited Partner Interests by the Limited Partner or transferee. The redemption price shall be paid as determined by the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 5% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii) Upon surrender by or on behalf of the Limited Partner, at the place specified in the notice of redemption, of (x) if certificated, the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, or (y) if uncertificated, upon receipt of evidence satisfactory to the General Partner of the ownership of the Redeemable Interests, the Limited Partner or transferee or his duly authorized representative shall be entitled to receive the payment therefor.

(iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

(b) The provisions of this Section 4.12 shall also be applicable to Limited Partner Interests held by a Limited Partner as nominee of a Person determined to be other than an Eligible Holder.

(c) Nothing in this Section 4.12 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner in a Taxation Certification that he is an Eligible Holder. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

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ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1 ~~Organizational Contributions~~Cancellation of Subordinated Units.

~~In connection with the formation of the Partnership under the Delaware Act, the General Partner made an initial Capital Contribution to the Partnership in the amount of $20.00, for a 2% General Partner Interest in the Partnership and has been admitted as the General Partner of the Partnership, and the Organizational Limited Partner made an initial Capital Contribution to the Partnership in the amount of $980.00 for a 98% Limited Partner Interest in the Partnership and has been admitted as a Limited Partner of the Partnership. On July 20, 2007, pursuant to the Contribution Agreement, the interest of the Organizational Limited Partner was partially redeemed in exchange for the return of the initial Capital Contribution of the Organizational Limited Partner. Ninety-eight percent of any interest or other profit that may have resulted from the investment or other use of such initial Capital Contributions shall be allocated and distributed to the Organizational Limited Partner, and the balance thereof shall be allocated and distributed to the General Partner.~~

On the date hereof and simultaneously with the effectiveness of this Agreement, (a) the Purchasers transferred all outstanding Subordinated Units to the Partnership pursuant to an agreement contemplated by the Global Transaction Agreement and (b) the Partnership cancelled such Subordinated Units; such actions being hereby approved and ratified notwithstanding any provision of the Third Amended and Restated Agreement.

Section 5.2 ~~Contributions by the General Partner~~.General Partner Interest; Additional Contributions by the General Partner.

~~(a) On July 20, 2007 and pursuant to the Contribution Agreement, the General Partner contributed to the Partnership, as a Capital Contribution, a 2% interest in BKEP Crude, L.L.C., a Delaware limited liability company (“New BKEP Crude”) (formerly known as SemGroup Energy Partners, L.L.C.), in exchange for (i) 511,643 General Partner Units representing a continuation of its 2% General Partner Interest, subject to all of the rights, privileges and duties of the General Partner under this Agreement and (ii) the Incentive Distribution Rights.~~

~~(b) Upon the issuance of additional Common Units pursuant to the Over-Allotment Option, the Partnership issued to the General Partner that number of additional General Partner Units equal to 2/98ths of the number of Common Units so issued pursuant to the Over-Allotment Option, and the General Partner was not be obligated to make any additional Capital Contribution to the Partnership in exchange for such issuance.~~

(a) ~~(c)~~ Upon the issuance of any additional Limited Partner Interests by the Partnership (other than ~~the Common Units issued pursuant to the Over-Allotment Option, the Common Units and Subordinated Units issued pursuant to Section 5.3(a),~~ any Class B Units issued pursuant to Section 5.11 and any Common Units issued upon conversion of Class B Units or upon conversion of Series A Preferred Units), the General Partner may, ~~and in connection with the issuance of any Series A Preferred Units the General Partner shall,~~ in exchange for a proportionate number of General Partner Units (based on the Top Up Quotient, as defined below) with rights to allocations and distributions that correspond to those applicable to such additional Limited Partner Interests, make additional Capital Contributions in an amount equal to the product obtained by multiplying (i) the quotient (the “Top Up Quotient”) determined by dividing (A) the General Partner’s Fully-Diluted Percentage Interest immediately prior to the issuance of such additional Limited Partner Interests by the Partnership by (B) 100 less the General Partner’s Fully-Diluted Percentage Interest immediately prior to the issuance of such additional Limited Partner Interests by the Partnership times (ii) the amount contributed to the Partnership by the Limited Partners in exchange for such additional Limited Partner Interests. Except as set forth in Article XII, the General Partner shall not be obligated to make any additional Capital Contributions to the Partnership.

(b) ~~(d)~~ Upon each issuance of Common Units upon conversion of any Series A Preferred Units pursuant to Section 5.12(c), the Partnership shall issue to the General Partner (and the General Partner shall not be obligated

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to make any additional Capital Contribution to the Partnership in exchange for such issuance) that number of additional General Partner Units equal to the product of (i) the Top Up Quotient in effect at such time, multiplied by (ii) the number of Common Units issued pursuant to such conversion, multiplied by (iii) a fraction whose numerator equals the excess (if any) of the Series A Issue Price, over the Series A Conversion Price at the time of such conversion~~,~~ and whose denominator equals the Series A ~~Conversion~~Issue Price ~~at the time of such conversion~~.

Section 5.3 ~~Contributions by Initial Limited Partners~~.[RESERVED].

~~(a) On July 20, 2007 and pursuant to the Contribution Agreement, SemGroup Holdings, L.P., a Delaware limited partnership (“SemGroup Holdings”), contributed to the Partnership, as a Capital Contribution, a 98% interest in New SemCrude LLC in exchange for 12,500,000 Common Units and 12,570,504 Subordinated Units.~~

~~(b) Upon the issuance of additional Common Units pursuant to the Over-Allotment Option, each Underwriter shall contribute to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit, multiplied by the number of Common Units to be purchased by such Underwriter at the Option Closing Date. In exchange for such Capital Contributions by the Underwriters, the Partnership shall issue Common Units to each Underwriter on whose behalf such Capital Contribution is made in an amount equal to the quotient obtained by dividing (i) the cash contributions to the Partnership by or on behalf of such Underwriter by (ii) the Issue Price per Initial Common Unit.~~

~~(c) No Limited Partner Interests were issued or issuable as of or at the Closing Date other than (i) the 12,500,000 Common Units issued to SemGroup Holdings pursuant to Section 5.2, (ii) the “Option Units” as such term is used in the Underwriting Agreement in an aggregate number up to 1,875,000 issuable upon exercise of the Over-Allotment Option pursuant to subparagraph (b) hereof, (iii) the 12,570,504 Subordinated Units issued to SemGroup Holdings pursuant to Section 5.2 and (iv) the Incentive Distribution Rights.~~

Section 5.4 Interest and Withdrawal.

No interest shall be paid by the Partnership on Capital Contributions. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Act.

Section 5.5 Capital Accounts.

(a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv) and the methodology set forth in Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s). Such Capital Account shall in respect of each such Partnership Interest be increased by (i) the amount of all cash and the Net Agreed Value of any property contributed to the Partnership with respect to such Partnership Interest and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest and (y) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1. The Partnership shall follow the methodology set forth in the

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proposed noncompensatory option regulations under Proposed Treasury Regulation Sections 1.704-1, 1.721-2 and 1.761-3 at all times, including when the assets of the Partnership are revalued or any Series A Preferred Units are converted pursuant to Section 5.12(c). For the avoidance of doubt, each Series A Preferred Unit will be treated as a partnership interest in the Partnership for federal income tax purposes, and, therefore, each Record Holder of a Series A Preferred Unit will be treated as a partner in the Partnership for federal income tax purposes. The initial Capital Account balance in respect of each Series A Preferred Unit shall be the Series A Issue Price.

(b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article VI and is to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

(i) Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the applicable Group Member Agreement or governing, organizational or similar documents) of all property owned by (x) any other Group Member that is classified as a partnership for federal income tax purposes and (y) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership for federal income tax purposes of which a Group Member is, directly or indirectly, a partner.

(ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

(iii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(v) An item of income of the Partnership that is described in Section 705(a)(1)(B) of the Code (with respect to items of income that are exempt from tax) shall be treated as an item of income for the purpose of this Section 5.5(b), and an item of expense of the Partnership that is described in Section 705(a)(2)(B) of the Code (with respect to expenditures that are not deductible and not chargeable to capital accounts), shall be treated as an item of deduction for the purpose of this Section 5.5(b).

(vi) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

(c) (i) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

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(ii) ~~Subject to Section 6.7(c), immediately prior to the transfer of a Subordinated Unit or of a Subordinated Unit that has converted into a Common Unit pursuant to Section 5.7 by a holder thereof (other than a transfer to an Affiliate unless the General Partner elects to have this subparagraph 5.5(c)(ii) apply), the Capital Account maintained for such Person with respect to its Subordinated Units or converted Subordinated Units will (A) first, be allocated to the Subordinated Units or converted Subordinated Units to be transferred in an amount equal to the product of (x) the number of such Subordinated Units or converted Subordinated Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any Subordinated Units or converted Subordinated Units (“Retained Converted Subordinated Units”). Following any such allocation, the transferor’s Capital Account, if any, maintained with respect to the retained Subordinated Units or Retained Converted Subordinated Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the transferee’s Capital Account established with respect to the transferred Subordinated Units or converted Subordinated Units will have a balance equal to the amount allocated under clause (A) hereinabove.~~ Immediately after the issuance of Class B Units to the holder of the Incentive Distribution Rights pursuant to Section 5.11, the entire Capital Account balance of such holder with respect to its Incentive Distribution Rights immediately prior to such issuance shall (A) first, be allocated to (and will constitute such holder’s initial Capital Account balance in respect of) the Class B Units issued in an amount equal to the product of (x) the number of such Class B Units to be issued and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will constitute such holder’s Capital Account balance with respect to the Incentive Distribution Rights retained by such holder.

(d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of Partnership Interests as consideration for the provision of services, the conversion of a Series A Preferred Unit and any related issuance of additional General Partner Units pursuant to Section 5.2(~~d~~b) or the conversion of the General Partner’s Combined Interest to Common Units pursuant to Section 11.3(b), the Capital Accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance, or immediately after such conversion (with respect to the conversion of a Series A Preferred Unit) and related General Partner Unit issuance (if applicable), shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately prior to such issuance or at the time of such conversion and had been allocated to the Partners at such time pursuant to Section 6.1(c) in the same manner as any item of gain or loss actually recognized following an event giving rise to the dissolution of the Partnership would have been allocated. If the operation of this sentence is triggered by the conversion of a Series A Preferred Unit (and, if applicable, related issuance of General Partner Units pursuant to Section 5.2(~~d~~b)), any such Unrealized Gain or Unrealized Loss (or items thereof) shall be allocated (A) first to the Partners holding converted Series A Preferred Units and newly issued General Partner Units until the Capital Account of each converted Series A Preferred Unit and newly issued General Partner Unit is equal to the Per Unit Capital Amount for a then Outstanding Initial Common Unit, and (B) any remaining Unrealized Gain or Unrealized Loss shall be allocated among the Partners pursuant to Section 6.1(c) in the same manner as any item of gain or loss actually recognized would have been allocated; provided, however, if the General Partner reasonably determines that the allocations under Section 6.1(c) are not likely to properly reflect the relative economic interests of the Partners in the Partnership (taking into account the relative economic rights and the estimated values of the various classes of Units), then any such Unrealized Gain or Unrealized Loss shall be allocated in such a manner that the General Partner reasonably determines would properly reflect the relative economic interests of the Partners in the Partnership. If the Unrealized Gain or Unrealized Loss allocated as a result of the conversion of a Series A Preferred Unit is not sufficient to cause the Capital Account of each converted Series A Preferred Unit and newly issued General Partner Unit to equal the Per Unit Capital Amount for a then Outstanding Initial Common Unit, then Capital Account balances shall be reallocated between the Partners holding

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converted Series A Preferred Units and newly issued General Partner Units, and the Partners holding Common Units (other than converted Series A Preferred Units), so as to cause the Capital Account of each converted Series A Preferred Unit and ~~each~~ newly issued General Partner Unit to equal the Per Unit Capital Amount for a then Outstanding Initial Common Unit, in accordance with Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3). In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets immediately prior to the issuance of additional Partnership Interests, or immediately after the conversion of a Series A Preferred Unit, as the case may be, shall be determined by the General Partner using such method of valuation as it may adopt. In this regard, the General Partner may in its discretion use methods that are based on estimates of the actual values that could be realized in an arm’s length sale of the Partnership’s assets (notwithstanding that such asset values may not be consistent with Common Unit trading prices at such time) or, alternatively, may first determine an aggregate value for the Partnership, based on the current trading price of the Common Units, and taking fully into account the fair market value of the Partnership Interests of all Partners at such time; provided, however, that, in any case, the General Partner shall reduce the fair market value of all Partnership assets by the excess, if any, of the fair market value of any Series A Preferred Units that have not yet been converted (and related General Partner Units that would be issued under Section 5.2(~~d~~b) if all such remaining Series A Preferred Units were then converted) over the aggregate Issue Price of such Series A Preferred Units to the extent of any Unrealized Gain that has not been reflected in the Partners’ Capital Accounts previously pursuant to Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2). The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines) to arrive at a fair market value for individual properties.

(ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1(c) in the same manner as any item of gain or loss actually recognized following an event giving rise to the dissolution of the Partnership would have been allocated; provided, however, if the General Partner reasonably determines that the allocations under Section 6.1(c) are not likely to properly reflect the relative economic interests of the Partners in the Partnership (taking into account the relative economic rights and the estimated values of the various classes of Units), then any such Unrealized Gain or Unrealized Loss shall be allocated in such a manner that the General Partner reasonably determines would properly reflect the relative economic interests of the Partners in the Partnership. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 12.4 or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such method of valuation as it may adopt.

Section 5.6 Issuances of Additional Partnership Securities.

(a) The Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners, subject to ~~Section~~Sections 5.7 and 5.12(b)(v).

(b) Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such

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designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Security; and (viii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

(c) The General Partner shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.6, (ii) the conversion of the General Partner Interest (represented by General Partner Units) or any Incentive Distribution Rights into Units pursuant to the terms of this Agreement, (iii) the issuance of Class B Units pursuant to Section 5.11 and the conversion of Class B Units into Common Units pursuant to the terms of this Agreement, (iv) the issuance of Series A Preferred Units pursuant to Section 5.12 and the conversion of Series A Preferred Units into Common Units pursuant to the terms of this Agreement, (v) the issuance of General Partner Units pursuant to Section 5.2(~~d), (vi) the conversion of Subordinated Units into Common Units pursuant to the terms of this Agreement, (vii~~b), (vi) reflecting admission of such additional Limited Partners in the books and records of the Partnership as the Record Holder of such Limited Partner Interest and (~~viii~~vii) all additional issuances of Partnership Securities. The General Partner shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Securities or in connection with the conversion of the General Partner Interest or any Incentive Distribution Rights into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed or admitted to trading.

(d) No fractional Units shall be issued by the Partnership.

Section 5.7 ~~Conversion of Subordinated Units.~~Limitation on Issuance of Additional Senior Securities. Except as otherwise specified in this Section 5.7, the issuance of Partnership Securities pursuant to Section 5.6 shall be subject to the following restrictions and limitations:

(a) ~~All of the Subordinated Units shall convert into Common Units on a one-for-one basis on the second Business Day following the distribution of Available Cash to Partners pursuant to Section 6.3(a) in respect of the final Quarter of the Subordination Period.~~Unless approved by the holders of at least a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates and excluding any Senior Securities that are convertible into Common Units), during the Senior Security Restriction Period, the Partnership shall not issue any additional Senior Securities (or options, rights, warrants or appreciation rights related thereto) other than (i) in accordance with this Section 5.7, (ii) Series A Preferred Units issued in connection with the conversion of the Convertible Debentures, if applicable, and Series A Preferred Units issued in connection with the Rights Offering and the use of proceeds therefrom, or (iii) in the event of a combination or subdivision of Senior Securities.

(b) ~~Notwithstanding Section 5.7(a) above, the Subordination Period shall terminate and all Outstanding Subordinated Units shall convert into Common Units on a one-for-one basis on the second Business Day following the distribution of Available Cash to Partners pursuant to Section 6.3(a) in respect of any Quarter ending on or after June 30, 2008 in respect of which:~~Without the prior approval of the holders of Common Units, during the Senior Security Restriction Period the Partnership may issue an unlimited number of Senior Securities

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if such issuance occurs (i) in connection with an Acquisition or Capital Improvement or (ii) within 365 days of, and the net proceeds from such issuance are used to repay debt incurred in connection with, or to replenish cash reserves to the extent drawn down in connection with, an Acquisition or Capital Improvement, in each case where such Acquisition or Capital Improvement involves assets that, if acquired (or in the case of a Capital Improvement, put into commercial service) by the Partnership as of the date that is one year prior to the first day of the Quarter in which such Acquisition was consummated or such Capital Improvement was put into commercial service (“One Year Test Period”), would have resulted, in the General Partner’s determination, in an increase in:

(i) ~~distributions of Available Cash from Operating Surplus under Section 6.4 in respect of all Outstanding Common Units, Subordinated Units and General Partner Units and any other Outstanding Units (other than the Series A Preferred Units) that are senior or equal in right of distribution to the Subordinated Units with respect to the four-Quarter period immediately preceding such date equaled or exceeded the sum of the Third Target Distribution on all of the Outstanding Common Units, Subordinated Units and General Partner Units and any other Outstanding Units (other than the Series A Preferred Units) that are senior or equal in right of distribution to the Subordinated Units during such period;~~the amount of Adjusted Operating Surplus generated by the Partnership less any cash distributions on Senior Securities on a per-Common Unit basis (for all Outstanding Common Units and excluding any Senior Securities that are convertible into Common Units) with respect to the One Year Test Period, on an estimated pro forma basis (as described below), as compared to

(ii) the actual amount of Adjusted Operating Surplus generated ~~during the four-Quarter period immediately preceding such date equaled or exceeded the sum of the Third Target Distribution on all of the Common Units, Subordinated Units and General Partner Units and any other Units that are senior or equal in right of distribution to the Subordinated Units that were Outstanding during such period on a Fully Diluted Basis; and~~by the Partnership less any cash distributions on Senior Securities on a per-Common Unit basis (for all Outstanding Common Units and excluding any Senior Securities that are convertible into Common Units) with respect to the One Year Test Period, as adjusted as provided below.

~~(iii) there are no Cumulative Common Unit Arrearages.~~

The General Partner shall determine the amount in clause (i) above using such assumptions as it believes are reasonable. There shall be excluded from the amount in clause (ii) above any Operating Surplus attributable to such Acquisition or Capital Improvement (regardless of whether such Operating Surplus is positive or negative). The number of Common Units deemed to be Outstanding for the purpose of calculating the amount in clause (ii) above shall be the weighted average number of Common Units Outstanding during the One Year Test Period. For the purposes of this Section 5.7(b), the term “debt” shall be deemed to include the indebtedness used to extend, refinance, renew, replace or defease debt originally incurred in connection with an Acquisition or Capital Improvement; provided, that, the amount of such indebtedness does not exceed the principal sum of, plus accrued interest on and any prepayment penalty with respect to, the indebtedness so extended, refinanced, renewed, replaced or defeased.

(c) ~~Notwithstanding any other provision of this Agreement, all the then Outstanding Subordinated Units will automatically convert into Common Units on a one-for-one basis as set forth in, and pursuant to the terms of, Section 11.4.~~Without the prior approval of the holders of Common Units, during the Senior Security Restriction Period the Partnership may issue an unlimited number of Senior Securities if the proceeds from such issuance are used exclusively to repay indebtedness of a Group Member; provided, however, that such Senior Securities may not be issued to an Affiliate of the General Partner unless the cost to service any new indebtedness that the Partnership determines that it could issue to retire existing indebtedness (with the General Partner’s determination being conclusive) is greater than the distribution obligations associated with the Senior Securities issued in connection with its retirement and one or more of the following conditions are also met: (i) the indebtedness that is being repaid matures within 12 months of such repayment, or (ii) such indebtedness has experienced a default or event of default (even if the lenders of such indebtedness have agreed to forebear or

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waive such default or event of default) or (iii) the General Partner expects to experience a default or event of default under such indebtedness within six months of such repayment (with the General Partner’s determination being conclusive).

(d) ~~A Subordinated Unit that has converted into a Common Unit shall be subject to the provisions of Section 6.7(b) and Section 6.7(c).~~Without the prior approval of the holders of Common Units, during the Senior Security Restriction Period the Partnership may issue an unlimited number of Senior Securities if such issuances are made upon conversion, redemption or exchange of Senior Securities into or for Senior Securities of equal or lesser rank, where the aggregate amount of distributions that would have been paid with respect to such newly issued Senior Securities, plus the related distributions on the General Partner Units, in respect of the four-Quarter period ending prior to the first day of the Quarter in which the issuance is to be consummated (assuming such newly issued Senior Securities had been Outstanding throughout such period) would not have exceeded the distributions actually paid during such period on the Senior Securities that are to be converted, redeemed or exchanged, plus the related distributions on the General Partner Units.

Section 5.8 Limited Preemptive Right.

Except as provided in this Section 5.8 and in Section 5.2, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Fully-Diluted Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Securities.

Section 5.9 Splits and Combinations.

(a) Subject to Section 5.9(d), Section 6.6 and Section 6.9 (dealing with adjustments of distribution levels), the Partnership may make a pro rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Fully-Diluted Percentage Interest and Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis ~~(including any Common Unit Arrearage or Cumulative Common Unit Arrearage)~~ or stated as a number of Units ~~(including the number of Subordinated Units that may convert prior to the end of the Subordination Period)~~ are proportionately adjusted.

(b) Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates or uncertificated Partnership Securities to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but

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for the provisions of this Section 5.9(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 5.10 Fully Paid and Non-Assessable Nature of Limited Partner Interests.

All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Sections 17-607 and 17-804 of the Delaware Act.

Section 5.11 Issuance of Class B Units in Connection with Reset of Incentive Distribution Rights.

(a) Subject to the provisions of this Section 5.11, the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall have the right, at any time when ~~there are no Subordinated Units outstanding and~~ the Partnership has made a distribution pursuant to Section 6.4(b)(vii) for each of the four most recently completed Quarters and the amount of each such distribution did not exceed Adjusted Operating Surplus for such Quarter, to make an election (the “IDR Reset Election”) to cause the Minimum Quarterly Distribution and the Target Distributions to be reset in accordance with the provisions of Section 5.11(e) and, in connection therewith, the holder or holders of the Incentive Distribution Rights will become entitled to receive their respective proportionate share of a number of Class B Units derived by dividing (i) the average amount of cash distributions made by the Partnership for the two full Quarters immediately preceding the giving of the Reset Notice (as defined in Section 5.11(b)) in respect of the Incentive Distribution Rights by (ii) the average of the cash distributions made by the Partnership in respect of each Common Unit for the two full Quarters immediately preceding the giving of the Reset Notice (the number of Class B Units determined by such quotient is referred to herein as the “Aggregate Quantity of Class B Units”). Upon the issuance of such Class B Units, the Partnership will issue to the General Partner that number of additional General Partner Units equal to the product of (x) the quotient obtained by dividing (A) the Percentage Interest of the General Partner immediately prior to such issuance by (B) a percentage equal to 100% less such Percentage Interest by (y) the number of such Class B Units, and the General Partner shall not be obligated to make any additional Capital Contribution to the Partnership in exchange for such issuance. The making of the IDR Reset Election in the manner specified in Section 5.11(b) shall cause the Minimum Quarterly Distribution and the Target Distributions to be reset in accordance with the provisions of Section 5.11(e) and, in connection therewith, the holder or holders of the Incentive Distribution Rights will become entitled to receive Class B Units and General Partner Units on the basis specified above, without any further approval required by the General Partner or the Unitholders, at the time specified in Section 5.11(c) unless the IDR Reset Election is rescinded pursuant to Section 5.11(d).

(b) To exercise the right specified in Section 5.11(a), the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall deliver a written notice (the “Reset Notice”) to the Partnership. Within 10 Business Days after the receipt by the Partnership of such Reset Notice, the Partnership shall deliver a written notice to the holder or holders of the Incentive Distribution Rights of the Partnership’s determination of the aggregate number of Class B Units that each holder of Incentive Distribution Rights will be entitled to receive.

(c) The holder or holders of the Incentive Distribution Rights will be entitled to receive the Aggregate Quantity of Class B Units and related additional General Partner Units on the fifteenth Business Day after receipt by the Partnership of the Reset Notice, and the Partnership shall issue Certificates for the Class B Units to the holder or holders of the Incentive Distribution Rights; provided, however, that the issuance of Class B Units to the holder or holders of the Incentive Distribution Rights shall not occur prior to the approval of the listing or admission for trading of the Common Units into which the Class B Units are convertible pursuant to Section 5.11(f) by the principal National Securities Exchange upon which the Common Units are then listed or admitted for trading if any such approval is required pursuant to the rules and regulations of such National Securities Exchange.

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(d) If the principal National Securities Exchange upon which the Common Units are then traded have not approved the listing or admission for trading of the Common Units into which the Class B Units are convertible pursuant to Section 5.11(f) on or before the 30th calendar day following the Partnership’s receipt of the Reset Notice and such approval is required by the rules and regulations of such National Securities Exchange, then the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall have the right to either rescind the IDR Reset Election or elect to receive other Partnership Securities having such terms as the General Partner may approve, with the approval of the Conflicts Committee, that will provide (i) the same economic value, in the aggregate, as the Aggregate Quantity of Class B Units would have had at the time of the Partnership’s receipt of the Reset Notice, as determined by the General Partner, and (ii) for the subsequent conversion of such Partnership Securities into Common Units within not more than 12 months following the Partnership’s receipt of the Reset Notice upon the satisfaction of one or more conditions that are reasonably acceptable to the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights).

(e) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be adjusted at the time of the issuance of Class B Units or other Partnership Securities pursuant to this Section 5.11 such that (i) the Minimum Quarterly Distribution shall be reset to equal the average cash distribution amount per Common Unit for the two Quarters immediately prior to the Partnership’s receipt of the Reset Notice (the “Reset MQD”), (ii) the First Target Distribution shall be reset to equal 115% of the Reset MQD, (iii) the Second Target Distribution shall be reset to equal to 125% of the Reset MQD and (iv) the Third Target Distribution shall be reset to equal 150% of the Reset MQD.

(f) Any holder of Class B Units shall have the right to elect, by giving written notice to the General Partner, to convert all or a portion of the Class B Units held by such holder, at any time following the first anniversary of the issuance of such Class B Units, into Common Units on a one-for-one basis, such conversion to be effective on the second Business Day following the General Partner’s receipt of such written notice.

Section 5.12 Establishment of Series A Preferred Units.

(a) General. The Partnership hereby designates and creates a series of Units to be designated as “Series A Preferred Units” having the same rights and preferences, and subject to the same duties and obligations as the Common Units, except as set forth in this Section 5.12, Section 6.1, Section 6.2, Section 6.4, Section 6.5 and Section 12.4(c).

(b) Voting Rights Applicable to Series A Preferred Units. Except as otherwise provided below, the Series A Preferred Units shall have voting rights that are identical to the voting rights of the Common Units and shall vote with the Common Units as a single class, so that each Series A Preferred Unit will be entitled to one vote for each Common Unit into which such Series A Preferred Units are convertible on each matter with respect to which each Common Unit is entitled to vote. Each reference in this Agreement to a vote of holders of Common Units shall be deemed to be a reference to the holders of Common Units and Series A Preferred Units on an “as if” converted basis. In addition, the Series A Preferred Units shall be treated on an “as if” converted basis with respect to each reference in this Agreement to a vote of the Outstanding Units. Notwithstanding any other provision of this Agreement (except for the last sentence of this Section 5.12(b)), in addition to all other requirements imposed by the Delaware Act, and all other voting rights granted under this Agreement, the affirmative vote of the holders of a majority of the Outstanding Series A Preferred Units, voting separately as a class based upon one vote per Series A Preferred Unit, shall be necessary on any matter (including a merger, consolidation or business combination) that adversely affects any of the rights, preferences and privileges of the Series A Preferred Units or amends or modifies any of the terms of the Series A Preferred Units in any material respect or affects the holders of the Series A Preferred Units disproportionately in relation to the holders of Common Units. Without limiting the generality of the preceding sentence, each of the following actions shall be deemed to adversely affect the holders of the Series A Preferred Units in a material respect and/or affect the

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holders of the Series A Preferred Units disproportionately in relation to the holders of Common Units, if such action would:

(i) reduce the Series A Quarterly Distribution Amount, change the time or form of payment of distributions, defer the date from which distributions on the Series A Preferred Units will accrue, cancel or reduce Series A Cumulative Distribution Arrearages, or change the relative seniority rights of the Series A Unitholders as to the payment of distributions in relation to the holders of any other Units;

(ii) reduce the amount payable or change the form of payment to the holders of the Series A Preferred Units upon the voluntary or involuntary liquidation, dissolution or winding up, or sale of all or substantially all of the assets, of the Partnership, or change the seniority of the liquidation preferences of the holders of the Series A Preferred Units relative to the rights upon liquidation of the holders of any other Units;

(iii) except as provided in Section 5.12(c)(ii), make the Series A Preferred Units redeemable or convertible at the option of the Partnership, or modify the conditions that must have occurred for such conversion option to be exercised; or

(iv) result in the issuance by the Partnership of any Series A Senior Securities, Series A Parity Securities or Series A Preferred Units, except for Series A Preferred Units issued in connection with the conversion of the Convertible Debentures, if applicable, and ~~a rights offering to holders of Common Units as contemplated in the Global Transaction Agreement~~Series A Preferred Units issued in connection with the Rights Offering.

~~Notwithstanding anything in this Agreement to the contrary, the holders of the Series A Preferred Units shall not be entitled to vote on the Unitholder Proposals.~~

(c) Conversion.

(i) At the Option of the Series A Unitholder. At any time and from time to time ~~commencing on the earlier to occur of (i) the second Business Day following the Record Date for the Special Distribution or (ii) the eleventh Business Day following the Termination Date, the~~ beginning on the eleventh Trading Day after the date of the Unitholder Meeting, a Series A Unitholder may elect to convert such Series A Preferred Units ~~shall be convertible~~held by such holder, in whole or in part, ~~upon the request of the Series A Unitholder~~ into a number of Common Units determined by dividing the product of the Series A Issue Price and the number of Series A Preferred Units to be converted by the Series A Conversion Price. To convert Series A Preferred Units into Common Units pursuant to this Section 5.12(c)(i), the Converting Unitholder shall give written notice (a “Series A Conversion Notice”) to the Transfer Agent stating that such holder elects to so convert Series A Preferred Units and shall state therein with respect to Series A Preferred Units to be converted pursuant to this Section 5.12(c)(i): (a) the number of Series A Preferred Units to be converted and (b) the name or names in which such holder wishes the certificate or certificates for Common Units to be issued. The date any Series A Conversion Notice is received shall be hereinafter be referred to as a “Series A Conversion Notice Date.”

(ii) At the Option of the Partnership. In the event that (A) a number of Series A Preferred Units equal to 50% or more of the cumulative number of Series A Preferred Units issued on the Series A Closing Date and upon conversion of the Convertible Debentures (only to the extent such Convertible Debentures have converted into Series A Preferred Units) less the number of Repurchased Preferred Units are converted into Common Units pursuant to Section 5.12(c)(i) and there are no Series A Cumulative Distribution Arrearages or (B) the As-Converted Distribution Amount with respect to the two-Quarter period immediately preceding such date equaled or exceeded the actual distribution of Available Cash from Operating Surplus for such period under Section 6.4 for each Outstanding Series A Preferred Unit at a time when there are no Series A Cumulative Distribution Arrearages and there has been a Class Action Litigation Resolution~~, then, in either~~ or (C) at any time on or after October 25, 2015, (x) the daily volume-weighted average trading price of the Common Units on the National Securities Exchange on which the Common Units are listed or admitted to trading is greater than one hundred thirty percent (130%) of the Series A Conversion Price for twenty out of

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the trailing thirty Trading Days ending two Trading Days before the Partnership furnishes the Series A Forced Conversion Notice discussed below and (y) the average trading volume of Common Units on the National Securities Exchange upon which such Common Units are listed or admitted to trading has exceeded 20,000 Common Units for twenty of the trailing thirty Trading Days ending two Trading Days before the Partnership furnishes the Series A Forced Conversion Notice, as adjusted for events specified in Section 5.12(c)(iv), then, in any such case, the Partnership shall have the option at any time and from time to time to convert all, but not less than all, of the Series A Preferred Units then Outstanding into a number of Common Units determined by dividing the product of the Series A Issue Price and the number of Series A Preferred Units then Outstanding by the Series A Conversion Price. To convert Series A Preferred Units into Common Units pursuant to this Section 5.12(c)(ii), the Partnership shall give written notice (a “Series A Forced Conversion Notice”, and the date such notice is received, a “Series A Forced Conversion Notice Date”) to each holder of Series A Preferred Units stating that the Partnership elects to force conversion of such Series A Preferred Units pursuant to this Section 5.12(c)(ii) and shall state therein (i) the Series A Conversion Price on the Series A Forced Conversion Notice Date, and (ii) the Partnership’s computation of the number of Common Units to be received by the holder upon the Series A Conversion Date.

(iii) Timing; Certificates. ~~If~~The conversion of Series A Preferred Units shall become effective (the “Conversion Effective Time”) (x) in the case of Series A Preferred Units that are being converted pursuant to Section 5.12(c)(i), as of the last day of a Quarter in which a Series A Conversion Notice is delivered by a Converting Unitholder to the Partnership pursuant to Section 5.12(c)(i)~~, or~~ with respect to such Series A Preferred Units and (y) in the case of Series A Preferred Units that are being converted pursuant to Section 5.12(c)(ii), as of the date that a Series A Forced Conversion Notice is delivered by the Partnership ~~to a Series A Unitholder~~ pursuant to Section 5.12(c)(ii)~~, the~~. The Partnership shall issue the Common Units to be issued upon conversion of Series A Preferred Units under this Section 5.12(c) no later than seven (7) days after ~~a Series A Conversion Notice Date or a Series A Forced Conversion Date, as the case may be~~the Conversion Effective Time (any date of issuance of such Common Units, a “Series A Conversion Date”). On the Series A Conversion Date and subject to the book-entry provisions set forth below, such holder shall surrender the certificate or certificates representing the Series A Preferred Units being converted, duly endorsed, at the office of the Partnership or, if identified in writing to such holder by the Partnership, at the offices of any transfer agent for such Units. On the Series A Conversion Date, the Partnership shall issue to such holder a certificate or certificates for the number of Common Units to which such holder shall be entitled. In lieu of delivering physical certificates representing the Common Units issuable upon conversion of Series A Preferred Units, provided the Transfer Agent is participating in the Depository’s Fast Automated Securities Transfer program, upon request of the holder, the Partnership shall use its commercially reasonable efforts to cause its Transfer Agent to electronically transmit the Common Units issuable upon conversion to the holder, by crediting the account of the holder’s prime broker with the Depository through its Deposit Withdrawal Agent Commission system. The parties agree to coordinate with the Depository to accomplish this objective.

(iv) Distributions, Combinations, Subdivisions and Reclassifications by the Partnership. If after ~~the Series A Issuance Date~~October 25, 2010 the Partnership (A) makes a distribution on its Common Units in Common Units, (B) subdivides or splits its outstanding Common Units into a greater number of Common Units, (C) combines or reclassifies its Common Units into a smaller number of Common Units or (D) issues by reclassification of its Common Units any Partnership Securities (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), then the Series A Ceiling Price, Series A Midpoint Price, Series A Floor Price and Series A ~~Floor~~Conversion Price in effect at the time of the Record Date for such distribution or the effective date of such subdivision, split, combination, or reclassification shall be proportionately adjusted so that the conversion of the Series A Preferred Units after such time shall entitle the holder to receive the aggregate number of Common Units (or shares of any Partnership Securities into which such shares of Common Units would have been combined, consolidated, merged or reclassified pursuant to clauses (C) or (D) above) that such holder would have been entitled to receive if the Series A Preferred Units had been converted into Common Units immediately prior to such Record Date or effective date, as the case may be, and in the case

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of a merger, consolidation or business combination in which the Partnership is the surviving Person, the Partnership shall provide effective provisions to ensure that the provisions in this Section 5.12 relating to the Series A Preferred Units shall not be abridged or amended and that the Series A Preferred Units shall thereafter retain the same powers, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Series A Preferred Units had immediately prior to such transaction or event. An adjustment made pursuant to this Section 5.12(c)(iv) shall become effective immediately after the Record Date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person) or split. Such adjustment shall be made successively whenever any event described above shall occur. The Partnership agrees that it will act in good faith to make any adjustment(s) required by this Section 5.12(b)(iv) equitably and in such a manner as to afford the holders of Series A Preferred Units the benefits of the provisions hereof, and will not take any action to deprive such holders of the benefit hereof.

(v) Rights For Quarter in Which Conversion Occurs. Immediately upon ~~any~~the Conversion Effective Time of a conversion of Series A Preferred Units, all rights of the Converting Unitholder in respect thereof shall cease, including, without limitation, any accrual of distributions, and such Converting Unitholder shall be treated for all purposes as the owner of Common Units. Notwithstanding anything in Article VI to the contrary, with respect to Series A Preferred Units that ~~are converted into Common Units during~~have a Conversion Effective Time which occurs on or prior to the last day of a Quarter, the holder thereof shall not be entitled to a Series A Preferred Unit distribution and a Common Unit distribution with respect to such Quarter, but shall be entitled only to the distribution to be paid based upon the class of Units held as of the close of business on the applicable Record Date for such Quarter. For the avoidance of doubt, if ~~a Series A Conversion Notice Date or a Series A Forced Conversion Notice Date, as applicable, occurs~~the Conversion Effective Time occurs with respect to a Series A Preferred Unit prior to the close of business on a Record Date for payment of a distribution on the Series A Preferred Units and prior to the close of business on a Record Date for payment of a distribution on the Common Units, the applicable holder of such Series A Preferred ~~Units~~Unit shall receive only the Common Unit distribution with respect to such period.

(vi) Fully Paid and Non-assessable. Any Common Units delivered as a result of conversion pursuant to this Section 5.12 shall be validly issued, fully paid and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Act), free and clear of any liens, claims, rights or encumbrances other than those arising under the Delaware Act or this Agreement or created by the holders thereof.

(vii) No Fractional Common Units. Fractional Common Units shall not be issued to any person pursuant to this Section 5.12(c) (each fractional Common Unit shall be rounded to the nearest whole Common Unit (and a 0.5 Common Unit shall be rounded to the next higher Common Unit)).

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

Section 6.1 Allocations for Capital Account Purposes.

For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Sections 5.5(b) and (d)) shall be allocated (subject to Section 12.4) among the Partners in each taxable year (or portion thereof) as provided herein below.

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(a) Net Income. After giving effect to the special allocations set forth in Section 6.1(d), Net Income for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year shall be allocated as follows:

(i) First, 100% to the General Partner, in an amount equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 6.1(b)(iv) for all previous taxable years until the aggregate Net Income allocated to the General Partner pursuant to this Section 6.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 6.1(b)(iv) for all previous taxable years;

(ii) Second, (A) to the General Partner in accordance with its Percentage Interest and (B) to all Unitholders holding Series A Preferred Units, a percentage equal to 100% less the General Partner’s Percentage Interest (and among such Unitholders in proportion to the respective differences between the Capital Account balances and the Series A Liquidation Values for such Series A Preferred Units), until the Capital Account in respect of each Outstanding Series A Preferred Unit has been increased to an amount equal to the Series A Liquidation Value;

(iii) Third, 100% to the General Partner and the Unitholders holding Common Units~~,~~ or Class B ~~Units or Subordinated~~ Units, in proportion to, and until the aggregate Net Income allocated to such Partners pursuant to this Section 6.1(a)(iii) for the current taxable year and all previous taxable years is equal to, the aggregate Net Losses allocated to such Partners pursuant to Section 6.1(b)(ii) for all previous taxable years; and

(iv) Fourth, the balance, if any, (A) to the General Partner in accordance with its Percentage Interest and (B) to all Unitholders holding Common Units~~,~~ or Class B ~~Units or Subordinated~~ Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest.

(b) Net Losses. After giving effect to the special allocations set forth in Section 6.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

(i) First, 100% to the General Partner and the Unitholders holding Common Units~~,~~ or Class B ~~Units or Subordinated~~ Units, in proportion to, and until the aggregate Net Losses allocated pursuant to this Section 6.1(b)(i) for the current taxable year and all previous taxable years is equal to, the aggregate Net Income allocated to such Partners pursuant to Section 6.1(a)(iv) for all previous taxable years, provided that the Net Losses shall not be allocated pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account);

(ii) Second, (A) to the General Partner in accordance with its Percentage Interest and (B) to all Unitholders holding Common Units~~,~~ or Class B ~~Units or Subordinated~~ Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest; provided, that Net Losses shall not be allocated pursuant to this Section 6.1(b)(ii) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and

(iii) Third, (A) to the General Partner in accordance with its Percentage Interest and (B) to all Unitholders holding Series A Preferred Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until the Capital Account in respect of each Outstanding Series A Preferred Unit has been reduced to zero;

(iv) Fourth, the balance, if any, 100% to the General Partner.

(c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 6.1(d) and the guaranteed payments set forth in Section 6.1(d)(iii)(A), all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable

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period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of Available Cash provided under Section 6.4 and Section 6.5 have been made; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.

(i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Gain shall be allocated among the Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

(A) First, to each Partner having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account;

(B) Second, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Series A Preferred Units, a percentage equal to 100% less the General Partner’s Percentage Interest (and among such Unitholders in proportion to the respective differences between the Capital Account balances and the Series A Liquidation Values for such Units), until the Capital Account in respect of each Series A Preferred Unit has been increased to an amount equal to the Series A Liquidation Value;

(C) Third, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price~~,~~ and (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to ~~Section 6.4(a)(iii) or~~ Section 6.4(b)(iii) with respect to such Common Unit for such Quarter (the amount determined pursuant to this clause (2) is hereinafter defined as the “Unpaid MQD”) ~~and (3) any then existing Cumulative Common Unit Arrearage~~;

(D) Fourth, if such Net Termination Gain is recognized (or is deemed to be recognized) prior to the conversion of the last Outstanding Class B Unit, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Class B Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until the Capital Account in respect of each Class B Unit then Outstanding equals the sum of (1) its Unrecovered Initial Unit Price, and (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(b)(iii) with respect to such Class B Unit for such Quarter;

~~(E) Fifth, if such Net Termination Gain is recognized (or is deemed to be recognized) prior to the conversion of the last Outstanding Subordinated Unit, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Subordinated Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until the Capital Account in respect of each Subordinated Unit then Outstanding equals the sum of (1) its Unrecovered Initial Unit Price and (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(v) with respect to such Subordinated Unit for such Quarter;~~

(E) ~~(F) Sixth~~Fifth, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units~~,~~ or Class B ~~Units or Subordinated~~ Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price, (2) the Unpaid MQD, ~~(3) any then existing Cumulative Common Unit Arrearage, and (4~~ and (3) the excess of (aa) the First Target Distribution less the Minimum Quarterly Distribution for each Quarter of the Partnership’s existence over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to ~~Section 6.4(a)(vi) and~~ Section 6.4(b)(iv) (the sum of (1), (2), (3) and (4) is hereinafter defined as the “First Liquidation Target Amount”);

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(F) ~~(G) Seventh~~Sixth, (x) to the General Partner in accordance with its Percentage Interest, (y) 13% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) to all Unitholders holding Common Units~~,~~ or Class B ~~Units or Subordinated~~ Units, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (x) and (y) of this clause (G), until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the First Liquidation Target Amount, and (2) the excess of (aa) the Second Target Distribution less the First Target Distribution for each Quarter of the Partnership’s existence over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(~~a)(vii) and Section 6.4(~~b)(v) (the sum of (1) and (2) is hereinafter defined as the “Second Liquidation Target Amount”);

(G) ~~(H) Eighth~~Seventh, (x) to the General Partner in accordance with its Percentage Interest, (y) 23% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) to all Unitholders holding Common Units~~,~~ or Class B ~~Units or Subordinated~~ Units, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (x) and (y) of this clause (H), until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the Second Liquidation Target Amount, and (2) the excess of (aa) the Third Target Distribution less the Second Target Distribution for each Quarter of the Partnership’s existence over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(~~a)(viii) and Section 6.4(~~b)(vi); and

~~(H) (I)~~ Finally, (x) to the General Partner in accordance with its Percentage Interest, (y) 48% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) to all Unitholders holding Common Units~~,~~ or Class B ~~Units or Subordinated~~ Units, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (x) and (y) of this clause (H).

(ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Loss shall be allocated among the Partners in the following manner:

~~(A) First, if such Net Termination Loss is recognized (or is deemed to be recognized) prior to the conversion of the last Outstanding Subordinated Unit, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Subordinated Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until the Capital Account in respect of each Subordinated Unit then Outstanding has been reduced to zero;~~

(A) ~~(B) Second~~First, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Class B Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until the Capital Account in respect of each Class B Unit then Outstanding has been reduced to zero;

(B) ~~(C) Third~~Second, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until the Capital Account in respect of each Common Unit then Outstanding has been reduced to zero; and

(C) ~~(D) Fourth~~Third, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Series A Preferred Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until the Capital Account in respect of each Series A Preferred Unit has been reduced to zero;

(D) ~~(E) Fifth~~Fourth, the balance, if any, 100% to the General Partner.

(d) Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period:

(i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent

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periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Section 6.1(d)(vi) and Section 6.1(d)(vii)). This Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d), other than Section 6.1(d)(i) and other than an allocation pursuant to Section 6.1(d)(vi) and Section 6.1(d)(vii), with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) 707(c) Payments; Priority Allocations.

(A) Any distribution in respect of a Series A Preferred Unit, and any distribution to the General Partner, pursuant to Section 6.4(a)(i), Section 6.4(a)(ii), Section 6.4(b)(i), Section 6.4(b)(ii) or clause (i) of Section 6.5 shall be treated as a guaranteed payment pursuant to Section 707(c) of the Code. Such guaranteed payment shall be deemed to have accrued as of the Record Date for the distribution to which such guaranteed payment relates and shall be allocated to the Record Holder of such Series A Preferred Unit or General Partner Unit, as the case may be, on such Record Date.

(B) If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed (x) in respect of a Series A Preferred Unit pursuant to Section 6.4(a)(i), Section 6.4(a)(ii), Section 6.4(b)(i), Section 6.4(b)(ii) or clause (i) of Section 6.5 or (y) in respect of any Unit pursuant to Section 12.4) to any Unitholder with respect to its Units for a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed (except cash or property distributed (x) in respect of a Series A Preferred Unit pursuant to Section 6.4(a)(i), Section 6.4(a)(ii), Section 6.4(b)(i), Section 6.4(b)(ii) or clause (i) of Section 6.5 or (y) in respect of any Unit pursuant to Section 12.4) to the other Unitholders with respect to their Units (on a per Unit basis), then (1) there shall be allocated income and gain to each Unitholder receiving such greater cash or property distribution until the aggregate amount of such items allocated pursuant to this Section 6.1(d)(iii)(B) for the current taxable year and all previous taxable years is equal to the product of (aa) the amount by which the distribution (on a per Unit basis) to such Unitholder exceeds the distribution (on a per Unit basis) to the Unitholders receiving the smallest distribution and (bb) the number of Units owned by the Unitholder receiving the greater distribution; and (2) the General Partner shall be allocated income and gain in an aggregate amount equal to the product obtained by multiplying (aa) the quotient determined by dividing (x) the General Partner’s Percentage Interest at the time in which the greater cash or property distribution occurs by (y) 100% less the General Partner’s Percentage Interest at the time in which the greater cash or property distribution occurs times (bb) the sum of the amounts allocated in clause (1) above.

(C) After the application of Section 6.1(d)(iii)(B), all or any portion of the remaining items of Partnership income or gain for the taxable period, if any, shall be allocated (1) to the holders of Incentive Distribution Rights, Pro Rata, until the aggregate amount of such items allocated to the holders of Incentive Distribution Rights pursuant to this Section 6.1(d)(iii)(C) for the current taxable year and all previous

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taxable years is equal to the cumulative amount of all Incentive Distributions made to the holders of Incentive Distribution Rights from the Closing Date to a date 45 days after the end of the current taxable year; and (2) to the General Partner an amount equal to the product obtained by multiplying (aa) an amount equal to the quotient determined by dividing (x) the General Partner’s Percentage Interest by (y) 100% less the General Partner’s Percentage Interest times (bb) the sum of the amounts allocated in clause (1) above.

(iv) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(d)(i) or Section 6.1(d)(ii).

(v) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(d)(v) were not in this Agreement.

(vi) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines that the Partnership’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

(viii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

(ix) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(x) Economic Uniformity.

~~(A) At the election of the General Partner with respect to any taxable period ending upon, or after, the termination of the Subordination Period, all or a portion of the remaining items of Partnership income or~~

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~~gain for such taxable period, after taking into account allocations pursuant to Section 6.1(d)(iii), shall be allocated 100% to each Partner holding Subordinated Units that are Outstanding as of the termination of the Subordination Period (“Final Subordinated Units”) in the proportion of the number of Final Subordinated Units held by such Partner to the total number of Final Subordinated Units then Outstanding, until each such Partner has been allocated an amount of income or gain that increases the Capital Account maintained with respect to such Final Subordinated Units to an amount equal to the product of (A) the number of Final Subordinated Units held by such Partner and (B) the Per Unit Capital Amount for a Common Unit. The purpose of this allocation is to establish uniformity between the Capital Accounts underlying Final Subordinated Units and the Capital Accounts underlying Common Units held by Persons other than the General Partner and its Affiliates immediately prior to the conversion of such Final Subordinated Units into Common Units. This allocation method for establishing such economic uniformity will be available to the General Partner only if the method for allocating the Capital Account maintained with respect to the Subordinated Units between the transferred and retained Subordinated Units pursuant to Section 5.5(c)(ii) does not otherwise provide such economic uniformity to the Final Subordinated Units.~~

~~(B)~~ At the election of the General Partner with respect to any taxable period ending upon, or after, the conversion of the Class B Units pursuant to Section 5.11(f), all or a portion of the remaining items of Partnership income or gain for such taxable period, after taking into account allocations pursuant to Section 6.1(d)(iii) ~~and Section 6.1(d)(x)(A)~~, or all or a portion of the Partnership’s items of loss and deduction, shall be allocated 100% to the holder or holders of the Common Units resulting from the conversion pursuant to Section 5.11(f) (“Converted Common Units”) in the proportion of the number of the Converted Common Units held by such holder or holders to the total number of Converted Common Units then Outstanding, until each such holder has been allocated an amount of income or gain that increases, or an amount of loss and deduction, as the case may be, the Capital Account maintained with respect to such Converted Common Units to an amount equal to the product of (A) the number of Converted Common Units held by such holder and (B) the Per Unit Capital Amount for a Common Unit. The purpose of this allocation is to establish uniformity between the Capital Accounts underlying Converted Common Units and the Capital Accounts underlying Common Units held by Persons other than the General Partner and its Affiliates immediately prior to the receipt of Common Units pursuant to Section 5.11(f).

(xi) Curative Allocation.

(A) Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 6.1(d)(xi)(A) shall only be made with respect to Required Allocations to the extent the General Partner determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 6.1(d)(xi)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner determines that such allocations are likely to be offset by subsequent Required Allocations.

(B) The General Partner shall, with respect to each taxable period, (1) apply the provisions of Section 6.1(d)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(d)(xi)(A) among the Partners in a manner that is likely to minimize such economic distortions.

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(xii) Corrective and Other Allocations. In the event of any allocation of Additional Book Basis Derivative Items or any Book-Down Event or any recognition of a Net Termination Loss, the following rules shall apply:

(A) Except as provided in Section 6.1(d)(xii)(B), in the case of any allocation of Additional Book Basis Derivative Items (other than an allocation of Unrealized Gain or Unrealized Loss under Section 5.5(d) hereof) with respect to any Partnership property, the General Partner shall allocate such Additional Book Basis Derivative Items (1) to (aa) the holders of Incentive Distribution Rights and (bb) the General Partner in the same manner that the Unrealized Gain or Unrealized Loss attributable to such property is allocated pursuant to Section 5.5(d)(i) or Section 5.5(d)(ii) and (2) to all Unitholders, in proportion to, and to the extent that, the Unrealized Gain or Unrealized Loss attributable to such property is allocated to any Unitholders pursuant to Section 5.5(d)(i) or Section 5.5(d)(ii).

(B) In the case of any allocation of Additional Book Basis Derivative Items (other than an allocation of Unrealized Gain or Unrealized Loss under Section 5.5(d) hereof or an allocation of Net Termination Gain or Net Termination Loss pursuant to Section 6.1(c) hereof) as a result of a sale or other taxable disposition of any Partnership asset that is an Adjusted Property (“Disposed of Adjusted Property”), the General Partner shall allocate (1) additional items of income and gain (aa) away from the holders of Incentive Distribution Rights and the General Partner and (bb) to the Unitholders, or (2) additional items of deduction and loss (aa) away from the Unitholders and (bb) to the holders of Incentive Distribution Rights and the General Partner, to the extent that the Additional Book Basis Derivative Items allocated to the Unitholders exceed their Share of Additional Book Basis Derivative Items with respect to such Disposed of Adjusted Property. For this purpose, the Unitholders shall be treated as being allocated Additional Book Basis Derivative Items to the extent that such Additional Book Basis Derivative Items have reduced the amount of income that would otherwise have been allocated to the Unitholders under this Agreement (e.g., Additional Book Basis Derivative Items taken into account in computing cost of goods sold would reduce the amount of book income otherwise available for allocation among the Partners). Any allocation made pursuant to this Section 6.1(d)(xii)(B) shall be made after all of the other Agreed Allocations have been made as if this Section 6.1(d)(xii) were not in this Agreement and, to the extent necessary, shall require the reallocation of items that have been allocated pursuant to such other Agreed Allocations.

(C) In the case of any negative adjustments to the Capital Accounts of the Partners resulting from a Book-Down Event or from the recognition of a Net Termination Loss, such negative adjustment (1) shall first be allocated, to the extent of the Aggregate Remaining Net Positive Adjustments, in such a manner, as determined by the General Partner, that to the extent possible the aggregate Capital Accounts of the Partners will equal the amount that would have been the Capital Account balance of the Partners if no prior Book-Up Events had occurred, and (2) any negative adjustment in excess of the Aggregate Remaining Net Positive Adjustments shall be allocated pursuant to Section 6.1(c) hereof.

(D) In making the allocations required under this Section 6.1(d)(xii), the General Partner may apply whatever conventions or other methodology it determines will satisfy the purpose of this Section 6.1(d)(xii).

Section 6.2 Allocations for Tax Purposes.

(a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.

(b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

(i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation

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between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1.

(ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.5(d)(i) or Section 5.5(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1.

(iii) The General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

(c) For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

(d) The General Partner may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership’s common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6), Treasury Regulation Section 1.197-2(g)(3), the legislative history to Section 743 or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests, so long as such conventions would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.

(e) In accordance with Treasury Regulation Section 1.1245-1(e), any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Partnership; provided, however,

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that such allocations, once made, shall be adjusted (in the manner determined by the General Partner) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(g) Each item of Partnership income, gain, loss and deduction, for federal income tax purposes, shall be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the National Securities Exchange on which the Partnership Interests are listed or admitted to trading on the first Business Day of each month; provided, however, such items for the period beginning on the Closing Date and ending on the last day of the month in which the Option Closing Date or the expiration of the Over-Allotment Option occurs shall be allocated to the Partners as of the opening of the National Securities Exchange on which the Partnership Interests are listed or admitted to trading on the first Business Day of the next succeeding month; and provided, further, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the General Partner, shall be allocated to the Partners as of the opening of the National Securities Exchange on which the Partnership Interests are listed or admitted to trading on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

(h) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner.

(i) If Capital Account balances are reallocated between the Partners in accordance with Section 5.5(d)(i) hereof and Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(4), beginning with the year of reallocation and continuing until the allocations required are fully taken into account, the Partnership shall make corrective allocations (allocations of items of gross income or gain or loss or deduction for federal income tax purposes that do not have a corresponding book allocation) to take into account the Capital Account reallocation, as provided in Proposed Treasury Regulation Section 1.704-1(b)(4)(x).

Section 6.3 Requirement and Characterization of Distributions; Distributions to Record Holders.

(a) Within 45 days following the end of each Quarter ~~commencing with the Quarter ending on September 30, 2007,~~, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the General Partner. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Partnership to the Partners pursuant to Section 6.4 equals the Operating Surplus from the Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 6.5, be deemed to be “Capital Surplus.” Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate the Delaware Act or any other applicable law.

(b) Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(c) The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

(d) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest

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as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 6.4 Distributions of Available Cash from Operating Surplus.

(a) During ~~Subordination~~the Eight Quarter Period. Available Cash with respect to any Quarter within the ~~Subordination~~Eight Quarter Period that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or 6.5 shall, subject to Section 17-607 of the Delaware Act, be distributed as follows, except as otherwise contemplated by Section 5.6 in respect of other Partnership Securities issued pursuant thereto:

(i) First, (A) to the General Partner in accordance with its Percentage Interest and (B) to all Unitholders holding Series A Preferred Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Series A Preferred Unit then Outstanding an amount equal to the Series A Quarterly Distribution Amount;

(ii) Second, (A) to the General Partner in accordance with its Percentage Interest and (B) to all Unitholders holding Series A Preferred Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Series A Preferred Unit then Outstanding an amount equal to the Series A Cumulative Distribution Arrearage; and

~~(iii) Third, (A) to the General Partner in accordance with its Percentage Interest and (B) to the Unitholders holding Common Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;~~

~~(iv) Fourth, (A) to the General Partner in accordance with its Percentage Interest and (B) to the Unitholders holding Common Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage existing with respect to such Quarter;~~

~~(v) Fifth (A) to the General Partner in accordance with its Percentage Interest and (B) to the Unitholders holding Subordinated Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Subordinated Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;~~

~~(vi) Sixth, (A) to the General Partner in accordance with its Percentage Interest and (B) to all Unitholders holding Common Units, Class B Units or Subordinated Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Common Unit, Class B Unit and Subordinated Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;~~

~~(vii) Seventh, (A) to the General Partner in accordance with its Percentage Interest, (B) 13% to the holders of the Incentive Distribution Rights, Pro Rata, and (C) to all Unitholders holding Common Units, Class B Units or Subordinated Units, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (A) and (B) of this clause (vii), until there has been distributed in respect of each Common Unit, Class B Unit and Subordinated Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;~~

~~(viii) Eighth, (A) to the General Partner in accordance with its Percentage Interest, (B) 23% to the holders of the Incentive Distribution Rights, Pro Rata, and (C) to all Unitholders holding Common Units, Class B Units or Subordinated Units, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (A) and (B) of this subclause (viii), until there has been distributed in respect of each Common Unit, Class B Unit and Subordinated Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and~~

(iii) ~~(ix)~~ Thereafter, (A) to the General Partner in accordance with its Percentage Interest~~,~~ and (B) ~~48% to the holders of the Incentive Distribution Rights, Pro Rata, and (C) to all~~to the Unitholders holding

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Common Units, ~~Class B Units or Subordinated Units, Pro Rata,~~ Pro Rata, a percentage equal to 100% less the ~~sum of the percentages applicable to subclauses (A) and (B) of this clause (ix);~~General Partner’s Percentage Interest.

~~provided, however, if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Sections 6.4(a)(i) and 6.4(a)(ii) and then Section 6.4(a)(ix).~~

(b) After ~~Subordination~~the Eight Quarter Period. Available Cash with respect to any Quarter after the ~~Subordination~~Eight Quarter Period that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or Section 6.5, subject to Section 17-607 of the Delaware Act, shall be distributed as follows, except as otherwise required by Section 5.6(b) in respect of additional Partnership Securities issued pursuant thereto:

(i) First, (A) to the General Partner in accordance with its Percentage Interest and (B) to all Unitholders holding Series A Preferred Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Series A Preferred Unit then Outstanding an amount equal to the Series A Quarterly Distribution Amount;

(ii) Second, (A) to the General Partner in accordance with its Percentage Interest and (B) to all Unitholders holding Series A Preferred Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Series A Preferred Unit then Outstanding an amount equal to the Series A Cumulative Distribution Arrearage;

(iii) Third, (A) to the General Partner in accordance with its Percentage Interest and (B) to all Unitholders holding Common Units or Class B Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Common Unit and Class B Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(iv) Fourth, (A) to the General Partner in accordance with its Percentage Interest and (B) to all Unitholders holding Common Units or Class B Units, Pro Rata, until there has been distributed in respect of each Common Unit and Class B Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

(v) Fifth, (A) to the General Partner in accordance with its Percentage Interest, (B) 13% to the holders of the Incentive Distribution Rights, Pro Rata, and (C) to all Unitholders holding Common Units or Class B Units, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (A) and (B) of this clause (v), until there has been distributed in respect of each Common Unit and Class B Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

(vi) Sixth, (A) to the General Partner in accordance with its Percentage Interest, (B) 23% to the holders of the Incentive Distribution Rights, Pro Rata, and (C) to all Unitholders holding Common Units or Class B Units, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclause (A) and (B) of this clause (vi), until there has been distributed in respect of each Common Unit and Class B Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

(vii) Thereafter, (A) to the General Partner in accordance with its Percentage Interest, (B) 48% to the holders of the Incentive Distribution Rights, Pro Rata, and (C) to all Unitholders holding Common Units or Class B Units, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (A) and (B) of this clause (vii);

provided, however, if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of

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Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Sections 6.4(b)(i) and 6.4(b)(ii), and then Section 6.4(b)(vii).

Section 6.5 Distributions of Available Cash from Capital Surplus.

Available Cash that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3(a) shall, subject to Section 17-607 of the Delaware Act, be distributed, unless the provisions of Section 6.3 require otherwise, (i) first, (A) to the General Partner in accordance with its Percentage Interest and (B) to all Unitholders holding Series A Preferred Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Series A Preferred Unit then Outstanding an amount equal to the Series A Cumulative Distribution Arrearage, and (ii) thereafter, 100% to the General Partner and all Unitholders in accordance with their respective Fully-Diluted Percentage Interests, until a hypothetical holder of a Common Unit acquired on the Closing Date has received with respect to such Common Unit, during the period since the Closing Date through such date, distributions of Available Cash that are deemed to be Capital Surplus in an aggregate amount equal to the Initial Unit Price. Available Cash that is deemed to be Capital Surplus shall then ~~be distributed (A) to the General Partner in accordance with its Percentage Interest and (B) to all Unitholders holding Common Units, Pro Rata, a percentage equal to 100% less the General Partner’s in Percentage Interest, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage. Thereafter, all Available Cash shall~~ be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.4.

Section 6.6 Adjustment of Minimum Quarterly Distribution and Target Distribution Levels.

(a) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution~~,~~ and Third Target Distribution~~, Common Unit Arrearages and Cumulative Common Unit Arrearages~~ shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with Section 5.9. In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the then applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, as the case may be, by a fraction of which the numerator is the Unrecovered Initial Unit Price of the Common Units immediately after giving effect to such distribution and of which the denominator is the Unrecovered Initial Unit Price of the Common Units immediately prior to giving effect to such distribution.

(b) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, shall also be subject to adjustment pursuant to Section 5.11 and Section 6.9.

Section 6.7 Special Provisions Relating to the Holders of ~~Subordinated Units and~~ Class B Units.

~~(a) Except with respect to the right to vote on or approve matters requiring the vote or approval of a percentage of the holders of Outstanding Common Units and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units, the holder of a Subordinated Unit shall have all of the rights and obligations of a Unitholder holding Common Units hereunder; provided, however, that immediately upon the conversion of Subordinated Units into Common Units pursuant to Section 5.7, the Unitholder holding a Subordinated Unit shall possess all of the rights and obligations of a Unitholder holding Common Units hereunder, including the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that such converted Subordinated Units shall remain subject to the provisions of Sections 5.5(c)(ii), 6.1(d)(x)(A), 6.7(b) and 6.7(c).~~

~~(b) A Unitholder shall not be permitted to transfer a Subordinated Unit or a Subordinated Unit that has converted into a Common Unit pursuant to Section 5.7 (other than a transfer to an Affiliate) if the remaining~~

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~~balance in the transferring Unitholder’s Capital Account with respect to the retained Subordinated Units or Retained Converted Subordinated Units would be negative after giving effect to the allocation under Section 5.5(c)(ii)(B).~~

~~(c) The Unitholder holding a Common Unit that has resulted from the conversion of a Subordinated Unit pursuant to Section 5.7 shall not be issued a Common Unit Certificate pursuant to Section 4.1, and shall not be permitted to transfer such Common Unit to a Person that is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that each such Common Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.7(c), the General Partner shall take whatever steps are required to provide economic uniformity to such Common Units in preparation for a transfer of such Common Units, including the application of Sections 5.5(c)(ii) and 6.7(b) and electing to allocate income as provided in Section 6.1(d)(x); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units represented by Common Unit Certificates.~~

(a) ~~(d)~~ Except with respect to the right to vote on or approve matters requiring the vote or approval of a percentage of the holders of Outstanding Common Units and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units, the holders of Class B Units shall have all the rights and obligations of a Unitholder holding Common Units; provided, however, that immediately upon the conversion of Class B Units into Common Units pursuant to Section 5.11, the Unitholders holding a Class B Unit shall possess all the rights and obligations of a Unitholder holding Common Units hereunder, including the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that such converted Class B Units shall remain subject to the provisions of Sections 6.1(d)(x)~~(B)~~ and 6.7(~~e~~b).

(b) ~~(e)~~ The holder or holders of Common Units resulting from the conversion pursuant to Section 5.11(f) of any Class B Units pursuant to Section 5.11 shall not be issued a Common Unit Certificate pursuant to Section 4.1, and shall not be permitted to transfer such Common Units to a Person that is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that each such Common Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.7(~~e~~b), the General Partner may take whatever steps are required to provide economic uniformity to such Common Units, including the application of Section 6.1(d)(x)~~(B)~~; provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units represented by Common Unit Certificates.

Section 6.8 Special Provisions Relating to the Holders of Incentive Distribution Rights.

Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Incentive Distribution Rights (a) shall (i) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Article III and Article VII and (ii) have a Capital Account as a Partner pursuant to Section 5.5 and all other provisions related thereto and (b) shall not (i) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, except as provided by law, (ii) be entitled to any distributions other than as provided in Sections 6.4(~~a)(vii), (viii) and (ix), Sections 6.4(~~b)(v), (vi) and (vii), and Section 12.4 or (iii) be allocated items of income, gain, loss or deduction other than as specified in this Article VI.

Section 6.9 Entity-Level Taxation.

If legislation is enacted or the interpretation of existing language is modified by a governmental taxing authority so that a Group Member is treated as an association taxable as a corporation or is otherwise subject to

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an entity-level tax for federal, state or local income tax purposes, then the General Partner may reduce the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution by the amount of income taxes that are payable by reason of any such new legislation or interpretation (the “Incremental Income Taxes”), or any portion thereof selected by the General Partner, in the manner provided in this Section 6.9. If the General Partner elects to reduce the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution for any Quarter with respect to all or a portion of any Incremental Income Taxes, the General Partner shall estimate for such Quarter the Partnership Group’s aggregate liability (the “Estimated Incremental Quarterly Tax Amount”) for all (or the relevant portion of) such Incremental Income Taxes; provided that any difference between such estimate and the actual tax liability for Incremental Income Taxes (or the relevant portion thereof) for such Quarter may, to the extent determined by the General Partner be taken into account in determining the Estimated Incremental Quarterly Tax Amount with respect to each Quarter in which any such difference can be determined. For each such Quarter, the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, shall be the product obtained by multiplying (a) the amounts therefor that are set out herein prior to the application of this Section 6.9 times (b) the quotient obtained by dividing (i) Available Cash with respect to such Quarter by (ii) the sum of Available Cash with respect to such Quarter and the Estimated Incremental Quarterly Tax Amount for such Quarter, as determined by the General Partner. For purposes of the foregoing, Available Cash with respect to a Quarter will be deemed reduced by the Estimated Incremental Quarterly Tax Amount for that Quarter.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1 Management.

(a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities, and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article XIV);

(iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

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(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi) the distribution of Partnership cash;

(vii) the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii) the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

(ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;

(x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);

(xiii) subject to Section 5.7 and Section 5.12(b)(iv), the purchase, sale or other acquisition or disposition of Partnership Securities, or the issuance of options, rights, warrants, appreciation rights and tracking and phantom interests relating to Partnership Securities;

(xiv) the undertaking of any action in connection with the Partnership’s participation in any Group Member; and

(xv) the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.

(b) Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement and the Group Member Agreement of each other Group Member, ~~the Underwriting Agreement, the Contribution Agreement,~~and any Group Member Agreement and the other agreements described in or filed as exhibits to the Registration Statement and Proxy Statement that are related to the transactions contemplated by the Registration Statement and Proxy Statement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement and Proxy Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV) shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

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Section 7.2 Certificate of Limited Partnership.

The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

Section 7.3 Restrictions on the General Partner’s Authority.

Except as provided in Article XII and Article XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation, other combination or sale of ownership interests of the Partnership’s Subsidiaries) without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a Unit Majority, the General Partner shall not, on behalf of the Partnership, except as permitted under Section 4.6, Section 11.1 and Section 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.

Section 7.4 Reimbursement of the General Partner.

(a) Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.

(b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner to perform services for the Partnership Group or for the General Partner in the discharge of its duties to the Partnership Group), and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner in connection with operating the Partnership Group’s business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

(c) Subject to Section 5.7 and Section 5.12(b)(iv), the General Partner, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase or rights, warrants or appreciation rights or phantom or tracking interests relating to Partnership Securities), or cause the Partnership to issue Partnership Securities in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner, Group Member or any Affiliates in each case for the benefit of employees and directors of the General Partner or any of its Affiliates, in respect of services performed, directly

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or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities that the General Partner or such Affiliates are obligated to provide to any employees and directors pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Securities purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest (represented by General Partner Units) pursuant to Section 4.6.

Section 7.5 Outside Activities.

(a) After the Closing Date, the General Partner, for so long as it is the General Partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member.

(b) Each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty expressed or implied by law or equity to any Group Member or any Partner. None of any Group Member, any Limited Partner or any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement, or the partnership relationship established hereby in any business ventures of any Indemnitee. Notwithstanding anything to the contrary in this Agreement or any duty existing at law, in equity or otherwise, but subject to Section 7.5(c), (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of any fiduciary duty or any other obligation of any type whatsoever of any Indemnitee for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the Indemnitees shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Partnership. Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Indemnitee (including the General Partner). No Indemnitee (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership, shall have any duty to communicate or offer such opportunity to the Partnership, and such Indemnitee (including the General Partner) shall not be liable to the Partnership, to any Limited Partner or any other Person for breach of any fiduciary or other duty by reason of the fact that such Indemnitee (including the General Partner) pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership; provided such Indemnitee does not engage in such business or activity as a result of or using confidential or proprietary information provided by or on behalf of the Partnership to such Indemnitee.

(c) The General Partner and each of its Affiliates may acquire Units or other Partnership Securities ~~in addition to those acquired pursuant to the Contribution Agreement~~ and, except as otherwise provided in this

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Agreement, shall be entitled to exercise, at their option, all rights relating to all Units or other Partnership Securities acquired by them. The term “Affiliates” when used in this Section 7.5(d) with respect to the General Partner shall not include any Group Member.

Section 7.6 Loans from the General Partner; Loans or Contributions from the Partnership or Group Members.

(a) The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees), all as determined by the General Partner. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member.

(b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

(c) No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty, expressed or implied, of the General Partner or its Affiliates to the Partnership or the Limited Partners existing hereunder, or existing at law, in equity or otherwise by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to ~~(i)~~ enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed the General Partner’s Percentage Interest of the total amount distributed to all partners ~~or (ii) hasten the expiration of the Subordination Period or the conversion of any Subordinated Units into Common Units~~.

Section 7.7 Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to the General Partner or its Affiliates (other than a Group Member) with respect to its or their obligations incurred pursuant to the Underwriting Agreement (other than obligations incurred by the General Partner on behalf of the Partnership). Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or

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proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

(c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8 Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, or any other Persons who have acquired interests in the Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

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(b) Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

(d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9 Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a) Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member or any Partner, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates), (iii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval. If Special Approval is sought, then it shall be presumed that, in making its decision, the Conflicts Committee acted in good faith, and if Special Approval is not sought and the Board of Directors of the General Partner determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors of the General Partner acted in good faith, and in either case, in any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of the conflicts of interest described in the Registration Statement or the Proxy Statement are hereby approved by all Partners and shall not constitute a breach of this Agreement.

(b) Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, the General Partner, or such Affiliates causing it to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. In order for a determination or other action to be in “good faith” for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such other action must believe that the determination or other action is in the best interests of the Partnership.

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(c) Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner, and the General Partner, or such Affiliates causing it to do so, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. By way of illustration and not of limitation, whenever the phrase, “at the option of the General Partner,” or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity. For the avoidance of doubt, whenever the General Partner votes or transfers its Partnership Interests, or refrains from voting or transferring its Partnership Interests, it shall be acting in its individual capacity. The General Partner’s organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its members, if the General Partner is a limited liability company, stockholders, if the General Partner is a corporation, or the members or stockholders of the General Partner’s general partner, if the General Partner is a partnership.

(d) Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be at its option.

(e) Except as expressly set forth in this Agreement or required by the Delaware Act, neither the General Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership or any Limited Partner and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee.

(f) The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

Section 7.10 Other Matters Concerning the General Partner.

(a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership or any Group Member.

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Section 7.11 Purchase or Sale of Partnership Securities.

The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities~~; provided that, except as permitted pursuant to Section 4.10 or Section 4.12, the General Partner may not cause any Group Member to purchase Subordinated Units during the Subordination Period~~. Such Partnership Securities shall be held by the Partnership as treasury securities unless they are expressly cancelled by action of an appropriate officer of the General Partner. As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Articles IV and X.

Section 7.12 Registration Rights of the General Partner and its Affiliates.

(a) If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 7.12, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Securities (the “Holder”) to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use commercially reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 7.12(a) and Section 7.12(b); and provided further, however, that if the Conflicts Committee determines in good faith that the requested registration would be materially detrimental to the Partnership and its Partners because such registration would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to postpone such requested registration for a period of not more than six months after receipt of the Holder’s request, such right pursuant to this Section 7.12(a) or Section 7.12(b) not to be utilized more than once in any twelve-month period. In connection with any registration pursuant to the first sentence of this Section 7.12(a), the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration, and (B) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in Section 7.12(d), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(b) If any Holder holds Partnership Securities that it desires to sell and Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such Holder to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use

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commercially reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such shelf registration statement have been sold, a “shelf” registration statement covering the Partnership Securities specified by the Holder on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to Section 7.12(a) and this Section 7.12(b); and provided further, however, that if the Conflicts Committee determines in good faith that any offering under, or the use of any prospectus forming a part of, the shelf registration statement would be materially detrimental to the Partnership and its Partners because such offering or use would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to suspend such offering or use for a period of not more than six months after receipt of the Holder’s request, such right pursuant to Section 7.12(a) or this Section 7.12(b) not to be utilized more than once in any twelve-month period. In connection with any shelf registration pursuant to this Section 7.12(b), the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such shelf registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such shelf registration, and (B) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such shelf registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in Section 7.12(d), all costs and expenses of any such shelf registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(c) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall notify all Holders of such proposal and use all reasonable efforts to include such number or amount of securities held by the Holder in such registration statement as the Holder shall request; provided, that the Partnership is not required to make any effort or take any action to so include the securities of the Holder once the registration statement is declared effective by the Commission or otherwise becomes effective, including any registration statement providing for the offering from time to time of securities pursuant to Rule 415 of the Securities Act. If the proposed offering pursuant to this Section 7.12(c) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder in writing that in their opinion the inclusion of all or some of the Holder’s Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by the Holder that, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 7.12(d), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(d) If underwriters are engaged in connection with any registration referred to in this Section 7.12, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership’s obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims,

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demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(d) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or any free writing prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or any free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(e) The provisions of Section 7.12(a), Section 7.12(b) and Section 7.12(c) shall continue to be applicable with respect to the General Partner (and any of the General Partner’s Affiliates) after it ceases to be a general partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Securities with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period. The provisions of Section 7.12(d) shall continue in effect thereafter.

(f) The rights to cause the Partnership to register Partnership Securities pursuant to this Section 7.12 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Partnership Securities, provided (i) the Partnership is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Partnership Securities with respect to which such registration rights are being assigned; and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Section 7.12.

(g) Any request to register Partnership Securities pursuant to this Section 7.12 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such Partnership Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

Section 7.13 Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with

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or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1 Records and Accounting.

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 8.2 Fiscal Year.

The fiscal year of the Partnership shall be a fiscal year ending December 31.

Section 8.3 Reports.

(a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Partnership’s or the SEC’s website) to each Record Holder of a Unit as of a date selected by the General Partner, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

(b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Partnership’s or the SEC’s website) to each Record Holder of a Unit, as of a date selected by the General Partner, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

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ARTICLE IX

TAX MATTERS

Section 9.1 Tax Returns and Information.

The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and the taxable year or years that it is required by law to adopt, from time to time, as determined by the General Partner. In the event the Partnership is required to use a taxable year other than a year ending on December 31, the General Partner shall use reasonable efforts to change the taxable year of the Partnership to a year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

Section 9.2 Tax Elections.

(a) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(g) without regard to the actual price paid by such transferee.

(b) Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

Section 9.3 Tax Controversies.

Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

Section 9.4 Withholding.

Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code, or established under any foreign law. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

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ARTICLE X

ADMISSION OF PARTNERS

Section 10.1 Admission of Limited Partners.

~~(a) Upon the issuance by the Partnership of Common Units, Subordinated Units and Incentive Distribution Rights to the General Partner, SemGroup Holdings and the Underwriters as described in Article V, the General Partner shall admit such parties to the Partnership as Initial Limited Partners in respect of the Common Units, Subordinated Units or Incentive Distribution Rights issued to them.~~

(a) ~~(b)~~ By acceptance of the transfer of any Limited Partner Interests in accordance with Article IV or the acceptance of any Limited Partner Interests issued pursuant to Article V or pursuant to a merger or consolidation pursuant to Article XIV, and except as provided in Section 4.9 or Section 4.11, each transferee of, or other such Person acquiring, a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when any such transfer, issuance or admission is reflected in the books and records of the Partnership and such Limited Partner becomes the Record Holder of the Limited Partner Interests so transferred, (ii) shall become bound by the terms of this Agreement, (iii) represents that the transferee has the capacity, power and authority to enter into this Agreement, (iv) grants the powers of attorney set forth in this Agreement and (v) makes the consents and waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Limited Partner or Record Holder of a Limited Partner Interest without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest and until such Person is reflected in the books and records of the Partnership as the Record Holder of such Limited Partner Interest. The rights and obligations of a Person who is a Non-citizen Assignee shall be determined in accordance with Section 4.9, and the rights and obligations of a Person who is an Ineligible Assignee shall be determined in accordance with Section 4.11.

(b) ~~(c)~~ The name and mailing address of each Limited Partner shall be listed on the books and records of the Partnership maintained for such purpose by the Partnership or the Transfer Agent. The General Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Limited Partner Interest may be represented by a Certificate, as provided in Section 4.1 hereof.

(c) ~~(d)~~ Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.1(~~b~~a).

Section 10.2 Admission of Successor General Partner.

A successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner Interest (represented by General Partner Units) pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest (represented by General Partner Units) pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

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Section 10.3 Amendment of Agreement and Certificate of Limited Partnership.

To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1 Withdrawal of the General Partner.

(a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”);

(i) The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii) The General Partner transfers all of its rights as General Partner pursuant to Section 4.6;

(iii) The General Partner is removed pursuant to Section 11.2;

(iv) The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v) A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(vi) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 12:00 midnight, Central Time, on June 30, 2017, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners; provided, that prior to the effective date of such withdrawal, the withdrawal is approved by

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Unitholders holding at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or any Group Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed); (ii) at any time after 12:00 midnight, Central Time, on June 30, 2017, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

Section 11.2 Removal of the General Partner.

The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the General Partner and its Affiliates) voting as a single class. Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the outstanding Common Units, Series A Preferred Units and Class B Units, if any, voting as a single class ~~and a majority of the outstanding Subordinated Units (if any Subordinated Units are then Outstanding) voting as a class (including, in each case, Units held by the General Partner and its Affiliates)~~. Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.2. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.

Section 11.3 Interest of Departing General Partner and Successor General Partner.

(a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2, the Departing General Partner shall have the option, exercisable prior to the effective date of the departure of such Departing General Partner, to require its successor to purchase its

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General Partner Interest (represented by General Partner Units) and its general partner interest (or equivalent interest), if any, in the other Group Members and all of its Incentive Distribution Rights (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the departure of such Departing General Partner (or, in the event the business of the Partnership is continued, prior to the date the business of the Partnership is continued), to purchase the Combined Interest for such fair market value of such Combined Interest of the Departing General Partner. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (other than any Group Member) for the benefit of the Partnership or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of the Departing General Partner’s Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing General Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner and other factors it may deem relevant.

(b) If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to Common Units will be characterized as if the Departing General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

(c) If a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner) and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to the product of the (x) quotient obtained by dividing (A) the Fully-Diluted Percentage Interest of the General Partner Interest of the Departing General Partner by (B) a percentage equal to 100% less the Fully-Diluted Percentage Interest of the General Partner Interest of the Departing General Partner and (y) `the Net Agreed Value of the Partnership’s assets on such date. In such event, such successor

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General Partner shall, subject to the following sentence, be entitled to its Percentage Interest of all Partnership allocations and distributions to which the Departing General Partner was entitled. In addition, the successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner’s admission, the successor General Partner’s interest in all Partnership distributions and allocations shall be its Percentage Interest.

~~Section~~	~~11.4 Termination of Subordination Period, Conversion of Subordinated Units and Extinguishment of Cumulative Common Unit Arrearages.~~

~~Notwithstanding any provision of this Agreement, if the General Partner is removed as general partner of the Partnership under circumstances where Cause does not exist and Units held by the General Partner and its Affiliates are not voted in favor of such removal, (i) the Subordination Period will end and all Outstanding Subordinated Units will immediately and automatically convert into Common Units on a one-for-one basis, (ii) all Cumulative Common Unit Arrearages on the Common Units will be extinguished and (iii) the General Partner will have the right to convert its General Partner Interest (represented by General Partner Units) and its Incentive Distribution Rights into Common Units or to receive cash in exchange therefor in accordance with Section 11.3.~~

Section	11.4 ~~Section 11.5~~ Withdrawal of Limited Partners.

No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1 Dissolution.

The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or Section 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

(a) an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3;

(b) an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority;

(c) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

(d) at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.

Section 12.2 Continuation of the Business of the Partnership After Dissolution.

Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a

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successor to such Departing General Partner pursuant to Section 11.1 or Section 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i) the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii) the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement; provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership nor any Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue (to the extent not already so treated or taxed).

Section 12.3 Liquidator.

Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units~~,~~ and Series A Preferred ~~Units and Subordinated~~ Units voting as a single class. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units, Series A Preferred Units~~,~~ and Class B Units (if any)~~, and Subordinated Units~~ voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Outstanding Common Units, Series A Preferred Units~~,~~ and Class B Units (if any)~~, and Subordinated Units~~ voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4 Liquidation.

The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:

(a) The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the

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Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b) Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c) All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed (i) first, (A) to the General Partner in accordance with its Percentage Interest and (B) to all Unitholders holding Series A Preferred Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Series A Preferred Unit then Outstanding an amount equal to the positive value in each such Unitholder’s Capital Account in respect of such Series A Preferred Units and (ii) thereafter, among all the other Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, in each case as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)). Any distribution under this Section 12.4(c) shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence). If in the year property is otherwise to be distributed under this Section 12.4, any Unitholder’s Capital Account in respect of its Series A Preferred Units is less than the aggregate Series A Liquidation Value of such Series A Preferred Units, then notwithstanding anything to the contrary contained in this Agreement, and prior to any other allocation pursuant to this Agreement for such year and prior to any distribution pursuant to the preceding sentences of this Section 12.4(c), items of gross income and gain shall be allocated (A) to the General Partner in accordance with its Percentage Interest and (B) to all Unitholders holding Series A Preferred Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until the Capital Account in respect of each Outstanding Series A Preferred Unit is equal to the Series A Liquidation Value (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). If in the year of such liquidation, dissolution or winding up any such holder’s Capital Account in respect of such Series A Preferred Units is less than the aggregate Series A Liquidation Value of such Series A Preferred Units after the application of the preceding sentence, then to the extent permitted by law and notwithstanding anything to the contrary contained in this Agreement (and prior to any other allocation pursuant to this Agreement for such year and prior to any distribution pursuant to the preceding sentences of this Section 12.4(c)), items of gross income and gain for any preceding taxable period(s) with respect to which IRS Form 1065 Schedule K-1s have not been filed by the Partnership shall be reallocated (A) to the General Partner in accordance with its Percentage Interest and (B) to all Unitholders holding Series A Preferred Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until the Capital Account in respect of each such Outstanding Series A Preferred Unit is equal to the Series A Liquidation Value (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation).

Section 12.5 Cancellation of Certificate of Limited Partnership.

Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

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Section 12.6 Return of Contributions.

The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 12.7 Waiver of Partition.

To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

Section 12.8 Capital Account Restoration.

No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1 Amendments to be Adopted Solely by the General Partner.

Except as set forth in Section 5.12(b), each Partner agrees that the General Partner, without the approval of any Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c) a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

(d) a change that the General Partner determines, (i) does not adversely affect in any material respect the Limited Partners (considered as a whole or any particular class of Partnership Interests as compared to other classes of Partnership Interests), (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.9 or (iv) is required to effect the intent expressed in the Registration Statement or Proxy Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e) a change in the fiscal year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership;

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(f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g) subject to the terms of Section 5.7, an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Partnership Securities pursuant to Section 5.6, including any amendment that the General Partner determines is necessary or appropriate in connection with (i) the adjustments of the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution pursuant to the provisions of Section 5.11, (ii) the implementation of the provisions of Section 5.11 or (iii) any modifications to the Incentive Distribution Rights made in connection with the issuance of Partnership Securities pursuant to Section 5.6, provided that, with respect to this clause (iii), the modifications to the Incentive Distribution Rights and the related issuance of Partnership Securities have received Special Approval;

(h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j) an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

(k) a merger, conveyance or conversion pursuant to Section 14.3(d); or

(l) any other amendments substantially similar to the foregoing.

Section 13.2 Amendment Procedures.

Except as provided in Section 13.1 and Section 13.3, all amendments to this Agreement shall be made in accordance with the requirements contained in this Section 13.2. Amendments to this Agreement may be proposed only by the General Partner; provided, however, that to the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to propose an amendment, to the fullest extent permitted by law shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. A proposed amendment shall be effective upon its approval by the General Partner and the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 13.3 Amendment Requirements.

(a) Notwithstanding the provisions of Section 13.1 and Section 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) required to

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take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

(b) Notwithstanding the provisions of Section 13.1 and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option.

(c) Except as provided in Section 14.3, and without limitation of the General Partner’s authority to adopt amendments to this Agreement without the approval of any Partners as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected, without limiting the effect of Section 5.12(b).

(d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable partnership law of the state under whose laws the Partnership is organized.

(e) Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

Section 13.4 Special Meetings.

All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the time notice of the meeting is given as provided in Section 16.1. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

Section 13.5 Notice of a Meeting.

Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

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Section 13.6 Record Date.

For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals. If the General Partner does not set a Record Date, then (a) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the day next preceding the day on which notice is given, and (b) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 13.11.

Section 13.7 Adjournment.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8 Waiver of Notice; Approval of Meeting.

The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9 Quorum and Voting.

The holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called (including Outstanding Units deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement (including Outstanding Units deemed owned by the General Partner). In the absence of a quorum any meeting of Limited Partners may be adjourned from time to

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time by the affirmative vote of holders of at least a majority of the Outstanding Units entitled to vote at such meeting (including Outstanding Units deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

Section 13.10 Conduct of a Meeting.

The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 13.11 Action Without a Meeting.

If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

Section 13.12 Right to Vote and Related Matters.

(a) Only those Record Holders of the Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

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(b) With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV

MERGER, CONSOLIDATION OR CONVERSION

Section 14.1 Authority.

The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written plan of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XIV.

Section 14.2 Procedure for Merger, Consolidation or Conversion.

(a) Merger, consolidation or conversion of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner, provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger, consolidation or conversion of the Partnership and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner and, in declining to consent to a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation or at equity.

(b) If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(i) name and state of domicile of each of the business entities proposing to merge or consolidate;

(ii) the name and state of domicile of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii) the terms and conditions of the proposed merger or consolidation;

(iv) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner

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interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

(vii) such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.

(c) If the General Partner shall determine to consent to the conversion, the General Partner shall approve the Plan of Conversion, which shall set forth:

(i) the name of the converting entity and the converted entity;

(ii) a statement that the Partnership is continuing its existence in the organizational form of the converted entity;

(iii) a statement as to the type of entity that the converted entity is to be and the state or country under the laws of which the converted entity is to be incorporated, formed or organized;

(iv) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the converted entity;

(v) in an attachment or exhibit, the certificate of limited partnership of the Partnership; and

(vi) in an attachment or exhibit, the certificate of limited partnership, articles of incorporation, or other organizational documents of the converted entity;

(vii) the effective time of the conversion, which may be the date of the filing of the articles of conversion or a later date specified in or determinable in accordance with the Plan of Conversion (provided, that if the effective time of the conversion is to be later than the date of the filing of such articles of conversion, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such articles of conversion and stated therein); and

(viii) such other provisions with respect to the proposed conversion that the General Partner determines to be necessary or appropriate.

Section 14.3 Approval by Limited Partners.

(a) Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement or the Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent.

(b) Except as provided in Section 14.3(d), the Merger Agreement or Plan of Conversion, as the case may be, shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority.

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(c) Except as provided in Section 14.3(d), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger or articles of conversion pursuant to Section 14.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or Plan of Conversion, as the case may be.

(d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger, or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained.

(e) Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another entity if (A) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (B) the merger or consolidation would not result in an amendment to the Partnership Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (C) the Partnership is the Surviving Business Entity in such merger or consolidation, (D) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Partnership after the effective date of the merger or consolidation, and (E) the number of Partnership Securities to be issued by the Partnership in such merger or consolidation do not exceed 20% of the Partnership Securities Outstanding immediately prior to the effective date of such merger or consolidation.

(f) Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.

Section 14.4 Certificate of Merger or Articles of Conversion.

Upon the required approval by the General Partner and the Unitholders of a Merger Agreement or the Plan of Conversion, as the case may be, a certificate of merger or articles of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 14.5 Effect of Merger, Consolidation or Conversion.

(a) At the effective time of the certificate of merger:

(i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

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(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) At the effective time of the articles of conversion:

(i) the Partnership shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;

(ii) all rights, title, and interests to all real estate and other property owned by the Partnership shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;

(iii) all liabilities and obligations of the Partnership shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;

(iv) all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Partnership in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;

(v) a proceeding pending by or against the Partnership or by or against any of Partners in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior partners without any need for substitution of parties; and

(vi) the Partnership Units that are to be converted into partnership interests, shares, evidences of ownership, or other securities in the converted entity as provided in the plan of conversion shall be so converted, and Partners shall be entitled only to the rights provided in the Plan of Conversion.

ARTICLE XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 15.1 Right to Acquire Limited Partner Interests.

(a) Notwithstanding any other provision of this Agreement, if at any time the General Partner and its Affiliates hold more than 80% of the total Limited Partner Interests of any class then Outstanding, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable at its option, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. As used in this Agreement, (i) “Current Market Price” as of any date of any class of Limited Partner Interests means the average of the daily Closing Prices (as hereinafter defined) per Limited Partner Interest of such class for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to such date; (ii) “Closing Price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed

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on the principal National Securities Exchange (other than the Nasdaq Stock Market) on which such Limited Partner Interests are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange (other than the Nasdaq Stock Market), the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the General Partner; and (iii) “Trading Day” means a day on which the principal National Securities Exchange on which such Limited Partner Interests of any class are listed or admitted for trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted for trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

(b) If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Article IV, Article V, Article VI, and Article XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Article IV, Article V, Article VI and Article XII).

(c) At any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.

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ARTICLE XVI

GENERAL PROVISIONS

Section 16.1 Addresses and Notices; Written Communications.

(a) Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

(b) The terms “in writing”, “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

Section 16.2 Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 16.3 Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.4 Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.5 Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

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Section 16.6 Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 16.7 Third-Party Beneficiaries.

Each Partner agrees that any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee.

Section 16.8 Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, pursuant to Section 10.1(a) without execution hereto.

Section 16.9 Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 16.10 Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 16.11 Consent of Partners.

Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

Section 16.12 Facsimile Signatures.

The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Partnership on certificates representing Common Units is expressly permitted by this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

Annex A-92

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:
BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C.

By:
Name:	Alex G. Stallings
Title:	Chief Financial Officer

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner.

BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C.

General Partner, as attorney-in-fact for the Limited Partners pursuant to the Powers of Attorney granted pursuant to Section 2.6.

By:
Name:	Alex G. Stallings
Title:	Chief Financial Officer

EXHIBIT A

to the ~~Third~~Fourth Amended and Restated

Agreement of Limited Partnership of

Blueknight Energy Partners, L.P.

Certificate Evidencing Common Units

Representing Limited Partner Interests in

Blueknight Energy Partners, L.P.

No.	Common Units

In accordance with Section 4.1 of the ~~Third~~Fourth Amended and Restated Agreement of Limited Partnership of Blueknight Energy Partners, L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that (the “Holder”) is the registered owner of Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 6120 South Yale Avenue, Suite 500, Tulsa, Oklahoma 74136. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF BLUEKNIGHT ENERGY PARTNERS, L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF BLUEKNIGHT ENERGY PARTNERS, L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE BLUEKNIGHT ENERGY PARTNERS, L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). BLUEKNIGHT ENERGY PARTNERS, G.P., L.L.C., THE GENERAL PARTNER OF BLUEKNIGHT ENERGY PARTNERS, L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF BLUEKNIGHT ENERGY PARTNERS, L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

DATED:	Blueknight Energy Partners, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.

By:
President and Chief Executive Officer

By:
Secretary

Countersigned and Registered by: American Stock Transfer & Trust Company as Transfer Agent and Registrar

By:
Authorized Signature

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT

TEN ENT -	as tenants by the entireties	__________ Custodian _________
(Cust) (Minor)

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to CD Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS OF

BLUEKNIGHT ENERGY PARTNERS, L.P.

FOR VALUE RECEIVED,                      hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

            Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint              as its attorney-in-fact with full power of substitution to transfer the same on the books of Blueknight Energy Partners, L.P.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

(Signature)
(Signature)

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.

ANNEX B

Investment Banking

May 12, 2011

CONFIDENTIAL

Conflicts Committee of the Board of Directors

Blueknight Energy Partners G.P., L.L.C.

6120 South Yale Avenue, Suite 500

Tulsa, Oklahoma 74136

The Conflicts Committee of the Board of Directors:

Blueknight Energy Partners, L.P. (the “Partnership”) proposes to effect the Unitholder Vote Transactions, including the Unitholder Proposals, and the Phase II Transactions (the Unitholder Vote Transactions together with the Phase II Transactions, the “Transactions”) pursuant to the Global Transaction Agreement dated October 25, 2010, as amended by the First Amendment to the Global Transaction Agreement (the “Amended Agreement”) by and among the Partnership, Blueknight Energy Partners G.P., L.L.C. (the “General Partner”), Blueknight Energy Holding, Inc. and CB-Blueknight, LLC.

In connection with your consideration of the Transactions, you have requested our opinion as to the fairness, in aggregate, from a financial point of view, to the public unaffiliated common unitholders of the Partnership of the Transactions. We have not been requested to analyze, and we have not analyzed, the fairness of any of the individual components of either the Unitholder Vote Transactions or the Phase II Transactions. You have not asked us to express, and we are not expressing, any opinion with respect to any of the other financial or non-financial terms, conditions, determinations or actions with respect to the Transactions.

This opinion does not address any other actions, transactions or business strategies that may be, or might have been, available as an alternative to the Transactions (either the Unitholder Vote Transactions or the Phase II Transactions or any component thereof), including, without limitation, financing the Partnership through alternative transactions or liquidating the Partnership’s assets. This opinion does not address the relative merits or risks of: (i) the Transactions, the draft Amended Agreement, or any other agreements or other matters provided for, or contemplated by, the Amended Agreement; or (ii) the Transactions compared to any other potential alternative transactions, actions or business strategies considered by the General Partner’s Board of Directors. With your consent, our opinion and analysis do not address any liquidation value or liquidation as an alternative transaction. For purposes of all of our analysis, we have assumed that the Partnership remains a going concern. Additionally, we have not been requested to analyze, and we have not analyzed, the fairness of the Transactions to any party other than the Partnership’s public unaffiliated common unitholders.

As part of our investment banking business, we are engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

In conducting our investigation and analyses and in arriving at our opinion herein, we have reviewed such information and have taken into account such financial and economic factors, investment banking procedures and considerations as we have deemed relevant under the circumstances. In that connection, and subject to the various assumptions, qualifications and limitations set forth herein, we have, among other things: (i) reviewed certain internal information, primarily financial in nature, including (a) financial forecasts for the years ending December 31, 2011-2015 reflecting that the Transactions do not occur; (b) financial forecasts for the years

Annex B-1

Conflicts Committee of the Board of Directors Blueknight Energy Partners G.P., L.L.C. May 12, 2011

ending December 31, 2011-2015 reflecting the consummation of the Transactions; (each of (a) and (b), together the “Forecasts”), in each case concerning the business and operations of the Partnership and prepared by the General Partner’s management for purposes of our analysis; (c) the Partnership’s financial statements as of and for the years ended December 31, 2009 and 2010, as included in the Partnership’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 30, 2010 and March 16, 2011, respectively, and (d) the Partnership’s financial statements as of and for the quarterly period ended March 31, 2011 included in the Partnership’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2011 (the financial statements described in (i)(c) and (i)(d) herein are hereafter referred to as the “Financial Statements”) (ii) reviewed certain publicly available information, including, but not limited to, the Partnership’s above referenced reports filed with the SEC and equity analyst research reports covering the Partnership prepared by various investment banking and research firms; (iii) reviewed the draft Amended Agreement dated May 11, 2011 and the Partnership’s Third Amended and Restated Agreement of Limited Partnership as it related to our analysis; (iv) compared the financial position and operating results of the Partnership with those of certain other publicly traded companies we deemed relevant; (v) compared the historical market prices and trading activity of the Partnership’s common units with those of certain other publicly traded companies we deemed relevant; (vi) compared the proposed terms of the Transactions with the terms of certain other transactions we deemed relevant; (vii) considered the present values of the forecasted distributions to the Partnership’s common unitholders reflected in the Forecasts; and (viii) reviewed certain potential pro forma financial effects of the Transactions furnished to us, and prepared by the General Partner’s management. We have held discussions with members of the General Partner’s senior management concerning the Partnership’s historical and current financial condition and operating results, as well as the future prospects of the Partnership. We were not engaged or requested to, and we did not, provide any advice concerning the structure of the Transactions, the specific terms or amounts related to the terms of the Transactions, or any other aspects of the Transactions, or provide any services other than the delivery of this opinion, and we were not involved in assisting the Partnership in obtaining any financing. We have also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant for the preparation of this opinion.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information that was publicly available or provided to us by or on behalf of the Partnership. We have not independently verified any information supplied to us by the Partnership that formed a substantial basis for our opinion. We have not been engaged to independently verify, have not assumed any responsibility to verify, assume no liability for, and express no opinion on, any such information, and we have assumed, without independent verification, that the Partnership is not aware of any information prepared by it or its advisors that might be material to our opinion that has not been provided to us. We have assumed, without independent verification, that: (i) all material assets and liabilities (contingent or otherwise, known or unknown) of the Partnership are as set forth in the Financial Statements; (ii) the Financial Statements present fairly the results of operations, cash flows and financial condition of the Partnership for the periods, and as of the dates, indicated and were prepared in conformity with U.S. generally accepted accounting principles consistently applied; (iii) the Forecasts for the Partnership were reasonably prepared on bases reflecting the best available estimates and good faith judgments of the General Partner’s senior management as to the future performance of the Partnership, and we have relied, without independent verification, upon such Forecasts in the preparation of this opinion, although we express no opinion with respect to the Forecasts or any judgments, estimates, assumptions or basis on which they were based, and we have assumed, without independent verification, that the Forecasts will be realized in the amounts and on the time schedule contemplated; (iv) in all respects material to our analysis, the Transactions will be consummated in accordance with the material terms

Annex B-2

Conflicts Committee of the Board of Directors Blueknight Energy Partners G.P., L.L.C. May 12, 2011

and conditions of the draft Amended Agreement without any further material amendment thereto and without waiver by any party of any of the material conditions to their respective obligations thereunder, including the approval of the amendments to the Third Amended and Restated Agreement of Limited Partnership, the waiver of arrearages and the full subscription to the rights offering; (v) in all respects material to our analysis, the representations and warranties contained in the draft Amended Agreement are true and correct and that each party will perform all of the material covenants and agreements required to be performed by it under such Amended Agreement; (vi) all material corporate, governmental, regulatory or other consents and approvals (contractual or otherwise) required to consummate the Transactions have been, or will be, obtained without the need for any material changes to the material financial terms or conditions of the Transactions or that would otherwise materially affect the Partnership or our analysis; (vii) the consummation of the Transactions will be a tax-free event for federal income tax purposes; and (viii) the Forecasts do not give effect to any litigation currently pending or threatened against the Partnership, except for the tentative understanding with respect to the settlement of class action litigation against the Partnership, as disclosed in the Partnership’s Current Report on Form 8-K filed with the SEC on May 6, 2011. We have relied, without independent verification, as to all legal and tax matters regarding the Transactions on the advice of legal counsel to the Partnership and Conflicts Committee. In conducting our review, we have not undertaken or obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise, known or unknown), the solvency of the Partnership or the liquidation value of the Partnership nor have we made a physical inspection of the properties or facilities of the Partnership. We have not considered any expenses or potential adjustments to the terms relating to the Transactions as part of our analysis. In each case above, we have made the assumptions and taken the actions or inactions described above with your knowledge and consent.

Our opinion necessarily is based upon economic, monetary and market conditions as they exist and can be evaluated on the date hereof, and our opinion does not predict or take into account any changes which may occur, or information which may become available, after the date hereof. Furthermore, we express no opinion as to the price or trading range at which any of the Partnership’s securities (including the Partnership’s common units) will trade following the date hereof or as to the effect of the Transactions on such price or trading range. Such price and trading range may be affected by a number of factors, including but not limited to: (i) dispositions of the common units of the Partnership by unitholders within a short period of time after, or other market effects resulting from, the announcement and/or effective date of the Transactions; (ii) changes in prevailing interest rates and other factors which generally influence the price of securities; (iii) adverse changes in the current capital markets; (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Partnership or in the Partnership’s industries; (v) any necessary actions by, or restrictions of, federal, state or other governmental agencies or regulatory authorities; and (vi) timely completion of the Transactions on terms and conditions that are acceptable to all parties at interest.

Our opinion has been prepared at the request and for the internal and confidential information of the Conflicts Committee of the Board of Directors of the Partnership, and may not be relied upon, used for any other purpose or disclosed to any other party without our prior written consent; provided, however, that this letter may be reproduced in full in the proxy statement to be provided to the Partnership’s unitholders in connection with the Transactions. Any description or reference to us or our opinion in the proxy statement (or any other publicly available document or regulatory filing), however, shall be subject to our prior review and approval. This opinion does not constitute a recommendation to any unitholder of the Partnership as to how any such unitholder should vote with respect to the Transactions or whether any unitholder should participate in the rights offering that is a component of the Phase II Transactions.

Annex B-3

Conflicts Committee of the Board of Directors Blueknight Energy Partners G.P., L.L.C. May 12, 2011

We will receive a fee for rendering this opinion, which fee is not contingent upon the conclusions of our opinion or the consummation of the Transactions. In addition, the Partnership has agreed to reimburse us for our out-of-pocket costs and to indemnify us against certain liabilities that may arise out of our engagement. We will not receive any payment or compensation contingent upon the successful completion of the Transactions. Except for our engagement to render this opinion and our engagement to act as financial advisor to an affiliate of Charlesbank Capital Partners in an unrelated matter, no material relationship between us and the Partnership, any affiliate of the Partnership or any other party to the Transactions is mutually understood to be contemplated in which any compensation is intended to be received. Charlesbank Capital Partners controls fifty percent of the General Partner through CB-Blueknight, LLC.

We are a full service securities firm. As such, in the ordinary course of our business, we may from time to time provide investment banking, advisory, brokerage and other services to clients that may be competitors or suppliers to, or customers or security holders of, the Partnership or that may otherwise participate or be involved in the same or a similar business or industry as the Partnership or may from time to time trade the securities of the Partnership (including the Partnership’s common units) for our own account or the accounts of our customers and, accordingly, may at any time hold long or short positions or effect transactions in such securities. Our firm may also prepare equity analyst research reports from time to time regarding the Partnership.

Our opinion was approved by our firm’s internal fairness committee, none of the members of which were involved in providing financial advisory services on our behalf to the Partnership in connection with the Transactions.

Based upon and subject to the foregoing, including the various assumptions, qualifications and limitations set forth herein, we are of the opinion that, as of the date hereof, the Transactions are fair, in aggregate, from a financial point of view, to the public unaffiliated common unitholders of the Partnership.

Very truly yours,

ROBERT W. BAIRD & CO. INCORPORATED

Annex B-4

ANNEX C

BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C.

FORM OF LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective June 9, 2011)

1.	Purpose of the Plan.

The Blueknight Energy Partners, G.P., L.L.C. Long-Term Incentive Plan (the “Plan”) has been adopted by Blueknight Energy Partners G.P., L.L.C., a Delaware limited liability company (the “Company”), the general partner of Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and is intended to promote the interests of the Partnership and the Company and their Affiliates (as defined below) by providing to employees, consultants, and directors of the Company and its Affiliates who perform services for or on behalf of the Partnership and its subsidiaries incentive compensation awards for superior performance that are based on Units (as defined below). The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and its subsidiaries and to encourage them to devote their best efforts to advancing the business of the Partnership and its subsidiaries.

The Plan is hereby amended and restated as of June 9, 2011 by the Board (as defined below) of the Company to incorporate prior amendments to the Plan and to make certain other changes.

2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means Unit, Restricted Unit, Phantom Unit, Option, Unit Appreciation Right or DER granted under the Plan.

“Award Agreement” means the written agreement or other instrument by which an Award shall be evidenced.

“Board” means the Board of Directors of the Company.

“Cause” means (i) conviction of a Participant by a court of competent jurisdiction of any felony or a crime involving moral turpitude; (ii) a Participant’s willful and intentional failure or willful and intentional refusal to follow reasonable and lawful instructions of the Board; (iii) a Participant’s material breach or default in the performance of his obligations under an Award Agreement or any employment agreement between the Participant and the Company or any Affiliate; or (iv) a Participant’s act of misappropriation, embezzlement, intentional fraud or similar conduct involving the Company or any of its Affiliates.

“Change of Control” means, and shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than CB-Blueknight, LLC, Charlesbank Capital Partners, LLC, Blueknight Energy Holding, Inc., or Vitol Holding B.V. or their respective Affiliates, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership; (ii) the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership; (iii) the sale or other disposition by either the Company or the Partnership of all or

Annex C-1

substantially all of its assets in one or more transactions to any Person other than the Company or an Affiliate of the Company; or (iv) a transaction resulting in a Person other than the Company or an Affiliate of the Company being the general partner of the Partnership. Anything in this definition to the contrary notwithstanding, with respect to any Award which constitutes deferred compensation subject to, and not exempt from, Code Section 409A, no Change of Control shall be deemed to have occurred unless such event constitutes an event specified in Code Section 409A(2)(A)(v) and the Treasury Regulations promulgated thereunder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or, if none, the Board or such committee of the Board, if any, as may be appointed by the Board to administer the Plan.

“Consultant” means an individual, other than an Employee or a Director, providing bona fide services to the Partnership or any of its subsidiaries as a consultant or advisor, as applicable, provided that such individual is a natural person.

“DER” or “Distribution Equivalent Right” means a right to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during a specified period.

“Director” means a member of the Board who is not an Employee.

“Employee” means any employee of the Company or an Affiliate who performs services for the Partnership or its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a Unit means the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“Option” means an option to purchase Units granted under the Plan.

“Participant” means any Employee, Consultant or Director granted an Award under the Plan.

“Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of Blueknight Energy Partners, L.P., as such agreement may be amended from time to time.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Phantom Unit” means a phantom (notional) Unit granted under the Plan which entitles the Participant to receive, in the discretion of the Committee, a Unit or an amount of cash equal to the Fair Market Value of a Unit.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains nontransferable and subject to forfeiture or is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“UAR” of “Unit Appreciation Right” means an Award that, upon exercise, entitles the holder to receive, in cash or Units in the discretion of the Committee, the excess of the Fair Market Value of a Unit on the exercise date over the exercise price established for such Unit Appreciation Right.

“Unit” means a Common Unit as defined in the Partnership Agreement.

Annex C-2

3.	Administration.

(a) General. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award (including but not limited to performance requirements for such Award); (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

(b) Indemnity. No member of the Board or the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 3(c) of this Plan shall be liable for anything done or omitted to be done by him, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.

(c) Delegation. Following the authorization of a pool of Units to be available for Awards, the Board or the Committee may authorize a committee of one or more members of the Board to grant individual Awards from such pool pursuant to such conditions or limitations as the Board or the Committee may establish. The Committee may delegate to the Chief Executive Officer and to other employees of the Company its administrative duties under this Plan (excluding its granting authority) pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan. Any such delegation hereunder shall only be made to the extent permitted by applicable law.

(d) Prohibition on Repricing of Awards. Subject to the provisions of Section 4(c) hereof, the terms of outstanding Award Agreements may not be amended without the approval of the Partnership’s unitholders so as to (i) reduce the exercise price of any outstanding Options or UARs or (ii) cancel any outstanding Options or UARs in exchange for cash or other Awards, or Options or UARs with an exercise price that is less than the exercise price of the original Options or UARs.

4.	Units.

(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered or reserved for delivery or underlying Awards in the aggregate issued under the Plan is 2,600,000 (the “Maximum Unit Limit”). If any Award expires, is canceled, exercised, paid or otherwise terminates without the delivery of Units, then the Units covered by such Award, to the extent of such expiration, cancellation, exercise, payment or termination, shall again be Units with respect to which Awards may be granted. Units that are delivered by a Participant in satisfaction of the exercise or other purchase price of an Award or the tax withholding obligations associated with an Award or are withheld to satisfy the Company’s tax

Annex C-3

withholding obligations are available for delivery pursuant to other Awards. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of Units against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Units are listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Units are available for issuance pursuant to Awards.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, Units already owned by the Company, Units acquired by the Company directly from the Partnership (by new issuance or otherwise) or any other person or any combination of the foregoing.

(c) Adjustments. In the event that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization or liquidation, merger, consolidation, split-up, spin-off, separation, combination, repurchase, acquisition of property or stock, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, (iii) the grant or exercise price with respect to any Award, (iv) the appropriate Fair Market Value and other price determinations for such Awards and (v) any other limitations contained within this Plan or, subject to Section 11, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number. Without limiting the foregoing, in connection with any transaction described in the previous sentence, the Committee may, in its discretion, cancel any Award; provided, however, upon any cancellation of an Option or UAR that has an exercise price less than the Fair Market Value of a Unit as of the date of cancellation or a Phantom Unit or Restricted Unit, the holder shall be paid an amount in Units or cash and/or other property or any combination of cash and/or other property, as determined by the Committee, equal to the difference between the Fair Market Value of a Unit and the exercise price if an Option or UAR or equal to the Fair Market Value of a Unit, if a Phantom Unit or Restricted Unit. For the avoidance of doubt, in the case of an Option or UAR, if the exercise price of the Option or UAR is greater than the Fair Market Value of a Unit, such Option or UAR may be canceled for no consideration.

5.	Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

6.	Awards.

Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(a) Units. The Committee shall have the discretion to determine the Employees, Consultants and Directors to whom Units shall be granted and the number of Units to be granted. All Units granted shall be fully vested upon grant and shall not be subject to forfeiture.

(b) Restricted Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the Restricted Period, the time or conditions under which the Restricted Units may become vested or

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forfeited, and such other terms and conditions as the Committee may establish with respect to such Awards. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the accumulated distributions being paid or forfeited at the same time, as the case may be. Absent such a restriction on the distributions in the Award Agreement, distributions during the Restricted Period shall be paid to the holder of the Restricted Unit without restriction.

(c) Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the time or conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Phantom Units.

(d) Options. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Units to be covered by each Option, whether DERs are granted with respect to such Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option as the Committee shall determine, that are not inconsistent with the provisions of the Plan. The term of an Option may not exceed 10 years. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted, provided such purchase price may not be less than 100% of the Fair Market Value of a Unit as of the date of grant. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a broker-assisted cashless exercise through procedures approved by the Committee, delivery of previously owned Units having a Fair Market Value on the exercise date equal to the relevant exercise, or any combination thereof.

(e) Unit Appreciation Rights. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant and the conditions and limitations applicable to the exercise of the Unit Appreciation Right as the Committee shall determine, that are not inconsistent with the provisions of the Plan. The exercise price per Unit Appreciation Right shall be not less than 100% of its Fair Market Value as of the date of grant. The term of a Unit Appreciation Right may not exceed 10 years.

(f) Distribution Equivalent Rights. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom DERs are granted, whether such DERs are tandem or separate Awards, whether the DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), the vesting restrictions and payment provisions applicable to the Award, and such other provisions or restrictions as determined by the Committee in its discretion all of which shall be specified in the applicable Award Agreement.

7.	Limits on Transfer of Awards.

Each Award shall be exercisable or payable only to the Participant during the Participant’s lifetime, or to the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, to the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

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8.	Securities and Other Restrictions.

(a) All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Notwithstanding anything in the Plan or any Award Agreement to the contrary, this Plan, any Award Agreement, and the obligation of the Company to sell, issue or deliver Units pursuant to an Award shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Units prior to the completion of any registration or qualification of such Units under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary or advisable for the lawful issuance and sale of any Units hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Units as to which such requisite authority shall not have been obtained. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

9.	Change of Control.

Unless specifically provided otherwise in the Award Agreement or as otherwise determined by the Committee, upon the termination of a Participant by the Company without Cause within the one year period following the occurrence of a Change of Control, all outstanding Awards granted to that Participant shall automatically vest or become exercisable in full, as the case may be. In this regard, all Restricted Periods shall terminate.

10.	Amendment, Modification and Termination.

The Board may amend, modify, suspend or terminate this Plan (and the Committee may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the unitholders of the Partnership to the extent unitholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Partnership’s units are listed, including any amendment that expands the types of Awards available under this Plan, materially increases the number of Units available for Awards under this Plan, materially expands the classes of persons eligible for Awards under this Plan, materially extends the term of this Plan, materially changes the method of determining the exercise price of Options or UARs, deletes or limits any provisions of this Plan that prohibit the repricing of Options or UARs, or decreases any minimum vesting requirements for any Stock Award.

11.	Code Section 409A.

(a) Awards made under this Plan are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan

Annex C-6

provision or Award under this Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

(b) Unless the Committee provides otherwise in an Award Agreement, each Phantom Unit (or portion thereof if the Phantom Unit is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee determines that a Phantom Unit is intended to be subject to Code Section 409A, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Code Section 409A.

(c) If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Participant’s separation from service, (2) the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Code Section 409A.

12.	General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, or other property) of any applicable taxes payable at the minimum statutory rate in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained as an Employee, Consultant or Director, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service at any time.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(e) Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on

Annex C-7

which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust or Fund Created. This Plan is unfunded. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Partnership, Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Partnership, Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Partnership, Company or any participating Affiliate.

(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Partnership, Company and its Affiliates shall be relieved of any further liability for payment of such amounts.

(j) Participation by Affiliates. In making Awards to Employees employed by an Affiliate of the Company, the Committee shall be acting on behalf of the Affiliate, and to the extent the Partnership has an obligation to reimburse the Affiliate for compensation paid to Employees for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.

(k) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(l) No Guarantee of Tax Consequences. None of the Board, the Partnership, the Company, any Affiliate nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

(m) Headings. The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.

13.	Term of the Plan.

This Plan, as approved by the Board on June 9, 2011, shall be effective as of such date and shall terminate on, and no Awards may be granted after, the earliest of (i) the date established by the Board or the Committee, (ii) June 9, 2021 (or such earlier anniversary, if any, required by the rules of the exchange on which Units are traded) or (iii) the date Units are no longer available for delivery pursuant to Awards under the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

Notwithstanding the foregoing, the amendment and restatement of this Plan is expressly conditioned upon the approval by the holders of a majority of all limited partner units of the Partnership present, or represented, and entitled to vote at a meeting of the Partnership’s unitholders. If the unitholders of the Partnership should fail to so approve this Plan, the amendment and restatement of this Plan shall not be of any force or effect.

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IN WITNESS WHEREOF, Blueknight Energy Partners G.P., L.L.C. has caused this Plan to be executed by its duly authorized officer, effective as provided herein.

BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C.

By:
Title:
Date:

Annex C-9

Preliminary Form of Proxy Card

BLUEKNIGHT ENERGY PARTNERS, L.P.

SPECIAL MEETING OF UNITHOLDERS

                    , 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C.

The undersigned holder of common units, subordinated units and/or Series A Preferred Units of Blueknight Energy Partners, L.P., a Delaware limited partnership (“BKEP”), hereby acknowledges receipt of the Notice of Special Meeting of Unitholders and Proxy Statement, each dated                     , 2011, and revoking all prior proxies, hereby appoints Duke R. Ligon and Alex G. Stallings (together, the “Proxies”), each with the full power and authority to act as proxy of the undersigned, with full power of substitution, to vote all of the common units, subordinated units and/or Series A Preferred Units which the undersigned may be entitled to vote at the special meeting of unitholders of BKEP to be held on                     2011, at             , local time, at             , and at any adjournment or postponement thereof, on the matters set forth in this form of proxy card and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponement thereof, in accordance with the following instructions:

1.	To consider and vote upon the Partnership Agreement Amendment Proposal (as defined in the Proxy Statement dated , 2011) by which BKEP would amend and restate its partnership agreement.

FOR: ☐	AGAINST: ☐	ABSTAIN: ☐

2.	To consider and vote upon a proposal to approve the LTIP Proposal (as defined in the Proxy Statement dated , 2011) by which the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan will be amended and restated to increase the number of common units issuable under such plan by 1,350,000 common units from 1,250,000 common units to 2,600,000 common units.

FOR: ☐	AGAINST: ☐	ABSTAIN: ☐

3.	To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

FOR: ☐	AGAINST: ☐	ABSTAIN: ☐

This proxy when properly executed will be voted in the manner directed herein by the undersigned unitholder. Proxy cards properly executed and returned without direction will be voted “FOR” each proposal listed above. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

Signature must be that of the unitholder itself, himself or herself. If common units, subordinated units and/or Preferred Units are held jointly, each unitholder named must sign. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If the signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.

Preliminary Form of Proxy Card

Dated:                          , 2011

IMPORTANT: Please insert date.

INDIVIDUAL HOLDER:

Signature – Please write legibly

Signature

Print Name Here

Signature (if held jointly)

Print Name Here

CORPORATE OR PARTNERSHIP HOLDER:

Company Name

By:

Its: